As filed with the Securities and Exchange Commission on September 23, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOME BISTRO, INC.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation or organization)
5960
(Primary Standard Industrial Classification Code Number)
27-1517938
(I.R.S. Employer Identification Number)
4014 CHASE AVENUE, #212 MIAMI BEACH, FL, 33140 (631) 964-1111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Zalmi Duchman 4014 CHASE AVENUE, #212 MIAMI BEACH, FL, 33140 (631) 964-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Roger W. Bivans Baker & McKenzie LLP 1900 N. Pearl Street, Suite 1500 Dallas, Texas 75201 Phone: (214) 978-3095	Arthur Marcus Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Phone: (646)-810-0592

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2022

PRELIMINARY PROSPECTUS

4014 CHASE AVENUE, #212

MIAMI BEACH, FL, 33140

(631) 964-1111

2,500,000 SHARES OF COMMON STOCK

We are offering 2,500,000 shares of common stock, par value $0.001 (the “Common Stock”), of Home Bistro, Inc.

We have applied to list our common stock on The Nasdaq Capital Market under the symbol “HBIS”. If our listing application is not approved, we will not proceed with the offering. Our Common Stock is currently quoted on the OTCPink Marketplace operated by OTC Markets Group Inc. (the “OTCPink”) under the trading symbol “HBIS”. On September 22, 2022, the last reported sale price for our Common Stock on the OTCPink was $0.18.

We anticipate that the public offering price will be between $[●] and $[●] per share. The actual public offering price per share will be determined through negotiations between us and EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters (the “Representative”) at the time of pricing and may be issued at a discount to the current market price of our Common Stock. Factors to be considered will include our historical performance and capital structure, prevailing market conditions and overall assessment of our business. The market price of our Common Stock will be one of several factors to be considered in determining the actual offering price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

On [●], 2022, we effected a 1-for-[●] reverse stock split of our outstanding Common Stock (the “Reverse Stock Split”), with the number of authorized shares of Common Stock reduced ratably. We cannot guarantee that The Nasdaq Stock Market will approve our initial listing application for our Common Stock in connection with the Reverse Stock Split.

The share and per share information in this prospectus reflects the Reverse Stock Split of our outstanding Common Stock and treasury stock.

Investing in our securities involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	See “Underwriting” beginning on page 61 of this prospectus for additional information regarding underwriting compensation.

We have granted a 45-day option to the representative of the underwriters to purchase up to [●] additional shares of Common Stock solely to cover over-allotments, if any.

The underwriters expect to deliver the shares to purchasers on or about                     , 2022.

EF Hutton

division of Benchmark Investments, LLC

The date of this prospectus is                , 2022

i

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are “forward-looking statements” within the meaning of the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our current beliefs, goals and expectations about matters such as our expected financial position and operating results, our business strategy and our financing plans. The forward-looking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events. The forward-looking statements generally can be identified by the use of terms such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “guidance,” “estimate,” “potential,” “outlook,” “target,” “forecast,” “likely” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. We cannot guarantee that our forward-looking statements will turn out to be correct or that our beliefs and goals will not change. Our actual results could be very different from and worse than our expectations for various reasons. You should review carefully all information, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus or under similar headings in any accompanying prospectus supplement. Any forward-looking statements in this prospectus are made only as of the date hereof and, except as may be required by law, we do not have any obligation to publicly update any forward-looking statements contained in this prospectus to reflect subsequent events or circumstances.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters. You should carefully read this prospectus, together with the additional information described under the headings “Where You Can Find More Information.”

Neither we nor the underwriter have authorized anyone to provide you with any information or to make any representations other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriter are making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our shares of Common Stock and the information in any free writing prospectus that we may provide to you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not and the underwriter has not, done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to those jurisdictions.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Notice Regarding Forward-Looking Statements.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been, or will be, filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

All product and company names are trademarks of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Throughout this prospectus, the terms “we,” “us,” “our,” and “our Company” and “the Company” refer to Home Bistro, Inc., a Nevada corporation, and/or its related subsidiaries, as the context may require.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you or that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, especially the information under “Risk Factors” set forth in this prospectus and the information included in any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering. This prospectus contains forward-looking statements, based on current expectations and related to future events and our future financial performance, that involve risks and uncertainties. Our actual results may vary materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, those set forth under “Risk Factors,” as well as other matters described in this prospectus. See “Cautionary Notice Regarding Forward-Looking Statements.”

Except as otherwise indicated, all information in this prospectus assumes no exercise of the Underwriter’s over-allotment option to purchase additional shares of Common Stock from us in this offering and gives effect to the 1-for reverse stock split to occur prior to the effective date of the registration statement on Form S-1 of which this prospectus forms a part.

Business Overview

Home Bistro, Inc. (formerly known as Gratitude Health, Inc.) (the “Company”) was incorporated in the State of Nevada on December 17, 2009. Effective March 23, 2018, the Company changed its name to Gratitude Health, Inc. from Vapir Enterprises Inc. On September 14, 2020, the Company changed its name from Gratitude Health, Inc. to Home Bistro, Inc. The Company is a direct-to-consumer business that creates and distributes ready-made, celebrity chef-inspired gourmet meals, its own private label brand meals and Model Meals, a Whole30 and Paleo approved, ready-to-eat, meal prep service. The Company also markets high quality frozen meats, fish and poultry to consumers under its Colorado Prime and Prime Chop brands. The Company’s primary former operations were in the business of manufacturing, selling, and marketing functional RTD (“Ready to Drink”) beverages sold under the Company’s trademark (the “RTD Business”). The RTD Business was disposed on September 25, 2020.

On April 7, 2020, the Board of Directors of the Company approved the increase of authorized shares of Common Stock from 600,000,000 to 1,000,000,000.

On January 28, 2022, our Board of Directors approved a change in our fiscal year from the twelve months beginning January 1 and ending December 31 to the twelve months beginning November 1 and ending October 31. This change in our fiscal year end resulted in a ten-month transition period from January 1, 2021, to October 31, 2021. On January 31, 2022, we filed a transition report on Form 10-KT for the period from January 1, 2021, to October 31, 2021, with the Securities and Exchange Commission (the “SEC”), which form includes the audited financial statements as of and for the ten-month transition period ended October 31, 2021. All subsequent fiscal years for the Company will be from November 1 to October 31.

The Products and Packaging:

The Company’s meals are freshly prepared and skin-packaged in its facility located in Miami, Florida, and delivered fresh to its customers. Home Bistro meals are ordered on-line and delivered to consumers in containers designed to keep the products fresh during transport. Once delivered, the meals can be heated using a microware cooker or hot water for consumption within minutes and with little to no preparation and minimal cleanup.

In addition to its diverse menu of gourmet meals, the Company has also partnered with the following world-renowned chefs to offer a selection of each chef’s specialty cuisine (the “Celebrity Chef Program”). The Company launched its Celebrity Chef Program with Iron Chef, Cat Cora and has since expanded to TV Host and Best-Selling Cookbook Author Ayesha Curry, “Hungry Fan” celebrity chef, Daina Falk, “Master Chef” Claudia Sandoval, “Top-Chef All-Star” Richard Blais, “Vegan + Sustainable” Chef Priyanka Naik, Celebrity Pastry and Dessert Chef Melanie Moss. The Company plans to continue expanding its celebrity chef program to include gourmet cuisine from other notable celebrity chefs around the world. In doing so, the Company intends to create a virtual food emporium through which it will offer consumers an internationally diversified online selection of fully cooked gourmet meals.

Market Information and the Value Chain and Routes to Market

The online food delivery market is projected to reach $63.02 billion in the United States in 2022 and achieve a cumulative average growth rate of 8.9% through 2027, according to a recent report by market and consumer data company Statista.

Consumers are continually becoming time-starved and convenience-seeking, while others have tired from the impact the pandemic has had on their access to restaurant quality food over the last year. As a result, consumers have aggressively sought out alternatives to cooking at home or ordering take-out.

Meal-Kits vs. Third-Party Delivery vs. Prepared Meals

Business models for meal-kit providers, third-party delivery services and prepared “heat-to-eat” meal companies, differ vastly from one another. Meal-kit companies provide customers pre-portioned, raw ingredients and recipes that require preparation, cooking, and the ensuing clean-up, not to mention that the resulting meal is still subject to the preparer’s ability, or lack thereof, to cook. On average, meals take anywhere from 30-60 minutes for preparation and cooking and another 15 minutes to clean up. In addition, due to the short shelf life of raw materials provided in meal-kits, meal-kit providers experience higher operating and supply chain costs compared to prepared meal providers. Home Bistro’s flash freezing process and packaging serves to extend its product’s shelf life and promotes operational efficiencies.

Third-party online delivery platforms such as Grubhub, Uber Eats and DoorDash offer access to restaurants’ menus via a single online portal. Customers then order directly from the app and cooked meals are delivered typically within 60 minutes by the restaurant, third party delivery service or the app platform itself. During the delivery, cooked meals lose heat, which can decrease the enjoyment of the meal or require reheating.

The prepared, heat-to-eat providers in the meal delivery segment (in which Home Bistro operates) ship fresh or fresh-frozen, fully cooked meals direct-to-consumer. On average, these meals require heating for only three to five minutes using a microwave or sous vide machine. The experience is extremely convenient, requires very little cleanup and delivers a gourmet meal prepared by a professional chef. Consumers can order one meal or several meals, which can be stored and heated when desired.

Production

Until mid-2020, the Company used third-party co-packers to cooks, packages, fulfill and ship its meals to its customers. In June, Home Bistro entered into a lease for commercial kitchen facilities, hired and trained professional chefs and implemented its own fulfillment operations. By managing its own food production and fulfillment, Home Bistro expects to be able to improve its competitive position, while expanding its gross profit and operating margins. It will provide the Company with significantly greater flexibility to create and introduce new menu items, including the expansion of its Celebrity Chef Program, and react to dynamics of a developing marketplace.

Orders for restaurant quality meats and seafood through the Company’s Prime Chop and Colorado Prime brands continue to be processed through a third-party co-packer based in North Carolina who fulfills and ships customer orders.

Listing on The Nasdaq Capital Market and

Our common stock is presently quoted on the OTCPink, one of the OTC Markets Group over-the-counter markets, under the trading symbol “HBIS.” In connection with this offering, we have applied to list our Common Stock on The Nasdaq Capital Market (Nasdaq) under the symbol “HBIS.” If our listing application is approved, our Common Stock will cease to be traded on the OTCPink. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our securities. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements, including but not limited to a reverse split of our outstanding Common Stock. If Nasdaq does not approve the listing of our securities, we will not proceed with this offering. There can be no assurance that our Common Stock will be listed on the Nasdaq.

Reverse Stock Split

We expect to effect the Reverse Stock Split with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion immediately following the effectiveness of the registration statement of which this prospectus forms a part, and the number of authorized shares of Common Stock reduced ratably. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our financial statements and the notes thereto, a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed ratio of 1-for      to occur prior to the effective date of the registration statement on Form S-1 of which this prospectus forms a part.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. Accordingly we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited consolidated financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure and the inclusion of reduced disclosure about our executive compensation arrangements. As a smaller reporting company, we are also exempt from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Going Concern

The Report of our Independent Registered Public Accountant firm issued in connection with our audited consolidated financial statement for the transition period ended October 31, 2021 and year ended December 31, 2020 expresses substantial doubt about our ability to continue as a going concern. The Company had an accumulated deficit of $19,135,664 at October 31, 2021. In order to obtain the necessary capital to sustain operations, management’s plans include, among other things, the possibility of pursuing new equity sales and/or making additional debt borrowings. There can be no assurances, however, that we will be successful in obtaining additional financing, or that such financing will be available on favorable terms, if at all. If we are unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected and we may cease operations.

Corporate Information

Our principal executive offices are located at 4014 Chase Avenue, #212, Miami Beach, Florida 33140, and our telephone number is (631) 964-1111. We maintain a website at https://homebistro.com. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus.

Summary Risk Factors

Participating in this offering involves substantial risk. Our ability to execute our strategy is also subject to certain risks. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under the heading “Risk Factors” in deciding whether to invest in our securities. These risks include, but are not limited to, the following:

Risks Relating to Our Business Generally

●	There is substantial doubt about our ability to continue as a going concern, which could prevent us from successfully implement our business strategy and materially and adversely affect our financial performance and growth.

●	Our business strategy relating to the development, introduction, implementation and/or integration of new businesses, services (including outsourced services), technologies, solutions and new products exposes us to risks such as limited customer and/or market acceptance and additional expenditures that may not result in additional net revenue.

●	We may fail to realize the anticipated benefits and cost savings of the acquisition of Model Meals, which could adversely affect the value of our Common Stock.

●	Changes in macroeconomic conditions may adversely affect our business.

●	Significant additional governmental regulation could impact our operating costs and failure to adhere to such regulatory standards could negatively impact our business.

●	Failure to attract, engage, retain, and integrate key employees and have adequate succession plans in place could have an adverse effect on our ability to manage our business.

●	We are or may become a party to litigation that could potentially force us to pay significant damages and/or harm our reputation.

●	We may be subject to intellectual property rights claims and third parties may infringe on our brands, trademarks and other intellectual property rights, which may have an adverse impact on our business.

●	We rely on third parties to provide us with adequate food supply, freight and fulfillment and Internet and networking services, the loss or disruption of any of which could cause our revenue, earnings or reputation to suffer.

●	The COVID-19 outbreak and other public health threats or outbreaks of communicable diseases could have a material adverse effect on our operations and overall financial performance.

●	Any failure to adequately store, maintain and deliver quality perishable foods could materially adversely affect our business, financial condition and operating results.

●	Even inadvertent, non-negligent or unknowing violations of federal, state or local regulatory requirements could expose us to adverse governmental action and materially adversely affect our business, financial condition and operating results.

●	Our industries are highly competitive. If any of our competitors or a new entrant into the market with significant resources has products similar to ours, our business could be significantly affected.

●	Changes in customer preferences could negatively impact our operating results.

●	The sale of ingested products involves product liability and other risks.

●	Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

Risks Related to an Investment this Offering

●	There is currently a limited public market for our Common Stock, a trading market for our Common Stock may never develop, and our Common Stock prices may be volatile and could decline substantially which could cause the value of an investment in our Common Stock to decline.

●	Our CEO has significant voting power and may take actions that may not be in the best interests of our other stockholders.

●	If we are not able to comply with the applicable continued listing requirements or standards of the Nasdaq Capital Market, Nasdaq could delist our Common Stock.

●	If our Common Stock becomes subject to the “penny stock” rules, it could adversely affect the market price of our Common Stock and increase your transaction costs to sell those shares.

●	Future sales of our Common Stock, or the perception that such sales may occur, may depress our share price, and any additional capital through the sale of equity or convertible securities may dilute your ownership in us.

●	We will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to learning and implementing compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our stockholders.

●	The subscription agreement for the purchase of Common Stock from the Company contains an exclusive forum provision, which will limit investors ability to litigate any issue that arises in connection with the offering anywhere other than the Federal courts in Nevada.

Risks Related to the Internet

●	Our business and our reputation may be materially and adversely affected by a cybersecurity breach or other vulnerability involving our computer systems or those of certain of our third-party service providers.

Risks Related to Our Indebtedness

We have debt which could adversely affect our ability to raise additional capital to fund operations and prevent us from meeting our obligations under outstanding indebtedness.

SUMMARY OF THIS OFFERING

Common stock offered by us	shares of Common Stock, par value $0.001

Estimated public offering price	From $ to $ and the maximum number of securities offered is

Common stock to be outstanding after the offering:	shares. If the underwriter’s over-allotment option is exercised in full, the total number of shares of our Common Stock outstanding immediately after this offering will be .

Overallotment option:	We have granted the underwriters a 45-day option to purchase up to an additional shares of Common Stock to cover over-allotments, if any, at the public offering price less underwriting discounts and commissions.

Use of proceeds:	We expect to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus beginning on page 7 before deciding to invest in our securities.

OTCPink trading symbol:	Our Common Stock is currently quoted on the OTCPink under the trading symbol “HBIS.”

Proposed Nasdaq trading symbol:	We have applied to list our Common Stock on the Nasdaq Capital Market under the symbol “HBIS.” No assurance can be given that our application will be approved.

The number of shares of Common Stock shown above to be outstanding after this offering is based on 44,373,755 shares outstanding as of September 22, 2022, and excludes the following:

●	[●] shares of Common Stock issuable upon the conversion of $500,000 of a convertible bridge note that may be converted into Common Stock at $0.39, upon an event of default, or a discount of 25% to the offering price upon a successful Uplist Offering within 180 days from the date of the convertible bridge notes;

●	[●] shares of Common Stock issuable upon the conversion of $307,927 of certain convertible bridge notes that may be converted, upon an event of default, into Common Stock at the lesser of $0.345 or a discount of 35% to the 5-day volume weighted average price of the Common Stock, or a discount of 25% to the offering price upon a successful Uplist Offering within 180 days from the date of the convertible bridge notes;

●	[●] shares of Common Stock issuable upon the conversion of $258,500 of certain convertible bridge notes that may be converted into Common Stock, after 180 days from issuance of the convertible bridge note, at the per share conversion price of (x) 65% multiplied by (y) the average of the lowest two closing bid prices for the Company’s common stock during the ten trading days prior to conversion;

●	[●] shares of Common Stock issuable upon the conversion of $150,000 of certain convertible bridge notes that may be converted, upon an event of default, into Common Stock at the lesser of $0.135 or a discount of 10% to the 5-day volume weighted average price of the Common Stock, or a discount of 25% to the offering price upon a successful Uplist Offering within 180 days from the date of the convertible bridge notes; and

●	[●] shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $[●] per share.

Prior to the consummation of this offering, but effective immediately following the effectiveness of the registration statement of which this prospectus forms a part, we expect to effect the Reverse Stock Split. No fractional shares of the Company’s Common Stock will be issued as a result of the Reverse Stock Split. [Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.]

Unless otherwise stated, all information in this prospectus assumes:

●	no exercise of the underwriters’ over-allotment option to purchase additional shares; and

●	no exercise of the outstanding convertible notes or warrants described above.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

Risks Relating to Our Business Generally

There is substantial doubt about our ability to continue as a going concern.

We had net losses of $12,802,275 for the ten-month transition period ended October 31, 2021 and $1,241,661 for the twelve month period ended December 31, 2020. The net cash used in operations was $2,771,676 and $273,817 for the ten-month transition period ended October 31, 2021 and twelve month period ended December 31, 2020, respectively. Additionally, we had an accumulated deficit of $19,135,664 at October 31, 2021.

Management cannot provide assurance that we will ultimately achieve sufficient profitable operations or become cash flow positive or raise additional debt and/or equity capital. We believe that our capital resources are not currently adequate to continue operating and maintaining our business strategy for a period of twelve months following the offering. We may seek to raise capital through additional debt and/or equity financings and generate sufficient revenues to fund its operations in the future.

The Report of our Independent Registered Public Accountant firm issued in connection with our audited consolidated financial statement for the transition period ended October 31, 2021 and year ended December 31, 2020 expresses substantial doubt about our ability to continue as a going concern.

Our business strategy relating to the development and introduction of new products and services exposes us to risks such as limited customer and/or market acceptance and additional expenditures that may not result in additional net revenue.

An important component of our business strategy is to focus on new products and services that enable us to provide immediate value to our customers. Customer and/or market acceptance of these new products and services cannot be predicted with certainty, and if we fail to execute properly on this strategy or to adapt this strategy as market conditions evolve, our ability to grow revenue and our results of operations may be adversely affected. If we fail to successfully implement our business strategy, our financial performance and our growth could be materially and adversely affected.

If we fail to successfully implement our business strategy, our financial performance and our growth could be materially and adversely affected.

Our future financial performance and success are dependent in large part upon our ability to implement our business strategy successfully. Implementation of our strategy will require effective management of our operational, financial and human resources and will place significant demands on those resources. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus for more information regarding our business strategy. There are risks involved in pursuing our strategy, including the ability to hire or retain the personnel necessary to manage our strategy effectively.

In addition to the risks set forth above, implementation of our business strategy could be affected by a number of factors beyond our control, such as increased competition, legal developments, government regulation, general economic conditions, increased operating costs or expenses, and changes in industry trends. We may decide to alter or discontinue certain aspects of our business strategy at any time. If we are not able to implement our business strategy successfully, our long-term growth and profitability may be adversely affected. Even if we are able to implement some or all of the initiatives of our business strategy successfully, our operating results may not improve to the extent we anticipate, or at all.

We may fail to realize the anticipated benefits and cost savings of the acquisition of Model Meals, which could adversely affect the value of our Common Stock.

The ultimate success of the acquisition of Model Meals will depend, in part, on our ability to realize the anticipated benefits and cost savings from combining the business of Model Meals and Home Bistro. Our ability to realize these anticipated benefits and cost savings is subject to certain risks including:

●	our ability to successfully combine the business of Model Meals and Home Bistro, including with respect to the integration of our systems and technology;

●	whether the combined businesses will perform as currently expected;

●	the possibility that we paid more for Model Meals than the value we will derive from the acquisition; and

●	the assumption of known and unknown liabilities of Model Meals.

If we are not able to successfully combine the business of Model Meals and Home Bistro within the anticipated time frame, or at all, the anticipated cost savings and other benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected, the combined businesses may not perform as expected, and the value of our Common Stock may be adversely affected.

We cannot provide assurances that Model Meals and Home Bistro can be integrated successfully. It is possible that the integration process could result in the loss of key employees, the disruption of our ongoing businesses or in unexpected integration issues, higher than expected integration costs, and an overall integration process that takes longer than originally anticipated. In addition, at times, the attention of certain members of our management and resources may be focused on completion of the integration and diverted from day-to-day business operations, which may disrupt our ongoing business. We may experience difficulties associated with the implementation and/or integration of new businesses, services (including outsourced services), technologies, solutions, or products.

We may face difficulties, costs, and delays in effectively implementing and/or integrating acquired businesses, services (including outsourced services), technologies, solutions, or products into our business. Implementing internally developed solutions and products, and/or integrating newly acquired businesses, services (including outsourced services), and technologies could be time-consuming and may strain our resources. Consequently, we may not be successful in implementing and/or integrating these new businesses, services, technologies, solutions, or products and may not achieve anticipated revenue and cost benefits.

We may experience difficulties associated with the implementation and/or integration of new businesses, services (including outsourced services), technologies, solutions, or products.

We may face difficulties, costs, and delays in effectively implementing and/or integrating acquired businesses, services (including outsourced services), technologies, solutions, or products into our business. Implementing internally developed solutions and products, and/or integrating newly acquired businesses, services (including outsourced services), and technologies could be time-consuming and may strain our resources. Consequently, we may not be successful in implementing and/or integrating these new businesses, services, technologies, solutions, or products and may not achieve anticipated revenue and cost benefits.

Changes in macroeconomic conditions may adversely affect our business.

Economic difficulties and other macroeconomic conditions could reduce the demand and/or the timing of purchases for certain of our services from customers and potential customers. Recent disruption in the general supply chain could make it difficult to obtain or increase the cost of purchasing ingredients, which would have a negative impact on revenue and margins. In addition, changes in economic conditions could create liquidity and credit constraints. We cannot assure you that we would be able to secure additional financing if needed and, if such funds were available, that the terms and conditions would be acceptable to us.

The continuing effects of the outbreak of the novel coronavirus (“COVID-19”) and its variants have negatively affected the global economy, the United States economy and the global financial markets, and may disrupt our operations and our clients’ and counterparties’ operations, which could have an adverse effect on our business, financial condition and results of operations.

The effects of the outbreak of the novel coronavirus and its variants have negatively affected the global economy, the United States economy and the global financial markets, and may disrupt our operations and our clients’ and counterparties’ operations, which could have an adverse effect on our business, financial condition and results of operations.

The ongoing COVID-19 global and national health emergency has caused significant disruption in the international and United States economies and financial markets. The spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The United States now has the world’s most reported COVID-19 cases, and all 50 states and the District of Columbia have reported cases of individuals infected with COVID-19. All states have declared states of emergency. Similar impacts have been experienced in every country in which we do business. Impacts to our business could be widespread and global, and material impacts may be possible, including the following:

●	Our employees contracting COVID-19;

●	Reductions in our operating effectiveness as our employees work from home or disaster-recovery locations;

●	Unavailability of key personnel necessary to conduct our business activities;

●	Unprecedented volatility in global financial markets;

●	Reductions in revenue across our operating businesses;

●	Closure of our offices or the offices of our clients;

●	De-globalization; and

●	Reduced availability of ingredients due to supply chain disruption could further exacerbate price inflation.

Furthermore, the Company has been following the recommendations of local health authorities to minimize exposure risk for its employees for the past several weeks, including the temporary closures of its offices and having employees work remotely to the extent possible, which has to an extent adversely affected their efficiency. In addition, the cancellation of in-person meetings and conferences has had an adverse impact on the Company’s business and financial condition and has hampered the Company’s ability to meet with customers to promote products, generate revenue and access usual sources of liquidity on reasonable terms, which in turn has negatively impacted the Company’s cash flow and its ability to pay for certain professional services.

The COVID-19 pandemic also has the potential to significantly affect our supply chain, food manufacturers, distribution centers, or logistics and other service providers. Additionally, our service providers and their operations may be disrupted, temporarily closed or experience worker or meat or other food shortages, which could result in additional disruptions or delays in shipments of our products.

We are still assessing our business operations and system supports and the impact COVID-19 may have on our results and financial condition, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sectors in particular. To date, the Company has been able to avoid layoffs and furloughs of employees.

As the situation continues to evolve, the Company will continue to closely monitor market conditions and respond accordingly.

The further spread of the COVID-19 outbreak may materially disrupt banking and other financial activity generally and in the areas in which we operate. This would likely result in a decline in demand for our products and services, which would negatively impact our liquidity position and our business strategies. Any one or more of these developments could have a material adverse effect on our business, operations, consolidated financial condition, and consolidated results of operations.

A failure of our information technology or systems could adversely affect our business.

Our ability to deliver our products and services depends on effectively using information technology. We rely upon our information technology and systems, employees, and third parties for operating and monitoring all major aspects of our business. These technologies and systems and, therefore, our operations could be damaged or interrupted by natural disasters, power loss, network failure, improper operation by our employees, data privacy or security breaches, computer viruses, computer hacking, network penetration or other illegal intrusions or other unexpected events. Any disruption in the operation of our information technology or systems, regardless of the cause, could adversely impact our operations, which may adversely affect our financial condition, results of operations and cash flows.

A cybersecurity incident could result in the loss of confidential data, give rise to remediation and other expenses, expose us to liability under consumer protection laws, common law theories or other laws, subject us to litigation and federal and state governmental inquiries, damage our reputation, and otherwise be disruptive to our business.

The nature of our business involves the receipt, storage and use of personal data about our customers, as well as employees. Additionally, we rely upon third parties that are not directly under our control to store and use portions of that personal data as well. The secure maintenance of this and other confidential information or other proprietary information is critical to our business operations. To protect our information systems from attack, damage and unauthorized use, we have implemented multiple layers of security, including technical safeguards, processes, and our people. Our defenses are monitored and routinely tested internally and by external parties. Despite these efforts, threats from malicious persons and groups, new vulnerabilities, technology failures, and advanced attacks against information systems create risk of cybersecurity incidents. We cannot provide assurance that we or our third-party vendors or other service providers will not be subject to cybersecurity incidents, which may result in unauthorized access by third parties, loss, misappropriation, disclosure or corruption of customer, employee, or our information; or other data subject to privacy laws. Such cybersecurity incidents or delays in responding to or remedying damage caused by such incidents may lead to a disruption in our systems or business, costs to modify, enhance, or remediate our cybersecurity measures, liability under privacy, security and consumer protection laws or litigation under these or other laws, including common law theories, and subject us to enforcement actions, fines, regulatory proceedings or litigation against us, damage to our business reputation, a reduction in participation and sales of our products and services, and legal obligations to notify customers or other affected individuals about an incident, which could cause us to incur substantial costs and negative publicity, any of which could have a material adverse effect on our financial condition and results of operations and harm our business reputation.

As a result, cybersecurity and the continued development and enhancement of our controls, processes and practices remain a priority for us. We may be required to expend significant additional resources in our efforts to modify or enhance our protective measures against evolving threats or to investigate and remediate any cybersecurity vulnerabilities.

Our business is subject to changing privacy and security laws, rules and regulations, including the Payment Card Industry Data Security Standards, the Telephone Consumer Protection Act and other state privacy regulations, which impact our operating costs and for which failure to adhere could negatively impact our business.

Our business is subject to various privacy and data security laws, regulations, and codes of conduct that apply to our various business units (e.g., Payment Card Industry Data Security Standards and Telephone Consumer Protection Act (“TCPA”)). These laws and regulations may be inconsistent across jurisdictions and are subject to evolving and differing (sometimes conflicting) interpretations. While we are using internal and external resources to monitor compliance with and to continue to modify our data processing practices and policies in order to comply with evolving privacy laws, relevant regulatory authorities could determine that our data handling practices fail to address all the requirements of certain new laws, which could subject us to penalties and/or litigation. Government regulators, privacy advocates and class action attorneys are increasingly scrutinizing how companies collect, process, use, store, share and transmit personal data. This increased scrutiny may result in new interpretations of existing laws as well as new laws, regulations, and industry standards concerning privacy, data protection, and information security proposed and enacted in various jurisdictions, thereby further impacting our business. For example, the California Consumer Privacy Act of 2018 (“CCPA”), went into effect on January 1, 2020, and it applies broadly to information that identifies or is associated with any California household or individual, and compliance with the new law requires that we implement several operational changes, including processes to respond to individuals’ data access and deletion requests. Failure to comply with the CCPA may result in attorney general enforcement action and damage to our reputation. The CCPA also provides for civil penalties for violations, as well as a private right of action for data breaches that may increase data breach litigation. We may also be exposed to litigation, regulatory fines, penalties or other sanctions if the personal, confidential or proprietary information of our customers is mishandled or misused by any of our suppliers, counterparties or other third parties, or if such third parties do not have appropriate controls in place to protect such personal, confidential or proprietary information. Additionally, the Federal Trade Commission (“FTC”) and many state attorneys general are interpreting federal and state consumer protection laws to impose standards for the collection, use, dissemination, and security of data. The obligations imposed by the CCPA and other similar laws that may be enacted at the federal and state level may require us to modify our business practices and policies and to incur substantial expenditures in order to comply.

We depend on our management team.

The Company’s future success primarily depends on the efforts of the existing management team, particularly, Zalmi Duchman, our Chief Executive Officer. Loss of the services of Mr. Duchman could materially and adversely affect the Company’s business prospects. We do not carry “key-man” life insurance on the lives of any of our employees or advisors. As sufficient funds become available, the Company intends to hire additional qualified personnel. Significant competition exists for such personnel and, accordingly, our compensation costs may increase significantly. The Company believes it will be able to recruit and retain personnel with the skills required for present needs and future growth but cannot assure it will be successful in those efforts.

In order to be successful, we must attract, engage, retain, and integrate key employees and have adequate succession plans in place, and failure to do so could have an adverse effect on our ability to manage our business.

Our success depends, in large part, on our ability to attract, engage, retain, and integrate qualified executives and other key employees throughout all areas of our business. Identifying, developing internally or hiring externally, training, and retaining highly skilled managerial and other personnel are critical to our future, and competition for experienced employees can be intense. Failure to successfully hire executives and key employees or the loss of any executives and key employees could have a significant impact on our operations. The loss of services of any key personnel, the inability to retain and attract qualified personnel in the future, or delays in hiring may harm our business and results of operations. Further, changes in our management team may be disruptive to our business, and any failure to successfully integrate key newly hired employees could adversely affect our business and results of operations.

We face competition for staffing, which may increase our labor costs and reduce profitability.

We compete with other food and beverage services providers in recruiting qualified management, including executives with the required skills and experience to operate and grow our business, and staff personnel for the day-to-day operations of our business. These challenges may require us to enhance wages and benefits to recruit and retain qualified management and other professionals. Difficulties in attracting and retaining qualified management and other professionals, or in controlling labor costs, could have a material adverse effect on our profitability.

We are or may become a party to litigation that could potentially force us to pay significant damages and/or harm our reputation.

We could be subject to certain legal proceedings, which potentially involve large claims and significant defense costs (see “Legal Proceedings”). These legal proceedings and any other claims that we may face in the future, whether with or without merit, could result in costly litigation, and divert the time, attention, and resources of our management. The coverage limits of our insurance policies may not be adequate to cover all such claims and some claims may not be covered by insurance. Additionally, insurance coverage with respect to some claims against us or our directors and officers may not be available on terms that would be favorable to us, or the cost of such coverage could increase in the future. Further, although we believe that we have conducted our operations in compliance with applicable statutory and contractual requirements and that we have meritorious defenses to outstanding claims, it is possible that resolution of these legal matters could have a material adverse effect on our results of operations. In addition, legal expenses associated with the defense of these matters may be material to our results of operations in a particular financial reporting period.

Third parties may infringe on our brands, trademarks and other intellectual property rights, which may have an adverse impact on our business.

We currently rely on a combination of trademark and other intellectual property laws and confidentiality procedures to establish and protect our proprietary rights, including our brands. If we fail to successfully enforce our intellectual property rights, the value of our brands, services and products could be diminished and our business may suffer. Our precautions may not prevent misappropriation of our intellectual property. Any legal action that we may bring to protect our brands and other intellectual property could be unsuccessful and expensive and could divert management’s attention from other business concerns. In addition, legal standards relating to the validity, enforceability, and scope of protection of intellectual property, especially in Internet-related businesses, are uncertain and evolving. We cannot assure you that these evolving legal standards will sufficiently protect our intellectual property rights in the future.

We may be subject to intellectual property rights claims.

Third parties may make claims against us alleging infringement of their intellectual property rights. Any intellectual property claims, regardless of merit, could be time-consuming and expensive to litigate or settle and could significantly divert management’s attention from other business concerns. In addition, if we were unable to successfully defend against such claims, we may have to pay damages, stop selling the service or product or stop using the software, technology or content found to be in violation of a third party’s rights, seek a license for the infringing service, product, software, technology or content or develop alternative non-infringing services, products, software, technology or content. If we cannot license on reasonable terms, develop alternatives or stop using the service, product, software, technology or content for any infringing aspects of our business, we may be forced to limit our service and product offerings. Any of these results could reduce our revenue and our ability to compete effectively, increase our costs or harm our business.

Damage to our reputation could harm our business, including our competitive position and business prospects.

Our ability to attract and retain customers and employees is impacted by our reputation. Harm to our reputation can arise from various sources, including employee misconduct, cyber security breaches, unethical behavior, litigation or regulatory outcomes, which could, among other consequences, increase the size and number of litigation claims and damages asserted or subject us to enforcement actions, fines and penalties and cause us to incur related costs and expenses.

We rely on third parties to provide us with adequate food supply, freight and fulfillment and Internet and networking services, the loss or disruption of any of which could cause our revenue, earnings or reputation to suffer.

We rely on third-parties to supply all of the food and other products we sell as well as packaging materials. If we are unable to obtain sufficient quantity, quality and variety of food, other products and packaging materials in a timely and low-cost manner from our manufacturers, we will be unable to fulfill our customers’ orders in a timely manner, which may cause us to lose revenue and market share or incur higher costs, as well as damage the value of our brands.

Currently, almost all of our direct-to-consumer customer orders are shipped by one third-party provider and almost all of our orders for retail programs are shipped by another third-party provider. Should these providers be unable to service our needs for even a short duration, our revenue and business could be adversely affected. Additionally, the cost and time associated with replacing these providers on short notice would add to our costs. Any replacement fulfillment provider would also require startup time, which could cause us to lose sales and market share.

Our business also depends on a number of third parties for Internet access and networking, and we have limited control over these third parties. Should our network connections go down, our ability to fulfill orders would be delayed. Further, if our websites or call center become unavailable for a noticeable period of time due to Internet or communication failures, our business could be adversely affected, including harm to our brands and loss of sales.

Therefore, we are dependent on these third parties. The services we require from these parties may be disrupted by a number of factors, including the following:

●	Labor disruptions;

●	Delivery problems;

●	Financial condition or results of operations;

●	Internal inefficiencies;

●	Equipment failure;

●	Severe weather;

●	Fire;

●	Natural or man-made disasters; and

●	With respect to our food suppliers, shortages of ingredients or United States Department of Agriculture (“USDA”) or FDA compliance issues.

Further, if a regional or global health epidemic or pandemic occurs, such as COVID-19, depending upon its location, duration and severity, our business could be severely affected. A regional or global health epidemic or pandemic might also adversely affect our business by disrupting the operations of our call center, creating negative popular sentiment among consumers of delivered food, or by disrupting or delaying our third-party providers’ ability to, among other things (i) supply the products that we sell, as well as packaging materials, (ii) fulfill segment customer orders and (iii) provide internet and networking services.

Our ability to source quality ingredients and other products is critical to our business, and any disruption to our supply or supply chain could materially adversely affect our business.

We depend on frequent deliveries of ingredients and other products from a variety of local, regional, national and international suppliers, and some of our suppliers may depend on a variety of other local, regional, national and international suppliers to fulfill the purchase orders we place with them. The availability of such ingredients and other products at competitive prices depends on many factors beyond our control, including the number and size of farms, ranches and other suppliers that provide crops, livestock and other raw materials that meet our quality and production standards.

We rely on our suppliers, and their supply chains, to meet our quality and production standards and specifications and supply ingredients and other products in a timely and safe manner. We have developed and implemented a series of measures to ensure the safety and quality of our third party-supplied products, including using contract specifications, certificates of identity for some products or ingredients, sample testing by suppliers and sensory based testing. However, no safety and quality measures can eliminate the possibility that suppliers may provide us with defective or out-of-specification products against which regulators may take action or which may subject us to litigation or require a recall. Suppliers may provide us with food that is or may be unsafe, food that is below our quality standards or food that is improperly labeled. In addition to a negative customer experience, we could face possible seizure or recall of our products and the imposition of civil or criminal sanctions if we incorporate a defective or out-of-specification item into one of our deliveries.

Furthermore, there are many factors beyond our control which could cause shortages or interruptions in the supply of our ingredients and other products, including adverse weather, environmental factors, natural disasters, unanticipated demand, labor or distribution problems, changes in law or policy, food safety issues by our suppliers and their supply chains, and the financial health of our suppliers and their supply chains. Production of the agricultural products used in our business may also be materially adversely affected by drought, water scarcity, temperature extremes, scarcity of agricultural labor, changes in government agricultural programs or subsidies, import restrictions, scarcity of suitable agricultural land, crop conditions, crop or animal diseases or crop pests. Failure to take adequate steps to mitigate the likelihood or potential effect of such events, or to effectively manage such events if they occur, may materially adversely affect our business, financial condition and operating results, particularly in circumstances where an ingredient or product is sourced from a single supplier or location.

In addition, unexpected delays in deliveries from suppliers that ship directly to our fulfillment centers or increases in transportation costs (including through increased fuel costs) could materially adversely affect our business, financial condition and operating results. Labor shortages or work stoppages in the transportation industry, long-term disruptions to the national transportation infrastructure, reduction in capacity and industry-specific regulations such as hours-of-service rules that lead to delays or interruptions of deliveries could also materially adversely affect our business, financial condition and operating results.

Changes in food costs and availability could materially adversely affect our business.

The future success of our business depends in part on our ability to anticipate and react to changes in food and supply costs and availability. We are susceptible to increases in food costs as a result of factors beyond our control, such as general economic conditions, market changes, increased competition, general risk of inflation, exchange rate fluctuations, seasonal fluctuations, shortages or interruptions, weather conditions, changes in global climates, global demand, food safety concerns, generalized infectious diseases, changes in law or policy, declines in fertile or arable lands, product recalls and government regulations. In particular, deflation in food prices could reduce the attractiveness of our product offerings relative to competing products and thus impede our ability to maintain or increase overall sales, while food inflation, particularly periods of rapid inflation, could reduce our operating margins as there may be a lag between the time of the price increase and the time at which we are able to increase the price of our product offerings. We generally do not have long-term supply contracts or guaranteed purchase commitments with our food suppliers, and we do not hedge our commodity risks. In limited circumstances, we may enter into strategic purchasing commitment contracts with certain suppliers, but many of these contracts are relatively short in duration and may provide only limited protection from price fluctuations, and the use of these arrangements may limit our ability to benefit from favorable price movements. As a result, we may not be able to anticipate, react to or mitigate against cost fluctuations which could materially adversely affect our business, financial condition and operating results.

Any increase in the prices of the ingredients most critical to our recipes, or scarcity of such ingredients, such as vegetables, poultry, beef, pork and seafood, would adversely affect our operating results. Alternatively, in the event of cost increases or decrease of availability with respect to one or more of our key ingredients, we may choose to temporarily suspend including such ingredients in our recipes, rather than paying the increased cost for the ingredients. Any such changes to our available recipes could materially adversely affect our business, financial condition and operating results.

Any failure to adequately store, maintain and deliver quality perishable foods could materially adversely affect our business, financial condition and operating results.

Our ability to adequately store, maintain and deliver quality perishable foods is critical to our business. We store food products, which are highly perishable, in refrigerated fulfillment centers and ship them to our customers inside boxes that are insulated with thermal or corrugate liners and frozen refrigerants to maintain appropriate temperatures in transit. Keeping our food products at specific temperatures maintains freshness and enhances food safety. In the event of extended power outages, natural disasters or other catastrophic occurrences, failures of the refrigeration systems in our fulfillment centers or third party delivery trucks, failure to use adequate packaging to maintain appropriate temperatures, or other circumstances both within and beyond our control, our inability to store highly perishable inventory at specific temperatures could result in significant product inventory losses as well as increased risk of food-borne illnesses and other food safety risks. Improper handling or storage of food by a customer—without any fault by us—could result in food-borne illnesses, which could nonetheless result in negative publicity and harm to our brand and reputation. Further, we contract with third parties to conduct certain fulfillment processes and operations on our behalf. Any failure by such third party to transport perishable foods within reasonable time could negatively impact the safety, quality and merchantability of our products and the experience of our customers. The occurrence of any of these risks could materially adversely affect our business, financial condition and operating results.

Even inadvertent, non-negligent or unknowing violations of federal, state or local regulatory requirements could expose us to adverse governmental action and materially adversely affect our business, financial condition and operating results.

The Federal Food, Drug, and Cosmetic Act (“FDCA”), which governs the shipment of foods in interstate commerce, generally does not distinguish between intentional and unknowing, non-negligent violations of the law’s requirements. Most state and local laws operate similarly. Consequently, almost any deviation from subjective or objective requirements of the FDCA or state or local law leaves us vulnerable to a variety of civil and criminal penalties. In the future, we may deploy new equipment, update our facilities or occupy new facilities. These activities require us to adjust our operations and regulatory compliance systems to meet rapidly changing conditions. Although we have adopted and implemented systems to prevent the production of unsafe or mislabeled products, any failure of those systems to prevent or anticipate an instance or category of deficiency could result in significant business interruption and financial losses to us. The occurrence of events that are difficult to prevent completely, such as the introduction of pathogenic organisms from the outside environment into our facilities, also may result in the failure of our products to meet legal standards. Under these conditions we could be exposed to civil and criminal regulatory action.

In some instances, we may be responsible or held liable for the activities and compliance of our third party vendors and suppliers, despite limited visibility into their operations. Although we monitor and carefully select our third-party vendors and suppliers, they may fail to adhere to regulatory standards, our safety and quality standards or labor and employment practices, and we may fail to identify deficiencies or violations on a timely basis or at all. In addition, a statute in California called the Transparency in Supply Chains Act of 2010 requires us to audit our suppliers with respect to certain risks related to slavery and human trafficking and to mitigate any such risks in our operations, and any failure to disclose issues or other non-compliance could subject us to action by the California Attorney General.

We cannot assure you that we will always be in full compliance with all applicable laws and regulations or that we will be able to comply with any future laws and regulations. Failure to comply with these laws and regulations could materially adversely affect our business, financial condition and operating results.

Packaging, labeling and advertising requirements are subject to varied interpretation and selective enforcement.

We operate under a novel business model in which we source, process, store and package fully prepared meals and ship them directly to consumers. Most FDA requirements for mandatory food labeling are decades old and were adopted prior to the advent of large-scale, direct-to-consumer food sales and e-commerce platforms. Consequently, we, like our competitors, must make judgments regarding how best to comply with labeling and packaging regulations and industry practices not designed with our specific business model in mind. Government regulators may disagree with these judgments, leaving us open to civil or criminal enforcement action. This could materially adversely affect our business, financial condition and operating results.

We are subject to detailed and complex requirements for how our products may be labeled and advertised, which may also be supplemented by guidance from governmental agencies. Generally speaking, these requirements divide information into mandatory information that we must present to consumers and voluntary information that we may present to consumers. Packaging, labeling, disclosure and advertising regulations may describe what mandatory information must be provided to consumers, where and how that information is to be displayed physically on our materials or elsewhere, the terms, words or phrases in which it must be disclosed, and the penalties for non-compliance.

Voluntary statements made by us or by certain third parties, whether on package labels or labeling, on websites, in print, in radio, on social media channels, or on television, can be subject to FDA regulation, FTC regulation, USDA regulation, state and local regulation, or any combination of the foregoing. These statements may be subject to specific requirements, subjective regulatory evaluation, and legal challenges by plaintiffs. FDA, FTC, USDA and state- and local-level regulations and guidance can be confusing and subject to conflicting interpretations. Guidelines, standards and market practice for, and consumers’ understandings of, certain types of voluntary statements, such as those characterizing the nutritional and other attributes of food products, continue to evolve rapidly, and regulators may attempt to impose civil or criminal penalties against us if they disagree with our approach to using voluntary statements. Furthermore, in recent years the FDA has increased enforcement of its regulations with respect to nutritional, health and other claims related to food products, and plaintiffs have commenced legal actions against a number of companies that market food products positioned as “natural” or “healthy,” asserting false, misleading and deceptive advertising and labeling claims, including claims related to such food being “all natural” or that they lack any genetically modified ingredients. Should we become subject to similar claims or actions, consumers may avoid purchasing products from us or seek alternatives, even if the basis for the claim is unfounded, and the cost of defending against any such claims could be significant. The occurrence of any of the foregoing risks could materially adversely affect our business, financial condition and operating results.

Our industries are highly competitive. If any of our competitors or a new entrant into the market with significant resources has products similar to ours, our business could be significantly affected.

Competition is intense in the meal delivery services industry and the beverage industry and we must remain competitive in the areas of program efficacy, price, taste, customer service and brand recognition. Some of our competitors are significantly larger than we are and have substantially greater resources. Our business could be adversely affected if someone with significant resources decided to imitate our services or products. Any increased competition from new entrants into our segments’ industry or any increased success by existing competition could result in reductions in our sales or prices, or both, which could have an adverse effect on our business and results of operations.

If we do not continue to receive referrals from existing customers, our customer acquisition cost may increase.

We rely on word-of-mouth advertising for a portion of our customers. If our brands suffer or the number of customers acquired through referrals drops due to other circumstances, our costs associated with acquiring new customers and generating revenue will increase, which will, in turn, have an adverse effect on our profitability.

Changes in customer preferences could negatively impact our operating results.

Our programs feature gourmet online meal delivery service selections, which we believe offer convenience and value to our customers. Our continued success depends, to a large degree, upon the continued popularity of our programs versus various other food services. Changes in customer tastes and preferences away from our ready-to-go food, and any failure to provide innovative responses to these changes, may have a materially adverse impact on our business, financial condition, operating results and cash flows.

Our success is also dependent on our food innovation including maintaining a robust array of food items and improving the quality of existing items. If we do not continually expand our food items or provide customers with items that are desirable in taste and quality, our business could be adversely impacted.

The industry in which we operate is subject to governmental regulation that could increase in severity and hurt results of operations.

The industry in which we operate is subject to federal, state and other governmental regulation. Certain federal and state agencies, such as the FTC, regulate and enforce such laws relating to advertising, disclosures to customers, privacy, customer pricing and billing arrangements and other customer protection matters. A determination by a federal or state agency, or a court, that any of our practices do not meet existing or new laws or regulations could result in liability, adverse publicity and restrictions on our business operations.

Other aspects of the industry in which we operate are also subject to government regulation. For example, the manufacturing, labeling and distribution of food products are subject to strict USDA and FDA requirements and food manufacturers are subject to rigorous inspection and other requirements of the USDA and FDA, and companies operating in foreign markets must comply with those countries’ requirements for proper labeling, controls on hygiene, food preparation and other matters. Additionally, remedies available in any potential administrative or regulatory actions may include product recalls and requiring us to refund amounts paid by all affected customers or pay other damages, which could be substantial.

Laws and regulations directly applicable to communications, operations or commerce over the Internet such as those governing intellectual property, privacy, libel and taxation, are becoming more prevalent and some remain unsettled. If we are required to comply with new laws or regulations or new interpretations of existing laws or regulations, or if we are unable to comply with these laws, regulations or interpretations, our business could be adversely affected.

Future laws or regulations, including laws or regulations affecting our marketing and advertising practices, relations with customers, employees, service providers, or our services and products, may have an adverse impact on us.

The sale of ingested products involves product liability and other risks.

Like other distributors of products that are ingested, we face an inherent risk of exposure to product liability claims if the use of our products results in illness or injury. The foods that we resell in the U.S. are subject to laws and regulations, including those administered by the USDA and FDA that establish manufacturing practices and quality standards for food products. Product liability claims could have a material adverse effect on our business as existing insurance coverage may not be adequate. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of our insurance coverage would harm us by adding costs to the business and by diverting the attention of senior management from the operation of our business. We may also be subject to claims that our Home Bistro segment products contain contaminants, are improperly labeled, include inadequate instructions as to use or inadequate warnings covering interactions with other substances. Product liability litigation, even if not meritorious, is very expensive and could also entail adverse publicity for us and adversely affect our results of operations. In addition, the products we distribute, or certain components of those products, may be subject to product recalls or other deficiencies. Any negative publicity associated with these actions would adversely affect our brands and may result in decreased product sales and, as a result, lower revenue, and profits.

Disruptions in our data and information systems could harm our reputation and our ability to run our business.

We rely extensively on data and information systems for our supply chain, order processing, fulfillment operations, financial reporting, human resources and various other operations, processes and transactions. Furthermore, a significant portion of the communications between, and storage of personal data of, our personnel, customers and suppliers depend on information technology. Our data and information systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, security breaches (including breaches of our transaction processing or other systems that could result in the compromise of confidential customer data), catastrophic events, data breaches and usage errors by our employees or third-party service providers. Our data and information technology systems may also fail to perform as we anticipate, and we may encounter difficulties in adapting these systems to changing technologies or expanding them to meet the future needs of our business. If our systems are breached, damaged or cease to function properly, we may have to make significant investments to fix or replace them, suffer interruptions in our operations, incur liability to our customers and others or face costly litigation, and our reputation with our customers may be harmed. We also rely on third parties for a majority of our data and information systems, including for third party hosting and payment processing. If these facilities fail, or if they suffer a security breach or interruption or degradation of service, a significant amount of our data could be lost or compromised and our ability to operate our business and deliver our product offerings could be materially impaired. In addition, various third parties, such as our suppliers and payment processors, also rely heavily on information technology systems, and any failure of these systems could also cause loss of sales, transactional or other data and significant interruptions to our business. Any material interruption in the data and information technology systems we rely on, including the data or information technology systems of third parties, could materially adversely affect our business, financial condition and operating results.

Our business is subject to data security risks, including security breaches.

We, or our third-party vendors on our behalf, collect, process, store and transmit substantial amounts of information, including information about our customers. We take steps to protect the security and integrity of the information we collect, process, store or transmit, but there is no guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite such efforts. Security breaches, computer malware, computer hacking attacks and other compromises of information security measures have become more prevalent in the business world and may occur on our systems or those of our vendors in the future. Large Internet companies and websites have from time to time disclosed sophisticated and targeted attacks on portions of their websites, and an increasing number have reported such attacks resulting in breaches of their information security. We and our third-party vendors are at risk of suffering from similar attacks and breaches. Although we take steps to maintain confidential and proprietary information on our information systems, these measures and technology may not adequately prevent security breaches and we rely on our third-party vendors to take appropriate measures to protect the security and integrity of the information on those information systems. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks. In addition, a party who is able to illicitly obtain a customer’s identification and password credentials may be able to access the customer’s account and certain account data.

Any actual or suspected security breach or other compromise of our security measures or those of our third party vendors, whether as a result of hacking efforts, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering or otherwise, could harm our reputation and business, damage our brand and make it harder to retain existing customers or acquire new ones, require us to expend significant capital and other resources to address the breach, and result in a violation of applicable laws, regulations or other legal obligations. Our insurance policies may not be adequate to reimburse us for direct losses caused by any such security breach or indirect losses due to resulting customer attrition.

We rely on email and other messaging services to connect with our existing and potential customers. Our customers may be targeted by parties using fraudulent spoofing and phishing emails to misappropriate passwords, payment information or other personal information or to introduce viruses through Trojan horse programs or otherwise through our customers’ computers, smartphones, tablets or other devices. Despite our efforts to mitigate the effectiveness of such malicious email campaigns through product improvements, spoofing and phishing may damage our brand and increase our costs. Any of these events or circumstances could materially adversely affect our business, financial condition and operating results.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

As a public company, we are required to comply with the rules of the SEC implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which requires management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. We are required to disclose changes made in our internal controls and procedures on a quarterly basis and to make annual assessments of our internal control over financial reporting pursuant to Section 404. As an emerging growth company, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm, and management, may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

To comply with the requirements of being a public company, we have undertaken various actions, and may need to take additional actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. Testing and maintaining internal control can divert our management’s attention from other matters that are important to the operation of our business. Additionally, when evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we identify any material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be materially adversely affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

Risks Related to an Investment this Offering

An active trading market for our Common Stock may not develop and the market price of our Common Stock could be volatile.

Our Common Stock is currently quoted on the OTCPink, one of the OTC Markets Group over-the-counter markets. We have applied to list our Common Stock on The Nasdaq Capital Market under the symbol “HBIS.” No assurance can be given that our application will be approved or that, if approved, an active trading market for our Common Stock will develop or be maintained. If our Common Stock is not approved for listing on The Nasdaq Capital Market, we will not complete this offering. Even if our Common Stock is approved for listing on The Nasdaq Capital Market, an active trading market for our Common Stock may not develop or be sustained. In the absence of an active trading market for our Common Stock, the ability of our stockholders to sell their Common Stock could be limited.

The trading market for our Common Stock in the future could be subject to wide fluctuations in response to several factors, including, but not limited to:

●	actual or anticipated variations in our results of operations;

●	our ability or inability to generate revenues or profit;

●	the number of shares in our public float; and·

●	increased competition.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our Common Stock

Our CEO has significant voting power and may take actions that may not be in the best interests of our other stockholders.

Stockholders have limited ability to exercise control over the Company’s daily business affairs and implement changes in its policies because management beneficially owns a majority of the current shares of Common Stock. As of September 6, 2022, the Company’s Chief Executive Officer, Mr. Zalmi Duchman beneficially owns approximately 19.7% of the outstanding Common Stock. (See “Security Ownership of Management & Certain Security Holders”). As directors and officers of the Company, the Company’s management team has a fiduciary duty to the Company and must act in good faith in the manner it reasonably believes to be in the best interest of its stockholders. As stockholders, the management team is entitled to vote its shares in its own interest, which may not always be in the best interest of the stockholders.

If we are not able to comply with the applicable continued listing requirements or standards of the Nasdaq Capital Market, Nasdaq could delist our Common Stock.

 We have applied to have our Common Stock listed on The Nasdaq Capital Market under the symbol “HBIS.” Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in the Nasdaq Listing Standards, we cannot assure you that our Common Stock will be, or will continue to be, listed on The Nasdaq Capital Market in the future. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. We may not be able to comply with the applicable listing standards and Nasdaq could delist our Common Stock as a result.

We cannot assure you that our Common Stock, if delisted from The Nasdaq Capital Market, will be listed on another national securities exchange. If our Common Stock is delisted by The Nasdaq Capital Market, our Common Stock would likely trade on the OTCQB where an investor may find it more difficult to sell our Common Stock or obtain accurate quotations as to the market value of our Common Stock.

If our Common Stock becomes subject to the “penny stock” rules, it could adversely affect the market price of our Common Stock and increase your transaction costs to sell those shares.

The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. If the price if our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires that a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

Our Common Stock prices may be volatile which could cause the value of an investment in our Common Stock to decline.

The market price of our Common Stock may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates and market conditions in general could have a significant impact on the future market price of our Common Stock. The public price of our Common Stock may be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

●	the number of shares of our Common Stock publicly owned and available for trading;

●	actual or anticipated quarterly variations in our results of operations or those of our competitors;

●	our actual or anticipated operating performance and the operating performance of similar companies in our industry;

●	our announcements or our competitors’ announcements regarding, significant contracts, acquisitions, or strategic investments;

●	general economic conditions and their impact on the food and beverage markets;

●	the overall performance of the equity markets;

●	threatened or actual litigation;

●	changes in laws or regulations relating to our industry;

●	any major change in our board of directors or management;

●	publication of research reports about us or our industry or changes in recommendations or withdrawal of research coverage by securities analysts; and

●	sales or expected sales of shares of our Common Stock by us, and our officers, directors, and significant stockholders.

In addition, the stock market in general has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of those companies. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results, and financial condition.

Because we are a “smaller reporting company,” we will not be required to comply with certain disclosure requirements that are applicable to other public companies, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

We are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As a smaller reporting company, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to:

●	Reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

●	Not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and

●	Reduced disclosure obligations for our annual and quarterly reports, proxy statements and registration statements.

We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million plus we have any public common equity float or public float of more than $700 million. We also would not be eligible for status as smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We do not expect to pay any cash dividends to the holders of the Common Stock in the foreseeable future and the availability and timing of future cash dividends, if any, is uncertain.

We expect to use cash flow from future operations to support the growth of our business and do not expect to declare or pay any cash dividends on our Common Stock in the foreseeable future. Our board of directors will determine the amount and timing of stockholder dividends, if any, that we may pay in future periods. In making this determination, our directors will consider all relevant factors, including the amount of cash available for dividends, capital expenditures, covenants, prohibitions or limitations with respect to dividends, applicable law, general operational requirements and other variables. We cannot predict the amount or timing of any future dividends you may receive, and if we do commence the payment of dividends, we may be unable to pay, maintain or increase dividends over time. Therefore, you may not be able to realize any return on your investment in our Common Stock for an extended period of time, if at all.

Future sales of our Common Stock, or the perception that such sales may occur, may depress our share price, and any additional capital through the sale of equity or convertible securities may dilute your ownership in us.

We may in the future issue our previously authorized and unissued securities. We are authorized to issue 1,000,000,000 shares of Common Stock and 20,000,000 shares of preferred stock with such designations, preferences and rights as determined by our board of directors. The potential issuance of such additional shares of Common Stock will result in the dilution of the ownership interests of the holders of our Common Stock and may create downward pressure on the trading price, if any, of our Common Stock.

The exercise, conversion or exchange of convertible securities, including for other securities, will dilute the percentage ownership of our stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert such securities at a time when we would be able to obtain additional equity capital on terms more favorable than such securities or when our Common Stock is trading at a price higher than the exercise or conversion price of the securities. The exercise or conversion of outstanding securities will have a dilutive effect on the securities held by our stockholders. We have in the past, and may in the future, exchange outstanding securities for other securities on terms that are dilutive to the securities held by other stockholders not participating in such exchange.

We may issue preferred stock whose terms could adversely affect the voting power or value of our Common Stock.

Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations, and relative rights, including preferences over our Common Stock with respect to dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our Common Stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events, or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might grant to holders of preferred stock could affect the value of the Common Stock.

We will continue to incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC, impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly, particularly after we are no longer a smaller reporting company. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance.

Pursuant to Section 404, we will be required to furnish a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

We will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our stockholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as a public reporting company, will be costly because external third-party consultant(s), attorneys, or other firms may have to assist us in following the applicable rules and regulations for each filing on behalf of the Company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and directors have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as a public reporting company in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Many of our officers and directors lack significant experience in, and with, the reporting and disclosure obligations of publicly traded companies in the United States.

Many of our officers and directors lack significant experience in, and with the reporting and disclosure obligations of publicly-traded companies, and with serving as an officer and or director of a publicly traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and director’s ultimate lack of experience in our industry and with publicly traded companies and their reporting requirements in general.

The subscription agreement for the purchase of Common Stock from the Company contains an exclusive forum provision, which will limit investors’ ability to litigate any issue that arises in connection with the offering anywhere other than the Federal courts in Nevada.

The subscription agreement states that it shall be governed by the local law of the State of Nevada and the United States, and the parties consent to the exclusive forum of the Federal courts in Nevada for any action deriving from the subscription agreement itself or under the Securities Act of 133 or the Securities Exchange Act of 1934. They will not have the benefit of bringing a lawsuit in a more favorable jurisdiction or under more favorable law than the local law of the State of Nevada for matters not addressed by the Securities Act or the Securities Exchange Act. Moreover, we cannot provide any certainty as to whether a court would enforce such a provision. In addition, you cannot waive compliance with the federal securities laws and the rules and regulations thereunder as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The combination of both potentially unfavorable forum and the lack of certainty regarding enforceability poses a risk regarding litigation related to the subscription to this Offering and should be considered by each investor before signing the subscription agreement.

Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales and distribution of our potential products.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage inventory, ship products, manage sales and marketing activities and maintain efficient operations through our telephone and proprietary management information system. A significant disruption in our telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

Online security breaches could harm our business.

The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in our website. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud, or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party that is able to circumvent our security systems could steal proprietary information or cause interruptions in our operations. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Government regulation and legal uncertainties relating to the Internet and online commerce could negatively impact our business operations.

Online commerce is rapidly changing, and federal and state regulation relating to the Internet and online commerce is evolving. The U.S. Congress has enacted Internet laws regarding online privacy, copyrights and taxation. Due to the increasing popularity of the Internet, it is possible that additional laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. The adoption or modification of laws or regulations applicable to the Internet could harm our business operations.

Changing technology could adversely affect the operation of our website.

The Internet, online commerce and online advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer preferences. Our future success will depend on our ability to adapt to rapidly changing technologies and address its customers’ changing preferences. However, we may experience difficulties that delay or prevent us from being able to do so.

Risks Related to our Indebtedness

We have debt which could adversely affect our ability to raise additional capital to fund operations and prevent us from meeting our obligations under outstanding indebtedness.

As of October 31, 2021, our total indebtedness was $3,273,966, including total net convertible debt of $580,810, net of $510,438 discount, total advances payable of $101,945 and total notes payable of $306,900. As of October 31, 2021, $2,690,855 and $583,111 of such debt is classified as current and long-term debt, respectively. This debt could have important consequences, including the following: (i) a substantial portion of our cash flow from operations may be dedicated to the payment of principal and interest on indebtedness, thereby reducing the funds available for operations, future business opportunities and capital expenditures; (ii) our ability to obtain additional financing for working capital, debt service requirements and general corporate purposes in the future may be limited; (iii) we may face a competitive disadvantage to lesser leveraged competitors; (iv) our debt service requirements could make it more difficult to satisfy other financial obligations; and (v) we may be vulnerable in a downturn in general economic conditions or in our business and we may be unable to carry out activities that are important to our growth.

Our ability to make scheduled payments of the principal of, or to pay interest on, or to refinance our indebtedness depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond management’s control. If we are unable to generate sufficient cash flow to service our debt or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, which could impair our liquidity. Any refinancing of indebtedness, if available at all, could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations. Despite our significant amount of indebtedness, we may need to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial debt.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares that we are offering will be approximately $      (or approximately $     if the underwriter exercises its option to purchase additional shares of Common Stock from us in full), based on an assumed public offering price of $      per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses.

Each $1.00 increase or decrease in the assumed public offering price of $     per share would increase or decrease our net proceeds from this offering by approximately $     , assuming that the number of shares offered by us remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase or decrease of 1,000,000 in the number of shares offered by us would increase or decrease our net proceeds from this offering by approximately $     , assuming no change in the assumed public offering price per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for working capital and general corporate purposes.

Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board, subject to compliance with covenants in current and future agreements governing our indebtedness, and will depend upon our results of operations, financial condition, capital requirements and other factors that the Board deems relevant.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of July 31, 2022. Such information is set forth on the following bases:

●	actual basis; and

●	on an as adjusted basis to give effect to the to the 1-for- Reverse Stock Split and the sale by us of [●] shares of Common Stock in this offering at an assumed public offering price of $[●] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses.

The information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus. The share and per share information in the following table does not reflect the proposed Reverse Stock Split of the outstanding Common Stock that is expected to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part.

	Actual (unaudited)		As Adjusted (unaudited)
Cash and marketable securities	$		$
Total liabilities
Stockholders’ Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized:		-		-
Common stock, $0.001 par value; 1,000,000,000 shares authorized; 42,740,581 issued and outstanding as of July 31, 2022
Additional paid in capital
Deferred Compensation
Accumulated deficit
Total Stockholders’ Equity
Total Capitalization	$			$-

Each $1.00 increase or decrease in the assumed public offering price of $     per share would increase or decrease, as applicable, our cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $     , assuming that the number of shares offered by us remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each increase or decrease of 1,000,000 shares to the shares offered by us in the offering would increase or decrease the amount of our cash and total stockholders’ equity by approximately $      assuming a public offering price of $      per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

DILUTION

If you invest in our securities, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share you pay in this offering and the as adjusted net tangible book value per share of Common Stock immediately following this offering.

Net tangible book value per common share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. Our net tangible book value as of July 31, 2022 was approximately $[●] per share of Common Stock, based upon 42,740,581 shares of Common Stock outstanding.

Our pro forma net tangible book value as of July 31, 2022 was approximately $[●] per share of Common Stock. Pro forma net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of our Common Stock outstanding, as of July 31, 2022.

After giving effect to the sale of shares of Common Stock in this offering, at the estimated offering price of $              per share, which is the midpoint of our bona fide estimated price range of $                to $                , and after deducting the underwriting discount and commission and our estimated offering expenses, our as adjusted net tangible book value as of July 31, 2022 would have been $                or $                per share. This represents an immediate increase in net tangible book value (deficit) of $           per share to existing stockholders and an immediate dilution of $           per share to new investors purchasing shares in the offering. If the public offering price is higher or lower than the estimated public offering price, the dilution to new investors will be greater or lower, respectively.

The following table illustrates this per share dilution:

Estimated public offering price per share		$
Net tangible book value per share	$
Pro forma net tangible book value per share as of July 31, 2022
Increase in net tangible book value per share attributable to new investors
Pro forma net tangible book value per share after this offering
Dilution in net tangible book value per share to new investors		$

If the underwriter’s overallotment option is exercised in full, the pro forma as adjusted net tangible book value following the offering will be $                           per share, and the dilution to new investors in the offering will be $              per share.

A $[●] increase (decrease) in the estimated public offering price of $              per share would result in an incremental increase (decrease) in our pro forma as adjusted net tangible book value of approximately $           million or approximately $             per share, and would result in an incremental increase (decrease) in the dilution to new investors of approximately $           per share, assuming that the number of shares of our Common Stock sold by us in this offering remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares of Common Stock we are offering in this offering. An increase (decrease) of [●] shares in the estimated number of shares of Common Stock sold by us in this offering would result in an incremental increase (decrease) in our as adjusted net tangible book value of approximately $           million, or approximately $              per share, and would result in an incremental increase (decrease) in the dilution to new investors of $           per share, assuming that the estimated public offering price of the Common Stock remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The information above is based on 44,373,755 outstanding shares of Common Stock as of September 22, 2022, and excludes:

●	[●] shares of Common Stock issuable upon the conversion of $[●] of various convertible notes payable that convert at a range between $[●] and $[●];

●	[●] shares of Common Stock issuable upon the conversion of $500,000 of a convertible bridge note that may be converted into Common Stock at $0.39, upon an event of default, or a discount of 25% to the offering price upon a successful Uplist Offering within 180 days from the date of the convertible bridge notes;

●	[●] shares of Common Stock issuable upon the conversion of $307,927 of certain convertible bridge notes that may be converted, upon an event of default, into Common Stock at the lesser of $0.345 or a discount of 35% to the 5-day volume weighted average price of the Common Stock, or a discount of 25% to the offering price upon a successful Uplist Offering within 180 days from the date of the convertible bridge notes;

●	[●] shares of Common Stock issuable upon the conversion of $258,500 of certain convertible bridge notes that may be converted into Common Stock, after 180 days from the issuance of the convertible bridge note, at the per share conversion price of (x) 65% multiplied by (y) the average of the lowest two closing bid prices for the Company’s common stock during the ten trading days prior to conversion;

●	[●] shares of Common Stock issuable upon the conversion of $150,000 of certain convertible bridge notes that may be converted, upon an event of default, into Common Stock at the lesser of $0.135 or a discount of 10% to the 5-day volume weighted average price of the Common Stock or a discount of 25% to the offering price upon a successful Uplist Offering within 180 days from the date of the convertible bridge notes; and

●	[●] shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $[●] per share.

Prior to the consummation of this offering, we expect to effect the proposed Reverse Stock Split. No fractional shares of the Company’s Common Stock will be issued as a result of the Reverse Stock Split. [Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.]

Unless otherwise stated, all information in this prospectus assumes:

●	no exercise of the underwriters’ over-allotment option to purchase additional shares; and

●	no exercise of the outstanding convertible notes or warrants described above.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock is currently approved for quotation on the OTCPink maintained by the Financial Industry Regulatory Authority, Inc. under the symbol “HBIS”. The table below sets forth the high and low closing price per share of our common stock for each quarter during the fiscal year beginning November 1, 2021, transition period ended October 31, 2021 and year ended December 31, 2020. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High	Low
Fiscal Year 2022
First Quarter ended January 31, 2022	$1.40	$0.76
Second Quarter ended April 30, 2022	$1.18	$0.23
Third Quarter ended July 31, 2022	$0.65	$0.13

Transition Period 2021
First Quarter ended March 31, 2021	$2.00	$0.35
Second Quarter ended June 30, 2021	$1.20	$0.56
Third Quarter ended September 30, 2021	$1.98	$0.75
Fourth Quarter Ended October 31, 2021 (one month)	$1.58	$1.15

Fiscal Year 2020
First Quarter ended March 31, 2020	$0.88	$0.19
Second Quarter ended June 30, 2020	$6.01	$0.20
Third Quarter ended September 30, 2020	$3.00	$0.77
Fourth Quarter Ended December 31, 2020	$1.52	$0.76

Holders of Common Stock

As of August 30, 2022, there were approximately 2,613 record holders of our Common Stock. The number of record holders does not include beneficial owners of Common Stock whose shares are held in the names of banks, brokers, nominees, or other fiduciaries.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except for the historical information, the following discussion contains forward-looking statements that are subject to risks and uncertainties. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Our actual results or actions may differ materially from these forward-looking statements for many reasons. Our discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes and with the understanding that our actual future results may be materially different from what we currently expect. See “CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION” above. As used herein, the terms “we,” “us,” “our” and the “Company” refers to Home Bistro, Inc., a Nevada corporation, and its subsidiaries unless otherwise stated.

Overview

The Company was incorporated in the State of Nevada on December 17, 2009. Effective March 23, 2018, the Company changed its name to Gratitude Health, Inc. from Vapir Enterprises Inc. Effective September 14, 2019, the Company changed its name to Home Bistro, Inc. from Gratitude Health, Inc.

On April 20, 2020, the Company, Fresh Market Merger Sub, Inc., a Delaware corporation and a newly created wholly-owned subsidiary of the Company (“Merger Sub”), and Home Bistro, Inc., a privately-held Delaware corporation engaged in the food preparation and home-delivery business (presently known as Home Bistro Holdings, Inc., a Nevada corporation) (“Home Bistro Holdings”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub agreed to merge with and into Home Bistro Holdings, with Home Bistro Holdings becoming a wholly-owned subsidiary of the Company and the surviving corporation in the merger (the “Merger”). Pursuant to the terms of the Merger Agreement, Home Bistro Holdings filed a Certificate of Merger with the Nevada Secretary of State on April 20, 2020.

The Merger constituted a change of control and the majority of the Board of Directors changed with the consummation of the Merger. The Company issued to Home Bistro Holdings stockholders shares of Common Stock and stock warrants which represented approximately 80% of the combined company on a fully converted basis after the closing of the Merger. As a result of the above transactions and the Company’s intent to dispose or divest the assets and liabilities associated with the RTD Business, in the subsequent period, this transaction was accounted for as a reverse recapitalization effected by a share exchange of Home Bistro Holdings.

On September 14, 2020, the Company changed its name from “Gratitude Health, Inc.” to “Home Bistro, Inc.” On September 25, 2020, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which it sold all of the Company’s business, assets and properties used, or held or developed for use, in its functional RTD Business, and the buyer agreed to assume certain debts, obligations and liabilities related to the RTD Business (the “Divestiture”).

Prior to the Merger, the Company was solely engaged in manufacturing, selling and marketing functional RTD Business sold under the Company’s trademarks. Following the Merger and prior to the Divestiture, the Company provided high quality, direct-to-consumer, ready-made meals at www.homebistro.com, and restaurant quality meats and seafood through its Colorado Prime brand. Following the Divestiture, this became the sole business of the Company. Home Bistro Holdings is uniquely positioned to take advantage of the developing market opportunity generated by consumers’ growing demand for prepared meals ordered online and delivered to their homes.

On January 19, 2021 (“Effective Date”), the Company and Spicy Mango Foodies LLC (f/s/o Chef Priyanka Naik (“CPN”)) (collectively as “Parties”), entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”). Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of meals, marketed and sold utilizing the Property (“CPN Meals”) jointly with the Home Bistro label, under the terms and conditions of the Development Agreement. The Development Agreement shall remain in effect from the Effective Date until the last day of the month that is two-year from the Effective Date (“Term”). The first twelve-month anniversary of the Development Agreement shall be deemed “Year One”. The Company shall only distribute the CPN Meals within the Term and any Renewal Term (defined below), as mutually agreed. The Company agrees that following the Term, the Company shall use best efforts to cease the distribution of all CPN Meals. For the use of Spicy Mango Foodies, LLC (“SMF”) and all associated intellectual property for the benefit of the CPN Meals, the Company shall pay to SMF the following: (i) 10% of all Net Revenue generated from the sale of CPN Meals (“SMF Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on CPN Meals less discounts and returns. The SMF Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the SMF Royalty was earned and; (ii) 10% of all Net Revenue generated from the sale of Home Bistro and Prime Chop brand orders in which a SMF Dedicated Code was used at the time of purchase (“SMF Commission”) and all sales derived from that account thereafter. The SMF Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the SMF Commission was earned.

On July 6, 2021, the Company entered into an Agreement and Plan of Merger with Model Meals, acquiring Model Meals through a reverse triangular merger, whereby Model Meals merged with Model Meals Acquisition Corp., a wholly owned subsidiary of the Company, with Model Meals being the surviving entity (the “Acquisition”). As a result, Model Meals became a wholly owned subsidiary of the Company, and the members of Model Meals received and aggregate of 2,008,310 shares of Common Stock and $60,000 in cash. Pursuant to the Acquisition, the Company issued 2,008,310 shares of Common Stock with fair value of $2,028,393. The shares are subject to a 24-month Lockup and Leak-Out Agreement and were issued pursuant to Section 4(a)(2) of the Securities Act.

On June 24, 2021, the Company entered into a licensing agreement (“License Agreement”) with a celebrity chef and majority member interest holder of Homemade Meals, LLC, an inactive entity. As a condition to finalizing the License Agreement, the Company also executed a Membership Interest Purchase Agreement (the “Member Agreement”) and issued an aggregate of 2,266,666 shares of Common Stock with a fair value of $2,969,334 to members of Homemade Meals, LLC (“Homemade Meals”) on October 25, 2021 to terminate an exclusivity and non-compete agreement the celebrity chef had with Homemade Meals. The Company issued the celebrity chef 2,000,000 shares of Company’s Common Stock with a fair value of $2,620,000. The Company’s primary reason for acquiring the membership interests in Homemade Meals was to terminate the exclusivity and non-compete agreement between the celebrity chef and Homemade Meals, thereby enabling the celebrity chef to execute the License Agreement with the Company. At the time of execution of the Member Agreement, Homemade Meals held no significant assets and had no business operations. The Company recorded the shares given to the celebrity chef and the members of Homemade Meals as two separate transactions.

On February 22, 2022 (“Effective Date”), the Company and Mini Melanie, LLC (f/s/o Chef Melanie Moss (“MM”)) (collectively as “Parties”), entered into a Joint Product Development and Distribution Agreement (“Development Agreement”). Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of desserts (“Moss Deserts”) jointly with the Home Bistro label, under the terms and conditions of the Development Agreement. The Development Agreement shall remain in effect from the Effective Date until the last day of the month that is one-year from the Effective Date. For the use of MM and all associated intellectual property for the benefit of the Moss Deserts, the Company shall pay to MM 5% of all Net Revenue generated from the sale of Moss Deserts (“MM Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on Moss Deserts less discounts and returns. The MM Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the MM Royalty was earned.

On March 25, 2022, the Company’s Board of Directors (“Board”) appointed Camille May as Chief Financial Officer of the Company. Ms. May, 34, joined the Company in October 2021 in connection with the acquisition of Model Meals LLC. She was a co-founder and chief financial officer of Model Meals since January 2015. In connection with the appointment, the Board approved an employment agreement with Ms. May, which provides for an annual salary of $120,000, a grant of five year warrants to purchase 250,000 shares of common stock of the Company at an exercise price of $0.001 per share, a performance-based bonus of up to $45,000 in cash and up to 100,000 shares of common stock upon attainment of certain performance targets specified therein, and weekly meal packages of up to 16 meals at no cost. The employment agreement has a two-year initial term and provides that her employment may only be terminated by the Company for cause.

Results of Operations

For the Three and Nine Months Ended July 31, 2022 and 2021

Product Sales

During the three months ended July 31, 2022 and 2021, product sales were $619,187 and $408,821, respectively, an increase of $210,366 or 51.5%.

During the nine months ended July 31, 2022 and 2021, product sales were $2,164,248 and $1,135,872, respectively, an increase of $1,028,376 or 90.5%.

Cost of Sales

The primary components of cost of sales are raw materials and direct kitchen labor, shipping and handling costs, packaging costs, and with the introduction of the Company’s celebrity chef program in the fourth quarter of 2020, it now incurs associated royalty fees. During the three months ended July 31, 2022 and 2021, the Company had total cost of sales of $707,346 and $371,118, respectively, an increase of $336,228, or 90.6%. The increase was due to an increase in direct kitchen labor, royalty fees and packaging expenses.

During the nine months ended July 31, 2022 and 2021, the Company had total cost of sales of $2,069,942 and $951,440, respectively, an increase of $1,118,502, or 117.6%. The increase was due to an increase in direct kitchen labor, royalty fees and packaging expenses.

Operating Expenses

For the three and nine Months Ended July 31, 2022 and 2021, operating expenses consisted of the following:

	Three Months Ended July 31,		Nine Months Ended July 31,
	2022	2021	2022	2021
Compensation and related expenses	$273,348	$111,406	$1,265,025	$277,228
Professional and consulting expenses	371,451	756,886	3,439,253	1,279,609
Professional and consulting expenses – related party	57,500	-	117,500	-
Product development expense	99,063	-	370,677	-
Selling and marketing expenses	368,344	96,732	956,413	307,980
General and administrative expenses	394,032	108,779	1,229,076	262,523
Settlement expense	365,140	-	365,140	-
Total	$1,928,878	$1,073,803	$7,743,084	$2,127,340

Compensation and Related Expenses

During the three months ended July 31, 2022 and 2021, compensation and related expenses amounted to $273,348 and $111,406, respectively, an increase of $161,942 or 145.4%. The increase was primarily attributable to an increase in executive salary in 2022.

During the nine months ended July 31, 2022 and 2021, compensation and related expenses amounted to $1,265,025 and $277,228, respectively, an increase of $987,797 or 356.3%. The increase was primarily attributable to an increase of $349,810 stock-based compensation and increase in executive salary in 2022.

Professional and Consulting Expenses:

During the three months ended July 31, 2022 and 2021, professional and consulting expenses amounted to $371,451 and $756,886, respectively, a decrease of $385,435 or 50.9%. The decrease was primarily due an decreased stock-based compensation of $450,000, a decrease in accounting fees of $1,635, and a decrease in investor relations fee of $124,632, offset by an increase in consulting fees of $18,922, an increase in filing fees of $21,266 and an increase in legal fees of $150,644.

During the nine months ended July 31, 2022 and 2021, professional and consulting expenses amounted to $3,439,253 and $1,279,609, respectively, an increase of $2,159,644 or 168.8%. The increase was primarily due an increase in stock-based compensation of $1,643,591 related to common stock issued for lock up and leak out agreements and Common Stock issued for services and prepaid services, an increase in consulting fees of $121,284, an increase in accounting fees of $128,380, an increase in legal fees of $265,760, and an increase of filing fees of $35,803, offset by a decrease in investor relations fee of $35,174.

Professional and Consulting Expenses – Related Party:

During the three and nine months ended July 31, 2022, professional and consulting expenses for related parties amounted to $57,500 and $117,500, respectively. We did not incur professional and consulting expenses for related parties during the 2021 periods. We entered into a consulting agreement with a related party, dated October 1, 2021 which provides for $10,000 monthly consulting fee. Additionally, on May 1, 2022, the Company issued as consideration to a related party stockholder 25,000 shares of common stock with grant date fair value of $27,500, or $1.10 per share, based on the market price of common stock on grant date, for the stockholder’s execution of a Lock-Up & Leak Out Agreement. In connection with this issuance, on May 1, 2022, the Company recorded stock-based professional fees of $27,500.

Product Development Expenses

During the three months ended July 31, 2022 and 2021, product development expenses amounted to $99,063 and $0, respectively, an increase of $99,063, or 100%. The product development expense in the 2022 period was primarily due to the amortization of the deferred compensation resulting from common stock issued in connection with the product development agreements.

During the nine months ended July 31, 2022 and 2021, product development expenses amounted to $370,677 and $0, respectively, an increase of $370,677, or 100%. The product development expense in the 2022 period was primarily due to the amortization of the deferred compensation resulting from common stock issued in connection with the product development agreements.

Selling and Marketing Expenses

During the three months ended July 31, 2022 and 2021, selling and marketing expenses amounted to $368,344 and $96,732, respectively, an increase of $271,612, or 280.8%. The increase was primarily due to the expansion of our multi-channel digital marketing strategy to further promote our celebrity chef program.

During the nine months ended July 31, 2022 and 2021, selling and marketing expenses amounted to $956,413 and $307,980, respectively, an increase of $648,433, or 210.5%. The increase was primarily due to the expansion of our multi-channel digital marketing strategy to further promote our celebrity chef program in and acquisition of Model Meals in July 2021.

General and Administrative Expenses

During the three months ended July 31, 2022 and 2021, general and administrative expenses amounted to $394,032 and $108,779, respectively, an increase of $285,253, or 262.2%. The increase was primarily due to an increase in depreciation and amortization expense of $245,899 and an increase in kitchen related expenses of $39,354.

During the nine months ended July 31, 2022 and 2021, general and administrative expenses amounted to $1,229,076 and $262,523, respectively, an increase of $966,553, or 368.2%. The increase was primarily due to an increase in depreciation and amortization expense of $755,813 primarily related to the amortization of intangible assets acquired in July 2021, an increase in kitchen related expenses of $12,135, an increase in rent of $79,469, an increase in utilities of $25,054, an increase in travel expenses of $26,500 and a net increase in other general and administrative expenses of $67,582.

Settlement Expenses

During the three and nine months ended July 31, 2022, settlement expenses amounted to $365,140. We did not incur settlement expenses during the 2021 periods. On June 30, 2022, pursuant to a stock repurchase and settlement agreement and a lock-up and settlement agreement, the Company issued an aggregate of 585,000 shares of its common stock with grant date fair value of 169,650, or $0.29 per share, based on the market price of common stock on grant date, for the stockholders’ execution of a Lock-Up & Leak Out Agreement. In connection with these agreements, the Company recorded settlement expense of $185,344.

In addition, on June 30, 2022, in connection with a lock-up and leak out settlement agreement, the Company issued 674,100 shares of its common stock in connection with the cashless exercise of 674,100 warrants and no cash consideration. The 674,100 warrants had grant date fair value of $194,490 or $0.29 per share based on the market price of common stock on grant date. In connection with this cashless exercise of warrants, the Company recorded settlement expenses of $194,490.

Loss from Operations

During the three months ended July 31, 2022 and 2021, loss from operations amounted to $2,017,037 and $1,036,100, respectively, an increase of $980,937, or 94.7%. The increase was due to the changes discussed above.

During the nine months ended July 31, 2022 and 2021, loss from operations amounted to $7,648,778 and $1,942,908, respectively, an increase of $5,705,870, or 293.7%. The increase was due to the changes discussed above.

Other Income (Expense), net

During the three months ended July 31, 2022 and 2021, other expense, net amounted to $270,638 and $341,325, respectively, a decrease of $70,687, or 20.7%. The change was primarily due to a decrease in interest expense of $178,101 resulting from a decrease in average outstanding convertible notes in 2022, offset by a decrease in gain from change in fair value of derivative liabilities of $92,660 and offset by a decrease in gain on extinguishment of accounts payable of $14,754.

During the nine months ended July 31, 2022 and 2021, other expense, net amounted to $588,716 and $596,642, respectively, a decrease of $7,926, or 1.3%. The change was primarily due to a decrease in interest expense of $263,957 resulting from a decrease in average outstanding convertible notes in 2022, offset by a decrease in gain from change in fair value of derivative liabilities of $207,573, a decrease in gain on extinguishment of accounts payable of $14,754 and a decrease in gain on extinguishment of debt of $33,704.

Net Loss

During the three months ended July 31, 2022 and 2021, we had a net loss of $2,287,675 and $1,377,425, respectively, an increase of $910,250, or 66.1%. The increase was due to the changes discussed above. For the three months ended July 31, 2022 and 2021, net loss attributable to common shareholders, which included a deemed dividend related to the cashless exercise and settlement of warrants of $2,578,446 and $0, amounted to $4,866,121, or $(0.12) per basic and diluted common share, and $(1,377,425), or $(0.06) per basic and diluted common share, respectively.

During the nine months ended July 31, 2022 and 2021, we had a net loss of $8,237,494 and $2,539,550, respectively, an increase of $5,697,944, or 224.4%. The increase was due to the changes discussed above. For the nine months ended July 31, 2022 and 2021, net loss attributable to common shareholders, which included a deemed dividend related to the cashless exercise and settlement of warrants of $2,578,446 and $0, amounted to $10,815,940, or $(0.28) per basic and diluted common share, and $2,539,550, or $(0.12) per basic and diluted common share, respectively.

For the Ten Months Ended October 31, 2021 and Ten Months Ended October 31, 2020 (Unaudited)

Product Sales

During the ten months ended October 31, 2021 and 2020, revenues amounted to $1,644,208 and $1,083,212, respectively, an increase of $560,966 or 52%. The increase primarily resulted from the acquisition of Model Meals in July 2021 and introduction of the Company’s celebrity chef program in December 2020.

Cost of Sales

Since the Company implemented its own kitchen operations in July 2020, its primary components of cost of sales are raw materials and direct kitchen labor and, with the introduction of the Company’s celebrity chef program in December 2020, it now incurs associated royalty fees.

During the ten months ended October 31, 2021 and 2020, the Company had total cost of sales of $1,447,901 and $678,574, respectively, an increase of $769,327 or 113%. The increase was due to the Company’s decision to conduct a trial test of free shipping and increase in direct kitchen labor. With the completion of the test, the Company is assessing its results. The primary increase in 2021 was due to increase in royalty fees of $144,767 of associated with the Company’s celebrity chef program and increase in kitchen expense of $203,965.

Operating Expenses

For the ten months ended October 31, 2021 and ten months ended October 31, 2020 (unaudited), operating expenses consisted of the following:

	Ten Months Ended October 31,
	2021	2020
		(Unaudited)
Compensation and related expenses	$3,338,022	$506,184
Professional and consulting expenses	2,979,610	403,652
Professional and consulting expenses – related party	1,366,507	—
Product development expense	3,036,286	360,000
Selling and marketing expenses	835,723	161,859
General and administrative expenses	527,818	153,720
Total	$12,083,966	$1,585,415

Compensation and related expenses:

During the ten months ended October 31, 2021 and 2020, compensation and related expenses amounted to $3,338,022 and $506,184, respectively, an increase of $2,831,838 or 559%. The increase was primarily attributable to an increase in employee stock-based compensation in 2021 of $2,555,548, increase in compensation of $205,151 related to Model Meals which was acquired in July 2021 and increase in compensation related expenses of $71,140.

Professional and consulting expenses:

During the ten months ended October 31, 2021 and 2020, professional and consulting expenses amounted to $2,979,610 and $403,652, respectively, an increase of $2,575,958 or 638%. The increase was primarily due to increases in stock-based compensation to consultants of $1,738,490, increase in consulting fee of $207,208, increase in accounting fees of $73,714, increase in public relations fee of $703,836, offset by a decrease in legal fees of $147,289.

Professional and consulting expenses – related party:

During the ten months ended October 31, 2021 and 2020, professional and consulting expenses – related party amounted to $1,366,507 and $0, respectively, an increase of $1,366,507 or 100%. In October 2021, the Company and Michael Novielli through Dutchess Capital Partners, LLC, entered into a consulting agreement. Michael Novielli currently serves as a member of the Board. Pursuant to the consulting agreement, Dutchess Capital received warrants with a grant date fair value of $1,356,507 for past services provided and will receive and monthly consulting fee of $10,000.

Product development expense:

During the ten months ended October 31, 2021 and 2020, product development expenses amounted to $3,036,286 and $360,000, respectively, an increase of $2,676,286 or 743%. The increase was primarily due to stock-based compensation of $69,219 in connection with joint development agreements and shares of Common Stock with a fair value of $2,969,334 issued as compensation to terminate an exclusivity and non-compete agreement in order to execute a license agreement with a celebrity chef.

Selling and marketing expenses:

During the ten months ended October 31, 2021 and 2020, selling and marketing expenses amounted to $835,723 and $161,859, respectively, an increase of $673,864 or 416%. The increase was primarily due increase in marketing activities in 2021 related our celebrity chef program in December 2020.

General and administrative expenses:

During the ten months ended October 31, 2021 and 2020, general and administrative expenses amounted to $527,818 and $153,720, respectively, an increase of $374,098 or 243%. The increase was primarily due to an increase in rent for a kitchen facility of $125,737, increase in other kitchen expense of $17,866, increase in depreciation and amortization expense of $122,192, increase in transfer agent fees of $37,639, increase in travel expense of $68,260.

Operating Loss from Continuing Operations

During the ten months ended October 31, 2021 and 2020, operating loss from continuing operations amounted to $11,887,659 and $1,180,777, respectively, an increase of $10,706,882 or 907%. The increase was due to the changes discussed above.

 Other Income (Expense)

During the ten months ended October 31, 2021 and 2020, other expense, net $914,616 and $3,783, respectively, an increase of $910,833 or 24,077%. The change was primarily due to increase interest expense of $1,245,873, increase in gain on change in fair value of derivative liabilities of $289,874, increase in gain on extinguishment of debt of $26,629, increase in gain on forgiveness of debt of $14,754 off set by a decrease in other income of $5,000 related to a grant received from the SBA in light of the impact of the COVID-19 pandemic in 2020.

Loss from Continuing Operations

During the ten months ended October 31, 2021, we had a loss from continuing operations of $12,802,275 or $(0.56) per common share (basic and diluted), compared to a loss from continuing operations of $1,184,560 or $(0.07) per common share (basic and diluted) for the ten months ended October 31, 2021, an increase of $11,617,715 or 981%. The increase was due to the changes discussed above.

Income from Discontinued Operations

During the ten months ended October 31, 2021, we had income from discontinued operations of $0 compared to income from discontinued operations of $38,203 for of the ten months ended October 31, 2021, a decrease of $38,203 or 100%. The decrease was due to the Merger and disposal of the RTD Business segment in 2020.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had a working capital deficit of $2,936,693 and cash of $71,613 as of July 31, 2022 and a working capital deficit of $318,797 and cash of $2,275,397 as of October 31, 2021.

	July 31, 2022	October 31, 2021	Change	Percentage Change
Working capital deficit:
Total current assets	$227,729	$2,372,058	$(2,144,329)	90%
Total current liabilities	(3,164,422)	(2,690,855)	(473,567)	18%
Working capital deficit:	$(2,936,693)	$(318,797)	$(2,617,896)	821%

The increase in working capital deficit was primarily attributable to a decrease in current assets of $2,144,329 and a decrease in current liabilities of $473,567, due to the use of cash in operations, the amortization of intangible assets, and a net increase in of convertible notes.

Cash Flows

The following table provides detailed information about our net cash flows as of the nine months ended July 31, 2022 and July 31,2021, and the ten months ended October 31, 2021 and 2020:

	Nine Months Ended July 31,		Ten Months Ended October 31,
	2022	2021	2021	2020
Net cash used in operating activities	(3,343,172)	(1,489,863)	$(2,771,676)	$(226,337)
Net cash provided by investing activities	(11,750)	(187,075)	(227,824)	1,749
Net cash provided by (used in) financing activities	1,151,138	2,055,789	4,827,543	274,533
Net change in cash	(2,203,784)	378,851	$1,828,043	$49,945

We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during fiscal year 2022. This raises substantial doubt about our ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan and generate sufficient revenues. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

For the Three and Nine Months Ended July 31, 2022 and 2021

Net Cash Used in Operating Activities

Net cash used in operating activities for the nine months ended July 31, 2022 and 2021, were $3,343,172 and $1,489,863, respectively, an increase of $1,853,309, or 124%.

Net cash used in operating activities for the nine months ended July 31, 2022 primarily reflected our net loss of $8,237,494 adjusted for the add-back on non-cash items such as depreciation and amortization expense of $851,833, total stock-based compensation, professional fees and product development fees of $3,016,326, amortization of debt discount of $426,495, settlement expense from the issuance of common stock of $365,140, non-cash interest expense of $83,058 related to put premium on stock-settled debt, a gain on change in fair value of derivative liability of $55,855, and changes in operating assets and liabilities consisting of an increase of inventory of $31,114, an increase in prepaid expenses and other current assets of $28,341, an increase in accounts payable of $280,791, an increase in unredeemed gift cards of $69,720 offset by a decrease in accrued expense and other liabilities of $113,610.

Net cash used in operating activities for the nine months ended July 31, 2021 primarily reflected our net loss of $2,539,550 adjusted for the add-back on non-cash items such as depreciation expense of $10,390, stock-based compensation and professional fees for services of $636,221, gain on extinguishment of accounts payable of $7,075, gain on extinguishment of debt of $41,241, amortization of debt discount of $817,922, gain on change in fair value of derivative liability of $289,351, and changes in operating asset and liabilities consisting primarily of an increase in prepaid expenses and other current assets of $50,406, an increase in accounts payable of $28,955 and an increase in unredeemed gift cards of $19,836, offset by a decrease in accrued expense and other liabilities of $73,998.

Net Cash Used in Investing Activities

Net cash used in investing activities the nine months ended July 31, 2022 and 2021, were $11,750 and $187,075, respectively, a decrease of $175,325, or 94%.

Net cash used by investing activities for the nine months ended July 31, 2022 consisted of purchase of property and equipment in the amount of $11,750.

Net cash used by investing activities for the nine months ended July 31, 2021 consisted of purchase of property and equipment in the amount of $127,075 and a payment of $60,000 for the acquisition of Model Meals.

Net Cash Provided by Financing Activities

Net cash provided by financing activities the nine months ended July 31, 2022 and 2021, were $1,151,138 and $2,055,789, respectively, a decrease of $907,388, or 44%.

Net cash provided by financing activities for the nine months ended July 31, 2022 consisted of net proceeds from sale of common stock of $1,368,492, net proceeds from advances payable of $322,502, and net proceeds from convertible notes of $790,500, offset by repayments of convertible notes payable of $998,054, repayments of advances payable of $219,233, the payment of a stock repurchase agreement of $50,000, and repayment of convertible note – related party of $63,069.

Net cash provided by financing activities for the nine months ended July 31, 2021 consisted of net proceeds from the sale of common stock of $866,770, net proceeds from note payable of $7,000, net proceeds from convertible note payable of $1,647,300, net proceeds from related party convertible note payable of $100,000, net proceeds from advances payable of $274,040, offset by repayments of convertible notes payable of $652,667 and repayments of advances payable of $186,654.

For the Ten Months Ended October 31, 2021 and 2020

Net Cash Used in Operating Activities

Net cash used in operating activities for the ten months ended October 31, 2021 and 2020, were $2,771,676 and $226,337, respectively, an increase of $2,545,339 or 1,125%.

Net cash used in operating activities for the ten months ended October 31, 2021 primarily reflected our net loss of $12,802,275 adjusted for the add-back of non-cash items such as depreciation and amortization expense of $122,368, stock-based compensation of $6,196,844, stock-based compensation of $2,969,334 to terminate an exclusivity and non-compete agreement in order to execute a license agreement with a celebrity chef, amortization of debt discount of $1,012,554, offset by gain on extinguishment of debt and accounts payable of $26,629, gain from change in fair value of derivative liabilities $289,874, gain on forgiveness of debt of $14,754 and changes in operating asset and liabilities consisting primarily of an increase in prepaid expenses and other current assets of $47,053, an increase in unredeemed gift cards of $29,341 and an increase in accounts payable of $129,389 offset by a decrease in accrued expense and other liabilities of $55,664 and a decrease in inventory of $4,743.

Net cash used in operating activities for the ten months ended October 31, 2020 primarily reflected our net loss of $1,146,357 adjusted for the add-back of non-cash items such as depreciation and amortization expense of  $176, stock-based compensation of $812,109 and changes in operating asset and liabilities consisting primarily of an increase in prepaid expenses and other current assets of $14,319, increase in accounts payable of $4,725, increase in accrued expense and other liabilities of $111,867 an increase in unredeemed gift cards of $5,462.

Net Cash Provided by (Used In) Investing Activities

Net cash provided by (used in) investing activities for the ten months ended October 31, 2021 and 2020, were $(227,824) and $1,749, respectively, an increase of $229,573 or 13,126%.

Net cash (used by) investing activities for the ten months ended October 31, 2021 consisted of cash consideration for an acquisition of a subsidiary of $60,000 and purchases of property and equipment of $167,824.

Net cash provided by investing activities for the ten months ended October 31, 2020 consisted of cash acquired from an acquisition of $4,917 offset by purchases of property and equipment of $3,168.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the ten months ended October 31, 2021 and 2020, were $4,827,543 and $274,533, respectively, an increase of $4,553,010 or 1,658%.

Net cash provided by financing activities for the ten months ended October 31, 2021 consisted of net proceeds from sale of Common Stock of $4,368,796, net proceeds from convertible notes payable of $1,581,450, proceeds from convertible note payable – related party of $100,000, net proceeds from advances payable of $332,900 offset by repayments of convertible notes payable of $1,195,920, repayments of advances payable of $312,752 and repayment of convertible note – related party of $46,931.

Net cash provided by financing activities for the ten months ended October 31, 2020 consisted of proceeds from sale of Common Stock of $100,006, proceeds from notes payable of $164,612, proceeds from advances payable of $59,000 offset by repayments of note payable – in default and repayments advances payable in total amount of $3,738 and $45,347, respectively.

Cash Requirements

We are dependent on our product sales to fund our operations and may require the sale of additional Common Stock and preferred stock to maintain operations. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans, and/or financial guarantees.

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited consolidated financial statements, for the nine months ended July 31, 2022, the Company had a net loss and cash used in operations of $8,237,494 and $3,343,172, respectively. On July 31, 2022, the Company had an accumulated deficit, stockholders’ equity, and working capital deficit of $(29,951,604), $1,383,704 and $(2,936,693), respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this prospectus. The Company’s primary source of operating funds is primarily from the sale of common stock and the issuance of convertible debt notes. The Company has experienced net losses from operations since inception but expects these conditions to improve in the near term and beyond as it develops its business model.

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. Management believes that the Company’s capital resources are not currently adequate to continue operating and maintaining its business strategy for a period of twelve months from the issuance date of this prospectus. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires our management to make assumptions, estimates, and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments.

We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our consolidated financial statements. We believe the critical accounting policies in Note 2 to the consolidated financial statements appearing in our audited financial statements for the ten months ended October 31, 2021 and the year ended December 31, 2020 included in this prospectus, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates as of July 31, 2022, October 31, 2021 and December 31, 2020 include the assumptions used in the redemption recognition method for unredeemed gift cards, useful life of property and equipment and intangible assets, valuation of right-of-use (“ROU”) assets and lease liabilities, estimates of current and deferred income taxes and deferred tax valuation allowances, fair value of assets acquired and liabilities assumed in a business combination, and the fair value of non-cash equity transactions and derivative liabilities.

Fair Value of Financial Instruments and Fair Value Measurements

FASB ASC 820 - Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on July 31, 2022. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash, due from and to related parties, prepaid expenses, accounts payable and accrued liabilities approximate their fair market value based on the short-term maturity of these instruments.

Derivative Liabilities

The Company has certain financial instruments that are embedded derivatives associated with capital raises. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-10 – Derivative and Hedging – Contract in Entity’s Own Equity. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment, or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on debt extinguishment.

In July 2017, FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features. These amendments simplify the accounting for certain financial instruments with down-round features. The amendments require companies to disregard the down-round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. For public business entities, the amendments in Part I of the ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018.

Revenue Recognition

The Company’s revenues consist of high quality, direct-to-consumer, ready-made meals that can be ordered by customers through www.homebistro.com, and restaurant quality meats and seafood through its Colorado Prime Brand. Revenues from the Company’s ready-made meals are recognized when the product is delivered to the customer and title has transferred, it is at this point in time that the Company’s performance obligations have been completed. Product sales are recorded net of any discounts or allowances and include shipping charges.

Customers can purchase gift cards via phone or online through the Company’s e-commerce website. Gift card purchases are initially recorded as unredeemed gift card liabilities and are recognized as product sales upon redemption. Historically, the majority of gift cards are redeemed within two years of issuance. The Company does not charge administrative fees on unused gift cards, and its gift cards do not have an expiration date.

Based on historical redemption patterns, a portion of issued gift cards are not expected to be redeemed. The Company uses the redemption recognition method for recognizing breakage related to unredeemed gift cards for which it has sufficient historical redemption information. Under the redemption recognition method, breakage revenue is recorded in proportion to, and over the time period gift cards are actually redeemed. The estimated breakage rate is based on historical issuance and redemption patterns and is re-assessed by the Company on a regular basis. At least three years of historical data, which is updated annually, is used to estimate redemption patterns.

Inflation and Changing Prices

Neither inflation nor changing prices for the nine months ended July 31, 2022 or the transition period ended October 31, 2021 had a material impact on our operations.

Off-Balance Sheet Arrangements

None.

DESCRIPTION OF BUSINESS

Company Overview

Home Bistro, Inc. (formerly known as Gratitude Health, Inc.) was incorporated in the State of Nevada on December 17, 2009. The Company is in the business of providing prepackaged and prepared meals to consumers focused on offering a broad array of the highest quality meal planning, delivery, and preparation services. The Company’s primary former operations were in the business of manufacturing, selling, and marketing functional RTD (Ready to Drink) beverages sold under the Company’s trademark (the “RTD Business”). The RTD Business was disposed on September 25, 2020 as discussed below.

Acquisition of Home Bistro Holdings and Disposal of the Discontinued Operations of the RTD Business

Home Bistro, Inc. was formed on April 9, 2013 as a Delaware corporation, under the name DineWise, LLC. On December 1, 2014, it underwent a statutory conversion filed under Section 8-265 of the Delaware Code to convert from a limited liability company to a corporation and changed its name to Home Bistro, Inc.

On September 22, 2020, Home Bistro, Inc. filed a Certificate of Conversion to a Non-Delaware Entity Delaware Secretary State to file a statutory conversion under Section 266 of the Delaware General Corporation Law to convert its state of domicile from Delaware to Nevada and simultaneously filed an Articles of Conversion Nevada Secretary of State for the same and changed its name from Home Bistro, Inc. to Home Bistro Holdings, Inc., each effective as of September 30, 2020.

Home Bistro Holdings provides prepackaged and prepared meals as a solution for time-constrained but discerning consumers focused on satisfying every member of the family by offering a broad array of the highest quality meal delivery and preparation services. Products are gourmet meals delivered fresh-frozen directly to the home.

Agreement and Plan of Merger

On April 20, 2020, the Company, Fresh Market Merger Sub, Inc., a Delaware corporation and a newly created wholly-owned subsidiary of the Company, also referred to herein as Merger Sub, and Home Bistro, Inc., a privately-held Delaware corporation engaged in the food preparation and home-delivery business (presently known as Home Bistro Holdings, Inc., a Nevada corporation), also referred to herein also Home Bistro Holdings, entered into the Merger Agreement, pursuant to which, among other things, Merger Sub agreed to merge with and into Home Bistro Holdings, with Home Bistro Holdings becoming a wholly-owned subsidiary of the Company and the surviving corporation in the merger, also referred to herein as the Merger. Pursuant to the terms of the Merger Agreement, Home Bistro Holdings filed a Certificate of Merger with the Nevada Secretary of State on April 20, 2020.

Disposal of Discontinued Operations of the RTD Business

On September 25, 2020, pursuant to the Asset Purchase Agreement, among other things, the Company agreed to sell all of the Company’s business, assets and properties used, or held or developed for use, in its RTD Business, and the buyer agreed to assume certain debts, obligations and liabilities related to the RTD Business.

The Products and Packaging

The Company is a direct-to-consumer business that creates and distributes ready-made, celebrity chef-inspired gourmet meals, its own private label brand meals and Model Meals, a Whole30 and Paleo approved, ready-to-eat, meal prep service. The Company also markets high quality frozen meats, fish and poultry to consumers under its Colorado Prime and Prime Chop brands. The Company’s meals are freshly prepared, and skin-packaged in its facility located in Miami, Florida, and delivered fresh to its customers. Home Bistro meals are ordered on-line and delivered to consumers in containers designed to keep the products fresh during transport. Once delivered, the meals can be heated using a microware cooker or hot water for consumption within minutes and with little to no preparation and minimal cleanup.

In addition to its diverse menu of gourmet meals, the Company has also partnered with the following world-renowned chefs to offer a selection of each chef’s specialty cuisine (the “Celebrity Chef Program”). The Company launched its Celebrity Chef Program with Iron Chef, Cat Cora and has since expanded to TV Host and Best-Selling Cookbook Author Ayesha Curry, “Hungry Fan” celebrity chef, Daina Falk, “Master Chef” Claudia Sandoval, “Top-Chef All-Star” Richard Blais, “Vegan + Sustainable” Chef Priyanka Naik, Celebrity Pastry and Dessert Chef Melanie Moss The Company plans to continue expanding it celebrity chef program to include gourmet cuisine from other notable celebrity chefs around the world. In doing so, the Company intends to create a virtual food emporium through which it will offer consumers an internationally diversified online selection of fully cooked gourmet meals.

Market Information and the Value Chain and Routes to Market

The online food delivery market is projected to reach $63.02 billion in the United States in 2022 and achieve a cumulative average growth rate of 8.9% through 2027, according to a recent report by market and consumer data company Statista.

Consumers are continually becoming time-starved and convenience-seeking, while others have tired from the impact the pandemic has had on their access to restaurant quality food over the last year. As a result, consumers have aggressively sought out alternatives to cooking at home or ordering take-out.

Meal-Kits vs. Third-Party Delivery vs. Prepared Meals

Business models for meal-kit providers, third-party delivery services and prepared “heat-to-eat” meal companies, differ vastly from one another. Meal-kit companies provide customers pre-portioned, raw ingredients and recipes that require preparation, cooking, and the ensuing clean-up, not to mention that the resulting meal is still subject to the preparer’s ability, or lack thereof, to cook. On average, meals take anywhere from 30-60 minutes for preparation and cooking and another 15 minutes to clean up. In addition, due to the short shelf life of raw materials provided in meal-kits, meal-kit providers experience higher operating and supply chain costs compared to prepared meal providers. Home Bistro’s flash freezing process and packaging serves to extend its product’s shelf life and promotes operational efficiencies.

Third-party online delivery platforms such as Grubhub, Uber Eats and DoorDash offer access to restaurants’ menus via a single online portal. Customers then order directly from the app and cooked meals are delivered typically within 60 minutes by the restaurant, third party delivery service or the app platform itself. During the delivery, cooked meals lose heat, which can decrease the enjoyment of the meal or require reheating.

The prepared, heat-to-eat providers in the meal delivery segment (in which Home Bistro operates) ship fresh and fresh-frozen, fully cooked meals direct-to-consumer. On average, these meals require heating for only three to five minutes using a microwave or sous vide machine. The experience is extremely convenient, requires very little cleanup and delivers a gourmet meal prepared by a professional chef. Consumers can order one meal or several meals, which can be stored and heated when desired.

Production

Until mid-2020, the Company used third-party co-packers to cook, package, fulfill and ship its meals to its customers. In June, Home Bistro entered into a lease for commercial kitchen facilities, hired and trained professional chefs and implemented its own fulfillment operations. By managing its own food production and fulfillment, Home Bistro expects to be able to improve its competitive position, while expanding its gross profit and operating margins. It will provide the Company with significantly greater flexibility to create and introduce new menu items, including the expansion of its Celebrity Chef Program, and react to dynamics of a developing marketplace.

Orders for restaurant quality meats and seafood through the Company’s Prime Chop and Colorado Prime brands continue to be processed through a third-party co-packer based in North Carolina who fulfills and ships customer orders.

Competition

In the direct-to-consumer prepared meal home delivery market segment, our competition is extensive and includes larger more established companies such as Jenny Craig, WW International, Nutrisystem, Freshly and Factor 75 which have significantly greater financial, technical, sales and marketing resources than the Company, as well as numerous smaller independent providers like, Snap Kitchen, Trifecta, Fresh & Lean, Icon Meals, Real Eats and Flex Pro Meals. We believe, however, there is considerable room for additional competitors offering modestly priced, high quality offerings, as the direct-to-consumer segment of the home delivery market for food continues to expand. In addition, we believe the competition for consumers seeking ready-made gourmet meals (such as Home Bistro) is less intensive than other niches such as weight loss, high protein, keto, or paleo.

In the direct-to-consumer, high quality meats and seafood market segment, our competition is extensive and includes larger more established companies such as Omaha Steaks, Kansas City Steak Company and Snake River Farms which have significantly greater financial, technical, sales and marketing resources than the Company, as well as Butcher Block, D’Artagnan and Crowd Cow. We believe, however, there is considerable room for additional competitors offering modestly priced, high quality offerings, as the direct-to-consumer segment of the home delivery market for food continues to expand.

Home Bistro’s online competition consists primarily of national and local service providers, point-of-sale module vendors that serve some independent restaurants who have their own standalone websites and the online interfaces of restaurants that also offer takeout. The Company also competes for diners with online competitors on the basis of convenience, control, and customer care. For restaurants, Home Bistro competes with other online platforms based on its ability to generate additional orders, manage challenges such as customization, change orders, menu updates and specials and the ability to help them improve their operational efficiency.

Government Regulation

We are subject to labor and employment laws, import and trade restrictions laws, laws governing advertising, privacy and data security laws, safety regulations and other laws, including consumer protection regulations that apply to retailers and/or the promotion and sale of merchandise and the operation of stores and warehouse facilities. In the United States, we are subject to the regulatory authority of, among other agencies, the Federal Trade Commission (“FTC”) and U.S. Food and Drug Administration (“FDA”). We will employ a number of external resources to assist us in complying with our regulatory obligations. These external resources will include outside technology providers and consultants. As we expand our business, we will be required to raise additional capital to cover the expected increase in costs to hire and train additional internal and external resources to ensure we remain in substantial compliance with our governmental obligations. We monitor changes in these laws and believe that we are in material compliance with applicable laws.

Trademarks

We own trademarks relating to the Home Bistro name, including trademarks with the serial numbers 86636971 and 86636968.

Employees

As of September 22, 2022, Home Bistro had 13 full-time employees. None of these employees are represented by collective bargaining agreements and the Company considers it relations with its employees to be good.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Zalmi Duchman	42	Chief Executive Officer and Secretary and Director
Camille May	34	Chief Financial Officer
Michael Finkelstein	68	Director
Michael Novielli	57	Director

Biographical information concerning the directors and executive officers listed above is set forth below. The information presented includes information each individual has given us about all positions they hold and their principal occupation and business experience for the past five years. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes, and skills that led our board to conclude that he should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty, and adherence to high ethical standards. Each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors.

Zalmi Duchman. Mr. Duchman has been the Company’s Chief Executive Officer and Secretary, and a member of the Board of Directors of the Company since April 20, 2020. Mr. Duchman also serves as the Chief Executive Officer of the Company’s wholly owned subsidiary Home Bistro Holdings since March 2018 and a member of its Board of Directors since March 2018. Mr. Duchman founded The Fresh Diet, Inc. in 2005 and served as its Chief Executive Officer until July 2013 and its Chairman of the Board from July 2013 until its August 2014 acquisition. Mr. Duchman and The Fresh Diet, Inc. have earned numerous prestigious accolades over the years, including making the Inc. 500 list consecutively in 2010, 2011 and 2012, the Forbes Top 20 Most Promising U.S. Companies List in 2011 and 2012, as well as being an Ernst & Young Entrepreneur of the Year nominee in both 2009 and 2011. The Miami Herald named Duchman as one of Miami’s leading “20 under 40”. Mr. Duchman is well qualified to serve as the Chief Executive Officer due to his extensive experience in the management and operation of companies in the Company’s industry, and his previous leadership experience as an entrepreneur, chairman and chief executive officer.

Michael Finkelstein. Mr. Finkelstein has been a member of Board of Directors of the Company since April 20, 2020. From 2013 to present, Mr. Finkelstein has consulted with family offices in New York City and Europe as a reorganization and problem-solving specialist and has founded and run a high-quality catering business. From 2003 to 2013, Michael co-founded a “pipe fund” with a U.S. partner which grew at its peak into a $100 million dollar entity and was liquidated in 2013. His public accounting, financial and taxation experience is primarily derived from his time at Arthur Andersen & Co. where he rose to the high level of income tax manager. Mr. Finkelstein became one of Canada’s top producing investment advisors after departing public accounting and was a multiple award winner at his firm in the investment services business. Michael is a graduate of McGill University with a Major in Economics. Michael received his diploma in public accounting after his B.A. at McGill and successfully completed the chartered accountancy exams in Canada. Mr. Finkelstein is well qualified to serve as a member of the Board of Directors of the Company due to his extensive experience in the financial and accounting industries.

Michael Novielli. Mr. Novielli has been a member of the Company’s Board of Directors since April 20, 2020. Mr. Novielli co-founded Dutchess Capital in 1996 and is a GP principal and member of the firm’s Investment Committee. He co-manages the firm’s investments, “pre-IPO” strategy and corporate advisory practice, and serves on the board of directors of select portfolio companies. Mr. Novielli helped engineer the firm’s previous expansion into Europe, Asia, Australia and Latin America, and managed restructurings and workouts of its distressed portfolio, which included corporate divestitures, asset sales, ABCs and bankruptcies. He has 30+ years’ experience in asset management, corporate finance and advisory, and investment banking. Mr. Novielli began his financial services career with PaineWebber and held previous positions in corporate accounting and finance with a Fortune 100 company. He graduated with a BS in Business from the University of South Florida and completed post-graduate Business studies at Colorado State University. Mr. Novielli is well qualified to serve as a member of the Board of Directors of the Company due to his extensive financial and investment experience.

Camille May. Ms. May has served as our Chief Financial Officer since March 25, 2022. She joined the Company in October 2021 following the Company’s acquisition of Model Meals. Ms. May was a co-founder of Model Meals and had served as its chief financial officer since January 2015. Ms. May graduated with a BBA in Finance from the Leeds School of Business at the University of Colorado. Ms. May is well qualified to serve as the Chief Financial Officer due to her experience in the management and operation of companies in the Company’s industry, and her previous leadership experience as a chief financial officer and co-founder of Model Meals.

Involvement in Certain Legal Proceedings

Zalmi Duchman is the founder of Fresh Diet Inc. (“Fresh Diet”). On or around July 29, 2016, Fresh Diet undertook an assignment of all of its assets to Seth Heller, as assignee for the benefit of Fresh Diet’s creditors (“Fresh Diet Assignee”). On August 1, 2016, Fresh Diet Assignee initiated state-level insolvency proceedings on behalf of Fresh Diet (an assignment for the benefit of creditors), captioned In re The Fresh Diet, Inc., Case No. 2016-019789-CA-01 (Fla. 11th Cir. Ct.) before the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida.

Except as set forth above, to the best of our knowledge, none of our directors, executive officer or promoter and control person (as identified under “Certain Relationships and Related Transactions”) has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation, or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Board Committees, Compensation Committee Interlocks and Insider Participation

At the present time the duties of an Audit Committee, Nominating and Governance Committee and Compensation Committee (including with respect to setting executive officer compensation) are performed by the Board as a whole. Prior to the completion of this offering, our Board will form an Audit Committee, Nominating and Governance Committee and Compensation Committee. We will adopt charters for such committees, as well as other corporate governance guidelines, prior to the closing of this offering in accordance with the applicable requirements of the SEC and The NASDAQ Capital Market. Each committee will consist of three directors. All of the directors of our Audit Committee will be independent directors, as defined by the listing standards of The NASDAQ Capital Market. The Compensation Committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors.

Family Relationships

None of the directors and officers is related to any other director or officer of the Company.

Board Oversight in Risk Management

Our Chief Executive Officer, who is our principal executive officer, also serves on the Board of Directors, and we do not have a lead director. In the context of risk oversight, we believe that our selection of one person to serve in both positions provides the Board with additional perspective which combines the operational experience of a member of management with the oversight focus of a member of the Board. The business and operations of our Company are managed by our Board as a whole, including oversight of various risks, such as operational and liquidity risks that our Company faces. Because our Board includes a member of our management, this individual is responsible for both the day-to-day management of the risks we face as well as the responsibility for the oversight of risk management.

EXECUTIVE COMPENSATION

As a “smaller reporting company” under SEC rules, our named executive officer during the transition period ended October 31, 2021 and fiscal year ended December 31, 2020 was Zalmi Duchman, our current Chief Executive Officer. No other executive officer received total compensation during the ten month period ended October 31, 2021 or the fiscal year ended December 31, 2020 in excess of $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year(1)	Salary	Bonus	Stock Awards		Warrant/ Option Awards		All Other Compensation	Total
Zalmi Duchman	2021	$70,000	$—	$—		$2,714,971	(2)	$—	$2,784,971
Chief Executive Officer (1)	2020	$43,750	$—	$97,720	(3)	$—		$—	$141,470

(1)	On January 28, 2022, the Board approved a change in the Company’s fiscal year end from December 31 to October 31. Compensation and benefit totals herein reflect the ten months ended October 31, 2021 and the fiscal year ended December 31, 2020.

(2)	Mr. Duchman was appointed to serve as the Chief Executive Officer of the Company on April 20, 2020 and continues to serve as the Chief Executive Officer of Home Bistro Holdings. On October 1, 2021, the Company entered into an employment agreement with Mr. Duchman that provided of (i) an annual salary of $120,000 and (ii) a one-time grant of warrants for 2,000,000 Common Stock which vested upon issuance and had a grant date fair value of $2,714,971.

(3)	Mr. Duchman was granted 4,746 shares of Home Bistro Holdings common stock with grant date fair value of $97,720 as bonus in April 2020. These shares of Home Bistro Holdings common stock were converted into 2,242,924 shares of the Company’s Common Stock post-Merger and post-reverse stock split.

Employment Agreement with Executives

On October 1, 2021, the Company entered into an employment agreement (the “Employment Agreement”) with Zalmi Duchman to serve as the Company’s Chief Executive Officer. The Employment Agreement has a term of three years (“Term”) from the effective date and provides for (i) an annual salary of $120,000 and (ii) a one-time warrant grant of 2,000,000 shares of common stock, which vested upon issuance, is exercisable at $0.001 and expires on October 1, 2026. Mr. Duchman is entitled to vacation, sick and holiday pay and other benefits, in accordance with the Company’s policies established and in effect from time to time. The Company may terminate the Mr. Duchman for cause (as defined in Employment Agreement) by giving Mr. Duchman written notice approved by the Board of such termination, such notice (i) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for cause is based and (ii) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Employment Agreement may be terminated at Board’s discretion during the Term, provided that if Mr. Duchman is terminated without cause, the Company shall pay to Mr. Duchman an amount calculated by multiplying Mr. Duchman monthly salary, at the time of such termination, times the number of months remaining in the Term.

On March 25, 2022, the Company entered into an employment agreement (“May Employment Agreement”) with Camille May to serve as the Company’s Chief Financial Officer. The May Employment Agreement has a term of two years from the effective date and provides for (i) an annual salary of $120,000 and (ii) a one-time warrant grant of 250,000 shares of common stock, which vested upon issuance, is exercisable at $0.001 and expires on March 27, 2027. Ms. May is entitled to vacation, sick and holiday pay and other benefits, in accordance with the Company’s policies established and in effect from time to time. The Company may terminate May Employment Agreement for cause (as defined therein) by giving Ms. May written notice approved by the Board of Directors of such termination.

Outstanding Equity Awards at 2021 Transitional Period

The following table sets forth certain information concerning the outstanding equity awards as of October 31, 2021, for the named executive officer.

	Option/Warrant Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option/ Warrant (#) Exercisable	Number of Securities Underlying Unexercised Option/ Warrant (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option/ Warrant Exercise Price($)	Option/ Warrant Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested

Zalmi Duchman (1)	2,000,000	—	—	0.001	10/01/2026	—	—	—	—

(1)	Mr. Duchman was appointed the Chief Executive Officer of the Company on April 20, 2020 and has been the Chief Executive Officer of Home Bistro Holdings, Inc since March 2018. On October 1, 2021, the Company entered into an employment agreement with Mr. Duchman that provides for a one-time grant of warrants for 2,000,000 common stock which vested upon issuance and had a grant date fair value of $2,714,971.

Compensation of Directors

The following table sets forth certain information regarding the compensation paid to our Board of Directors (“Board”) during the ten month period ending October 31, 2021:

Name	Fees earned or cash paid	Stock Awards		Option Awards	All other compensation	Total

Zalmi Duchman	$—	$—		$—	$—	$—
Michael Finkelstein	$—	$156,750	(1)	$—	$—	$156,750
Michael Novielli	$—	$—		$—	$—	$—

(1)	The Company issued to Michael Finkelstein, an aggregate of 125,000 shares of common stock with grant date fair value of $156,750 for compensation as a member of the Board.

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified, or until their earlier death, resignation, or removal. Officers are elected by and serve at the discretion of the board.

Our directors are reimbursed for expenses incurred by them in connection with attending board meetings, and at the discretion of the members of the Board may receive shares of common stock or warrants as compensation for serving on the Board.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We do not have arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 22, 2022:

●	by each person, or group of affiliated persons, known by us to own beneficially 5% or more of any class of our voting securities;

●	by our named executive officer;

●	by each of our directors; and

●	by all our current executive officers and directors as a group.

As of September 22, 2022, there were 44,373,755 shares of common stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of common stock subject to stock options, convertible notes and debentures and warrants that are currently exercisable or convertible, or exercisable or convertible within 60 days of September 22, 2022, are deemed to be outstanding for purposes of computing the percentage ownership of that person but are not treated as outstanding for computing the percentage ownership of any other person. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Except as otherwise indicated, the address of each stockholder is c/o Home Bistro, Inc., 4014 Chase Avenue, #212 Miami Beach, FL 33140.

Name of Beneficial Owner	Beneficial Ownership(1)	Percentage of Class(1)
Officers and Directors
Zalmi Duchman (2)	10,710,148	24.1%
Michael Finkelstein (3)	279,141	*
Michael Novielli (4)	5,980,986	13.5%
Camille May	1,254,155	2.8%
Danika Brysha	1,254,155	2.8%
All officers/directors as a group (5 persons)	19,478,585	43.9%

Other 5% Stockholders:
The Hewlett Fund LP (5)	5,337,244	12.0%

*	Less than 1%.

(1)	The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of common stock that the individual has the right to acquire within 60 days of September 22, 2022, through the exercise of any stock warrants or other rights. As of September 22, 2022, 44,373,755 shares of the Company’s common stock were outstanding.

(2)	Includes 8,610,148 shares of common stock held by Fresh Brands LLC. (“Fresh Brands”). Mr. Duchman and his wife own 100% of the membership interests in Fresh Brands in tenancy-by-entirety, and accordingly, Mr. Duchman has shared voting power and shared dispositive power over such shares. Also, includes 2,100,000 shares of common stock issuable upon exercise of warrants, directly owned by Mr. Duchman, exercisable within 60 days of September 22, 2022.

(3)	Includes 115,066 shares of common stock owned by Whalehaven Capital Fund Ltd. Mr. Finkelstein is the Managing Partner of Whalehaven Capital Fund Ltd and thus has sole voting and sole dispositive power over such shares. Also includes 164,075 shares of common stock directly owned by Mr. Finkelstein.

(4)	Includes 934,516 shares of common stock owned by Dutchess Capital Partners LLC (“DCP”), an entity of which Mr. Novielli is the sole managing partner and has sole voting and dispositive control over the common stock it owns and 216,667 shares of common stock owned by Dutchess Capital Growth Fund LP. Also includes 100,000 shares of common stock directly owned by Mr. Novielli and 1,766,896 shares of common stock issuable upon exercise of warrants owned by DCP and 2,962,907 shares of common stock issuable upon exercise of warrants, owned by Dutchess Strategic Fund, LLC, exercisable within 60 days of September 22, 2022.

(5)	Includes 5,187,244 shares of common stock issuable upon exercise of warrants, owned by The Hewlett Fund LP, exercisable within 60 days of September 22, 2022.

Change in Control

There are no present arrangements known to the Company, including any pledge by any person of the Company’s securities, the operation of which may at a subsequent date result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The following is a description of each transaction since January 1, 2020 and each currently proposed transaction in which:

●	we are, have been or will be a participant;

●	the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Our current policy with regard to related party transactions is for the Board as a whole to approve any material transactions involving our directors, executive officers or holders of more than 5% of our outstanding capital stock.

On September 25, 2020, pursuant to the Asset Purchase Agreement, the Company agreed to sell all of the Company’s business, assets and properties used, or held or developed for use, in its RTD Business, and Gratitude Keto Holdings, Inc., agreed to assume certain debts, obligations and liabilities related to the RTD Business. The Asset Purchase Agreement was intended to be part of the Merger and in effect transferred the RTD Business and the related assets and liabilities to Gratitude Keto, whose CEO, Roy Warren Jr., formerly served as a director of and Chief Operating Officer of the Company. The Company assumed an accounts payable liability in the amount of $14,000 related to accounting expense of the RTD Business for a period prior to the Merger. Pursuant to the Asset Purchase Agreement, the Buyer reimbursed the Company for accounting expenses in amount of $14,000 incurred prior to the Merger, of which $7,000 was payable in cash and the balance in form of a promissory note dated September 25, 2020 in the amount of $7,000. The promissory note had an interest rate of 5% per annum, matured on April 25, 2021 and was payable in monthly installments of $1,000 commencing on October 25, 2020 through April 25, 2021. As of December 31, 2020, $5,000 remained due on the promissory note. The Company received the $7,000 cash portion of the consideration as of December 31, 2020 and the promissory note has since been satisfied in full.

The Company utilizes the shipping carrier account of a related entity owned by an LLC affiliated with Zalmi Duchman, the Company’s CEO, for its inbound and outbound shipping needs. The related entity bills the Company for the direct cost of the shipping charges plus a 20% fee. The total amount incurred and paid to the related entity during the ten months ended October 31, 2021 was $153,165 and was $117,310 for the year ended December 31, 2020, which is included in cost of goods sold on the statement of operations. There were no amounts due to this related party for these services as of October 31, 2021 and December 31, 2020.

On March 30, 2021, the Company entered into a Securities Purchase Agreement with Dutchess Capital Growth Fund LP (“Dutchess Growth Fund”). Michael Novielli, a Board member, is a managing partner of Dutchess Capital Growth Fund’s general partner. Pursuant to such agreement, the Company issued (i) a convertible note with principal amount of $110,000 with the Company receiving $100,000 in net proceeds, net of $10,000 of OID recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) 50,000 shares of common stock, subject to a true-up based upon the trading price of the common stock and ownership limitations; and (iii) a warrant to purchase up to 50,000 shares of common stock at an exercise price of $2.50. During the ten months ended October 31, 2021, the Company fully paid all amounts outstanding under the convertible note.

On October 1, 2021, the Company and Michael Novielli, through DCP, entered into a consulting agreement which has been extended by agreement of the Parties. Michael Novielli currently serves as a member of the Board and is the sole managing partner of DCP. Pursuant to the consulting agreement, DCP received warrants to purchase 1,000,000 shares of common stock for services rendered. Such warrant vested upon issuance, has an exercise price of $0.001 and an expiration date of October 1, 2026. In addition, under the consulting agreement, DCP receives $10,000 per month, payable in cash.

Director Independence

Currently, we have one independent director. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the Company;

●	the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the Company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit

DESCRIPTION OF SECURITIES

Authorized Capital Stock

The authorized capital of the Company consists of [●] shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of Common Stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on Common Stock. In the event of our liquidation or dissolution, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights and have no right to convert their Common Stock into any other securities.

Reverse Stock Split

On [●], 2022, the Board filed a Certificate of Change pursuant to Nevada Revised Statutes 78.207 with the Nevada Secretary of State to effect the Reverse Stock Split and the proportional decrease of the Company’s authorized shares of Common Stock in connection with the offering and our intended listing of our Common Stock on The Nasdaq Capital Market. No shareholder vote was required to authorize the Reverse Stock Split. However, we cannot guarantee that The Nasdaq Stock Market will approve our initial listing application for our Common Stock in connection with the Reverse Stock Split.

No fractional shares were issued in connection with the Reverse Stock Split and all such fractional interests were rounded up to the nearest whole number of shares of Common Stock.

Preferred Stock

On March 19, 2018, the Company designated 520,000 shares of Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), and 500,000 shares of Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”). On August 1, 2018, the Company designated 1,000 shares of Series C Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”). In October 2018, the Board approved and authorized an amendment to increase the number of designated authorized shares of the Series C Preferred Stock to 2,500 shares. As of September 22, 2022, there are no outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

Series A Preferred Stock

Each share of Series A Preferred Stock is convertible into shares of Common Stock with a stated value of $10 per share of Series A Preferred Stock and conversion price of $0.04 per share, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise. The holders of the Series A Preferred Stock do not possess any voting rights. The Series A Preferred Stock does not contain any redemption provision. The Series A Preferred Stock are entitled to receive in cash out of assets of the Company before any amounts shall be paid to the holders of any of shares of junior stock, an amount equal to the stated value plus any accrued and unpaid dividends thereon and any other fees due and owing.

Series B Preferred Stock

Each share of Series B Preferred Stock is convertible into shares of Common Stock with a stated value of $10 per share of Series B Preferred Stock and conversion price of $0.04 per share, subject to adjustment in the event of stock split, stock dividends, and recapitalizations or otherwise. The Series B Preferred Stock are entitled to receive in cash out of assets of the Company before any amounts shall be paid to the holders of any of shares of junior stock, an amount equal to the Stated Value plus any accrued and unpaid dividends thereon and any other fees due and owing. Holders of Series B Preferred Stock voting as a single class, in the aggregate, are entitled to vote with all voting securities of the Company on all matters submitted to the holders of voting securities for vote with the holders of the Series B Preferred Stock entitling the holder thereof to cast that number of votes equal to the number of shares of Common Stock issued and outstanding eligible to vote, at the time of the respective vote plus the number of votes which all other series, or classes of securities are entitled to cast together with the holders of Common Stock at the time of the relevant vote plus one additional share of Common Stock. Solely with respect to matters of the Company’s capitalization and similar matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series B Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or bylaws.

Series C Preferred Stock

Each share of Series C Preferred Stock is convertible into shares of Common Stock with a stated value of $200 per share of Series C Preferred Stock and conversion price of $0.04 per share, subject to adjustment in the event of stock split, stock dividends, subsequent equity sales with lower effective price, and recapitalization or otherwise. The Series C Preferred Stock votes with the Common Stock on a fully as converted basis. The Series C Preferred Stock does not contain any redemption provision. The Series C Preferred Stock are entitled to receive in cash out of assets of the Company before any amounts shall be paid to the holders of any of shares of junior stock, an amount equal to the stated value plus any accrued and unpaid dividends thereon and any other fees due and owing.

Transfer Agent and Registrar

The Company’s transfer agent, Nevada Agency and Transfer Company, will serve as transfer agent to maintain stockholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our stockholder register.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock to a non-U.S. holder (as defined below) that purchases shares of our common stock in this offering.

This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law, possibly with retroactive effect, will not alter significantly the tax considerations that we describe in this summary. We have not sought and do not plan to seek any ruling from the U.S. Internal Revenue Service, which we refer to as the IRS, with respect to statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with our statements and conclusions.

This summary does not address all aspects of U.S. federal income taxes that may be relevant to non-U.S. holders in light of their personal circumstances, and does not address the Medicare tax on certain investment income, the alternative minimum tax, the rules regarding qualified small business stock under Section 1202 of the Code, the excise tax on certain share repurchases, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties or any federal taxes other than U.S. federal income taxes. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	real estate investment trusts or regulated investment companies;

●	brokers, dealers or traders in securities or foreign currencies;

●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds);

●	tax-qualified retirement plans;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	persons that own, or have owned, actually or constructively, more than 5% of our common stock; and

●	partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or holders of interests therein.

Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

This summary applies only to a non-U.S. holder that holds our common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). In the case of a holder that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership holding our common stock, or a partner in such a partnership, then you should consult your own tax advisor.

If you are considering the purchase of our common stock, you should consult your own tax advisor concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under U.S. tax laws other than the federal income tax law or under the laws of any U.S. state and local, foreign or other taxing jurisdiction.

Non-U.S. Holder Defined

For purposes of this summary, a “non-U.S. holder” means a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (as defined under the Code), which we refer to as “U.S. persons,” who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

Dividends

As discussed under the section entitled “Dividend Policy” above, we do not currently anticipate paying dividends. In the event that we do make a distribution of cash or property (other than certain stock distributions) with respect to our common stock (or certain redemptions that are treated as distributions with respect to our common stock), any such distributions will be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution paid on our common stock exceeds our current and accumulated earnings and profits, such excess will be allocated ratably among each share of common stock with respect to which the distribution is paid and treated first as a tax-free return of capital to the extent of your adjusted tax basis in each such share, and thereafter as capital gain from a sale or other disposition of such share of common stock, which is subject to tax as described below under the heading “—Gain on Disposition of Common Stock.” Your adjusted tax basis is generally the purchase price of such shares, reduced by the amount of any such tax-free returns of capital.

Subject to backup withholding requirements, the withholding requirements under FATCA (as defined below) and the treatment of effectively connected dividends, each of which is discussed below, dividends paid to you generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you wish to claim the benefit of an applicable treaty rate to avoid or reduce withholding of U.S. federal income tax for dividends, then you must provide the withholding agent with a properly completed IRS Form W-8BEN or IRS form W-8BEN-E (or other applicable form) and certify under penalties of perjury that you are not a U.S. person and are eligible for such treaty benefits. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders that do not timely provide the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are effectively connected with the conduct of a trade or business by you within the United States and, where a tax treaty applies, are generally attributable to a United States permanent establishment or fixed base maintained by you within the United States are subject to U.S. federal income tax on a net income basis at the rates and in the manner generally applicable to U.S. persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI (or other applicable or successor form) certifying eligibility for exemption. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Gain on Disposition of Common Stock

Subject to the discussions below regarding FATCA and backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of our common stock, unless:

●	the gain (1) is effectively connected with a trade or business you conduct in the United States, and, (2) in cases in which certain tax treaties apply, is attributable to a United States permanent establishment or fixed base maintained by you in the United States (in which case the special rules described below apply);

●	if you are an individual, you are present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition and certain other requirements are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U.S.-source capital losses, even though the individual is not considered a resident of the United States, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses); or

●	we are or have been during a specified testing period a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes, and certain other conditions are met.

We believe that we have not been and are not, and we do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes. In general, we would be a USRPHC if the value of our interests in U.S. real property comprised at least half of the value of our business assets and our U.S. and non-U.S. real property interests. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded on an established securities market,” as defined by applicable Treasury regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. If we were to become a USRPHC and our common stock were not considered to be “regularly traded on an established securities market” during the calendar year in which the relevant disposition by a non-U.S. holder occurs, such non-U.S. holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

If any gain from the sale, exchange or other taxable disposition of our common stock, (1) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (2) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject to a “branch profits tax.” The branch profits tax rate is equal to 30%, as adjusted for certain items, although an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence might provide for a lower rate.

Information Reporting and Backup Withholding Tax

We must report annually to the IRS and to you the amount of dividends paid to you and the amount of tax, if any, withheld with respect to such dividends. The IRS may make this information available to the tax authorities in the country in which you are resident.

In addition, you may be subject to information reporting requirements and backup withholding tax (currently at a rate of 24%) with respect to dividends paid on, and the proceeds from the disposition of, shares of our common stock, unless, generally, you certify under penalties of perjury on IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 that you are not a U.S. person or you otherwise establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished by you to the IRS.

FATCA

The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, or collectively, “FATCA,” impose withholding tax at a rate of 30% on dividends on our common stock paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. Additionally, although FATCA withholding may also apply to gross proceeds of a disposition of our common stock, proposed regulations, which taxpayers are permitted to rely on until final regulations are issued, eliminate withholding on such gross proceeds. The withholding provisions under FATCA generally apply to dividends on our common stock. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

THE SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

We have entered into an underwriting agreement, dated             , 2022, with EF Hutton, division of Benchmark Investments, LLC [, acting as the representative of the several underwriters named below,] with respect to shares of Common Stock. Subject to certain conditions, we have agreed to sell to [each underwriter named below], and [each underwriter named below has severally] agreed to purchase, the shares of common stock provided below opposite [their respective names/its name].

Underwriter	Number of shares
EF Hutton

Total:

The underwriters are committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares as described in the “Over-allotment Option” section below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

Discounts, Commissions and Expenses

The following table shows the per share price and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock and/or warrants.

	Per Share	Total without Exercise of Over-allotment option	Total with Exercise of Over-allotment option
Public offering price	$	$	$
Underwriting discounts and commissions ([●]%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriters propose to offer the securities to the public at the initial public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the securities to other securities dealers at such price less a concession of $     per share. If all of the securities offered by us are not sold at the initial public offering price, the Representative may change the offering price and other selling terms by means of a supplement to this prospectus.

[We have also agreed to pay all expenses relating to the offering, including: (a) all filing fees and expenses relating to the registration of the shares of common stock and warrants; (b) all fees and expenses relating to the listing of the shares of common stock on Nasdaq; (c) all fees, expenses and disbursements relating to the registration or qualification of the shares of common stock and warrants under the “blue sky” securities laws of such states and other jurisdictions as the underwriter may reasonably designate; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares of common stock and warrants under the securities laws of such foreign jurisdictions as the underwriter may reasonably designate; (e) the costs of all mailing and printing of the underwriting documents; (f) stock transfer and/or stamp taxes, if any; (g) the fees and expenses of the Company’s accountants; (h) a maximum of                for fees and expenses including “road show,” diligence and reasonable legal fees and disbursements for the Representative’s counsel; (i) all filing fees associated with the review of the offering by FINRA; and (j) the fees and expenses of the Company’s legal counsel and other agents and representatives. We will also pay to the underwriter by deduction from the net proceeds of this offering, a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sale of the shares of common stock and warrants, exclusive of any shares of common Stock and/or warrants that may be issued pursuant to exercise of the underwriters’ over-allotment option.]

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $          ..

Over-allotment Option

We have granted to the underwriters an option exercisable not later than 45 days after the closing of this offering to purchase up to an additional              shares of common stock (equal to 15% of the number of shares of common stock sold in this offering), solely to cover overallotments, if any, at the public offering price set forth on the cover page hereto less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock are purchased pursuant to the over-allotment option, the underwriters will offer these shares of common stock on the same terms as those on which the other securities are being offered.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Right of First Refusal

Provided this offering is completed, for a period of twelve (12) months from the closing date of this offering, we have granted the representative of the underwriters a right of first refusal to act as our sole investment banker, sole book-runner, sole financial advisor, sole underwriter and/or sole placement agent, as applicable, in the event we decide to pursue an offering of public and private equity and debt securities during such period.

Lock-up Agreements

Our directors, executive officers, and holders of 5% or more of our common stock (measured as of the effective date of the registration statement of which this prospectus forms a part) have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending one hundred eighty (180) days after the date of this prospectus, without first obtaining the written consent of the representative of the underwriters. Specifically, these individuals have agreed, in part, not to:

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;

●	file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;

●	complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

 In addition, we have agreed that, for a period of ninety (90) days from the date of this prospectus, with certain exceptions, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into or exercisable or exchangeable for our shares of common stock; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital, whether any such transaction described in clause (i) or (ii); or (iii) except as provided in the lock-up agreement, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares or securities convertible into or exercisable or exchangeable for shares or any other of our securities; or (iv) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending ninety (90) days after the closing date of the offering.

Discretionary Accounts

The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of shares of Common Stock offered by them.

Restriction on Continuous Offerings

We have agreed not to directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company in any “at-the-market” or continuous equity transaction for a period of 12 months after the date of this prospectus without the prior written consent of the Representative.

Electronic Offer, Sale, and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of Units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Listing

We have applied to list our common stock on The Nasdaq Capital Market under the symbol “HBIS”.

Stabilization

In connection with this offering, the underwriters may engage in over-allotment transactions, syndicate-covering transactions, stabilizing transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares, so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position, which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing common stock in the open market.

●	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of common stock to close out the short position, the underwriters will consider, among other things, the price of common stock available for purchase in the open market as compared to the price at which they may purchase common stock through exercise of the over-allotment option. If the underwriters sell more shares of common stock than could be covered by exercise of the over-allotment option, and, therefore, have a naked short position, the position can be closed out only by buying common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the Nasdaq Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Passive Market Making

In connection with this offering, the underwriters and any selling group members may engage in passive market making transactions in our common shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide, various investment banking and other financial services for us for which services they may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

Selling Restrictions

[To be inserted in next filing]

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Baker & McKenzie LLP, Dallas, Texas. Certain legal matters in connection with the offering will be passed upon for the underwriter by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The financial statements of the Company as of October 31, 2021 and December 31, 2020, and for each of the transitional ten month period and year, respectively, then ended appearing in this prospectus have been audited by D. Brooks and Associates CPAs, P.A., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to this offering. This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of contracts, agreements and documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference. The SEC also maintains a web site (http://www.sec.gov) that contains this filed registration statement, reports and other information regarding us that we have filed electronically with the SEC. For more information pertaining to our company and this offering, reference is made to the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this registration statement. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

●	our Transition Report on Form 10-KT for the transition period ended October 31, 2021, filed with the SEC on January 31, 2022;

●	our Quarterly Reports on Form 10-Q for the periods ended January 31, 2022, April 30, 2022 and July 31, 2022, filed with the SEC on March 17, 2022, June 10, 2022 and September 14, 2022, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 31, 2022; March 28, 2022; May 25, 2022; June 1, 2022; July 22, 2022; August 29, 2022 and September 15, 2022;

We also incorporate by reference into this registration statement all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus. Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this registration statement should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing us at 4014 Chase Avenue, #212, Miami Beach, Florida 33140, or telephoning us at (631) 964-1111.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Financial Statements of Home Bistro, Inc.

HOME BISTRO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	July 31, 2022	October 31, 2021
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$71,613	$2,275,397
Inventory	47,134	16,020
Prepaid expenses and other current assets	108,982	80,641

Total Current Assets	227,729	2,372,058

OTHER ASSETS:
Property and equipment, net	101,527	130,970
Finance lease right-of-use assets, net	130,888	181,015
Operating lease right-of-use assets, net	182,878	268,509
Intangible assets, net	2,550,479	3,225,361
Deposits	10,000	10,000
Goodwill	1,809,357	1,809,357

Total Assets	$5,012,858	$7,997,270

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$873,093	$568,302
Accrued expenses and other liabilities	169,985	181,037
Liabilities to be settled with common stock	-	209,688
Convertible notes payable, net of debt discount and put premium	713,916	550,638
Convertible notes payable - related party, net of debt discount	-	30,172
Notes payable - current portion	17,198	15,361
Advances payable	243,564	101,945
Derivative liabilities	153,206	86,884
Unredeemed gift cards	234,632	164,912
Financing lease liability - current portion	66,926	62,210
Operating lease liabilities - current portion	86,699	101,431
Common stock repurchase obligations	605,203	618,275

Total Current Liabilities	3,164,422	2,690,855

LONG-TERM LIABILITIES:
Financing lease liability - long-term portion	73,935	124,649
Operating lease liability- long-term portion	101,095	166,923
Notes payable - long-term portion	289,702	291,539

Total Long-Term Liabilities	464,732	583,111

Total Liabilities	3,629,154	3,273,966

Commitments and contingency (Note 12)

STOCKHOLDERS’ EQUITY:
Preferred Stock: $0.001 par value; 20,000,000 shares authorized;
Common stock: $0.001 par value; 1,000,000,000 shares authorized; 42,740,581 and 35,152,623 shares issued and outstanding as of July 31, 2022 and October 31, 2021, respectively	42,741	35,152
Additional paid-in capital	31,530,170	25,198,035
Deferred compensation	(237,603)	(1,374,219)
Accumulated deficit	(29,951,604)	(19,135,664)

Total Stockholders’ Equity	1,383,704	4,723,304

Total Liabilities and Stockholders’ Equity	$5,012,858	$7,997,270

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HOME BISTRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	July 31,		July 31,
	2022	2021	2022	2021

Product Sales, net	$619,187	$408,821	$2,164,248	$1,135,872

Cost of Sales	707,346	371,118	2,069,942	951,440

Gross Profit	(88,159)	37,703	94,306	184,432

Operating Expenses:
Compensation and related expenses (includes $374,560 and $24,750 of stock-based compensation for the nine months ended July 31, 2022 and 2021, respectively)	273,348	111,406	1,265,025	277,228
Professional and consulting expenses (includes $2,243,589 and $600,000 of stock-based professional fees for the nine months ended July 31, 2022 and 2021, respectively)	371,451	756,886	3,439,253	1,279,609
Professional and consulting expenses - related party (includes $27,500 of stock-based professional fees for the nine months ended July 31, 2022)	57,500	-	117,500	-
Product development expense (includes $370,677 and $0 of stock-based compensation for the nine months ended July 31, 2022 and 2021, respectively)	99,063	-	370,677	-
Selling and marketing expenses	368,344	96,732	956,413	307,980
General and administrative expenses	394,032	108,779	1,229,076	262,523
Settlement expense	365,140	-	365,140	-

Total Operating Expenses	1,928,878	1,073,803	7,743,084	2,127,340

Loss from Operations	(2,017,037)	(1,036,100)	(7,648,778)	(1,942,908)

Other Income (Expense):
Interest expense, net	(259,085)	(437,186)	(644,571)	(908,528)
Change in fair value of derivative liabilities	(11,553)	81,107	55,855	263,428
Gain on extinguishment of debt	-	7,075	-	33,704
Gain on extinguishment of accounts payable	-	7,679	-	14,754

Total Other Expense, net	(270,638)	(341,325)	(588,716)	(596,642)

Net Loss	(2,287,675)	(1,377,425)	(8,237,494)	(2,539,550)

Deemed Dividend	(2,578,446)	-	(2,578,446)	-

Net Loss Attributable to Common Shareholders	$(4,866,121)	$(1,377,425)	$(10,815,940)	$(2,539,550)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.12)	$(0.06)	$(0.28)	$(0.12)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	41,891,630	22,619,862	38,951,375	20,577,274

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HOME BISTRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE AND NINE MONTHS ENDED JULY 31, 2022 AND 2021

(UNAUDITED)

	Preferred Stock		Common Stock		Additional			Total
	Number of		Number of		Paid-in	Deferred	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Equity

Balance at October 31, 2021	-	$-	35,152,623	$35,152	$25,198,035	$(1,374,219)	$(19,135,664)	$4,723,304

Common stock issued for cash	-	-	1,378,399	1,378	989,790	-	-	991,168

Common stock issued for services and prepaid services	-	-	660,000	660	785,940	87,000	-	873,600

Common stock warrant issued for professional services	-	-	-	-	36,777	-	-	36,777

Reduction of the repurchase obligation pursuant to the Put Option Agreement	-	-	-	-	93,498	-	-	93,498

Common stock issued for product development agreements	-	-	100,000	100	99,900	46,614	-	146,614

Common stock issued pursuant to lock-up agreements	-	-	272,541	273	276,623	2,041	-	278,937

Net loss	-	-	-	-	-	-	(2,896,336)	(2,896,336)

Balance at January 31, 2022	-	-	37,563,563	37,563	27,480,563	(1,238,564)	(22,032,000)	4,247,562

Common stock warrant issued for stock based compensation	-	-	-	-	374,560	-	-	374,560

Common stock issued for cash	-	-	449,303	450	312,110	-	-	312,560

Accretion of stock-based professional fees	-	-	-	-	-	663,000	-	663,000

Common stock issued for commitment fee included in interest expense	-	-	45,989	45	29,834	-	-	29,879

Reduction of the repurchase obligation pursuant to the Put Option Agreement	-	-	-	-	19,574	-	-	19,574

Accretion related to common stock issued for product development agreements	-	-	-	-	-	125,000	-	125,000

Common stock issued pursuant to lock-up agreements	-	-	244,207	245	277,132	113,898	-	391,275

Net loss	-	-	-	-	-	-	(3,053,483)	(3,053,483)

Balance at April 30, 2022	-	-	38,303,062	38,303	28,493,773	(336,666)	(25,085,483)	3,109,927

Common stock issued for cash	-	-	104,502	105	64,659	-	-	64,764

Common stock issued pursuant to lock-up agreement with related party	-	-	25,000	25	27,475	-	-	27,500

Common stock issued for cashless exercise and settlement of warrants	-	-	3,723,017	3,723	2,770,213	-	(2,578,446)	195,490

Common stock issued pursuant to settlement agreements	-	-	585,000	585	169,065	-	-	169,650

Repurchase obligation pursuant to stock repurchase agreement	-	-	-	-	(150,000)	-	-	(150,000)

Relative fair value of warrants issued with convertible debt	-	-	-	-	154,985	-	-	154,985

Accretion related to common stock issued for product development agreements	-	-	-	-	-	99,063	-	99,063

Net loss	-	-	-	-	-	-	(2,287,675)	(2,287,675)

Balance at July 31, 2022	-	$-	42,740,581	$42,741	$31,530,170	$(237,603)	$(29,951,604)	$1,383,704

	Preferred Stock		Common Stock		Additional			Total
	Number of		Number of		Paid-in	Deferred	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Deficit

Balance at October 31, 2020	-	$-	19,004,232	$19,004	$4,349,657	$-	$(6,238,085)	$(1,869,424)

Common stock issued as commitment fee	-	-	148,920	149	61,584	-	-	61,733

Common stock warrants issued for services	-	-	-	-	11,471	-	-	11,471

Net loss	-	-	-	-	-	-	(142,936)	(142,936)

Balance at January 31, 2021	-	-	19,153,152	19,153	4,422,712	-	(6,381,021)	(1,939,156)

Common stock issued for services and prepaid services	-	-	2,000,000	2,000	1,798,000	(1,650,000)	-	150,000

Common stock issued for stock based compensation	-	-	25,000	25	24,725	-	-	24,750

Common stock and common stock warrants issued as commitment fee	-	-	450,000	450	299,826	-	-	300,276

Reduction of the repurchase obligation pursuant to the Put Option Agreement	-	-	-	-	145,634	-	-	145,634

Net loss	-	-	-	-	-	-	(1,019,189)	(1,019,189)

Balance at April 30, 2021	-	-	21,628,152	21,628	6,690,897	(1,650,000)	(7,400,210)	(2,337,685)

Common stock issued for cash			1,206,605	1,206	865,564	-	-	866,770

Common stock and common stock warrants issued as commitment fee	-	-	210,000	210	134,354	-	-	134,564

Common stock issued for acquisition of subsidiary (see Note 3)	-	-	2,008,310	2,008	2,026,385	-	-	2,028,393

Accretion of stock-based compensation	-	-	-	-	-	450,000	-	450,000

Reduction of the repurchase obligation pursuant to the Put Option Agreement	-	-	-	-	99,272	-	-	99,272

Net loss	-	-	-	-	-	-	(1,377,425)	(1,377,425)

Balance at July 31, 2021	-	$-	25,053,067	$25,052	$9,816,472	$(1,200,000)	$(8,777,635)	$(136,111)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HOME BISTRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended
	July 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,237,494)	$(2,539,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	176,951	10,390
Amortization of intangible assets	674,882	-
Common stock and warrants issued for stock-based compensation	374,560	24,750
Common stock and warrants issued for professional services – related party	27,500	11,471
Common stock and warrants issued for services and prepaid services	1,573,377	600,000
Common stock issued for commitment fee in interest expense	29,879	-
Interest expense related to put premium on stock-settled debt	83,058	-
Common stock and warrants issued for product development	370,677	-
Common stock issued pursuant to lock-up agreements	670,212	-
Gain on extinguishment of accounts payable	-	(7,075)
Gain on extinguishment of debt	-	(41,241)
Common stock issued for settlement expense	365,140	-
Amortization of debt discount on convertible notes payable and advances payable	426,495	817,922
Change in fair value of derivative liabilities	(55,855)	(289,351)
Change in operating assets and liabilities:
Inventory	(31,114)	(1,566)
Prepaid expenses and other current assets	(28,341)	(50,406)
Accounts payable	280,791	28,955
Accrued expense and other liabilities	(113,610)	(73,998)
Unredeemed gift cards	69,720	19,836

Net cash used in operating activities	(3,343,172)	(1,489,863)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment for acquisition of subsidiary	-	(60,000)
Purchases of property and equipment	(11,750)	(127,075)

Net cash used by investing activities	(11,750)	(187,075)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock, net of issuance costs	1,368,492	866,770
Proceeds from note payable	-	7,000
Proceeds from convertible notes payable, net of debt discount	-	1,647,300
Proceeds from convertible note payable - related party, net of debt discount	790,500	100,000
Proceeds from advances payable	322,502	274,040
Payment on stock repurchase agreement	(50,000)	-
Repayment of convertible notes payable	(998,054)	(652,667)
Repayments of advance payable	(219,233)	(186,654)
Repayment of convertible notes payable - related party	(63,069)	-

Net cash provided by financing activities	1,151,138	2,055,789

Net change in cash	(2,203,784)	378,851

Cash - beginning of period	2,275,397	57,082

Cash - end of period	$71,613	$435,933

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$61,780	$55,198
Income taxes	$-	$-

Non-cash investing and financing activities:
Initial amount of ROU asset and related liability	$-	$460,987
Reduction of the repurchase obligation pursuant to the Put Option Agreement	$113,072	$244,906
Common stock and common stock warrants issued as commitment fee in connection with convertible notes payable, recorded as debt discount	$-	$494,165
Liabilities to be settled with common stock in connection with convertible notes payable	$-	$-
Fair value of true-up shares in connection with the commitment fee	$-	$244,213
Initial derivative liability recorded in connection with convertible notes payable	$122,177	$419,838
Increase in debt discount for relative fair value of warrants	$154,985	$-
Increase in stock repurchase obligation and reduction of additional paid-in capital pursuant to settlement agreement	$150,000	$-

Net Assets and Liabilities Assumed in Acquisition:
Prepaid expenses and other assets	$-	$241
Inventory	-	20,763
Operating right-of-use asset	-	76,136
Computer software	-	66,198
Customer relationships	-	43,000
Trademark	-	505,000
Goodwill	-	1,749,357
Accounts payable and accrued liabilities	-	(203,348)
Operating right-of-use liability	-	(79,054)
Note Payable	-	(149,900)
Net assets acquired (liabilities assumed)	$-	$2,028,393

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Home Bistro, Inc. (formerly known as Gratitude Health, Inc.) (the “Company”) was incorporated in the State of Nevada on December 17, 2009. Effective March 23, 2018, the Company changed its name from Vapir Enterprises Inc. to Gratitude Health, Inc. On September 14, 2020, the Company changed its name from Gratitude Health, Inc. to Home Bistro, Inc. The Company is in the business of providing prepackaged and prepared meals to consumers focused on offering a broad array of the highest quality meal delivery, and preparation services.

The ongoing COVID-19 global and national health emergency has caused significant disruption in the international and United States economies and financial markets. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The COVID-19 pandemic has the potential to significantly impact the Company’s supply chain, food manufacturers, distribution centers, or logistics and other service providers. Additionally, the Company’s service providers and their operations may be disrupted, temporarily closed or experience worker or meat or other food shortages, which could result in additional disruptions or delays in shipments of Home Bistro’s products. To date, the Company has been able to avoid layoffs and furloughs of employees. The Company is not able to estimate the duration of the pandemic and potential impact on the business if disruptions or delays in shipments of product occur. To date, the Company is not aware of any such disruptions. In addition, a severe prolonged economic downturn could result in a variety of risks to the business, including weakened demand for product and a decreased ability to raise additional capital when needed on acceptable terms, if at all. As the situation continues to evolve, the Company will continue to closely monitor market conditions and respond accordingly. The Company has applied for and received certain financial assistance under the Coronavirus, Aid, Relief, and Economic Security Act (“CARES Act”) enacted in March 2020 by the U.S. Government in response to COVID-19 (see Note 6).

On July 6, 2021, the Company entered and closed on an Agreement and Plan of Merger with the members of Model Meals, LLC (“Model Meals”), acquiring Model Meals through a reverse triangular merger, whereby Model Meals merged with Model Meals Acquisition Corp., a wholly owned subsidiary of the Company, with Model Meals being the surviving entity (the “Acquisition”). As a result, Model Meals became a wholly owned subsidiary of the Company, and the members of Model Meals received and aggregate of 2,008,310 shares of common stock with grant date fair value of $ 2,028,393 (see Note 3) and were paid $60,000 in cash.

In January 2022, the Company’s board of directors and management changed the Company’s fiscal year end from December 31st to October 31st, effective immediately (see Note 2).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying interim unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for interim financial information, which present the unaudited consolidated financial statements of the Company and its active wholly owned subsidiaries, Home Bistro Holdings, Inc. and Model Meals LLC (acquired on July 6, 2021) for the period ending July 31, 2022. All intercompany transactions and balances have been eliminated. It is management’s opinion that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the fiscal year ending October 31, 2022.

Certain information and disclosures normally included in the notes to the annual consolidated financial statements have been condensed or omitted from these interim consolidated financial statements. Accordingly, these interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Transition Report, due to our change in fiscal year end, on Form 10-KT filed with the SEC on January 31, 2022.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

Going Concern

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited consolidated financial statements, for the nine months ended July 31, 2022, the Company had a net loss and cash used in operations of $8,237,494 and $3,343,172, respectively. On July 31, 2022, the Company had an accumulated deficit, stockholders’ equity, and working capital deficit of $(29,951,604), $1,383,704 and $(2,936,693), respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The Company’s primary source of operating funds has primarily from the sale of common stock and the issuance of convertible debt notes. The Company has experienced net losses from operations since inception but expects these conditions to improve in the near term and beyond as it develops its business model.

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. Management believes that the Company’s capital resources are not currently adequate to continue operating and maintaining its business strategy for a period of twelve months from the issuance date of this report. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates as of July 31, 2022 and October 31, 2021 include the assumptions used in the redemption recognition method for unredeemed gift cards, useful life of property and equipment and intangible assets, valuation of right-of-use (“ROU”) assets and lease liabilities, estimates of current and deferred income taxes and deferred tax valuation allowances, fair value of assets acquired and liabilities assumed in a business combination, and the fair value of non-cash equity transactions and derivative liabilities.

Cash

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. On July 31, 2022 and October 31, 2021, the Company did not have any cash equivalents.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. As of July 31, 2022 and October 31, 2021, the bank balance was in excess of FDIC insured levels by approximately $0 and $2,025,000, respectively. The Company has not experienced any losses in such accounts through July 31, 2022.

Fair Value of Financial Instruments and Fair Value Measurements

FASB ASC 820 - Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on July 31, 2022. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash, due from and to related parties, prepaid expenses, accounts payable and accrued liabilities approximate their fair market value based on the short-term maturity of these instruments.

Assets or liabilities measured at fair value on a recurring basis include embedded conversion options in convertible debt (see Note 4) and were as follows on July 31, 2022 and October 31, 2021:

	July 31, 2022			October 31, 2021
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative liabilities	$—	$—	$153,206	$—	$—	$86,884

A roll forward of the level 3 valuation financial instruments is as follows:

Nine Months Ended July 31, 2022
(Unaudited)
Balance on October 31, 2021	$86,884
Increase in derivative liabilities included in debt discount	122,177
Change in fair value of derivative liabilities	(55,855)
Balance on July 31, 2022	$153,206

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding equity instruments.

Derivative Liabilities

The Company has certain financial instruments that are embedded derivatives associated with capital raises. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-10 – Derivative and Hedging – Contract in Entity’s Own Equity. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment, or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on debt extinguishment.

Goodwill and Indefinite Lived Intangible Assets

Goodwill represents the excess of purchase prices over the fair value of nets assets acquired, is carried at cost. Goodwill is not amortized; rather, it is subject to a periodic assessment for impairment by applying a fair value-based test. Goodwill is evaluated for impairment on an annual basis at a level of reporting referred to as the reporting unit, and more frequently if adverse events or changes in circumstances indicate that the asset may be impaired.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

Goodwill and indefinite lived intangible assets are tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not (that is, a likelihood of more than 50%) that the fair value of the reporting unit is less than its carrying amount. The qualitative assessment considers macroeconomic conditions, industry and market considerations, cost factors and overall company financial performance. If the reporting unit does not pass the qualitative assessment, the carrying amount of the reporting unit, including goodwill, is compared to its fair value. When the carrying amount of the reporting unit exceeds its fair value, a goodwill impairment loss is recognized up to a maximum amount of the recorded goodwill related to the reporting unit. Goodwill impairment losses are not reversed. There was no impairment loss of goodwill or indefinite lived intangible assets for the nine months ended July 31, 2022.

Impairment of Long-Lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets including intangible assets with finite life, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Inventory

Inventory consists of non-perishable food items distributed by the Company and are stated at the lower of cost and net realizable value utilizing the first-in first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are based on estimates and included in cost of sales. As of July 31, 2022 and October 31, 2021, the inventory balances were insignificant and the Company determined that there was no allowance needed.

Revenue Recognition

The Company’s revenues consist of high quality, direct-to-consumer, ready-made meals that can be ordered by customers through www.homebistro.com, www.modelmeals.com and restaurant quality meats and seafood through its Colorado Prime Brand. Revenues from the Company’s ready-made meals are recognized when the product is delivered to the customer and title has transferred. It is at this point in time that the Company’s performance obligations have been completed. Product sales are recorded net of any discounts or allowances and include shipping charges.

Customers can purchase gift cards via phone or online through the Company’s e-commerce website. Gift card purchases are initially recorded as unredeemed gift card liabilities and are recognized as product sales upon redemption. Historically, the majority of gift cards are redeemed within two to three years of issuance. The Company does not charge administrative fees on unused gift cards, and its gift cards do not have an expiration date.

Based on historical redemption patterns, a portion of issued gift cards are not expected to be redeemed (breakage). The Company uses the redemption recognition method for recognizing breakage related to unredeemed gift cards for which it has sufficient historical redemption information. Under the redemption recognition method, breakage revenue is recorded in proportion to, and over the time period gift cards are actually redeemed. The estimated breakage rate is based on historical issuance and redemption patterns and is re-assessed by the Company on a regular basis. At least three years of historical data, which is updated annually, is used to estimate redemption patterns. Model meals, the Company’s wholly-owned subsidiary, does not have sufficient historical redemption information to recognize breakage. Therefore, all issued gift cards are recorded as a liability upon issuance and revenue when used.

Cost of Sales

The Company’s policy is to recognize product related cost of sales in conjunction with revenue recognition, when the product costs are incurred which is upon delivery of product. Cost of sales includes the food and processing costs directly attributable to fulfillment and the delivery of the product to customers including both inbound and outbound shipping costs. In addition, the royalty fee related to the Joint Product Development and Distribution Agreement (see Note 11) was also included in cost of sales.

Shipping and handling costs incurred for product shipped to customers are included in cost of sales and amounted to $411,380 and $152,070 for the nine months ended July 31, 2022 and 2021, respectively. Shipping and handling costs charged to customers are included in product sales.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation–Stock Compensation”, which requires recognition in the financial statements of the cost of employee, non-employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Advertising Costs

The Company participates in various advertising programs. All costs related to advertising of the Company’s products are expensed in the period incurred. Advertising costs charged to operations were $940,580 and $307,980 for the nine months ended July 31, 2022 and 2021, respectively, which are presented on the accompanying unaudited consolidated statements of operations as selling and marketing expenses.

Income Taxes

The Company accounts for income taxes using the liability method prescribed by ASC 740 - Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. For the nine months ended July 31, 2022, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Leases

The Company accounts for its leases using the method prescribed by ASC 842 – Lease Accounting. The Company assess whether the contract is, or contains, a lease at the inception of a contract which is based on (i) whether the contract involves the use of a distinct identified asset, (ii) whether the Company obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (iii) whether the Company has the right to direct the use of the asset. The Company allocates the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right-of-use (“ROU”) assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating and financing lease ROU assets represents the right to use the leased asset for the lease term. Operating and financing lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Basic and Diluted Loss Per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares consist of common stock issuable for stock options and stock warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

The potentially dilutive common stock equivalents as of July 31, 2022 and 2021 were excluded from the dilutive loss per share calculation as they would be antidilutive due to the net loss and included the following:

	July 31,
	2022	2021
Common Stock Equivalents:
Stock Warrants	17,750,156	12,071,461
Convertible Notes	7,821,102	1,512,844
Total	25,571,258	13,584,305

Concentration Risk

The Company purchased approximately 100% of its food products from one vendor during the nine months ended July 31, 2021. The Company is not obligated to purchase from these vendors and, if necessary, there are other vendors from which the Company can purchase food products. As of July 31, 2021, the Company had no accounts payable balance to this vendor.

During the nine months ended July 31, 2022, the Company had two kitchen facilities located at Pembroke Pines, FL 33009 and Santa Ana, CA. The Company started producing and packaging its food products at these locations in addition to purchasing food products from other vendors which mitigated this concentration risk.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06—Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and edging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”) to simplify the accounting for convertible instruments by removing certain separation models in Subtopic 470- 20, Debt with Conversion and Other Options, for convertible instruments. Under the amendments in ASU 2020-06, the embedded conversion features no longer are separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost and a convertible preferred stock will be accounted for as a single equity instrument measured at its historical cost, as long as no other features require bifurcation and recognition as derivatives. By removing those separation models, the interest rate of convertible debt instruments typically will be closer to the coupon interest rate when applying the guidance in Topic 835, Interest. The amendments in ASU 2020-06 provide financial statement users with a simpler and more consistent starting point to perform analyses across entities. The amendments also improve the operability of the guidance and reduce, to a large extent, the complexities in the accounting for convertible instruments and the difficulties with the interpretation and application of the relevant guidance. To further improve the decision usefulness and relevance of the information being provided to users of financial statements, amendments in ASU 2020-06 increased information transparency by making the following amendments to the disclosure for convertible instruments:

1.	Add a disclosure objective

2.	Add information about events or conditions that occur during the reporting period that cause conversion contingencies to be met or conversion terms to be significantly changed

3.	Add information on which party controls the conversion rights

4.	Align disclosure requirements for contingently convertible instruments with disclosure requirements for other convertible instruments

5.	Require that existing fair value disclosures in Topic 825, Financial Instruments, be provided at the individual convertible instrument level rather than in the aggregate.

Additionally, for convertible debt instruments with substantial premiums accounted for as paid-in capital, amendments in ASU 2020-06 added disclosures about (1) the fair value amount and the level of fair value hierarchy of the entire instrument for public business entities and (2) the premium amount recorded as paid-in capital.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

The amendments in ASU 2020-06 are effective for public business entities, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of its annual fiscal year and are allowed to adopt the guidance through either a modified retrospective method of transition or a fully retrospective method of transition. In applying the modified retrospective method, entities should apply the guidance to transactions outstanding as of the beginning of the fiscal year in which the amendments are adopted. Transactions that were settled (or expired) during prior reporting periods are unaffected. The cumulative effect of the change should be recognized as an adjustment to the opening balance of retained earnings at the date of adoption. If an entity elects the fully retrospective method of transition, the cumulative effect of the change should be recognized as an adjustment to the opening balance of retained earnings in the first comparative period presented. The Company early adopted ASU 2020-06 effective November 1, 2021 and did not have a significant impact on its consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). The new ASU addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. This amendment is effective for all entities, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company does not believe the adoption of this ASU will have a significant impact on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on its consolidated financial statements.

NOTE 3 – ACQUISITION OF A SUBSIDIARY

Acquisition of Model Meals

Model Meals was formed on May 1, 2015. Model Meals provides prepackaged and prepared meals as a solution for time-constrained but discerning consumers focused on satisfying every member of the family by offering a broad array of the highest quality meal planning, delivery, and preparation services. Products are customized meal solutions, delivered fresh directly to the home and utilizes third-party food delivery services to fulfill customers’ orders.

On July 6, 2021, the Company entered and closed on an Agreement and Plan of Merger with the members of Model Meals, acquiring Model Meals through a reverse triangular merger, whereby Model Meals merged with Model Meals Acquisition Corp., a wholly owned subsidiary of the Company, with Model Meals being the surviving entity (the “Acquisition”). As a result, Model Meals became a wholly owned subsidiary of the Company, and the members of Model Meals received an aggregate of 2,008,310 shares of common stock with grant date fair value of $ 2,028,393 (see Note 1) and were paid $60,000 in cash. The shares are subject to a 24-month Lockup and Leak-Out Agreement and were issued pursuant to Section 4(a)(2) of the Securities Act. The acquisition of Model Meals will allow the Company the ability to increase its customer base, geographic distribution area, and prepared meals available on its ecommerce sights.

Further, on August 12, 2021, the Company filed, an amended current report Form 8-K/A, Model Meals’; (i) audited balance sheets and audited statement of operations as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, respectively; (ii) unaudited balance sheet and unaudited statement of operations as of March 31, 2021 and for the three months ended March 31, 2021, respectively, and; (iii) unaudited pro forma combined financial information derived by the application of pro forma adjustments to the historical consolidated financial statements of the Company and Model Meals which gives effect to the Acquisition between the Company and Model Meals as if the Acquisition had occurred on January 1, 2020 with respect to the unaudited annual pro forma combined statement of operation, and as of January 1, 2021 for the three months ended March 31, 2021 unaudited pro forma combined statement of operation, and as of March 31, 2021 with respect to the unaudited pro forma combined balance sheets.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

In connection with the Acquisition, the assets acquired and liabilities assumed were recorded at fair value on the acquisition date. The fair values are subject to adjustment during measurement period with subsequent changes recognized in earnings or loss. These estimates are inherently uncertain and are subject to refinement. Management develops estimates based on assumptions as a part of the purchase price allocation process to value the assets acquired and liabilities assumed as of the business acquisition date. As a result, during the purchase price measurement period, which may be up to one year from the business acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. After the purchase price measurement period, the Company will record any adjustments to assets acquired or liabilities assumed in operating expenses in the period in which the adjustments may have been determined. Based upon the purchase price allocation, the following table summarizes the preliminary fair value of the assets acquired and liabilities assumed at the date of the acquisition:

Total
Assets acquired:
Current assets	$97,140
Computer software	66,198
Customer relationships	43,000
Trademark	505,000
Goodwill	1,809,357
Total assets acquired at fair value	2,520,695
Less: total liabilities assumed	(432,302)
Net asset acquired	$2,088,393

Purchase consideration paid:
Fair value of common shares issued	$2,028,393
Cash consideration	60,000
Total purchase consideration paid	$2,088,393

Goodwill recognized as a result of the acquisition is not deductible for tax purposes. See Note 4 for additional information about other intangible assets. The recognized goodwill related to Model Meals is directly attributable to synergies expected to arise after the acquisition.

The following unaudited pro forma consolidated results of operations for the nine months ended July 31, 2021 have been prepared as if the acquisition of Model Meals had occurred as of the beginning of the period:

Nine Months Ended
July 31, 2021
(Unaudited)
Net Revenues	$2,485,615
Net Loss	$(2,539,633)
Net Loss per Share	$(0.12)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

NOTE 4 – GOODWILL AND INTANGIBLE ASSETS

On July 6, 2021, the Company acquired Model Meals’ net assets with total fair value of $279,036, which includes computer software, customer relationships and trademarks, for a total consideration of $2,088,393 (see Note 3). The excess consideration over the fair value of the net assets acquired of $1,809,357 was recorded as goodwill.

On June 24, 2021, the Company entered into a licensing agreement (“License Agreement”) with a celebrity chef and majority member interest holder of Homemade Meals, LLC (“Homemade Meals”). As a condition to finalizing the License Agreement, the Company executed a Membership Interest Purchase Agreement (the “Member Agreement”) and issued an aggregate of 2,266,667 shares of common stock to other members of Homemade Meals with an aggregate fair value of $2,969,334, based on the market price of common stock on the close date of October 25, 2021. The shares issued to the other members were consideration to terminate an exclusivity and non-compete agreement the celebrity chef had with Homemade Meals. Further, the Company issued the celebrity chef 2,000,000 shares of common stock with a fair value of $2,620,000, based on the market price of common stock on the close date of Company’s common stock. The Company’s primary reason for acquiring the membership interests in Homemade Meals was to terminate the non-compete agreement between the celebrity chef and Homemade Meals, thereby enabling the celebrity chef to execute the License Agreement with the Company. At the time of execution of the Member Agreement, Homemade meals held no significant assets and had no business operations, and the Member Agreement was solely executed to terminate the exclusivity and non-compete agreement the celebrity chef had with Homemade Meals. The Company recorded the shares given to the celebrity chef and the members of Homemade Meals has two separate transactions.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

The Company and the celebrity chef (collectively as “Parties”) had a preexisting relationship and other arrangements before negotiations for the acquisition of Homemade Meals and had planned to enter into a License Agreement during the negotiations, which is separate from the Member Agreement. Since ASC 805-50 includes only general principles related to accounting for an asset acquisition and in the absence of specific guidance, the Company analogized to the guidance in ASC 805-10-25-20 through 25-21– Business Combination to identify and account for transactions that are separate from a business combination. Under this guidance, the Company, when applying the acquisition method, recognized “only the consideration transferred to acquire the asset”, the license. Any separate transactions were accounted for separately from acquisition of the License Agreement in accordance with the relevant GAAP.

Therefore, in accordance with ASC 805-10-25-21, the Company accounted for the 2,000,000 shares of common stock with fair value of $2,620,000, based on the market price of common stock on the acquisition date, issued to the celebrity chef as the cost of the License Agreement which was recorded as an intangible asset in the accompanying consolidated balance sheet and will be amortized over the three-year term of the License Agreement. In addition, the aggregate of 2,266,667 shares of common stock issued to other members with an aggregate fair value of $2,969,334, based on the market price of common stock on the acquisition date, was accounted for as compensation to terminate the exclusivity and non-compete agreement and was recorded as product development expense in the accompanying consolidated statement of operations.

Goodwill

	Estimated Life	July 31, 2022	October 31, 2021
		(Unaudited)
Goodwill	Indefinite	$1,809,357	$1,809,357
Less: impairment		—	—
Goodwill, net		$1,809,357	$1,809,357

Intangible Assets

	Estimated Life	July 31, 2022	October 31, 2021
		(Unaudited)
Computer software	3.5 years	$66,198	$66,198
Customer relationships	7 years	43,000	43,000
Trademark	Indefinite	505,000	505,000
License agreement	3 years	2,620,000	2,620,000
Total		3,234,198	3,234,198
Less: accumulated amortization		(683,719)	(8,837)
Intangible assets, net		$2,550,479	$3,225,361
Intangible assets with a finite life, net		$2,045,479	$2,720,361

During the three and nine months ended July 31, 2022, the Company recorded a total of $224,961 and $674,882, respectively, of amortization expense related to the intangible assets.

Amortization of intangible assets attributable to future periods is as follows:

Year ending October 31:	Amount
2022	$224,962
2023	899,845
2024	898,147
2025	6,143
2026	6,143
2027	6,143
2028	4,096
Total	$2,045,479

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

NOTE 5 – CONVERTIBLE NOTES

On July 31, 2022 and October 31, 2021, convertible notes consisted of the following:

	July 31, 2022	October 31, 2021
	(Unaudited)
Principal amount	$992,302	$1,028,179
Add: put premium on stock-settled debt	83,058	-
Less: debt discount	(361,444)	(477,541)
Convertible notes payable, net	$713,916	$550,638

Principal amount – related party	$—	$63,069
Less: debt discount – related party	—	(32,897)
Convertible note payable - related party, net	$—	$30,172

Total convertible notes payable, net	$713,916	$580,810

January 2021 Financing

January 2021 Note II

On January 27, 2021, the Company entered into a Securities Purchase Agreement (the “January 2021 SPA II”) with an investor for the sale of the Company’s convertible note. Pursuant to the January 2021 SPA II, the Company; (i) issued a convertible note with principal amount of $330,000 (the “January 2021 Note II”) with the Company receiving $300,000 in net proceeds, net of $33,000 of OID recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) issued 150,000 shares of common stock, subject to a true-up based upon the trading price of the common stock and the investor’s ownership limitations (“Commitment Share True-up”) (as discussed below under Commitment Share True-Up Provision) and; (iii) a warrant to purchase up to 150,000 shares of common stock (the “January 2021 Warrant II”, and together with the January 2021 SPA II and the January 2021 Note II, the “January 2021 Agreements II”). The 150,000 shares of common stock and 150,000 warrants issued were valued at $85,981 and $31,821, respectively, using the relative fair value method and the Commitment Share True-up had a fixed monetary value of $93,750, all recorded as a debt discount to be amortized over the twelve-month term of the note. The January 2021 Note II matured on February 1, 2022 and a one-time interest charge of 8% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the January 2021 Note II immediately prior to the occurrence of the Event of Default and becomes immediately due and payable. The Company made nine monthly cash payments (“Amortization Payments”) in the amount of $39,600 beginning May 1, 2021. The investor may only convert the January 2021 Note II at any time or times on or after the occurrence of an Event of Default. The January 2021 Note II was convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The January 2021 Agreements II contain other provisions, covenants, and restrictions common with this type of debt transaction. The January 2021 SPA II also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the transitional period ending October 31, 2021, the Company paid $213,570 of principal and $24,030 of accrued interest. During the nine months ended July 31, 2022, the Company paid the remaining $116,430 of principal and $2,370 of accrued interest. As of July 31, 2022, and October 31, 2021, the January 2021 Note II had outstanding principal and accrued interest of $0 and $116,430, respectively.

The January 2021 Warrant II, issued to the investor as commitment fee, provides for the right to purchase up to 150,000 shares of common stock; (i) valued at $31,821 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

March 2021 Financings

March 2021 Note I

On March 22, 2021, the Company entered into a Securities Purchase Agreement (the “March 2021 SPA I”) with an investor for the sale of the Company’s convertible note. Pursuant to the March 2021 SPA I, the Company; (i) issued a convertible note with principal amount of $55,000 (the “March 2021 Note I”) with the Company receiving $50,000 in net proceeds, net of $5,000 of OID recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) issued 25,000 shares of common stock, subject to a true-up based upon the trading price of the common stock and the investor’s ownership limitations (“Commitment Share True-up”) (as discussed below under Commitment Share True-Up Provision) and; (iii) a warrant to purchase up to 25,000 shares of common stock (the “March 2021 Warrant I”, and together with the March 2021 SPA I and the March 2021 Note I, the “March 2021 Agreements I”). The 25,000 shares of common stock and 25,000 warrant issued were valued at $6,949 and $1,346, respectively, using the relative fair value method and the Commitment Share True-up had a fixed monetary value of $5,133, all recorded as a debt discount to be amortized over the twelve-month term of the note. The March 2021 Note I matured on March 1, 2022 and a one-time interest charge of 10% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance was immediately and automatically increase to 140% of the outstanding balance under the March 2021 Note I immediately prior to the occurrence of the Event of Default and becomes immediately due and payable. The Company made nine monthly cash payments (“Amortization Payments”), in the amount of $6,455 due on the first day of each month, beginning July 1, 2021. The investor may only convert the March 2021 Note I at any time or times on or after the occurrence of an Event of Default. The March 2021 Note I was convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The March 2021 Agreements I contain other provisions, covenants, and restrictions common with this type of debt transaction. The March 2021 SPA I also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the transitional period ending October 31, 2021, the Company paid $23,467 of the principal and $2,353 of accrued interest. During the six months ending July 31, 2022, the Company paid the remaining $31,533 of the principal and $742 of accrued interest. As of July 31, 2022 and October 31, 2021, the March 2021 Note I had outstanding principal of $0 and $31,533, respectively.

The March 2021 Warrant I, issued to the investor as a commitment fee, provides for the right to purchase up to 25,000 shares of common stock; (i) valued at $1,346 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

March 2021 Note III – Related Party

On March 30, 2021, the Company entered into a Securities Purchase Agreement (the “March 2021 SPA III”) with an investor, who is also a major stockholder and director and considered to be a related party, for the sale of the Company’s convertible note. Pursuant to the March 2021 SPA III, the Company; (i) issued a convertible note with principal amount of $110,000 (the “March 2021 Note III”) with the Company receiving $100,000 in net proceeds, net of $10,000 of OID recorded as a debt discount to be amortize over the twelve-month term of the note; (ii) issued 50,000 shares of common stock, subject to a true-up based upon the trading price of the common stock and the investor’s ownership limitations (“Commitment Share True-up”) (as discussed below under Commitment Share True-Up Provision) and; (iii) a warrant to purchase up to 50,000 shares of common stock (the “March 2021 Warrant III”, and together with the March 2021 SPA III and the March 2021 Note III, the “March 2021 Agreements III”). The 50,000 shares of common stock and 50,000 warrant issued were valued at $23,718 and $7,924, respectively, using the relative fair value method and the Commitment Share True-up had a fixed monetary value of $22,250, all recorded as a debt discount to be amortized over the twelve-month term of the note. The March 2021 Note III matured on March 30, 2022 and a one-time interest charge of 10% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the March 2021 Note III immediately prior to the occurrence of the Event of Default and becomes immediately due and payable. The Company made nine monthly cash payments (“Amortization Payments”), in the amount of $12,911 due on the first day of each month, beginning July 1, 2021. The investor may only convert the March 2021 Note III at any time or times on or after the occurrence of an Event of Default. The March 2021 Note III was convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The March 2021 Agreements III contain other provisions, covenants, and restrictions common with this type of debt transaction. The March 2021 SPA III also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the transitional period ending October 31, 2021, the Company paid $46,931 of principal and $4,714 of accrued interest. During the nine months ended July 31, 2022, the Company paid the remaining $63,069 of principal and $1,487 of accrued interest. As of July 31, 2022 and October 31, 2021, the March 2021 Note III had outstanding principal of $0 and $63,069 respectively.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

The March 2021 Warrant III, issued to the investor as a commitment fee, provides for the right to purchase up to 50,000 shares of common stock; (i) valued at $7,924 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

March 2021 Note V

On March 31, 2021, the Company entered into a Securities Purchase Agreement (the “March 2021 SPA V”) with an investor for the sale of the Company’s convertible note. Pursuant to the March 2021 SPA V, the Company; (i) issued a convertible note with principal amount of $165,000 (the “March 2021 Note V”) with the Company receiving $150,000 in net proceeds, net of $15,000 of OID recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) issued 75,000 shares of common stock, subject to a true-up based upon the trading price of the common stock and the investor’s ownership limitations (“Commitment Share True-up”) (as discussed below under Commitment Share True-Up Provision) and; (iii) a warrant to purchase up to 75,000 shares of common stock (the “March 2021 Warrant V”, and together with the March 2021 SPA V and the March 2021 Note V, the “March 2021 Agreements V”). The 75,000 shares of common stock and 75,000 warrant issued were valued at $36,499 and $12,352, respectively, using the relative fair value method and the Commitment Share True-up had a fixed monetary value of $34,500, all recorded as a debt discount to be amortized over the twelve-month term of the note. The March 2021 Note V mature on March 1, 2022 and a one-time interest charge of 10% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the March 2021 Note V immediately prior to the occurrence of the Event of Default and becomes immediately due and payable. The Company shall make nine monthly cash payments (“Amortization Payments”), in the amount of $20,167 due on the first day of each month, beginning July 1, 2021. The investor may only convert the March 2021 Note V at any time or times on or after the occurrence of an Event of Default. The March 2021 Note V was convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The March 2021 Agreements V contain other provisions, covenants, and restrictions common with this type of debt transaction. The March 2021 SPA V also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the transitional period ending October 31, 2021, the Company paid $68,191 of principal and $12,477 of accrued interest. During the nine months ended July 31, 2022, the Company paid the remaining $96,809 of principal and $4,025 of accrued interest. As of July 31, 2022 and October 31, 2021, the March 2021 Note V had outstanding principal of $0 and $96,809, respectively.

The March 2021 Warrant V, issued to the investor as a commitment fee, provides for the right to purchase up to 75,000 shares of common stock; (i) valued at $12,352 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

April 2021 Financing

On April 7, 2021, the Company closed a Securities Purchase Agreement dated March 29, 2021 (the “April 2021 SPA”) with an investor for the sale of the Company’s convertible note. Pursuant to the April 2021 SPA, the Company; (i) issued a convertible note with principal amount of $165,000 (the “April 2021 Note”) with the Company receiving $146,500 in net proceeds, net of $15,000 of OID and $3,500 of legal fees; (ii) issued 75,000 shares of common stock, subject to a true-up based upon the trading price of the common stock and the investor’s ownership limitations (“Commitment Share True-up”) and; (iii) issued warrant to purchase up to 75,000 shares of common stock (the “April 2021 Warrant”, and together with the April 2021 SPA and the April 2021 Note, the “April 2021 Agreements”). The 75,000 shares of common stock and 75,000 warrant issued were valued at $31,913 and $9,669, respectively, using the relative fair value method and the Commitment Share True-up had a fixed monetary value of $27,375, recorded as a debt discount to be amortized over the twelve-month term of the note. The April 2021 Note I matured on March 30, 2022 and a one-time interest charge of 8% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the April 2021 Note immediately prior to the occurrence of the Event of Default and becomes immediately due and payable. The Company made nine monthly cash payments (“Amortization Payments”), in the amount of $19,800 due on the first day of each month, beginning July 1, 2021. The investor may only convert the April 2021 Note at any time or times on or after the occurrence of an Event of Default. The April 2021 Note is convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The April 2021 Agreements contain other provisions, covenants, and restrictions common with this type of debt transaction. The April 2021 SPA also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the transitional period ending October 31, 2021, the Company paid $69,316 of principal and $9,884 of accrued interest. During the nine months ended July 31, 2022, the Company paid the remaining $95,684 of principal and $3,316 of accrued interest. As of July 31, 2022 and October 31, 2021, the April 2021 Note had outstanding principal of $0 and $95,684, respectively.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

The April 2021 Warrant, issued to the investor as a commitment fee, provides for the right to purchase up to 75,000 shares of common stock; (i) valued at $9,669 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

May 2021 Financings

May 2021 Note I

On May 17, 2021, the Company closed a Securities Purchase Agreement (the “May 2021 SPA I”) with an investor for the sale of the Company’s convertible note. Pursuant to the May 2021 SPA I, the Company (i) issued a convertible note with principal amount of $132,000 (the “May 2021 Note I”) with the Company receiving $111,700 in net proceeds, net of $12,000 of OID and $8,300 of legal fees; (ii) issued 60,000 shares of common stock (the “First Commitment Shares”) as a commitment fee and shall issue 165,000 shares of common stock (the “Second Commitment Shares”) issued as a returnable commitment fee, accordingly, the Company deems the Second Commitment Shares as unissued for accounting purposes and; (iii) issued a warrant to purchase up to 60,000 shares of common stock (the “May 2021 Warrant I”, and together with the May 2021 SPA I and the May 2021 Note I, the “May 2021 Agreements I”). The 60,000 shares of common stock and 60,000 warrant issued were valued at $26,824 and $9,767, respectively, using the relative fair value method and the Commitment Share True-up had a fixed monetary value of $26,700, recorded as a debt discount to be amortized over the twelve-month term of the note. The May 2021 Note I matured on May 10, 2022 and a one-time interest charge of 10% was applied on the issue date and will be payable on the maturity date; in an event of default, the interest rate shall increase to 16% per annum. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the May 2021 Note I immediately prior to the occurrence of the event of default and becomes immediately due and payable. The Company made nine monthly cash payments (“Amortization Payments”), in the amount of $15,667 due on the first day of each month, beginning August 9, 2021. The investor may only convert the May 2021 Note I at any time or times on or after the occurrence of an event of default. The May 2021 Note I is convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The May 2021 Agreements I contain other provisions, covenants, and restrictions common with this type of debt transaction. The May 2021 SPA I also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the transitional period ending October 31, 2021, the Company paid $41,159 of principal and $5,842 of accrued interest. During the nine months ended July 31, 2022, the Company paid the remaining $90,841 of principal and $3,161 of accrued interest. As of July 31, 2022 and October 31, 2021, the May 2021 Note I had outstanding principal of $0 and $90,841, respectively.

The May 2021 Warrant I, issued to the investor as a commitment fee, provides for the right to purchase up to 60,000 shares of common stock; (i) valued at $9,767 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

May 2021 Note II

On May 28, 2021, the Company closed a Securities Purchase Agreement (the “May 2021 SPA II”) with an investor for the sale of the Company’s convertible note. Pursuant to the May 2021 SPA II, the Company (i) issued a convertible note with principal amount of $285,000 (the “May 2021 Note II”) with the Company receiving $250,000 in net proceeds, net of $28,500 of OID and $6,500 of legal fees; (ii) issued 150,000 shares of common stock (the “Commitment Shares”) as commitment fee and; (iii) issued warrant to purchase up to 150,000 shares of common stock (the “May 2021 Warrant II”, and together with the May 2021 SPA II and the May 2021 Note II, the “May 2021 Agreements II”). The 150,000 shares of common stock and 150,000 warrant issued were valued at $69,583 and $30,326, respectively, using the relative fair value method, all recorded as a debt discount to be amortized over the twelve-month term of the note. The May 2021 Note II matured on May 26, 2022 and a one-time interest charge of 10% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the May 2021 Note II immediately prior to the occurrence of the event of default and becomes immediately due and payable. The Company made nine monthly cash payments (“Amortization Payments”), in the amount of $31,350 due on the first day of each month, beginning August 26, 2021. The investor may only convert the May 2021 Note II at any time or times on or after the occurrence of an event of default. The May 2021 Note II is convertible at a conversion price of $0.70 (“Conversion Price”). The May 2021 Agreements II contain other provisions, covenants, and restrictions common with this type of debt transaction. The May 2021 SPA II also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the transitional period ending October 31, 2021, the Company paid $48,219 of principal and $14,481 of accrued interest. During the nine months ended July 31, 2022, the Company paid $236,781 of principal and $14,019 of accrued interest. As of July 31, 2022 and October 31, 2021, the May 2021 Note II had outstanding principal of $0 and $236,781, respectively.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

The May 2021 Warrant II, issued to the investor as a commitment fee, provides for the right to purchase up to 150,000 shares of common stock; (i) valued at $30,326 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $1.50; (iii) subject to adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

September 2021 Financings

September 2021 Note I

On September 1, 2021, the Company closed a Securities Purchase Agreement (the “September 2021 SPA I”) with an investor for the sale of the Company’s convertible note. Pursuant to the September 2021 SPA I, the Company (i) issued a convertible note with principal amount of $110,000 (the “September 2021 Note I”) with the Company receiving $100,000 in net proceeds, net of $10,000 of OID; (ii) issued 50,000 shares of common stock (the “First Commitment Shares”) as commitment fee and; (iii) issued warrant to purchase up to 50,000 shares of common stock (the “September 2021 Warrant I”, and together with the September 2021 SPA I and the September 2021 Note I, the “September 2021 Agreements I”). The 50,000 shares of common stock and 50,000 warrant issued were valued at $24,877 and $9,493, respectively, using the relative fair value method, recorded as a debt discount to be amortized over the nine-month term of the note. The September 2021 Note I matured on June 1, 2022 and a one-time OID charge of 10% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the September 2021 Note I immediately prior to the occurrence of the event of default and becomes immediately due and payable. The Company made nine monthly cash payments (“Amortization Payments”), in the amount of $13,444 due on the first day of each month, beginning October 1, 2021. The investor may only convert the September 2021 Note I at any time or times on or after the occurrence of an event of default. The September 2021 Note I was convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The September 2021 Agreements I contain other provisions, covenants, and restrictions common with this type of debt transaction. The September 2021 SPA I also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the nine months ended July 31, 2022, the Company paid $110,000 of principal and $10,996 of accrued interest. As of July 31, 2022 and October 31, 2021, the September 2021 Note I had outstanding principal of $0 and $110,000, respectively.

The September 2021 Warrant I, issued to the investor as a commitment fee, provides for the right to purchase up to 50,000 shares of common stock; (i) valued at $9,493 using the relative fair value method and recorded as a debt discount to be amortized over the nine-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

September 2021 Note II

On September 8, 2021, the Company closed a Securities Purchase Agreement (the “September 2021 SPA II”) with an investor for the sale of the Company’s convertible note. Pursuant to the September 2021 SPA II, the Company (i) issued a convertible note with principal amount of $250,000 (the “September 2021 Note II”) with the Company receiving $218,250 in net proceeds, net of $25,000 of OID and $6,750 of legal fees; (ii) issued 114,000 shares of common stock (the “First Commitment Shares”) as commitment fee and; (iii) issued warrant to purchase up to 114,000 shares of common stock (the “September 2021 Warrant II”, and together with the September 2021 SPA II and the September 2021 Note II, the “September 2021 Agreements II”). The 114,000 shares of common stock and 114,000 warrant issued were valued at $59,468 and $21,004, respectively, using the relative fair value method, recorded as a debt discount to be amortized over the twelve-month term of the note. The September 2021 Note II matured on August 1, 2022 and 10% of OID was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the September 2021 Note II immediately prior to the occurrence of the event of default and becomes immediately due and payable. The Company shall make nine monthly cash payments (“Amortization Payments”), in the amount of $30,556 due on the first day of each month, beginning December 1, 2021. If the first day of any calendar month is not on a business day, then the Company shall make monthly payments on the next business day. The investor may only convert the September 2021 Note II at any time or times on or after the occurrence of an event of default. The September 2021 Note II is convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”).

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

The September 2021 Agreements II contain other provisions, covenants, and restrictions common with this type of debt transaction. The September 2021 SPA II also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the nine months ended July 31, 2022, the Company paid $219,875 of principal and $24,573 of accrued interest. As of July 31, 2022 and October 31, 2021, the September 2021 Note II had outstanding principal of $30,125 and $250,000, respectively.

The September 2021 Warrant II, issued to the investor as commitment fee, provides for the right to purchase up to 114,000 shares of common stock; (i) valued at $21,004 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

May 2022 Note I

On May 18, 2022, the Company entered into a Securities Purchase Agreement (“May 2022 SPA I”) with an investor for the sale of the Company’s convertible note. Pursuant to the May 2022 SPA I, the Company; (i) issued a convertible note with principal amount of $500,000 (“May 2022 Note I”) with the Company receiving $450,000 in net proceeds, net of $40,000 of OID and $10,000 of legal fees; (ii) issued warrants to purchase up to 769,231 shares of common stock (“May 2022 Warrant I”). The 869,565 warrants issued were valued at $93,641 using the relative fair value method, recorded as a debt discount to be amortized over the twelve-month term of the note. The May 2022 Note I bears an annual interest rate of 15% and matures on May 18, 2023. The May 2022 Note I is convertible at any time or times on or after the occurrence of an event of default, at a price equal to $0.39, provided, however, that if the Company consummates an Uplist Offering (as defined in this May 2022 Note I) within 180 calendar days after the issuance date, then the conversion price shall equal 75% of the Uplist Offering. If the date of a respective conversion under the May 2022 Note I, is prior to the date of the Uplist Offering, then the Conversion Price shall equal $0.39 per share. At any time prior to an event of default the Company shall have the option to pre-pay the outstanding principal at an amount equal to 115% of the outstanding balance plus accrued.

The May 2022 Warrant I issued to the investor, provides for the right to purchase up to 869,565 shares of common stock; (i) valued at $93,641 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the May 2022 Note I; (ii) exercisable at $0.575, provided, however, upon the Uplist Offering, the exercise price shall equal 120% of the Uplist Offering; after 180 calendar days from the issuance date the exercise price shall be $0.575; (iii) subject to adjustments and 4.99% ownership limitation and; (iv) expires on the third-year anniversary from the date of issuance.

If the Company at any time while the May 2022 Note I and May 2022 Warrant I are outstanding, sell or grant any option to purchase, sell, grant any right to re-price, or otherwise dispose of or issue any common stock or common stock equivalents (other than an exempt issuance as defined in the May 2022 Note I and May 2022 Warrant I), at a share price per less than the initial conversion and/or exercise price then the conversion and/or exercise price shall be reduced equal to such price and the number of common stock and/or warrant shares issuable thereunder shall be increased. The May 2022 Note I and May 2022 Warrant I also provide the investor with certain “piggyback” registration rights, permitting them to request that the Company include the shares issued upon conversion of the note or exercise of the warrant, respectively, for sale in certain registration statements filed by the Company under the Securities Act of 1933, as amended.

As of July 31, 2022, the May 2022 Note I had outstanding principal of $500,000.

May 2022 Note II

On May 24, 2022, the Company entered into a Securities Purchase Agreement (“May 2022 SPA II”) with an investor for the sale of the Company’s convertible note. Pursuant to the May 2022 SPA II, the Company; (i) issued a convertible note with principal amount of $125,000 (“May 2022 Note II”) with the Company receiving $102,500 in net proceeds, net of $12,500 of OID and $10,000 of legal fees; (ii) issued warrants to purchase up to 217,391 shares of common stock (“May 2022 Warrant II”). The 217,391 warrants issued were valued at $24,902 using the relative fair value method, recorded as a debt discount to be amortized over the twelve-month term of the note. The May 2022 Note II bears an annual interest rate of 15% and matures on May 24, 2023. The May 2022 Note II is convertible at any time or times on or after the occurrence of an event of default, at a price equal to the lower of; (i) 75% of the closing price of the common stock on the date of the investment, and (ii) 90% of the lowest VWAP for the common stock during the five trading day period ending on the latest complete trading day prior to the conversion date however if the Company consummates an Uplist Offering (as defined in the May 2022 Note II) within the 180 calendar days after the issuance date, then the conversion price shall equal 75% of the offering price per share of common stock at which the Uplist Offering is made. Unless otherwise adjusted pursuant to the terms of the May 2022 Note II, if the date of a conversion under the May 2022 Note II is prior to the date of the Uplist Offering, then the conversion price shall equal $0.345 per share. At any time prior to an event of default the Company shall have the option to pre-pay the May 2022 Note II at an amount equal to 115% of the outstanding balance plus accrued and unpaid interest on the outstanding balance. Upon the occurrence and during the continuation of any event of default, the May 2022 Note II shall become immediately due and payable at an amount equal to 150% of the outstanding principal plus accrued and unpaid interest and any default interest, if any.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

The May 2022 Warrant II issued to the investor, provides for the right to purchase up to 217,391 shares of common stock; (i) valued at $24,902 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the May 2022 Note II; (ii) exercisable at $0.575, provided, however, that if the Company consummates an Uplist Offering within 180 calendar days from the issuance date in which case the exercise price shall be equal to 120% of the Uplist Offering price; after 180 calendar days from the issuance date the exercise price shall be $0.575; (iii) subject to adjustments and 4.99% ownership limitation and; (iv) expires on the third-year anniversary from the date of issuance.

If the Company at any time while the May 2022 Note II and May 2022 Warrant II are outstanding, sell or grant any option to purchase, sell, grant any right to re-price, or otherwise dispose of or issue any common stock or common stock equivalents (other than an exempt issuance as defined in the May 2022 Note II and May 2022 Warrant II), at a share price per less than the initial conversion and/or exercise price then the conversion and/or exercise price shall be reduced equal to such price and the number of common stock and/or warrant shares issuable thereunder shall be increased.

The May 2022 Note II and the May 2022 Warrant II also provide the investor with certain “piggyback” registration rights, permitting them to request that the Company include the shares issued upon conversion of the note or exercise of the warrant, respectively, for sale in certain registration statements filed by the Company under the Securities Act of 1933, as amended.

As of July 31, 2022, the May 2022 Note II had outstanding principal of $125,000.

May 2022 Note III

On May 24, 2022, the Company entered into a Securities Purchase Agreement (“May 2022 SPA III”) with an investor for the sale of the Company’s convertible note. Pursuant to the May 2022 SPA III, the Company; (i) issued a convertible note with principal amount of $182,927 (“May 2022 Note III”) with the Company receiving $150,000 in net proceeds, net of $18,293 of OID and $14,634 of legal fees; (ii) issued warrants to purchase up to 318,134 shares of common stock (“May 2022 Warrant III”). The 318,134 warrants issued were valued at $36,442 using the relative fair value method, recorded as a debt discount to be amortized over the twelve-month term of the note. The May 2022 Note III bears an annual interest rate of 15% and matures on May 24, 2023. The May 2022 Note III is convertible at any time or times on or after the occurrence of an event of default, at a price equal to the lower of; (i) 75% of the closing price of the common stock on the date of the investment, and (ii) 90% of the lowest VWAP for the common stock during the five trading day period ending on the latest complete trading day prior to the conversion date however if the Company consummates an Uplist Offering (as defined in the May 2022 Note III) within the 180 calendar days after the issuance date, then the conversion price shall equal 75% of the offering price per share of common stock at which the Uplist Offering is made. Unless otherwise adjusted pursuant to the terms of the May 2022 Note III, if the date of a conversion under the May 2022 Note III is prior to the date of the Uplist Offering, then the conversion price shall equal $0.345 per share. At any time prior to an event of default the Company shall have the option to pre-pay the May 2022 Note III at an amount equal to 115% of the outstanding balance plus accrued and unpaid interest on the outstanding balance. Upon the occurrence and during the continuation of any event of default, the May 2022 Note III shall become immediately due and payable at an amount equal to 150% of the outstanding principal plus accrued and unpaid interest and any default interest, if any. Upon an event of default, at the option of the investor the conversion price shall equal 90% of the lowest VWAP for the common stock during the five-trading day period prior to the conversion date.

The May 2022 Warrant III issued to the investor, provides for the right to purchase up to 318,134 shares of common stock; (i) valued at $36,442 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the May 2022 Note III; (ii) exercisable at $0.575 however if the Company consummates an Uplist Offering within 180 calendar days from the issuance date in which case the exercise price shall be equal to 120% of the Uplist Offering price; after 180 calendar days from the issuance date the exercise price shall be $0.575; (iii) subject to adjustments and 4.99% ownership limitation and; (iv) expires on the third-year anniversary from the date of issuance.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

If the Company at any time while the May 2022 Note III and May 2022 Warrant III are outstanding, sell or grant any option to purchase, sell, grant any right to re-price, or otherwise dispose of or issue any common stock or common stock equivalents (other than an exempt issuance as defined in the May 2022 Note III and May 2022 Warrant III), at a share price per less than the initial conversion and/or exercise price then the conversion and/or exercise price shall be reduced equal to such price and the number of common stock and/or warrant shares issuable thereunder shall be increased. The May 2022 Note III and the May 2022 Warrant III also provide the investor with certain “piggyback” registration rights, permitting them to request that the Company include the shares issued upon conversion of the note or exercise of the warrant, respectively, for sale in certain registration statements filed by the Company under the Securities Act of 1933, as amended.

As of July 31, 2022, the May 2022 Note III had outstanding principal of $182,927.

July 2022 Note

On July 19, 2022 (the “Issue Date”), the Company entered into Securities Purchase Agreements dated as of July 19, 2022 (the “July 2022 SPA”), by and between the Company and 1800 Diagonal Lending LLC, a Virginia limited liability company (the “Investor”). Pursuant to the July 2022 SPA, among other things, the Company agreed to issue to the Investor a convertible note in the original principal amount of $154,250 (the “July 2022 Note”). Upon closing, the Company received $138,000 in net proceeds from the Investor, which was net of $16,250 of legal fees.

 The July 2022 Note accrues interest at an annual interest rate of 8%, has a default interest rate of 22%, and matures on January 19, 2024 (the “Maturity Date”). The Investor may convert the July 2022 Note into shares of the Company’s common stock 180 days after the Issue Date until the later of (i) the Maturity Date and (ii) the date the Company pays any amounts owed in connection with an event of default. The per share conversion price into which the July 2022 Note is convertible into shares of common stock (the “Conversion Price”) is 65% multiplied by the average of the lowest two closing bid prices for the common stock during the ten trading days ending on the last trading day prior to the conversion date.

The Company has the right to prepay the outstanding principal amount of the Note, plus any accrued interest on the outstanding principal (including any default interest) at a rate of (x) 120% during the period ending 120 days after the Issue Date and (y) 125% during the period between 121 days and 180 days after the Issue Date. The Company does not have a prepayment right following the expiration of the 180-day period.

Upon the occurrence and during the continuation of any event of default under the Note, the Note becomes immediately due and payable and the Company is obligated to pay the Investor in full satisfaction of its obligations thereunder an amount equal to the greater of (i) the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 150% and (ii)(a) the highest number of shares of Common Stock issuable upon conversion of the default sum at the Conversion Price, multiplied by (b) the highest closing price for the Common Stock during the period beginning on the date of first occurrence of the event of default and ending one day prior to the mandatory prepayment date.

The obligations under the July 2022 Note are not secured by any assets of the Company.

The July 2022 SPA and July 2022 Note agreements contain other provisions, covenants and restrictions common with this type of debt transaction. Furthermore, the Company is subject to negative covenants under the Agreements, which the Company also believes are also customary for transactions of this type.

The July 2022 Note was treated as stock settled debt under ASC 480-Distinguishing Liabilities from Equity, and a put premium of $83,058 was recognized and charged to interest expense.

As of July 31, 2022, the July 2022 Note had an outstanding balance of $237,308 which included principal of $154,250 and a put premium of $83,058.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

Valuation of Warrants

The Company uses the Binomial Valuation Model to determine the fair value of its stock warrants which requires the Company to make several key judgments including:

●	the value of the Company’s common stock;

●	the expected life of issued stock warrants;

●	the expected volatility of the Company’s stock price;

●	the expected dividend yield to be realized over the life of the stock warrants; and

●	the risk-free interest rate over the expected life of the stock warrants.

The Company’s computation of the expected life of issued stock warrants was based on the simplified method as the Company does not have adequate exercise experience to determine the expected term. The interest rate was based on the U.S. Treasury yield curve in effect at the time of grant. The computation of volatility was based on the historical volatility of the Company’s common stock.

Commitment Share True-Up Provision

The March Financings, April 2021 Financing and May 2021 Note I (collectively as “Notes”), as discussed above, included a Commitment Share True-Up provision whereby if during the period beginning on the six-month anniversary of the date of the closing date and ending on the later of (i) the maturity date, or (ii) the date on which the Notes, is fully satisfied and cancelled (the “True-Up Period”), the then lowest traded price of the Company’s common stock (“Common Stock”) for any Trading Day within the True-Up Period (“Subsequent Share Price”), as reported on the Company’s principal market, is less than the closing price of the Company’s common stock on the closing date of each Note, then the Company shall, within three (3) trading days of holder’s provision of written notice in (“True-Up Notice”), issue and deliver to the holder an additional number of duly and validly issued, fully paid and non-assessable shares of Common Stock equal to (X) the quotient of the Commitment Value (as defined below) divided by the Subsequent Share Price, multiplied by 1.5, less (Y) the Commitment Shares. The “Commitment Value” shall mean the product of the Commitment Shares multiplied by the closing price of the Company’s common stock on the Closing Date of each Note. Any additional shares of Common Stock issuable as defined in the Notes (“True-up Shares”), if required to be issued shall be issued provided however, that in no event shall the holder be entitled to receive shares of common stock in excess of the amount that would result in beneficial ownership by the holder and its affiliates of 4.99% of the outstanding shares of Common Stock at that time. For purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder. The Company shall at all times reserve shares of its Common Stock for Holder in an amount equal to 300% multiplied by (X) the quotient of the Commitment Value divided by the lowest traded price of the Common Stock during the five Trading Days immediately preceding the respective date of calculation, multiplied by 1.5, less (Y) the Original Shares. At the inception of the respective Notes, the value of the true-up shares is based on a fixed monetary amount known at inception to be settled with a variable number of shares if triggered which reflects stock settled debt. During the nine months ended July 31, 2022, the Company fully repaid all Notes that included the Commitment Share True-Up Provision resulting in the reduction in the accrued True-up Shares of $209,688 which was netted with the interest expense in the accompanying unaudited consolidated statement of operations. As of July 31, 2022 and October 31, 2021, the Commitment Share True-up had an aggregate fixed monetary value of $0 and $209,688, respectively, which is reflected as liability to be settled with common stock in the accompanying unaudited consolidated balance sheets.

Derivative Liabilities Pursuant to Convertible Notes

In connection with the issuance of the March 2021 Financings, April 2021 Financing, May 2021 Financings, September 2021 Financings and May 2022 Financings (collectively referred to as “Notes”), the Company determined that the terms of the Notes contain redemption features to be accounted for as derivative liabilities pursuant to ASC 815-15-25-42 as the redemption feature is not clearly closely related to the debt host. Accordingly, under the provisions of ASC 815-40 –Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion options was determined using the Monte Carlo valuation model. At the end of each period and on note conversion date or repayment, the Company revalues the derivative liabilities resulting from the embedded option.

In connection with the issuance of the May 2022 Notes, on the initial measurement date, the fair values of the embedded conversion option of $122,177 was recorded as derivative liabilities and debt discount.

On July 31, 2022, the Company revalued the embedded conversion option derivative liabilities. In connection with these revaluations, the Company recorded a gain from the change in the derivative liabilities fair value of $55,855 for the nine months ended July 31, 2022.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

During the nine months ended July 31, 2022, the fair value of the derivative liabilities were estimated using the Monte Carlo Valuation Model with the following assumptions (see Note 2):

July 31, 2022
Dividend rate	—%
Term (in years)	0.09 to 0.50
Volatility	55% to 90%
Risk—free interest rate	0.04 to 2.90%
Default probability	10.0% to 12.5%
Probability of uplist offering	50%

For the nine months ended July 31, 2022 and 2021, amortization of debt discounts related to the convertible notes amounted to $388,145 and $817,922 and, included as interest expense on the accompanying unaudited consolidated statements of operations. On July 31, 2022 and October 31, 2021, the unamortized debt discount was $361,444 and $510,438, respectively.

NOTE 6 – NOTES PAYABLE

Notes payable is summarized below:

	July 31, 2022	October 31, 2021
	(Unaudited)
Principal amount	$306,900	$306,900
Less: current portion	(17,198)	(15,361)
Notes payable – long-term portion	$289,702	$291,539

Minimum principal payments under notes payable are as follows:

Year ended October 31, 2022 (remaining)	$15,620
Year ended October 31, 2023	6,369
Year ended October 31, 2024	6,608
Year ended October 31, 2025	6,859
Thereafter	271,444
Total principal payments	$306,900

Economic Injury Disaster Loan

On May 20, 2020, the Company entered into a Loan Authorization and Agreement (“SBA Loan Agreement”) with the SBA, under the SBA’s Economic Injury Disaster Loan assistance program in light of the impact of the COVID-19 pandemic. Pursuant to the SBA Loan Agreement, the Company received an advanced of $149,900, net of $100 processing fee, to be used for working capital purposes only. Pursuant to the SBA Loan Agreement, the Company executed; (i) a note for the benefit of the SBA (“SBA Note”), which contains customary events of default; and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of the Company, which also contains customary events of default. The SBA Note bears an interest rate of 3.75% per annum which accrue from the date of the advance. Instalment payments in the amount of $731, including principal and interest, are due monthly beginning May 20, 2021 (twelve months from the date of the SBA Note). The balance of principal and interest is payable thirty years from the date of the SBA Note. As of July 31, 2022 and October 31, 2021, the SBA Note had outstanding principal balance of $149,900. As of July 31, 2022 and October 31, 2021, the SBA Note had an accrued interest of $12,360 and $8,152, respectively, reflected in the accompanying unaudited consolidated balance sheets under accrued expense and other liabilities.

On June 17, 2020, the Company entered into a Loan Authorization and Agreement (“SBA Loan Agreement”) with the SBA, under the SBA’s Economic Injury Disaster Loan assistance program in light of the impact of the COVID-19 pandemic. Pursuant to the SBA Loan Agreement, the Company received an advanced of $150,000, to be used for working capital purposes only. Pursuant to the SBA Loan Agreement, the Company executed; (i) a note for the benefit of the SBA (“SBA Note”), which contains customary events of default; and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of the Company, which also contains customary events of default. The SBA Note bears an interest rate of 3.75% per annum which accrue from the date of the advance. Instalment payments, including principal and interest, are due monthly beginning June 17, 2021 (twelve months from the date of the SBA Note) in the amount of $731. The balance of principal and interest is payable thirty years from the date of the SBA Note. As of July 31, 2022 and October 31, 2021, the SBA Note had an outstanding principal balance of $150,000. As of July 31, 2022 and October 31, 2021, the SBA Note had accrued interest of $11,927 and $7,721, respectively, reflected in the accompanying unaudited consolidated balance sheets under accrued expense and other liabilities.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

November Note Payable

On November 12, 2020, the Company entered into a Note Agreement with an investor for the sale of the Company’s note (the “Note”). Pursuant to the terms provided for in the Note Agreement, the Company issued to the investor a Note and the Company received proceeds in the amount of $7,000. The Note bears an interest of 5% per annum and matured on November 12, 2021. This Note is currently in default. As of October 31, 2021, the Note had an outstanding principal balance of $7,000 and accrued interest of $338 and as of July 31, 2022, the Note had an outstanding principal balance of $7,000 and accrued interest of $600, reflected in the accompanying unaudited consolidated balance sheets under accrued expense and other liabilities.

NOTE 7 – ADVANCE PAYABLE

On July 9, 2021, the Company entered into a capital advance agreement with Shopify (“July Advance Agreement”). Under the terms of the July Advance Agreement, the Company has received $95,000 of principal and will repay $107,350 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. During the transition period ending October 31, 2021, the Company paid $27,055 of the outstanding balance. During the nine months ended July 31, 2022, the Company repaid all remaining outstanding balance of $67,945.

On August 31, 2021, the Company entered into a capital advance agreement with Shopify (“August Advance Agreement”). Under the terms of the August Advance Agreement, the Company has received $34,000 of principal and will repay $38,420 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. During the nine months ended July 31, 2022, the Company repaid all remaining outstanding balance of $34,000.

On April 5, 2022, the Company entered into a capital advance agreement with PayPal (“PayPal Advance Agreement I”). Under the terms of the PayPal Advance Agreement I, the Company received $25,000 of principal and will repay $27,502 by remitting 30% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. The Company recorded $2,502 of debt discount which was amortized immediately to interest expense. During the nine months ended July 31, 2022, the Company paid $15,822 of the outstanding balance. The advance has an outstanding balance of $11,680 as of July 31, 2022, reflected as advance payable on the accompanying unaudited consolidated balance sheet.

On April 6, 2022, the Company entered into a capital advance agreement with Shopify (“April Advance Agreement I”). Under the terms of the April Advance Agreement I, the Company received $23,000 of principal and will repay $25,990 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. The Company recorded $2,990 of debt discount which was amortized immediately to interest expense. During the nine months ended July 31, 2022, the Company repaid all remaining outstanding balance of $25,990.

On April 6, 2022, the Company entered into a capital advance agreement with Shopify (“April Advance Agreement II”). Under the terms of the April Advance Agreement II, the Company received $120,000 of principal and will repay $135,600 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. The Company recorded $15,600 of debt discount which was amortized immediately to interest expense. Additionally, on April 6, 2022, the Company entered into a capital advance agreement with Shopify (“April Advance Agreement III”). Under the terms of the April Advance Agreement III, the Company received $42,000 of principal and will repay $47,460 by remitting 30% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. The Company recorded $5,460 of debt discount which was amortized immediately to interest expense. During the nine months ended July 31, 2022, the Company paid $48,043 of the April Advance Agreement II and III. The advance has an outstanding balance of $135,017 as of July 31, 2022, reflected as advance payable on the accompanying unaudited consolidated balance sheet.

On April 16, 2022, the Company entered into a capital advance agreement with Shopify (“April Advance Agreement IV”). Under the terms of the April Advance Agreement III, the Company received $110,000 of principal and will repay $124,300 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. The Company recorded $14,300 of debt discount which was amortized immediately to interest expense. During the nine months ended July 31, 2022, the Company paid $27,433 of the April Advance Agreement IV. The advance has an outstanding balance of $96,867 as of July 31, 2022, reflected as advance payable on the accompanying unaudited consolidated balance sheet.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

NOTE 8 – UNREDEEMED GIFT CARDS

Unredeemed gift cards activities as of July 31, 2022 and October 31, 2021 are summarized as follows:

	July 31, 2022	October 31, 2021
	(Unaudited)
Beginning balance	$164,912	$48,311
Acquired gift card liability (see Note 3)	—	87,260
Sale of gift cards	121,603	186,749
Promotional and other gift cards issued	84,250	-
Revenue from breakage	(22,810)	(60,515)
Gift card redemptions	(113,323)	(96,893)
Ending balance	$234,632	$164,912

NOTE 9 – LEASE LIABILITIES

Operating Lease Right-of-Use (“ROU”) Asset and Operating Lease Liabilities

On July 6, 2021, the Company acquired Model Meals (see Note 3), which had a lease agreement for its facility in Santa Ana, California which expired in December 2021 (see Note 12) and had remaining operating right-of-use asset and liability of $76,136 and $79,054, respectively. Pursuant to the lease agreement, the lease required the Company to pay a monthly base rent of $14,140 for the remainder of the lease term.

On June 1, 2021, the Company entered into a lease agreement, effective July 13, 2021, for its facility in Pembroke Pine, Florida. The lease is for a period of 36 months commencing in July 2021 and expiring in July 2024. Pursuant to the lease agreement, the Company shall pay a monthly base rent of; (i) $8,062 in the first year; (ii) $8,465 in the second year and; (iii) $8,888 in the third year.

On November 11, 2021, the Company renewed its lease agreement (“Renewed Lease Agreement”) for their California kitchen facility, effective on January 1, 2022. The Renewed Lease Agreement provides for (i) a term of six months from the effective date which terminated on June 30, 2022; (ii) a monthly base rent of $9,960 and; (iii) a monthly storage fee of $2,340. The Renewed Lease Agreement can be terminated with two months’ notice. The Company has elected not to recognize right-of-use (“ROU”) assets and lease liabilities for short-term leases that have a term of 12 months or less (see Note 2). As of July 1, 2022, the Company is leasing storage space on a month-to month basis and is no longer operating the kitchen at this facility.

For the nine months ended July 31, 2022, total rent expense amounted to $182,043 which is included in general and administrative expenses on the accompanying unaudited consolidated statements of operations.

The significant assumption used to determine the present value of the operating lease liabilities was a discount rate of 10% which was based on the Company’s estimated incremental borrowing rate.

On July 31, 2022 and October 31, 2021, operating lease right-of-use assets is summaries below:

	July 31, 2022	October 31, 2021
	(Unaudited)
Operating ROU assets	$336,614	$336,614
Less accumulated reductions	(153,736)	(68,105)
Balance of Operating ROU assets, net	$182,878	$268,509

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

Operating lease liabilities related to the Operating ROU assets is summarized below:

	July 31, 2022	October 31, 2021
	(Unaudited)
Operating lease liabilities	$339,532	$339,532
Reduction of operating lease liabilities	(151,738)	(71,178)
Total	187,794	268,354
Less: short term portion	(86,699)	(101,431)
Long term portion	$101,095	$166,923

Future minimum operating lease payments under the operating lease agreements on July 31, 2022 are as follows:

Year	Amount
Ending October 31, 2022 (remaining)	$25,394
Ending October 31, 2023	102,846
Ending October 31, 2024	79,991
Total minimum non-cancellable operating lease payments	208,231
Less: discount to fair value	(20,437)
Total operating lease liabilities on July 31, 2022	$187,794

Financing Lease Right-of-Use (“ROU”) Assets and Financing Lease Liability

On July 13, 2021, the Company entered into a financing agreement with a lessor for the purchase of equipment. Pursuant to the financing agreement, the Company shall make a monthly payment of $6,500 for a period of 36 months commencing in August 2021 through August 2024. The monthly payment shall consist of $6,000 cash and $500 in gift card allowance, reflected in the accompanying unaudited consolidated balance sheet under accrued expense and other liabilities. At the effective date of the financing agreement, the Company recorded a financing lease payable of $200,509.

The significant assumption used to determine the present value of the financing lease liability was a discount rate of 10% which was based on the Company’s estimated incremental borrowing rate.

Financing right-of-use (“Financing ROU”) asset is summarized below:

	July 31, 2022	October 31, 2021
	(Unaudited)
Financing ROU assets	$200,509	$200,509
Less accumulated depreciation	(69,621)	(19,494)
Balance of financing ROU assets, net	$130,888	$181,015

For the three and nine months ended July 31, 2022, depreciation expense related to Financing ROU assets amounted to $16,709 and $50,127, respectively.

Financing lease liability related to the Financing ROU assets is summarized below:

	July 31, 2022	October 31, 2021
	(Unaudited)
Financing lease payables for equipment	$200,509	$200,509
Reduction of financing lease liability	(59,648)	(13,650)
Total	140,861	186,859
Less: short term portion	(66,926)	(62,210)
Long term portion	$73,935	$124,649

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

Future minimum lease payments under the financing lease agreement on July 31, 2022 are as follows:

Year	Amount
Year ending October 31, 2022 (remaining)	$19,500
Year ending October 31, 2023	78,000
Year ending October 31, 2024	58,500
Total minimum non-cancellable financing lease payments	156,000
Less: discount to fair value	(15,139)
Total financing lease liabilities on July 31, 2022	$140,861

NOTE 10 – RELATED PARTY BALANCES AND TRANSACTIONS

The Company utilizes the shipping carrier account of a related entity, owned 50% by the Company’s current chief executive officer and principal stockholder for its inbound and outbound shipping needs. The related entity bills the Company for the direct cost of the shipping charges plus a 10% fee. The total amount incurred and paid to the related entity during the nine months ended July 31, 2022 and 2021 was $288,731 and $121,008, respectively, which is included in cost of goods sold in the accompanying unaudited consolidated statement of operations. There were no amounts due to this related party for these services as of July 31, 2022 and October 31, 2021.

See also related party convertible note in Note 5 – March 2021 Note III – Related Party.

See consulting agreement in Note 12 – Consulting Agreement – Related Party

NOTE 11 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company is authorized to issue 20,000,000 shares of common stock with a par value of $0.001.

Common Stock

Shares Authorized

The Company is authorized to issue 1,000,000,000 shares of common stock with a par value of $0.001.

Common Stock Issued for Cash

●	During the nine months ended July 31, 2021, the Company issued an aggregate of 1,206,605 shares of common stock, to non-affiliate investors for aggregate net cash proceeds of $866,770.

●	During the nine months ended July 31, 2022, the Company issued an aggregate of 1,932,204 shares of common stock, to non-affiliate investors for aggregate net cash proceeds of $1,368,492.

Common Stock Issued for Services and Prepaid Services

●	On April 1, 2021, the Company issued an aggregate of 2,000,000 shares of common stock with grant date fair value of $1,800,000 or $0.90 per share based on the market price of common stock on grant date, to a consultant pursuant to a consulting agreement. The fair value of the common stock was recorded in equity as deferred compensation which will be amortized over the twelve-month service period. During the nine months ended July 31, 2022 and 2021, the Company amortized $750,000 and $600,000 of the deferred compensation related to this consulting agreement, respectively, which was charged to professional and consulting fee in the accompanying unaudited consolidated statements of operations. As of July 31, 2022 and October 31, 2021, there was $0 and $750,000, respectively, of deferred compensation related to this consulting agreement.

●	On November 8, 2021, the Company issued an aggregate of 600,000 shares of common stock with grant date fair value of $726,000 or $1.21 per share based on the market price of common stock on grant date, to a consultant pursuant to a consulting agreement. The fair value of the common stock was recorded in equity as deferred compensation which will be amortized over the six-month service period. During the nine months ended July 31, 2022, the Company amortized the $726,000 of the deferred compensation which was charged to professional and consulting fee in the accompanying unaudited consolidated statements of operations. As of July 31, 2022, there was no deferred compensation related to this consulting agreement.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

●	During the nine months ended July 31, 2022, the Company granted 60,000 shares of common stock with grant date fair value of $60,600 or $1.01 per share based on the market price of common stock on grant date, to a consultant for services. The grant fair value of the common stock of $60,600 was charged to professional and consulting fee in the accompanying unaudited consolidated statements of operations.

Common Stock for Commitment Fee with Convertible Notes Payable

●	In December 2020, the Company issued an aggregate of 119,535 shares of common stock valued at $38,264 using the relative fair value method to two non-affiliate investors as a commitment fee in connection with the December 2020 Financings which was recorded as debt discount which will be amortized over the life of the notes.

●	On January 12, 2021, the Company issued 29,385 shares of common stock to a non-affiliate investor as commitment fee, pursuant to a securities purchase agreement, valued at $17,296 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On February 3, 2021, the Company issued 150,000 shares of common stock to a non-affiliate investor as commitment fee, pursuant to a securities purchase agreement, valued at $85,981 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On March 22, 2021, the Company issued 25,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement, valued at $6,949 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On March 29, 2021, the Company issued 50,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement, valued at $24,504 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On March 30, 2021, the Company issued 50,000 shares of common stock to a related party investor as commitment fee pursuant to a securities purchase agreement, valued at $23,718 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On March 30, 2021, the Company issued 25,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement, valued at $11,845 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On March 31, 2021, the Company granted 75,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement, valued at $36,499 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On April 7, 2021, the Company granted 75,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement, valued at $30,694 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On May 17, 2021, the Company granted 60,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement (see Note 5), valued at $26,824 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On May 28, 2021, the Company granted 150,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement (see Note 5), valued at $67,645 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	During the nine months ended July 31, 2022, the Company granted 45,989 shares of common stock with grant date fair value of $29,879 or $0.65 per share based on the market price of common stock on grant date, to a convertible note holder as a commitment fee. The grant fair value of the common stock of $29,879 was charged to interest expense in the accompanying unaudited consolidated statements of operations.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

Common Stock Issued Pursuant to Lock-Up & Leak Out Agreements

●	During the nine months ended July 31, 2022, the Company issued as consideration, to several stockholders, an aggregate of 516,748 shares of common stock with grant date fair value of $554,273 or an average per share price of $1.07, based on the market price of common stock on grant date, for the stockholders’ execution of a Lock-Up & Leak Out Agreement. The grant date fair value of the common stock was initially recorded in equity as deferred compensation and is being amortized over the lock up period of three-to-four- months through July 31, 2022. During the nine months ended July 31, 2022, the Company amortized $670,212 including $115,939 of deferred compensation as of October 31, 2021, of deferred compensation which was recorded as professional and consulting expenses in the accompanying unaudited consolidated statement of operations. As of July 31, 2022, there were no deferred compensation related to the Lock-Up & Leak Out Agreements.

On May 1, 2022, the Company issued as consideration to a related party stockholder 25,000 shares of common stock with grant date fair value of $27,500, or $1.10 per share, based on the market price of common stock on grant date, for the stockholder’s execution of a Lock-Up & Leak Out Agreement. In connection with this issuance, on May 1, 2022, the Company recorded stock-based professional fees – related party of $27,500.

Common Stock Issued Pursuant to Product Development Agreements

●	During the three months ended January 31, 2022, the Company issued 100,000 shares of common stock with grant date fair value of $100,000 based on the fair value of common stock on the date of grant, pursuant to an agreement which was recorded as deferred compensation and is being amortized over the 2-year term of the agreement. During the nine months ended July 31, 2022, $370,677 of the accumulated deferred compensation was expensed as product development expense in the accompanying unaudited consolidated statements of operations related to shares issued in the prior and current period connection with joint product development agreements. As of July 31, 2022, there was $237,603 of deferred compensation related to the product development agreements.

Common Stock Issued Pursuant to Stock-Based Compensation

●	On April 29, 2021, the Company issued 25,000 shares of common stock with an aggregate grant date fair value of $24,750 or $0.99 per share based on the market price of common stock on grant date, to a board member for services rendered and was charged to compensation and related expenses in the accompanying condensed consolidated statements of operations.

Common Stock Issued for Acquisition of Subsidiary

●	On July 6, 2021, the Company issued an aggregate of 2,008,310 shares of common stock with fair value of $2,028,393, based on the market price of common stock on date of acquisition, to members of Model Meals, LLC in exchange for 100% membership, pursuant to the Agreement and Plan of Merger (see Note 1 and Note 3).

Common Stock Issued for Warrant Exchange Agreements

●	On May 1, 2022, in connection with the settlement of a down round exercise price trigger, the Company entered into a warrant exchange agreement with various warrant holders (collectively as “Parties”) pursuant to which the Parties exercised an aggregate of 922,495 warrants with initial exercise price of $2.50 issued between January to September 2021, at an agreed upon reduced exercise price of $0.75 with the Company issuing an aggregate of 3,048,917 shares of common stock in exchange for the outstanding warrants and no cash consideration. In connection with this warrant exchange, the Company recorded a deemed dividend of $2,578,446, which was calculated as the fair value of excess shares issued to the Parties with a grant date fair value of $2,578,446, or $0.51 per share, based on the market price of common stock on grant date.

●	On June 30, 2022, in connection with a lock-up and leak out settlement agreement, the Company issued 674,100 shares of its common stock in connection with the cashless exercise of 674,100 warrants and no cash consideration. The 674,100 had grant date fair value of $195,490 or $0.29 per share based on the market price of common stock on grant date. In connection with this cashless exercise of warrants, the Company recorded settlement expense of $195,490.

Common stock issued pursuant to settlement agreements

●	On June 30, 2022, pursuant to a stock repurchase and settlement agreement and a lock-up and settlement agreement, the Company issued an aggregate of 585,000 shares of its common stock with grant date fair value of 169,650, or $0.29 per share, based on the market price of common stock on grant date, for the stockholders’ execution of a Lock-Up & Leak Out Agreement. In connection with these agreements, the Company recorded settlement expense of $185,344. In connection with the stock repurchase and settlement agreement the Company agreed to repurchase 166,667 shares of its common stock from an investor for $150,000. In connection with this agreement the Company recorded a common stock repurchase obligation of $150,000 and reduced additional paid-in capital by $150,000. In July 2022, the Company paid $50,000 towards this common stock repurchase agreement. On July 31, 2022, the common stock repurchase obligation related to this agreement amounted to $100,000.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

Stock Warrants

Warrants Issued Pursuant to Stock-Based Compensation

●	On March 25, 2022, the Company issued to two executives fully vested warrants to purchase up to an aggregate of 250,000 shares of the Company’s common stock, in connection with their employment agreements dated March 25, 2022. These warrants are exercisable, in whole or in part, upon issuance at $0.001 per share, and expire on March 25, 2027. These warrants have an aggregate grant date fair value of $374,560 or $1.50 per share based on the market price of common stock on grant date, recorded as compensation expense in the accompanying unaudited consolidated statements of operations.

Warrants Issued for Professional Services

●	During the three months ended January 31, 2021, the Company issued fully vested warrants to purchase up to 10,640 shares of the Company’s common stock to a third-party entity in connection with a consulting agreement. This warrant is exercisable, in whole or in part, upon issuance at $1.27 per share, and expires on December 8, 2025. These warrants have a grant date fair value of $11,471, recorded as professional and consulting expenses in the accompanying unaudited consolidated statements of operations.

●	During the three months ended January 31, 2022, the Company issued fully vested warrants to purchase up to 100,000 shares of the Company’s common stock to a third-party entity in connection with a consulting agreement. This warrant is exercisable, in whole or in part, upon issuance at $1.50 per share, and expires on May 18, 2025. These warrants have a grant date fair value of $36,777, recorded as professional and consulting expenses in the accompanying unaudited consolidated statements of operations.

Warrants for Commitment Fee with Convertible Notes Payable

●	On January 12, 2021, the Company issued a warrant to purchase up to 55,000 shares of common stock to a non-affiliate investor as an additional commitment fee pursuant to a note amendment. The warrant; (i) was valued at $6,173 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On February 2, 2021, the Company issued a warrant to purchase up to 150,000 shares of common stock to a non-affiliate investor as an additional commitment fee pursuant to a note amendment. The warrant; (i) was valued at $31,821 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On March 22, 2021, the Company issued a warrant to purchase up to 25,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment. The warrant; (i) was valued at $1,346 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On March 25, 2021, the Company issued warrant to purchase up to 78,250 shares of common to a non-affiliate investor as additional commitment fee pursuant to a note amendment. The warrant; (i) was valued at $4,744 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On March 29, 2021, the Company issued a warrant to purchase up to 50,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment. The warrant; (i) was valued at $8,350 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On March 29, 2021, the Company issued a warrant to purchase up to 50,000 shares of common stock to a related party investor as additional commitment fee pursuant to a note amendment. The warrant; (i) was valued at $7,924 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On March 30, 2021, the Company issued a warrant to purchase up to 25,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment. The warrant; (i) was valued at $3,957 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

●	On March 31, 2021, the Company issued a warrant to purchase up to 75,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment. The warrant; (i) was valued at $12,352 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On April 7, 2021, the Company issued a warrant to purchase up to 75,000 shares of common stock to a non-affiliate investor as an additional commitment fee pursuant to a note amendment. The warrant; (i) was valued at $9,592 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On May 17, 2021, the Company issued a warrant to purchase up to 60,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $9,767 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On May 28, 2021, the Company issued a warrant to purchase up to 150,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $30,328 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $1.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On May 18, 2022, the Company issued a warrant to purchase up to 869,565 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a convertible (see Note 5). The warrant; (i) was valued at $93,641 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $0.575; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the third-year anniversary from the date of issuance.

●	On May 24, 2022, the Company issued a warrant to purchase up to 217,391 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a convertible (see Note 5). The warrant; (i) was valued at $24,902 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $0.575; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the third-year anniversary from the date of issuance.

●	On May 24, 2022, the Company issued a warrant to purchase up to 318,134 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a convertible (see Note 5). The warrant; (i) was valued at $36,442 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $0.575; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the third-year anniversary from the date of issuance.

The Company used the Binomial pricing model to determine the fair value of its common stock warrants which requires the Company to make several key judgments including:

●	the expected life of issued stock warrants;

●	the expected volatility of the Company’s stock price;

●	the expected dividend yields to be realized over the life of the stock warrants; and

●	the risk-free interest rate over the expected life of the stock warrants.

The Company’s computation of the expected life of issued stock warrants was based on the simplified method as the Company does not have adequate exercise experience to determine the expected term and was estimated to be 2 years. The interest rate was based on the U.S. Treasury yield curve in effect at the time of grant. The computation of volatility was based on the historical volatility of the Company’s common stock and the Company’s expected divided yield was estimated to be zero.

Dividend rate	—%
Term (in years)	2.5 to 5 years
Volatility	61% to 69%
Risk-free interest rate	0.14% to 2.80%

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

A summary of the Company’s outstanding stock warrants as of July 31, 2022 and changes during the period ended are presented below:

	Number of Stock Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance on October 31, 2021	15,745,066	$0.170	7.4
Warrants issued for services	100,000	1.500	4.1
Warrants issued pursuant to employment agreements	500,000	0.001	4.9
Warrants issued in connection with convertible debt	1,405,090	0.575	3.0
Warrants exercised	(1,596,595)	1.350
Balance on July 31, 2022	16,153,561	$0.090	6.4

Stock warrants exercisable on July 31, 2022	16,153,561	$0.090	6.4

Certain exercisable stock warrants had per share intrinsic value of $0.22 on July 31, 2022, totaling $2,876,945.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Employment Agreement

On October 1, 2021, the Company entered into an employment agreement (“Duchman Employment Agreement”) with Zalmi Scher Duchman to serve as the Company’s Chief Executive Officer. The Duchman Employment Agreement has a term of three years (“Term”) from the effective date and provides for (i) an annual salary of $120,000 and (ii) a one-time warrant grant of 2,000,000 shares of common stock, with grant a date fair value of $2,714,971, which vested upon issuance, exercisable at $0.001 and expires on October 1, 2026. Mr. Duchman is entitled to vacation, sick and holiday pay and other benefits, in accordance with the Company’s policies established and in effect from time to time. The Company may terminate the Mr. Duchman for cause (as defined in the Duchman Employment Agreement) by giving Mr. Duchman written notice approved by the Board of Directors (“Board”) of such termination, such notice (i) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for cause is based and (ii) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Duchman Employment Agreement may be terminated at Board’s discretion during the Term, provided that if Mr. Duchman is terminated without cause, the Company shall pay to Mr. Duchman an amount calculated by multiplying Mr. Duchman monthly salary, at the time of such termination, times the number of months remaining in the Term.

On March 25, 2022, the Company entered into an employment agreement (“May Employment Agreement”) with Camille May to serve as the Company’s Chief Financial Officer. The May Employment Agreement has a term of two years (“Term”) from the effective date and provides for (i) an annual salary of $120,000 and (ii) a one-time warrant grant of 250,000 shares of common stock, with grant a date fair value of $187,280, which vested upon issuance, exercisable at $0.001 and expires on March 27, 2027. Ms. May is entitled to vacation, sick and holiday pay and other benefits, in accordance with the Company’s policies established and in effect from time to time. The Company may terminate the Ms. May for cause (as defined in the May Employment Agreement) by giving Ms. May written notice approved by the Board of Directors of such termination.

Lease Obligation Settlement

On February 22, 2018, the Company entered into a Surrender Agreement with a former landlord for rental obligations dating back to the year ended December 31, 2017 until the space was vacated by the Company on March 31, 2017. Upon executing the Surrender Agreement, the former landlord and the Company agreed that the total rental obligation due was $109,235. The former landlord agreed to $50,000 as full satisfaction of all obligations owed at the time of the Surrender Agreement. The Company agreed to make regular payments on the outstanding rental obligation until paid in full through September 2019; however, there is no penalty if the obligation is not fully paid by such date. As of July 31, 2022 and October 31, 2021, the balance remaining due on this obligation were $21,400 and $22,900, respectively, included in accounts payable on the accompanying unaudited consolidated balance sheets.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

Put Option Agreement and Stock Repurchase Agreement

On April 20, 2020, the Company and a stockholder entered into a Put Option Agreement (see Note 3), pursuant to which, among other things, the Company agreed, at the election of the stockholder, to purchase certain shares of common stock from such stockholder no sooner than two years from the date of the Put Option Agreement also referred to herein as Market Period. Pursuant to the Put Option Agreement, in the event that the stockholder does not generate $1.3 million dollars also referred to herein as Total Investment in gross proceeds from the sale of its shares of common stock by the second anniversary of the Put Option Agreement, then the stockholder has the right to cause the Company to purchase shares held by the stockholder at a price equal to the difference between the Total Investment and the net proceeds actually realized by the stockholder from shares of common stock sold during the Market Period and the number of shares of common stock held by the stockholder on the date the put right is exercised. The put right expired fourteen (14) days from end of the Market Period. In connection with the Put Option Agreement, the Company recorded an initial common stock repurchase obligation in the amount of $1.3 million, reflected in the accompanying consolidated balance sheets as common stock repurchase obligation, and reduction of additional paid in capital upon entering the Put Option Agreement. The repurchase obligation is re-assessed by the Company each reporting period and adjusted for the proceeds received by the stockholder from sale of common stock. During the ten months ended October 31, 2021, the Company recorded a reduction of $681,725. During the nine months ended July 31, 2022, the Company recorded a reduction of $113,072. As of July 31, 2022, the Company has recorded an aggregate reduction of $794,797 for net proceeds realized by the stockholder on sale of Company common stock which was reclassified to additional paid in capital. As of July 31, 2022 and October 31, 2021, the Company had $505,203 and $618,275 million of common stock repurchase obligation outstanding, respectively.

On June 30, 2022, the Company and a stockholder entered into a Stock Repurchase Agreement, pursuant to which, among other things, the Company agreed to purchase certain shares of common stock from such stockholder for an aggregate purchase price of $150,000. In connection with this Stock Repurchase Agreement, the Company recorded an initial common stock repurchase obligation in the amount of $150,000 which was recorded in the accompanying consolidated balance sheets as common stock repurchase obligation, and reduction of additional paid in capital upon entering the Stock Repurchase Agreement. The Company shall pay to the Shareholder the Purchase Price in immediately available funds, as follows: (1) $50,000 which was be paid upon the complete execution of this Stock Repurchase Agreement, and the related Settlement Agreement and Release, and the Lock-up and Leak-out Agreement; (2) $50,000 to be paid 30 days after the complete execution of the Stock Repurchase Agreement, the Settlement Agreement and Release, and the Lock-up and Leak-out Agreement; and (3) the final $50,000 to be paid 60 days after the complete execution of the Stock Repurchase Agreement, the Settlement Agreement and Release, and the Lock-up and Leak-out Agreement. As of July 31, 2022, the Company had $100,000 of common stock repurchase obligation outstanding.

Joint Product Development and Distribution Agreement

Corlich Enterprises, Inc

On September 22, 2020, the Company and Corlich Enterprises, Inc., a New Jersey corporation (“Corlich”) entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”), effective the same date, pursuant to which, among other things, Corlich agreed to provide certain commercial services (the “Services”) of Cat Cora, an American professional chef, in order for the Company and Corlich to collaboratively develop a brand of meals (the “Cat Cora Meals”). In consideration for the Services, the Company agreed to (i) pay Corlich a royalty on net revenues generated from (A) the Cat Cora Meals, and (B) Home Bistro and Prime Chop brand orders where a dedicated code is used at purchase, and (ii) issue a warrant to purchase up to 300,000 shares of common stock. The Development Agreement has a three-year term, unless sooner terminated pursuant to its terms.

During the first year of the Development Agreement’s term, Corlich is guaranteed a minimum royalty payment of $109,210. For the second and third year of the Development Agreement’s term, the Development Agreement estimates that Corlich will be guaranteed a minimum royalty payment of $218,380 and $436,770, respectively, subject to the achievement of the prior year’s guaranteed minimum royalty (“GMR”) payment and the parties’ agreement to negotiate in good faith a lower guaranteed minimum royalty if such guaranteed minimum royalty payment is not achieved or to otherwise terminate the Development Agreement. Royalties above the guaranteed minimum royalty are based on an increasing percentage of net revenues generated from the sale of Cat Cora Meals as certain revenue milestones are met as defined in the Distribution Agreement. The GMR is expensed to cost of sales over the term of the Development Agreement. During the ten months ended October 31, 2021, the Company paid an aggregate of $78,260 of accrued royalty fee. During the nine months ended July 31, 2022, the Company paid an aggregate of $49,139 of accrued royalty fee. During the nine months ended July 31, 2022, the Development Agreement was amended by both parties whereby the minimal royalty payment of $109,210 was extended through December 31, 2021 and the increased GMR of $218,380 would begin January 1, 2022 and the $436,770 GMR January 1, 2023. During the nine months ended July 31, 2022, the Company recorded $86,442 of royalty expense related to the GMR. As of July 31, 2022, an aggregate total of $109,199 of accrued royalty fee was reflected, with $61,794 included in accounts payable and $44,405 included in accrued expense and other liabilities in the accompanying unaudited consolidated balance sheets. As of July 31, 2022 and October 31, 2021, a total of $109,199 and $71,896 of accrued royalty fee, respectively, was reflected under accrued expense and other liabilities in the accompanying unaudited consolidated balance sheets.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

Hungry Fan Brand, LLC

On February 18, 2021, the Company and Hungry Fan Brand, LLC (“Hungry Fan”) (collectively as “Parties”) entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”), effective the same date. The Development Agreement shall remain in effect for twelve months from the effective. Pursuant to the Development Agreement, the Parties shall jointly contribute and be responsible for the development of the Hungry Fan Meals, under the terms and conditions of the Development Agreement.

For the use of Hungry Fan Meals and all associated intellectual property for the benefit of the Hungry Fan Meals, the Company shall pay to Hungry Fan the following: (i) 10% of all Net Revenue generated from the sale of the Hungry Fan Meals (the “Hungry Fan Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on Hungry Fan Meals less discounts and returns. The Hungry Fan Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Hungry Fan Royalty was earned and; (ii) 10% of all Net Revenue generated from the sale of Home Bistro and Prime Chop brand orders in which a Hungry Fan dedicated code was used at the time of purchase (“Hungry Fan Commission”). Upon execution of the Development Agreement, the Company shall provide Hungry Fan with a dedicated code to publicly share for a mutually agreed upon percent off any purchase of Home Bistro and Prime Chop brand orders. The Company shall ensure that the code is valid and in effect for the entire Term. The Hungry Fan Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Hungry Fan Commission was earned.

In addition, subject to the terms and conditions of this Development Agreement, the Company shall pay to Hungry Fan a guaranteed minimum compensation of $24,000 over twelve months (the “GMC”), to be paid in installments of $2,000 per month, by the 10th business day of the following month in which the Hungry Fan Commission was earned. The Parties agree that the Hungry Fan Royalty shall be credited against the Guarantee received to date. During the transitional period ending October 31, 2021, the Company paid $14,000 of GMC. During the nine months ended July 31, 2022, the Company paid an aggregate of $6,000 of accrued royalty fee. As of July 31, 2022 and October 31, 2021, $4,000 and $1,000 of accrued royalty fee, respectively, was reflected under accrued expense and other liabilities in the accompanying unaudited consolidated balance sheets.

Red Velvet XOXO, LLC

On March 19, 2021, the Company and Red Velvet XOXO LLC, a New York corporation (“Red Velvet”) (collectively as “Parties”) entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”), effective the same date. The Development Agreement shall remain in effect for twelve months from the effective date unless sooner terminated as defined in the Development Agreement, or unless extended by mutual agreement of the Parties. Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of desserts, marketed and sold exclusively utilizing Red Velvet’s recipes (the “Red Velvet Desserts”) under the Home Bistro label, under the terms and conditions of the Development Agreement.

For the use of Red Velvet Desserts and all associated intellectual property for the benefit of the Red Velvet Desserts, Bistro shall pay to Red Velvet the following: (i) 10% of all Net Revenue generated from the sale of the Red Velvet Desserts (the “Velvet Desserts Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on Red Velvet Desserts less discounts and returns. The Velvet Desserts Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Velvet Desserts Royalty was earned and; (ii) 10% of all Net Revenue generated from the sale of Home Bistro and Prime Chop brand orders in which a Red Velvet Desserts dedicated code was used at the time of purchase (“Velvet Desserts Commission”). The Velvet Desserts Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Velvet Desserts Commission was earned. During the ten months ended October 31, 2021, Red Velvet earned $198 of royalty fees pursuant to terms of the Development Agreement. As of July 31, 2022 and October 31, 2021, $198 of accrued royalty fee was reflected under accrued expense and other liabilities in the accompanying consolidated balance sheets.

Chef Roblé & Co.

On April 13, 2021, the Company and Roblé Ali (“Roblé”), celebrity chef and reality TV personality “Chef Roblé & Co.” (collectively as “Parties”) entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”), effective the same date. The Development Agreement shall remain in effect for two years from the effective date. Pursuant to the Development Agreement, the Parties shall jointly contribute and be responsible for the development of the Roblé Meals, under the terms and conditions of the Development Agreement.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

For the use of Roblé Meals and all associated intellectual property for the benefit of the Roblé Meals, the Company shall pay to Roblé the following: (i) 10% of all Net Revenue generated from the sale of the Roblé Meals (the “Roblé Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on Roblé Meals less discounts and returns. The Roblé Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Roblé Royalty was earned and; (ii) 10% of all Net Revenue generated from the sale of Home Bistro and Prime Chop brand orders in which a Roblé dedicated code was used at the time of purchase (“Roblé Commission”). Upon execution of the Development Agreement, the Company shall provide Roblé with a dedicated code to publicly share for a mutually agreed upon percent off any purchase of Home Bistro and Prime Chop brand orders. The Company shall ensure that the code is valid and in effect for the entire term. The Roblé Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Roblé Commission was earned.

In addition, subject to the terms and conditions of this Development Agreement, the Company shall pay to Roblé a guaranteed minimum compensation of $36,000 for twelve months (the “GMC”) as follows: (i) $9,000 upon the Company’s receipt and approval of all recipes submitted by Roblé; (ii) $9,000 upon the commencement of selling of the Roblé Meals (“Selling Date”); (iii) $3,000 per month for a period of six months, commencing the month immediately following the Selling Date. The total aggregate compensation paid to Roblé shall be reduced by the GMC. During the transitional period ending October 31, 2021, the first condition has been satisfied by both parties and the Company paid $9,000 the GMC. As of July 31, 2022 and October 31, 2021, there were no accrued GMC as the Selling Date has not yet occurred.

Claudia Cocina LLC

On June 22, 2021, the Company and Claudia Cocina LLC (f/s/o Claudia Sandoval), a California limited liability company (“Claudia Cocina”) (collectively as “Parties”) entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”). Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of meals, marketed and sold utilizing the Property (“CS Meals”) jointly with the Home Bistro label, under the terms and conditions of the Development Agreement. The Development Agreement is effective upon signature and shall remain in effect from the first date on which the CS Meals are commercially launched (the “Launch Date”) until the last day of the month that is one year from the Launch Date (the “Initial Term”). The Parties shall have the right to renew the Development Agreement for an additional one-year term (“Renewal Term”) (the Initial Term and the Renewal Term, individually and together, (the “Term”)) upon mutual written consent, which consent must be provided no later than sixty days prior to the end of the current Term. The Renewal Term shall be on the same terms and conditions as provided herein for the Initial Term, except that the Guaranteed Minimum Sales and the Guaranteed Minimum Royalties (“GMR”) payable during the Renewal Term shall be mutually agreed to between the Parties. The Company issued 150,000 shares of common stock with grant date fair value of $150,000 based on the market price of common stock on grant date, that was deemed to be fully earned, non-assessable and irrevocable upon the execution of the Development Agreement and subject to a Lock-Up Leak-Out Agreement. The Company recorded the $150,000 as deferred compensation in the accompanying consolidated balance sheet to be amortized over the term of the Development Agreement. During the nine months ended July 31, 2022, the Company expensed $121,875 of the deferred compensation as product development expense in the accompanying unaudited consolidated statement of operations. As of July 31, 2022 and October 31, 2021, there were $0 and $121,875 of deferred compensation, respectively, related to this Development Agreement.

Claudia Cocina shall receive 10% royalties on all Net Revenues (“Royalty”) generated from the sale of: (i) CS Meals; and (ii) Home Bistro and Prime Chop brand orders in which a CS dedicated code was used at the time of purchase, in accordance with the Royalty Schedule set forth in the Development Agreement. For the purpose of this Development Agreement “Net Revenue” shall be defined as gross sales of products less actual returns and refunds, which returns and refunds shall not exceed eight percent (8%) of such gross sales. In addition, the GMR for the Term shall be at least $36,000 per year in the aggregate, payable monthly at the rate of $3,000 per month or 10% of gross sales, whichever is higher for the month. The Company agrees that Royalty payments may only be credited to the year to which such payments apply (i.e., Royalty payments paid to Claudia Cocina during the first twelve months of the Agreement can only offset the GMR of the first twelve months, and not the subsequent 12-month period GMR). Payments made during any year during the Term, which are in excess of the GMR payments for the applicable year may not be credited towards another year. All GMR payments hereunder are non-refundable and are due upon the first CS Meals being launched which occurred in November 2021. During the nine months ended July 31, 2022, the Company recorded $21,000 of royalty expense related to the GMR. As July 31, 2022 and October 31, 2021, there were no accrued royalty fee.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

Chef Richard Blais

On July 22, 2021 (“Effective Date”), the Company and Trail Blais, LLC (f/s/o Chef Richard Blais), celebrity chef and reality TV personality (“Chef Richard Blais”) (collectively as “Parties”), entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”). Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of meals, marketed and sold utilizing the Property (“Blais Meals”) jointly with the Home Bistro label, under the terms and conditions of the Development Agreement. The Development Agreement shall remain in effect from the Effective Date until the last day of the month that is one-year from the Effective Date (“Term”), ending no later than July 30, 2022. The first twelve-month anniversary of the Development Agreement shall be deemed “Year One”. The Company shall only distribute the Blais Meals within the Term and any Renewal Term (defined below), as mutually agreed. The Company agrees that following the Term, The Company shall use best efforts to cease the distribution of all Blais Meals. The Parties shall have the right to renew the Development Agreement for an additional one-year term (“Renewal Term”) upon mutual written consent. The Renewal Term shall be negotiated in good faith within ninety days of the end of the Term. The Company issued 150,000 shares of common stock with grant date fair value of $172,500 based on the market price of common stock on grant date, that was deemed to be fully earned, non-assessable and irrevocable upon the execution of the Development Agreement (see Note 12) and subject to a Lock-Up Leak-Out Agreement. The Company recorded the $172,500 as deferred compensation in the accompanying consolidated balance sheet to be amortized over the term of the Development Agreement. During the nine months ended July 31, 2022, the Company expensed $147,344 of the deferred compensation as product development expense in the accompanying unaudited consolidated statement of operations. As of July 31, 2022 and October 31, 2021, there were $0 and $147,344 of deferred compensation, respectively, related to this Development Agreement.

For the use of Chef Richard Blais and all associated intellectual property for the benefit of the Blais Meals, the Company shall pay to Blais the following: (i) 10% of all net revenue generated from the sale of Blais Meals (the “Blais Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on Blais Meals less discounts and returns. The Blais Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Blais Royalty was earned; (ii) 10% of all Net Revenue generated from the sale of Home Bistro and Prime Chop brand orders in which a Blais Dedicated Code was used at the time of purchase (“Blais Commission”). The Blais Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Blais Commission was earned and; (iii) Guaranteed Minimum Royalty. Subject to the terms and conditions of the Development Agreement, the Company shall pay to Chef Richard Blais a guaranteed minimum compensation of $75,000 for each twelve-month period the Development Agreement is in effect (“GMC”) payable monthly at the rate of $6,250 per month, beginning on the earlier of the launch of Blais Meals or ninety days after the execution of this Development Agreement. As of October 31, 2021, there was $1,815 accrued royalty fee. During the nine months ended July 31, 2022, the Company recorded $56,250 of royalty expense related to the GMR. As of July 31, 2022, there was a total of $51,815 GMR payable of which $8,065 was recorded in accrued royalty fee and $43,750 was recorded in accounts payable, were reflected under accrued expense and other liabilities in the accompanying unaudited consolidated balance sheet.

Perfect Athlete LLC

On September 15, 2021 (“Effective Date”), the Company and Perfecting Athletes, LLC (“PA” or “Perfecting Athletes”) (collectively as “Parties”), entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”). Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of meals, marketed and sold utilizing the Property (“PA Meals”) jointly with the Home Bistro label, under the terms and conditions of the Development Agreement. The Development Agreement shall remain in effect from the Effective Date until the last day of the month that is two-years from the Effective Date (“Term”). The first twelve-month anniversary of the Development Agreement shall be deemed “Year One”. The Company shall only distribute the PA Meals within the Term and any Renewal Term (defined below), as mutually agreed. The Company agrees that following the Term, The Company shall use best efforts to cease the distribution of all PA Meals. The Parties shall have the right to renew the Development Agreement for an additional one-year term (“Renewal Term”) upon mutual written consent. The Company issued 150,000 shares of common stock with grant date fair value of $255,000 based on the market price of common stock on grant date, that was deemed to be fully earned, non-assessable and irrevocable upon the execution of the Development Agreement and subject to a Lock-Up Leak-Out Agreement. The Company recorded the $255,000 as deferred compensation in the accompanying consolidated balance sheet to be amortized over the term of the Development Agreement. During the nine months ended July 31, 2022, the Company expensed $74,375 of the deferred compensation as product development expense in the accompanying unaudited consolidated statement of operations. As of July 31, 2022 and October 31, 2021, there were $164,687 and $239,063 of deferred compensation, respectively, related to this Development Agreement.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

For the use of Perfecting Athletes and all associated intellectual property for the benefit of the PA Meals, the Company shall pay to Perfecting Athletes the following: (i) 10% of all net revenue generated from the sale of PA Meals (the “PA Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on PA Meals less discounts and returns. The PA Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the PA Royalty was earned and; (ii) 10% of all Net Revenue generated from the sale of Home Bistro and Prime Chop brand orders in which a PA Dedicated Code was used at the time of purchase (“PA Commission”). The PA Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the PA Commission was earned. During the nine months ended July 31, 2022, there were no payments made under the Development Agreement.

Spicy Mango Foodies LLC

On January 19, 2022 (“Effective Date”), the Company and Spicy Mango Foodies LLC (f/s/o Chef Priyanka Naik (“CPN”)) (collectively as “Parties”), entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”). Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of meals, marketed and sold utilizing the Property (“CPN Meals”) jointly with the Home Bistro label, under the terms and conditions of the Development Agreement. The Development Agreement shall remain in effect from the Effective Date until the last day of the month that is two-year from the Effective Date (“Term”). The first twelve-month anniversary of the Development Agreement shall be deemed “Year One”. The Company shall only distribute the CPN Meals within the Term and any Renewal Term (defined below), as mutually agreed. The Company agrees that following the Term, the Company shall use best efforts to cease the distribution of all CPN Meals. The Parties shall have the right to renew the Development Agreement for an additional one-year term (“Renewal Term”) upon mutual written consent. The Company issued 100,000 shares of common stock with grant date fair value of $100,000 based on the market price of common stock on grant date, that was deemed to be fully earned, non-assessable and irrevocable upon the execution of the Development Agreement. The Company shall record it as deferred compensation to be amortized over the Term of the Development Agreement. The Company recorded the $100,000 as deferred compensation in the accompanying unaudited consolidated balance sheet and is being amortized over the two-year term of the Development Agreement. During the nine months ended July 31, 2022, the Company expensed $27,083 of the deferred compensation as product development expense in the accompanying unaudited consolidated statement of operations. As of July 31, 2022, there was $72,917 of deferred compensation related to this Development Agreement.

For the use of Spicy Mango Foodies, LLC (“SMF”) and all associated intellectual property for the benefit of the CPN Meals, the Company shall pay to SMF the following: (i) 10% of all Net Revenue generated from the sale of CPN Meals (“SMF Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on CPN Meals less discounts and returns. The SMF Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the SMF Royalty was earned and; (ii) 10% of all Net Revenue generated from the sale of Home Bistro and Prime Chop brand orders in which a SMF Dedicated Code was used at the time of purchase (“SMF Commission”) and all sales derived from that account thereafter. The SMF Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the SMF Commission was earned. During the nine months ended July 31, 2022, there were no payments made under the Development Agreement.

Mini Melanie, LLC

On February 22, 2022 (“Effective Date”), the Company and Mini Melanie, LLC (f/s/o Chef Melanie Moss (“MM”)) (collectively as “Parties”), entered into a Joint Product Development and Distribution Agreement (“Development Agreement”). Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of desserts (“Moss Deserts”) jointly with the Home Bistro label, under the terms and conditions of the Development Agreement. The Development Agreement shall remain in effect from the Effective Date until the last day of the month that is one-year from the Effective Date.

For the use of MM and all associated intellectual property for the benefit of the Moss Deserts, the Company shall pay to MM 5% of all Net Revenue generated from the sale of Moss Deserts (“MM Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on Moss Deserts less discounts and returns. The MM Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the MM Royalty was earned. During the three months ended July 31, 2022, there were no payments made or owed under the Development Agreement.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

Consulting Agreements

On April 1, 2021, the Company and Redstone Communications, LLC (“Redstone”) (collectively as “Parties”) entered into an agreement to provide strategic consulting services (“Agreement”). The Agreement shall remain in effect for twelve months from the effective date of April 1, 2021 until March 31, 2022. Pursuant to the Agreement, Redstone shall be paid, in cash, a monthly fee of $10,000 over the twelve months service period and received 2,000,000 shares of common stock with grant date fair value of $1,800,000 as compensation, which was recorded as deferred compensation in the accompanying consolidated balance sheet and amortized over the twelve months service period. In 2021, the Company amortized $1,050,000 of the deferred compensation. During the nine months ended July 31, 2022, the Company amortized $750,000 of the deferred compensation and was recorded as professional and consulting expense in the accompanying unaudited consolidated statement of operations. As of July 31, 2022 and October 31, 2021, the deferred compensation related to this Agreement was $0 and $750,000, respectively.

On September 10, 2021, the Company and Bench International, LLC (“Bench International”) (collectively as “Parties”) entered into an agreement to marketing consulting services (“Agreement”). The Agreement shall remain in effect for twelve months from the effective date of September 10, 2021. Pursuant to the Agreement, Bench International shall be paid, in cash, and aggregate amount of $350,000 to be paid in seven monthly instalments of $50,000 beginning September 2021 until March 2022. In 2021, the Company paid an aggregate amount of $100,000. During the nine months ended July 31, 2022, the Company paid an aggregate amount of $205,000. During the nine months ended July 31, 2022, the Company recognized $246,667 of expense related to this Agreement and recorded as selling and marketing expenses in the accompanying unaudited consolidated statement of operations. As of July 31, 2022 and October 31, 2021, the prepaid expense related to this Agreement were $0 and $41,667, respectively.

On October 1, 2021, the Company and a consultant (collectively as “Parties”) entered into a consulting agreement which shall remain in effect until April 1, 2022, unless sooner terminated as provided in the agreement, or unless extended by agreement of the Parties. Pursuant to the agreement, the Company issued warrants to purchase 500,000 of common stock (“Warrant”) with a grant date fair value of $678,253 for services rendered and was recorded as professional and consulting expenses in the accompanying consolidated statement of operations in 2021. The Warrant vested upon issuance, has an exercise price of $0.001 and expiration date of October 1, 2026. In addition, the consultant shall receive $3,000 per month, payable in cash on the first of each month commencing on the effective date.

Consulting Agreement – Related Party

On October 1, 2021, the Company and Michael Novielli through Dutchess Capital Partners, LLC (“Dutchess Capital”) (collectively as “Parties”) entered into a consulting agreement which shall remain in effect until April 1, 2022 unless sooner terminated as provided in the agreement, or unless extended by agreement of the Parties. Michael Novielli currently serves as a member of the Board of Directors and is considered a related party. Pursuant to the agreement, Dutchess Capital received warrants to purchase 1,000,000 of common stock (“Warrant”) with a grant date fair value of $1,356,507, for services rendered and was recorded as professional and consulting expenses – related party in the accompanying consolidated statement of operations. The Warrant vested upon issuance, had exercise price of $0.001 and expiration date of October 1, 2026. In addition, Dutchess Capital shall receive $10,000 per month, payable in cash on the first of each month commencing on the effective date. For the three and nine months ended July 31, 2022, professional and consulting expense – related party amounts to $30,000 and $90,000, respectively.

Lock-Up and Leak Out Agreements

In 2021 and during the nine months ended July 31, 2022, the Company and various stockholders (collectively as “Parties”) entered into a Lock-Up and Leak Out Agreement (“Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, stockholders, including the stockholders’ affiliated entities, agreed that for the period beginning on the respective effective dates of their Lock-Up Agreements and ending in the period between October 2021 to June 2023 (the “Lock-Up Period”), the stockholders will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, any shares of Company’s common stock or securities convertible into or exercisable for common stock or securities or rights convertible into or exchangeable or exercisable for any common stock, whether owned by the stockholders as the date hereof or acquired subsequent to the date hereof (collectively, the “Lock-Up Shares”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement. During the ten-months ended October 31, 2021, as consideration for the stockholders’ execution of the Lock-Up Agreements, the Company issued an aggregate of 112,500 shares of common stock with grant date fair value of $152,626 which was recorded as deferred compensation and amortized over the Lock-Up Period. During the nine months ended July 31, 2022, as consideration for the stockholders’ execution of the Lock-Up Agreements, the Company issued an aggregate of 516,748 shares of common stock with grant date fair value of $554,273 which was recorded as deferred compensation and amortized over the Lock-Up Period (see Note 11). During the nine months ended July 31, 2022, the Company amortized $670,212 of the deferred compensation (see Note 11) and was recorded as professional and consulting expense in the accompanying unaudited consolidated statement of operations. As of July 31, 2022 and October 31, 2021, the deferred compensation related to this Agreement were $0 and $115,938, respectively.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

License Agreement

On June 24, 2021, the Company entered into a licensing agreement (“License Agreement”) with Ayesha Curry (see Note 4). The License Agreement has a term of three years and renewable under the terms and conditions specified in the License Agreement. Pursuant to the License Agreement the Company shall pay Ayesha Curry a 10% royalty fee of the net sales of all licensed products sold (“Royalties”). For purposes of this License Agreement, licensed product shall be considered sold on the date upon its billed, invoiced, shipped, or paid for, or when title passes to the buyer, whichever occurs first.

NOTE 13 – SUBSEQUENT EVENTS

Joint Product Development and Distribution Agreement

Tsuji’s Inc.

On August 26, 2022 (“Effective Date”), the Company and Tsuji’s Inc. (f/s/o Chef Katsuji Tanabe (“CKJ”)) (collectively as “Parties”), entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”). Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of meals, marketed and sold utilizing the Property (“CKJ Meals”) jointly with the Home Bistro label, under the terms and conditions of the Development Agreement. The Development Agreement shall remain in effect from the Effective Date until the last day of the month that is two-year from the Effective Date (“Term”). The first twelve-month anniversary of the Development Agreement shall be deemed “Year One”. The Company shall only distribute the CKJ Meals within the Term and any Renewal Term (defined below), as mutually agreed. The Company agrees that following the Term, the Company shall use best efforts to cease the distribution of all CKJ Meals. The Parties shall have the right to renew the Development Agreement for an additional one-year term (“Renewal Term”) upon mutual written consent. The Company issued 100,000 shares of common stock with grant date fair value of $20,000, or $0.20 per share, based on the market price of common stock on grant date, that was deemed to be fully earned, non-assessable and irrevocable upon the execution of the Development Agreement. The Company shall record it as deferred compensation to be amortized over the Term of the Development Agreement.

In connection with the sale of CKJ Meals, the Company shall pay to CKJ the following: (i) 5% of all net revenue generated from the sale of CKJ Meals (the “CKJ Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on CKJ Meals less discounts and returns. The CKJ Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the CKJ Royalty was earned; (ii) 5% of all Net Revenue generated from the sale of Home Bistro brand orders in which a CKJ Dedicated Code was used at the time of purchase (“CKJ Commission”). The CKJ Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the CKJ Commission is earned.

Chef David Burtka

On September 8, 2022 (“Effective Date”), the Company and Chef David Burtka (“CDB”) (collectively as “Parties”), entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”). Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of meals, marketed and sold utilizing the Property (“CDB Meals”) jointly with the Home Bistro label, under the terms and conditions of the Development Agreement. The Development Agreement shall remain in effect from the Effective Date until the last day of the month that is one-year from the Effective Date (“Term”). The first twelve-month anniversary of the Development Agreement shall be deemed “Year One”. The Company shall only distribute the CDB Meals within the Term and any Renewal Term (defined below), as mutually agreed. The Company agrees that following the Term, the Company shall use best efforts to cease the distribution of all CDB Meals. The Parties shall have the right to renew the Development Agreement for an additional one-year term (“Renewal Term”) upon mutual written consent. The Company issued 250,000 shares of common stock with grant date fair value of $45,000, or $0.18 per share, based on the market price of common stock on grant date, that was deemed to be fully earned, non-assessable and irrevocable upon the execution of the Development Agreement. The Company shall record it as deferred compensation to be amortized over the Term of the Development Agreement.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

In connection with the sale of CDB Meals, the Company shall pay to CDB the following: (i) 5% of all net revenue generated from the sale of CDB Meals (the “CDB Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on CDB Meals less discounts and returns. The CDB Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the CDB Royalty was earned; (ii) 5% of all Net Revenue generated from the sale of Home Bistro brand orders in which a CDB Dedicated Code was used at the time of purchase (“CDB Commission”). The CDB Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the CDB Commission is earned.

All Grain LLC

On September 9, 2022 (“Effective Date”), the Company and All Grain LLC (f/s/o Chef Danielle Walker (“CDW”)) (collectively as “Parties”), entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”). Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of meals, marketed and sold utilizing the Property (“CDW Meals”) jointly with the Home Bistro label, under the terms and conditions of the Development Agreement. The Development Agreement shall remain in effect from the Effective Date until the last day of the month that is two-year from the Effective Date (“Term”). The first twelve-month anniversary of the Development Agreement shall be deemed “Year One”. The Company shall only distribute the CDW Meals within the Term and any Renewal Term (defined below), as mutually agreed. The Company agrees that following the Term, the Company shall use best efforts to cease the distribution of all CDW Meals. The Parties shall have the right to renew the Development Agreement for an additional one-year term (“Renewal Term”) upon mutual written consent. The Company issued 100,000 shares of common stock with grant date fair value of $21,000, or $0.21, based on the market price of common stock on grant date, that was deemed to be fully earned, non-assessable and irrevocable upon the execution of the Development Agreement. The Company shall record it as deferred compensation to be amortized over the Term of the Development Agreement.

In connection with the sale of CDW Meals, the Company shall pay to CDW the following: (i) 5% of all net revenue generated from the sale of CDW Meals (the “CDW Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on CDW Meals less discounts and returns. The CDW Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the CDW Royalty was earned; (ii) 5% of all Net Revenue generated from the sale of Home Bistro and Prime Chop brand orders in which a CDW Dedicated Code was used at the time of purchase (“CDW Commission”). The CDW Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the CDW Commission is earned.

Common Stock Issued for Convertible Notes

On August 26, 2022, the Company issued 214,427 shares of its common stock upon conversion of debt and accrued interest of $42,778.

Convertible Notes

August 2022 Note

On August 24, 2022 (the “Issue Date”), the Company entered into a Securities Purchase Agreement dated as of August 24, 2022 (the “SPA”), by and between the Company and 1800 Diagonal Lending LLC, a Virginia limited liability company (the “Investor”). Pursuant to the SPA, among other things, the Company agreed to issue to the Investor a convertible note in the original principal amount of $104,250 (the “Note,” and together with the SPA, the “Agreements”). Upon closing, the Company received $92,000 in net proceeds from the Investor, net of fees of $12,250.

The Note accrues interest at an annual interest rate of 8% and a default interest rate of 22%, and matures on August 24, 2023 (the “Maturity Date”). The Investor may convert the Note into shares of the Company’s common stock, 180 days after the Issue Date until the later of (i) the Maturity Date and (ii) the date the Company pays any amounts owed in connection with an event of default. The per share conversion price into which the Note is convertible into shares of Common Stock (the “Conversion Price”) is 65% multiplied by the average of the lowest two closing bid prices for the Common Stock during the ten trading days ending on the last trading day prior to the conversion date.

The Company has the right to prepay the outstanding principal amount of the Note, plus any accrued interest on the outstanding principal (including any default interest) at a rate of (x) 120% during the period ending 120 days after the Issue Date and (y) 125% during the period between 121 days and 180 days after the Issue Date. The Company does not have a prepayment right following the expiration of the 180 day period Upon the occurrence and during the continuation of any event of default under the Note, the Note becomes immediately due and payable and the Company is obligated to pay the Investor in full satisfaction of its obligations thereunder an amount equal to the greater of (i) the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 150% and (ii)(a) the highest number of shares of Common Stock issuable upon conversion of the default sum at the Conversion Price, multiplied by (b) the highest closing price for the Common Stock during the period beginning on the date of first occurrence of the event of default and ending one day prior to the mandatory prepayment date. The obligations under the Note are not secured by any assets of the Company. The Agreements contain other provisions, covenants and restrictions common with this type of debt transaction. Furthermore, the Company is subject to negative covenants under the Agreements, which the Company also believes are also customary for transactions of this type.

HOME BISTRO, INC. AND SUBSIDIARIES

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022

September 2022 Note I

On September 9, 2022, the Company entered into a Securities Purchase Agreement (“September 2022 SPA I”) with an investor for the sale of the Company’s convertible note. Pursuant to the September 2022 SPA I, the Company; (i) issued a convertible note with principal amount of $150,000 (“September 2022 Note I”) with the Company receiving $123,000 in net proceeds, net of $15,000 of OID and $12,000 of legal fees; (ii) issued warrants to purchase up to 666,667 shares of common stock (“September 2022 I Warrant”). The 666,667 warrants issued shall be valued using the relative fair value method, recording as a debt discount to be amortized over the twelve-month term of the note. The September 2022 Note I bears an annual interest rate of 15% and matures on September 9, 2023. The September 2022 Note II is convertible shall be convertible into shares of Common Stock hereunder, which shall equal the lower of (i) 75% of the closing price of the Common Stock on the date of the investment, and (ii) 90% of the lowest volume weighted average price for the Common Stock during the five (5) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date, provided, however, that if the Company consummates an Uplist Offering (as defined in this Note) on or before the date that is one hundred and eighty (180) calendar days after the Issuance Date, then the Conversion Price shall equal 75% of the offering price per share of Common Stock (or unit, if units are offered in the Uplist Offering) at which the Uplist Offering is made (for the avoidance of doubt, if a unit includes more than one share of the Common Stock in the Uplist Offering, the Conversion Price shall mean 75% of the unit price divided by the number of shares of Common Stock contained in a unit).

The September 2022 I Warrant issued to the investor, provides for the right to purchase up to 666,667 shares of common stock; (i) shall be valued using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the September 2022 Note; (ii) exercisable at $0.225, provided, however, that if the Company consummates an Uplist Offering (as defined in this Warrant) on or before the date that is one hundred and eighty (180) calendar days after the Issue Date, then the Exercise Price shall equal 120% of the offering price per share of Common Stock (or unit, if units are offered in the Uplist Offering) at which the Uplist Offering is made (for the avoidance of doubt, if a unit includes more than one share of the Common Stock in the Uplist Offering, the Exercise Price shall mean 120% of the unit price divided by the number of shares of Common Stock contained in a unit), subject to adjustment as provided herein (including but not limited to cashless exercise). Unless otherwise adjusted pursuant to the terms of this Warrant, if the date of a respective exercise under the Warrant is on or before the date that is one hundred and eighty (180) calendar days after the Issue Date and the Company has not consummated an Uplist Offering, then the exercise price of this Warrant shall equal the initial Exercise Price.

If the Company at any time while the September Note I and September 2022 Warrant I are outstanding, sell or grant any option to purchase, sell, grant any right to re-price, or otherwise dispose of or issue any common stock or common stock equivalents (other than an exempt issuance as defined in the May 2022 Note I and May 2022 Warrant I), at a share price per less than the initial conversion and/or exercise price then the conversion and/or exercise price shall be reduced equal to such price and the number of common stock and/or warrant shares issuable thereunder shall be increased. The September 2022 Note I and September 2022 Warrant I also provide the investor with certain “piggyback” registration rights, permitting them to request that the Company include the shares issued upon conversion of the note or exercise of the warrant, respectively, for sale in certain registration statements filed by the Company under the Securities Act of 1933, as amended.

Consulting Agreements

On August 29, 2022, the Company entered into a six-month Capital Market Advisory Agreement (the “Advisory Agreement”) with a third-party consultant for advisory services. In connection with this Advisory Agreement, the Company shall pay the advisor (1) $5,000 upon execution of the agreement and $5,000 per month to accrue until an uplisting occurs; (2) $25,000 payable upon a NASDAQ uplisting; (3) 100,000 share of the Company’s common stock. The shares shall have reverse split protection through the Nasdaq Listing so that if the Company undertakes a reverse split as part of the of the Nasdaq Listing, the consultant shall receive additional shares immediately after the Nasdaq Listing so that the consultant retains 100,000 shares post reverse split; and (4) the Company will issue 100,000 warrants to the Consultant or its designees exercisable for a period of 5 years with an exercise price of $.20 per share. The warrants shall have a cashless exercise provision in the event that the shares underlying the warrants are not registered in an effective registration statement. In the event that the Company undertakes a reverse split prior to or simultaneous with the Nasdaq Listing, the warrants shall have reverse split protection so that the Consultant shall receive 100,000 warrants exercisable for five years at $.20 per share after the reverse split. The Company issued 100,000 shares of common stock with grant date fair value of $20,000, or $0.20 per share, based on the market price of common stock on grant date.

On September 8, 2022, the Company entered into a six-month Capital Market Advisory Agreement (the “Advisory Agreement II”) with a third-party consultant for advisory and uplisting services. In connection with this Advisory Agreement II, the Company shall pay the advisor 500,000 share of the Company’s common stock with a grant date fair value of $90,000, or $0.18 per share, based on the market price of common stock on grant date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Home Bistro, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Home Bistro, Inc. (the Company) as of October 31, 2021 and December 31, 2020, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the transitional ten month period ended October 31, 2021 (the “transition period”) and the year ended December 31, 2020, and the related consolidated financial statement footnotes (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2021 and December 31, 2020 and the results of its operations and its cash flows for the transitional ten month period years ended October 31, 2021 and the year ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the consolidated financial statements, the Company suffered recurring losses from operations and has a significant accumulated deficit and a working capital deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2 of the consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee or those charged with governance and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Derivative Liabilities

During the transition period and year ended December 31, 2020, the Company issued convertible debt notes (the “Notes”) that allow the holders to convert the debt into common stock upon certain default events not within the control of the Company. The Company determined that the terms of the Notes included an embedded conversion option to be accounted for as derivative liabilities, which are required to be accounted for at fair value upon issuance and each reporting period, under the provisions of ASC 815-40 – Derivatives and Hedging – Contracts in an Entity’s Own Stock (ACS 815).

As disclosed in Notes 2 and 5 to the consolidated financial statements, the Company recorded initial derivative liabilities and debt discount of $223,358 and $212,344 from the embedded conversion options during the transition period ended and year ended December 31, 2020. Further, during the transition period and year ended December 31, 2020, the Company recorded a gain on the change in fair value of the derivative liabilities of $289,874 and $32,315, respectively. There is no current observable market for these types of derivatives and, as such, the Company measured the initial and October 31, 2021 and December 31, 2020 fair value of the embedded derivative liabilities using the Monte Carlo valuation model. Such a model includes techniques that require management to make several assumptions with a high degree of subjectivity related to stock price, discount yield, risk free rates, volatility, probability of principal repayment in cash or common stock and probability of the Company defaulting on the convertible debt notes.

We identified the evaluation of the terms of the financial instruments to determine whether the embedded conversion option met the definition of a derivative, the analysis of the accounting treatment, presentation and disclosures, and the valuation of the derivative liabilities as critical audit matters due to the complex nature of these financial instruments.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures to address this critical audit matter included the following among others: (a) reviewed and tested the Company’s conclusions as to whether the financial instruments included an embedded conversion option that met the definition of a derivative as defined by ASC 815 by evaluating and comparing the Company’s analysis and conclusions to authoritative and interpretive literature, (b) compared the accounting treatment and presentation to that described by authoritative and interpretive literature, (c) tested the Company’s process and methodology for valuing the derivatives by comparing it to generally accepted methodologies for valuing derivatives, (d) tested the Company’s valuation of the derivatives by testing assumptions and data used in the valuation model including the term, volatility and risk free rate, (e) recomputed the fair value of the derivative at issuance and at October 31, 2021 and December 31, 2020 and (f) utilize an internal valuation specialist to assist in evaluating the Company’s model, methodology, and significant assumptions.

Acquired Intangible Assets

During the transition period, the Company entered and closed on an agreement and plan of merger with the members of Model Meals, LLC as more fully disclosed in Note 3. The Company determined that this transaction meet the definition of a business combination in accordance with ASC 805 Business Combinations and the assets acquired and liabilities assumed were recorded at fair value on the acquisition date. The Company utilized a valuation specialist to assist in allocating the purchase price to the identifiable intangible assets acquired which were identified as a trademark and customer list. Such a valuation requires management to make several assumptions with a high degree of subjectivity such as revenue growth, customer retention and discounted cash flow projections.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures to address this critical audit matter included the following, among others: (a) reviewed the nature of the transaction and the Company’s conclusion that the acquired entity meet the definition of a business under ASC 805 by evaluating and comparing the Company’s analysis and conclusions to authoritative and interpretive literature, (b) compared the accounting treatment and presentation to that described by authoritative and interpretive literature, (c) tested the Company’s process and methodology for valuing the intangible assets by comparing it to generally accepted methodologies for valuing acquired intangible assets, (d) tested the Company’s valuation of the acquired intangible assets by reviewing assumptions and data used in the valuation model for reasonableness including comparable companies, cash flow projections and discount rates and (e) utilized an internal valuation specialist to assist in evaluating the Company’s model, methodology, and significant assumptions.

D. Brooks and Associates CPAs, P.A.

Palm Beach Gardens, Florida

January 31, 2022

We have served as the Company’s independent auditor since 2016

HOME BISTRO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	October 31, 2021	December 31, 2020
ASSETS

CURRENT ASSETS:
Cash	$2,275,397	$447,354
Inventory	16,020	-
Prepaid expenses and other current assets	80,641	28,588
Note receivable	-	5,000

Total Current Assets	2,372,058	480,942

OTHER ASSETS:
Property and equipment, net	130,970	2,728
Finance right-of-use assets, net	181,015	-
Operating lease right-of-use assets, net	268,509	-
Intangible assets, net	3,225,361	-
Deposits	10,000	-
Goodwill	1,809,357	-

Total Assets	$7,997,270	$483,670

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$568,302	$352,466
Accrued expenses and other liabilities	181,037	126,273
Liabilities to be settled with common stock	209,688	-
Convertible notes payable, net of debt discount	550,638	141,476
Convertible notes payable - related party, net of debt discount	30,172	-
Notes payable - current portion	15,361	20,068
Advances payable	101,945	78,497
Derivative liabilities	86,884	180,029
Unredeemed gift cards	164,912	48,311
Financing lease liability - current portion	62,210	-
Operating lease liabilities - current portion	101,431	-
Common stock repurchase obligation	618,275	-

Total Current Liabilities	2,690,855	947,120

LONG-TERM LIABILITIES:
Financing lease liability - long-term portion	124,649	-
Operating lease liability- long-term portion	166,923	-
Notes payable - long-term portion	291,539	151,544
Common stock repurchase obligation - long-term portion	-	1,300,000

Total Liabilities	3,273,966	2,398,664

Commitments and contingency (Note 14):

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred Stock: $0.001 par value; 20,000,000 shares authorized;
Convertible Series B Preferred stock: $0.001 Par Value; 500,000 Shares Authorized; nil shares issued and outstanding as of October 31, 2021 and December 31, 2020	-	-
Common stock: $0.001 par value; 1,000,000,000 shares authorized; 35,152,623 and 19,123,768 shares issued and outstanding as of October 31, 2021 and December 31, 2020, respectively	35,152	19,123
Additional paid-in capital	25,198,035	4,399,272
Deferred compensation	(1,374,219)	-
Accumulated deficit	(19,135,664)	(6,333,389)

Total Stockholders’ Equity (Deficit)	4,723,304	(1,914,994)

Total Liabilities and Stockholders’ Equity (Deficit)	$7,997,270	$483,670

The accompanying notes are an integral part of these consolidated financial statements.

HOME BISTRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Ten Months Ended	For the Year Ended
	October 31, 2021	December 31, 2020

Product sales, net	$1,644,208	$1,335,859

Cost of sales	1,447,901	873,289

Gross profit	196,307	462,570

Operating Expenses:
Compensation and related expenses, includes $2,871,721 of stock-based compensation in 2021	3,338,022	547,940
Professional and consulting expenses, includes $1,862,709 of stock-based compensation in 2021	2,979,610	434,450
Professional and consulting expenses - related party, includes $1,356,507 of stock-based compensation in 2021	1,366,507	-
Product development expense, includes $3,036,286 and $360,000 of stock-based expense in 2021 and 2020, respectively	3,036,286	360,000
Selling and marketing expenses	835,723	226,428
General and administrative expenses	527,818	198,082

Total Operating Expenses	12,083,966	1,766,900

Operating Loss from Continuing Operations	(11,887,659)	(1,304,330)

Other Income (Expense):
Interest expense, net	(1,245,873)	(19,924)
Change in fair value of derivative liabilities	289,874	32,315
Gain on extinguishment of debt	26,629	7,075
Gain on forgiveness of debt	14,754	-
Other income	-	5,000

Total Other Income (Expense), net	(914,616)	24,466

Loss from Continuing Operations	(12,802,275)	(1,279,864)

Discontinued Operations:
Income from Disposal of Discontinued Operations Before Provision for Income Taxes	-	38,203

Income from Discontinued Operations	-	38,203

Net Loss	$(12,802,275)	$(1,241,661)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Continuing operations - basic and diluted	$(0.56)	$(0.07)
Discontinued operations - basic	$0.00	$0.00
Discontinued operations - diluted	$0.00	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	23,062,353	17,393,644
Diluted	23,062,353	17,393,644

The accompanying notes are an integral part of these consolidated financial statements.

HOME BISTRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

	Preferred Stock		Common Stock		Additional			Total Stockholders’
	Number of		Number of		Paid-in	Deferred	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	(Deficit)

Balance at December 31, 2019	-	$-	13,104,561	$13,105	$4,806,944	$-	$(5,091,728)	$(271,679)

Common stock issued for cash	-	-	1,492	1	75,005	-	-	75,006

Warrant issued for cash	-	-	-	-	25,000	-	-	25,000

Common stock issued for services	-	-	3,999,085	3,999	234,269	-	-	238,268

Recapitalization of the Company	250,000	250	1,899,094	1,899	(196,873)	-	-	(194,724)

Common stock repurchase obligation (see Note 3)	-	-	-	-	(1,300,000)	-	-	(1,300,000)

Disposal of a component with related party (see Note 3)	(250,000)	(250)	-	-	131,471	-	-	131,221

Warrant issued pursuant to an agreement	-	-	-	-	360,000	-	-	360,000

Warrant issued for services	-	-	-	-	11,471	-	-	11,471

Accretion of stock-based compensation	-	-	-	-	213,841	-	-	213,841

Common stock issued with convertible debt	-	-	119,535	119	38,144	-	-	38,263

Net loss	-	-	-	-	-	-	(1,241,661)	(1,241,661)

Balance at December 31, 2020	-	-	19,123,768	19,123	4,399,272	-	(6,333,389)	(1,914,994)

Common stock issued as commitment fee	-	-	853,385	854	417,700	-	-	418,554

Common stock warrant issued as commitment fee	-	-	-	-	156,926	-	-	156,926

Common stock issued as stock-based compensation	-	-	125,000	125	156,625	-	-	156,750

Common stock warrant issued as stock-based compensation	-	-	-	-	2,714,971	-	-	2,714,971

Common stock issued for cash, net of $215,949 of issuance cost	-	-	6,112,993	6,112	4,362,684	-	-	4,368,796

Common stock and warrant issued for services and prepaid services	-	-	2,100,000	2,100	3,967,116	(750,000)	-	3,219,216

Common stock issued for product development agreements	-	-	450,000	450	577,050	(508,281)	-	69,219

Common stock issued pursuant to lock-up agreements	-	-	112,500	113	152,513	(115,938)	-	36,688

Reduction of the repurchase obligation pursuant to the Put Option Agreement	-	-	-	-	681,726	-	-	681,726

Common stock issued for acquisition of Model Meals, LLC (see Note 3)	-	-	2,008,310	2,008	2,026,385	-	-	2,028,393

Common stock issued for asset acquisition transaction (see Note 4)	-	-	4,266,667	4,267	5,585,067	-	-	5,589,334

Net loss	-	-	-	-	-	-	(12,802,275)	(12,802,275)

Balance at October 31, 2021	-	$-	35,152,623	$35,152	$25,198,035	$(1,374,219)	$(19,135,664)	$4,723,304

The accompanying notes are an integral part of these consolidated financial statements.

HOME BISTRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Ten Months Ended	For the Year Ended
	October 31, 2021	December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss from continuing operations	$(12,802,275)	$(1,241,661)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation on property and equipment and finance ROU assets	113,531	440
Amortization on intangible assets	8,837	-
Common stock and warrants issued for stock-based compensation	2,871,721	213,841
Common stock and warrants issued for services – related party	1,356,507	-
Common stock and warrants issued for services and prepaid services	1,862,709	609,739
Common stock and warrants issued for product development	69,219	-
Common stock issued pursuant to lock-up agreements	36,688	-
Common stock issued pursuant an asset acquisition transaction (see Note 4)	2,969,334	-
Gain on extinguishment of debt and accounts payable	(26,629)	(7,075)
Gain on forgiveness of debt	(14,754)	-
Amortization of debt discount	1,012,554	7,983
Change in fair value of derivative liabilities	(289,874)	(32,315)
Change in operating assets and liabilities:
Inventory	4,743	-
Prepaid expenses and other current assets	(47,053)	(8,896)
Accounts payable	129,389	43,980
Accrued expense and other liabilities	(55,664)	102,201
Unredeemed gift cards	29,341	37,946

Net cash used in operating activities	(2,771,676)	(273,817)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds (payments) from acquisition of a subsidiaries	(60,000)	4,917
Purchases of property and equipment	(167,824)	(3,168)

Net cash (used by) provided by investing activities	(227,824)	1,749

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock, net of issuance cost	4,368,796	100,006
Proceeds from notes payable	-	171,612
Proceeds from convertible note payable, net of debt discount	1,581,450	-
Proceeds from convertible note payable - related party, net of debt discount	100,000	-
Proceeds from advances payable	332,900	140,840
Repayment of convertible notes payable	(1,195,920)	384,100
Repayment of note payable - in default	-	(3,738)
Repayments of advance payable	(312,752)	(80,535)
Repayment of convertible notes payable - related party	(46,931)	-

Net cash provided by financing activities	4,827,543	712,285

Net Change in Cash	1,828,043	440,217

Cash - beginning of period	447,354	7,137

Cash - end of period	$2,275,397	$447,354

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$159,909	$7,670
Income taxes	$-	$-

Non-cash investing and financing activities:
Initial amount of ROU asset and related liability	$540,041	$32,444
Termination of the ROU asset and related liability	$-	$27,843
Disposal of a component with related party		$131,221
Repurchase obligation pursuant to the Put Option Agreement	$-	$1,300,000
Reduction of the repurchase obligation pursuant to the Put Option Agreement	$681,725	$-
Common stock issued as commitment fee in connection with convertible notes payable recorded as debt discount	$418,554	$38,263
Warrants issued as commitment fee in connection with convertible notes payable	$156,926	$-
Liabilities to be settled with common stock in connection with convertible notes payable	$209,688	$-
Initial derivative liability recorded in connection with convertible notes payable	$223,358	$212,344
Fair value of common stock issued for an asset acquisition transaction (see Note 4)	$2,620,000	$-

Net Asset and Liabilities Assumed in Acquisition:
Cash	$-	$4,917
Prepaid expenses and other assets	241	9,776
Inventory	20,763	-
Operating right-of-use asset	76,136	32,444
Internal use computer software	66,198	-
Customer relationships	43,000	-
Trademark	505,000	-
Goodwill	1,809,357	-
Accounts payable and accrued liabilities	(203,348)	(209,417)
Operating right-of-use liability	(79,054)	(32,444)
Note Payable	(149,900)	-
Net asset acquired (liability assumed)	$2,088,393	$(194,724)

The accompanying notes are an integral part of these consolidated financial statements.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Home Bistro, Inc. (formerly known as Gratitude Health, Inc.) (the “Company”) was incorporated in the State of Nevada on December 17, 2009. On September 14, 2020, the Company changed its name from Gratitude Health, Inc. to Home Bistro, Inc. The Company is in the business of providing prepackaged and prepared meals to consumers focused on offering a broad array of the highest quality meal delivery, and preparation services. The Company’s primary former operations were in the business of manufacturing, selling, and marketing functional RTD (Ready to Drink) beverages sold under the Company’s trademark (the “RTD Business”). The RTD Business was disposed on September 25, 2020 as discussed below.

On April 7, 2020, the Board of Directors of the Company approved the increase of the authorized shares of the common stock to 1,000,000,000 from 600,000,000 (see Note 12).

On April 20, 2020, the Company, Fresh Market Merger Sub, Inc., a Delaware corporation and a newly created wholly-owned subsidiary of the Company (“Merger Sub”), and Home Bistro, Inc., a privately-held Delaware corporation formed on April 9, 2013, engaged in the food preparation and home-delivery business (presently known as Home Bistro Holdings, Inc., a Nevada corporation) and now wholly-owned subsidiary of the Company (“Home Bistro Holdings”) (see Note 3), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub agreed to merge with and into Home Bistro Holdings, with Home Bistro Holdings becoming a wholly-owned subsidiary of the Company and the surviving corporation in the merger (the “Merger”). Pursuant to the terms of the Merger Agreement, Home Bistro Holdings filed a Certificate of Merger with the Nevada Secretary of State on April 20, 2020 (see Note 3).

On April 20, 2020, pursuant to the terms of the Merger Agreement, Roy G. Warren, Jr., Mike Edwards, and Bruce Zanca resigned as directors of the Company and Roy G. Warren, Jr. resigned as Chief Operating Officer of the Company. The resignations were not the result of any disagreement related to the Company’s operations, policies, or practices. Furthermore, on April 20, 2020, Mr. Zalmi Duchman, the Chief Executive Officer of Home Bistro Holdings, Michael Finkelstein and Michael Novielli were appointed as directors of the Company. In addition, Mr. Duchman was appointed Chief Executive Officer.

The Merger constituted a change of control and the majority of the Board of Directors changed with the consummation of the Merger. The Company issued to the stockholders of Home Bistro Holdings shares of common stock and stock warrants which represented approximately 80% of the combined company on a fully converted basis after the closing of the Merger and approximately 51% of voting control. As a result of the above transactions and the Company’s intent to dispose or divest the assets and liabilities associated with the RTD Business, this transaction was accounted for as a reverse recapitalization effected by a share exchange of Home Bistro Holdings. The consolidated financial statements are those of Home Bistro Holdings (the accounting acquirer) prior to the Merger and include the activity of the Company (the accounting acquiree) from the date of the Merger (see Note 3).

On September 14, 2020, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to its Articles of Incorporation to effect (i) a 1 for 31.993 reverse stock split of its common stock, par value $0.001 per share, with fractional shares rounding up to the nearest whole share (the “Reverse Stock Split”), and (ii) the change of the Company’s name from “Gratitude Health, Inc.” to “Home Bistro, Inc.”. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the Reverse Stock Split (see Note 12).

On September 14, 2020, the Financial Industry Regulatory Authority approved the Company’s symbol change from “GRTD” to “HBIS”, effective twenty (20) business days from the approval date.

On September 25, 2020, the Company entered into, and closed the transactions contemplated by, that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), by and among the Company, Gratitude Keto Holdings, Inc., a Florida corporation (the “Buyer” or “Gratitude Keto”), and the holder of 250,000 of the Company’s issued and outstanding shares of Series B Preferred Stock, $0.001 par value per share (such stock, the “Series B Preferred Stock”, and such stockholder, the “Stockholder”). Pursuant to the Asset Purchase Agreement, among other things, the Company agreed to sell to the Buyer all of the Company’s business, assets and properties used, or held or developed for use, in its functional RTD Business, and the Buyer agreed to assume certain debts, obligations and liabilities related to the RTD Business. Furthermore, in connection with the Asset Purchase Agreement, the Buyer returned the 250,000 shares of Series B Preferred Stock held by the Stockholder which was then cancelled by the Company upon return. As a result, the Company has no outstanding shares of preferred stock. Additionally, the RTD Business activities were reclassified and reported as part of “discontinued operations” for all periods presented on the consolidated statements of operations. In addition, the Company assumed an accounts payable liability in the amount of $14,000 related to accounting expenses of the RTD Business for a period prior to the Merger. Pursuant to the Asset Purchase Agreement, the Buyer reimbursed the Company for the accounting expenses in amount of $14,000, of which $7,000 was payable in cash and the balance in form of a promissory note dated September 25, 2020 in the amount of $7,000. The promissory note bears an interest rate of 5% per annum, matures on April 25, 2021 and is payable in monthly installments of $1,000 commencing on October 25, 2020 through maturity (see Note 3).

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

The ongoing COVID-19 global and national health emergency has caused significant disruption in the international and United States economies and financial markets. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The COVID-19 pandemic has the potential to significantly impact the Company’s supply chain, food manufacturers, distribution centers, or logistics and other service providers. Additionally, the Company’s service providers and their operations may be disrupted, temporarily closed or experience worker or meat or other food shortages, which could result in additional disruptions or delays in shipments of Home Bistro’s products. To date, the Company has been able to avoid layoffs and furloughs of employees. The Company is not able to estimate the duration of the pandemic and potential impact on the business if disruptions or delays in shipments of product occur. To date, the Company is not aware of any such disruptions. In addition, a severe prolonged economic downturn could result in a variety of risks to the business, including weakened demand for product and a decreased ability to raise additional capital when needed on acceptable terms, if at all. As the situation continues to evolve, the Company will continue to closely monitor market conditions and respond accordingly. The Company has applied for and received certain financial assistance under the Coronavirus, Aid, Relief, and Economic Security Act (“CARES Act”) enacted in March 2020 by the U.S. Government in response to COVID-19 (see Note 7).

On July 6, 2021, the Company entered and closed on an Agreement and Plan of Merger with the members of Model Meals, LLC (“Model Meals”), acquiring Model Meals through a reverse triangular merger, whereby Model Meals merged with Model Meals Acquisition Corp., a wholly owned subsidiary of the Company, with Model Meals being the surviving entity (the “Acquisition”). As a result, Model Meals became a wholly owned subsidiary of the Company, and the members of Model Meals received and aggregate of 2,008,310 shares of common stock and were paid $60,000 in cash. Pursuant to the Acquisition, the Company issued 2,008,310 shares of common stock with grant date fair value of $ 2,028,393 (see Note 3).

In December 2021, the Company’s board of directors and management changed the Company’s fiscal year end from December 31st to October 31st, effective immediately (see Note 2).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with Regulation S-X of the Securities and Exchange Commission (the “SEC”). The consolidated financial statements present the consolidated financial statements of the Home Bistro, Inc, its active wholly owned subsidiaries, Home Bistro Holdings, Inc. and Model Meals LLC for the transition period ended October 31, 2021. Since Model Meals LLC was acquired in 2021, it was not consolidated for the year ended December 31, 2020. All the intercompany transactions and balances have been eliminated.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

In December 2021, the Company’s board of directors and management changed the Company’s fiscal year end from December 31st to October 31st, effective immediately (see Note 1). Accordingly, we are required to file this transition report on Form 10-KT to include audited consolidated financial information for the transition period from January 1, 2021 to October 31, 2021. Any references to the “transition period” throughout this report refer to that ten-month period ending October 31, 2021. Prior periods have not been recasted to align with our new fiscal year.

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, for the transition period ended October 31, 2021, the Company had net loss and cash used in operations of $12,802,275 and $2,771,676, respectively. As of October 31, 2021, the Company had an accumulated deficit, stockholders’ equity, and working capital deficit of $19,135,664, $4,723,304 and $318,797, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this transition report. The Company’s primary source of operating funds in 2021 was primarily from the third-party advances and convertible notes payable and the sale of common stock through private placements. The Company has experienced net losses from operations since inception but expects these conditions to improve in the near term and beyond as it develops its business model.

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. Management believes that the Company’s capital resources are not currently adequate to continue operating and maintaining its business strategy for a period of twelve months from the issuance date of this report. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates as of October 31, 2021 and December 31, 2020 include the assumptions used in the redemption recognition method for unredeemed gift cards, useful life of property and equipment and intangible assets, valuation of right-of-use (“ROU”) assets and lease liabilities, estimates of current and deferred income taxes and deferred tax valuation allowances, fair value of assets acquired and liabilities assumed in a business combination, and the fair value of non-cash equity transactions and derivative liabilities.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. As of October 31, 2021 and December 31, 2020, the Company did not have any cash equivalents.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. As of October 31, 2021 and December 31, 2020, the balance outstanding was in excess of FDIC insured levels by approximately $2,025,000 and $197,000. The Company has not experienced any losses in such accounts through October 31, 2021.

Fair Value of Financial Instruments and Fair Value Measurements

FASB ASC 820 - Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on October 31, 2021. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash, due from and to related parties, prepaid expenses, accounts payable and accrued liabilities approximate their fair market value based on the short-term maturity of these instruments.

Assets or liabilities measured at fair value or a recurring basis included embedded conversion options in convertible debt (see Note 5) and were as follows at October 31, 2021:

	At October 31, 2021			At December 31, 2020
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative liabilities	—	—	86,884	—	—	180,029

A roll forward of the level 3 valuation financial instruments is as follows (see Note 5):

	Ten Months Ended October 31, 2021	Year Ended December 31, 2020
Balance at beginning of year	$180,029	$—
Initial valuation of derivative liabilities included in debt discount	223,358	212,344
Reclassification of derivative liability to gain on debt extinguishment	(26,629)
Change in fair value of derivative liabilities	(289,874)	(32,315)
Balance at end of the period	$86,884	$180,029

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding equity instruments.

Derivative Liabilities

The Company has certain financial instruments that are embedded derivatives associated with capital raises. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-10 – Derivative and Hedging – Contract in Entity’s Own Equity. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment, or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on debt extinguishment.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Goodwill and Indefinite Lived Intangible Assets

Goodwill represents the excess of purchase prices over the fair value of nets assets acquired, is carried at cost. Goodwill is not amortized; rather, it is subject to a periodic assessment for impairment by applying a fair value-based test. Goodwill is evaluated for impairment on an annual basis at a level of reporting referred to as the reporting unit, and more frequently if adverse events or changes in circumstances indicate that the asset may be impaired.

Goodwill and indefinite lived intangible assets are tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not (that is, a likelihood of more than 50%) that the fair value of the reporting unit is less than its carrying amount. The qualitative assessment considers macroeconomic conditions, industry and market considerations, cost factors and overall company financial performance. If the reporting unit does not pass the qualitative assessment, the carrying amount of the reporting unit, including goodwill, is compared to its fair value. When the carrying amount of the reporting unit exceeds its fair value, a goodwill impairment loss is recognized up to a maximum amount of the recorded goodwill related to the reporting unit. Goodwill impairment losses are not reversed. There was no impairment loss of goodwill or indefinite lived intangible assets for the ten months ended October 31, 2021.

Impairment of Long-Lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets including intangible assets with finite life, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Inventory

Inventory consists of non-perishable food items distributed by the Company and are stated at the lower of cost and net realizable value utilizing the first-in first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are based on estimates and included in cost of sales. As of October 31, 2021 and December 31, 2020, the inventory balances were insignificant and the Company determined that there was no allowance needed.

Revenue Recognition

The Company’s revenues consist of high quality, direct-to-consumer, ready-made meals that can be ordered by customers through www.homebistro.com, www.modelmeals.com and restaurant quality meats and seafood through its Colorado Prime Brand. Revenues from the Company’s ready-made meals are recognized when the product is delivered to the customer and title has transferred. It is at this point in time that the Company’s performance obligations have been completed. Product sales are recorded net of any discounts or allowances and include shipping charges.

Customers can purchase gift cards via phone or online through the Company’s e-commerce website. Gift card purchases are initially recorded as unredeemed gift card liabilities and are recognized as product sales upon redemption. Historically, the majority of gift cards are redeemed within two to three years of issuance. The Company does not charge administrative fees on unused gift cards, and its gift cards do not have an expiration date.

Based on historical redemption patterns, a portion of issued gift cards are not expected to be redeemed (breakage). The Company uses the redemption recognition method for recognizing breakage related to unredeemed gift cards for which it has sufficient historical redemption information. Under the redemption recognition method, breakage revenue is recorded in proportion to, and over the time period gift cards are actually redeemed. The estimated breakage rate is based on historical issuance and redemption patterns and is re-assessed by the Company on a regular basis. At least three years of historical data, which is updated annually, is used to estimate redemption patterns. Model meals, the Company’s wholly-owned subsidiary, does not have sufficient historical redemption information to recognize breakage. Therefore, all issued gift cards are recorded as a liability upon issuance and revenue when used.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Cost of Sales

The Company’s policy is to recognize product related cost of sales in conjunction with revenue recognition, when the product costs are incurred which is upon delivery of product. Cost of sales includes the food and processing costs directly attributable to fulfillment and the delivery of the product to customers including both inbound and outbound shipping costs. In addition, the royalty fee related to the Joint Product Development and Distribution Agreement (see Note 14) was also included in cost of sales.

Shipping and handling costs incurred for product shipped to customers are included in cost of sales and amounted to $391,890 for the transition period ended October 31, 2021 and $873,289 for the year ended December 31, 2020, respectively. Shipping and handling costs charged to customers are included in sales.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation–Stock Compensation”, which requires recognition in the financial statements of the cost of employee, non-employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Advertising costs

The Company participates in various advertising programs. All costs related to advertising of the Company’s products are expensed in the period incurred. Advertising costs charged to operations were $835,723 for the transition period ended October 31, 2021 and $226,428, for the year ended December 31, 2020, respectively, are presented on the accompanying consolidated statement of operations as selling and marketing expenses.

Income Taxes

The Company accounts for income taxes using the liability method prescribed by ASC 740 - Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes.” This guidance, among other provisions, eliminates certain exceptions to existing guidance related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. This guidance also requires an entity to reflect the effect of an enacted change in tax laws or rates in its effective income tax rate in the first interim period that includes the enactment date of the new legislation, aligning the timing of recognition of the effects from enacted tax law changes on the effective income tax rate with the effects on deferred income tax assets and liabilities. Under existing guidance, an entity recognizes the effects of the enacted tax law change on the effective income tax rate in the period that includes the effective date of the tax law. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. On December 31, 2020, the Company early adopted ASU 2019-12 and its adoption did not have any material impact on the Company’s financial statements.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. For the transition period ended October 31, 2021 and year ended December 31, 2020, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Leases

The Company accounts for its leases using the method prescribed by ASC 842 – Lease Accounting. The Company assess whether the contract is, or contains, a lease at the inception of a contract which is based on (i) whether the contract involves the use of a distinct identified asset, (ii) whether the Company obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (iii) whether the Company has the right to direct the use of the asset. The Company allocates the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right-of-use (“ROU”) assets and lease liabilities for short-term leases that have a term of 12 months or less.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Operating and financing lease ROU assets represents the right to use the leased asset for the lease term. Operating and financing lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Basic and Diluted Loss Per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares consist of common stock issuable for stock options and stock warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future.

The potentially dilutive common stock equivalents as of October 31, 2021 and December 31, 2020 were excluded from the dilutive loss per share calculation as they would be antidilutive due to the net loss. The following were the computation of diluted shares outstanding and in periods where the Company has a net loss, all dilutive securities are excluded.

	October 31, 2021	December 31, 2020
Common Stock Equivalents:
Stock Options	—	60,638
Stock Warrants	15,745,066	11,278,211
Convertible Debt	1,041,435	589,704
Total	16,786,501	11,928,553

Concentration Risk

The Company purchased approximately 100% of its food products from two vendors during the year ended December 31, 2020 (approximately 74% and 26%). The Company is not obligated to purchase from these vendors and, if necessary, there are other vendors from which the Company can purchase food products. As of December 31, 2020, the Company had no accounts payable balance to these vendors.

During the ten months ended October 31, 2021, the Company opened a kitchen location at 3126 John P Curci Dr., Pembroke Pines, FL 33009 and acquired Model Meals (see Note 3) with a kitchen location at 201 E. 4th St. Santa Ana, CA 92701. The Company started producing and packaging its food products at these locations in addition to purchasing food products from other vendors which mitigated this concentration risk.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06—Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and edging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”) to simplify the accounting for convertible instruments by removing certain separation models in Subtopic 470- 20, Debt with Conversion and Other Options, for convertible instruments. Under the amendments in ASU 2020-06, the embedded conversion features no longer are separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost and a convertible preferred stock will be accounted for as a single equity instrument measured at its historical cost, as long as no other features require bifurcation and recognition as derivatives. By removing those separation models, the interest rate of convertible debt instruments typically will be closer to the coupon interest rate when applying the guidance in Topic 835, Interest. The amendments in ASU 2020-06 provide financial statement users with a simpler and more consistent starting point to perform analyses across entities. The amendments also improve the operability of the guidance and reduce, to a large extent, the complexities in the accounting for convertible instruments and the difficulties with the interpretation and application of the relevant guidance. To further improve the decision usefulness and relevance of the information being provided to users of financial statements, amendments in ASU 2020-06 increased information transparency by making the following amendments to the disclosure for convertible instruments:

1.	Add a disclosure objective

2.	Add information about events or conditions that occur during the reporting period that cause conversion contingencies to be met or conversion terms to be significantly changed

3.	Add information on which party controls the conversion rights

4.	Align disclosure requirements for contingently convertible instruments with disclosure requirements for other convertible instruments

5.	Require that existing fair value disclosures in Topic 825, Financial Instruments, be provided at the individual convertible instrument level rather than in the aggregate.

Additionally, for convertible debt instruments with substantial premiums accounted for as paid-in capital, amendments in ASU 2020-06 added disclosures about (1) the fair value amount and the level of fair value hierarchy of the entire instrument for public business entities and (2) the premium amount recorded as paid-in capital.

The amendments in ASU 2020-06 are effective for public business entities, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of its annual fiscal year and are allowed to adopt the guidance through either a modified retrospective method of transition or a fully retrospective method of transition. In applying the modified retrospective method, entities should apply the guidance to transactions outstanding as of the beginning of the fiscal year in which the amendments are adopted. Transactions that were settled (or expired) during prior reporting periods are unaffected. The cumulative effect of the change should be recognized as an adjustment to the opening balance of retained earnings at the date of adoption. If an entity elects the fully retrospective method of transition, the cumulative effect of the change should be recognized as an adjustment to the opening balance of retained earnings in the first comparative period presented. The Company is evaluating the impact of the revised guidance and believes that it will not have a significant impact on its consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). The new ASU addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. This amendment is effective for all entities, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is evaluating the impact of the revised guidance and believes that it will not have a significant impact on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 3 – ACQUISITIONS AND DISPOSAL OF THE DISCONTINUED OPERATIONS

Acquisition of Home Bistro Holdings and Disposal of The Discontinued Operations of the RTD Business

Home Bistro, Inc. was formed on April 9, 2013 as a Delaware corporation, under the name DineWise, LLC. On December 1, 2014, it underwent a statutory conversion filed under Section 8-265 of the Delaware Code to convert from a limited liability company to a corporation and changed its name to Home Bistro, Inc.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

On September 22, 2020, Home Bistro, Inc. filed a Certificate of Conversion under Section 266 of the Delaware General Corporation Law to convert its state of domicile from Delaware to Nevada and simultaneously filed an Articles of Conversion with the Nevada Secretary of State for the same and changed its name from Home Bistro, Inc. (the now wholly-owned subsidiary of the Company) to Home Bistro Holdings, Inc., each effective as of September 30, 2020.

Home Bistro manufactures, packages, and sells, direct-to-consumer, gourmet meals under the Home Bistro brand and markets restaurant quality meats and seafood under the Prime Chop and Colorado Prime brands. The Company’s meals are freshly prepared, to preserve freshness, and packaged in its facility located in Miami, Florida. Home Bistro meals are ordered on-line and delivered to consumers in containers designed to keep the products frozen during transport. Orders for restaurant quality meats and seafood through the Company’s Prime Chop and Colorado Prime brands are processed through a third-party co-packer based in North Carolina who fulfills and ships customer orders.

Agreement and Plan of Merger

On April 20, 2020, the Company, Fresh Market Merger Sub, Inc., a Delaware corporation and a newly created wholly-owned subsidiary of the Company, also referred to herein as Merger Sub, and Home Bistro, Inc., a privately-held Delaware corporation engaged in the food preparation and home-delivery business (presently known as Home Bistro Holdings, Inc., a Nevada corporation), also referred to herein also Home Bistro Holdings, entered into an Agreement and Plan of Merger, also referred to herein as the Merger Agreement, pursuant to which, among other things, Merger Sub agreed to merge with and into Home Bistro Holdings, with Home Bistro Holdings becoming a wholly-owned subsidiary of the Company and the surviving corporation in the merger, also referred to herein as the Merger. Pursuant to the terms of the Merger Agreement, Home Bistro Holdings filed a Certificate of Merger with the Nevada Secretary of State on April 20, 2020 (see Note 1).

Prior to the effective time of the Merger, the Company and certain of its existing securityholders entered into an Exchange Agreement providing for, among other things, the exchange (the “Exchange”) of securities held by such securityholders for shares of common stock, as more fully detailed therein. As a result of the Exchange, all of the Company’s issued and outstanding shares of Series A Preferred Stock, Series C Preferred Stock and convertible notes were converted into an aggregate of 5,405,479 shares of common stock on a fully diluted basis, consisting of 1,364,232 shares of common stock and warrants to purchase up to 4,041,258 shares of common stock (see Note 12). The 250,000 shares of Series B Preferred Stock owned by a former officer were cancelled on April 9, 2020 pursuant to a General Release Agreement (see Note 12) and 250,000 shares of Series B Preferred Stock held by a related party remained issued and outstanding as of the date of the Merger.

After the Exchange, a total of 1,899,094 shares of common stock, warrants to purchase 4,041,258 shares of common stock and 60,638 stock options were deemed issued and outstanding.

Certain of the Company’s existing securityholders retained securities held prior to the Merger, consisting of 533,931 shares of common stock and 60,638 stock options which were outstanding at the effective time of the Merger.

At the effective time of the Merger, and subject to the terms and conditions of the Merger Agreement, each outstanding share of common stock of Home Bistro Holdings was converted into the right to receive approximately 473 shares of common stock. Accordingly, the aggregate shares of the Company’s common stock issued in the Merger to the former securityholders of Home Bistro Holdings is 24,031,453 shares of common stock on a fully diluted basis consisting of 17,105,139 shares of common stock and warrants to purchase up to 6,926,314 shares of common stock (see Note 12).

Subsequent to the Merger, the Company had an aggregate of 30,031,501 shares of common stock issued and outstanding on a fully diluted basis consisting of 19,004,233 shares of common stock, 60,638 stock options and warrants to purchase up to 10,967,572 shares of common stock.

On April 20, 2020, pursuant to the terms of the Merger Agreement, Roy G. Warren, Jr., Mike Edwards, and Bruce Zanca resigned as directors of the Company and Roy G. Warren, Jr. resigned as Chief Operating Officer of the Company. The resignations were not the result of any disagreement related to the Company’s operations, policies, or practices. Furthermore, on April 20, 2020, Mr. Zalmi Duchman, the Chief Executive Officer of Home Bistro Holdings, Michael Finkelstein and Michael Novielli were appointed as directors of the Company. In addition, Mr. Duchman was appointed Chief Executive Officer (see Note 1).

In connection with the Merger, certain Company stockholders entered into a Lock-Up and Leak-Out Agreement with the Company pursuant to which, among other thing, such stockholders agreed to certain restrictions regarding the resale of common stock for a period of two years from the date of the Merger Agreement, as more fully detailed therein.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Additionally, on April 20, 2020, the Company and a stockholder entered into a Put Option Agreement, pursuant to which, among other things, the Company agreed, at the election of the stockholder, to purchase certain shares of common stock from such stockholder no sooner than two years from the date of the Put Option Agreement (the “Market Period”). Pursuant to the Put Option Agreement, in the event that the stockholder does not generate $1.3 million dollars (the “Total Investment”) in gross proceeds from the sale of its shares of common stock by the second anniversary of the Put Option Agreement, then the stockholder has the right to cause the Company to purchase shares held by the stockholder at a price equal to the difference between the Total Investment and the net proceeds actually realized by the stockholder from shares of common stock sold during the Market Period and the number of shares of common stock held by the stockholder on the date the put right is exercised. The put right expires fourteen (14) days from end of the Market Period. In connection with the Put Option Agreement, the Company recorded a common stock repurchase obligation in the amount of $1.3 million, reflected in the accompanying consolidated balance sheets as Common stock repurchase obligation (see Note 14).

Effective April 20, 2020, the Company acquired all the issued and outstanding shares of Home Bistro Holdings pursuant to the Merger Agreement and Home Bistro Holdings became a wholly owned subsidiary of the Company. As a result of the Merger, for financial statement reporting purposes, the Merger between the Company and Home Bistro Holdings has been treated as a reverse acquisition and recapitalization with Home Bistro Holdings deemed the accounting acquirer and the Company deemed the accounting acquiree in accordance with FASB Accounting Standards Codification (“ASC”) Section 805-10-55. At the time of the Merger, both the Company and Home Bistro Holdings had their own separate operating segments. Accordingly, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements after the Merger are those of Home Bistro Holdings and are recorded at the historical cost basis of Home Bistro Holdings. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Home Bistro Holdings which are recorded at historical cost. The results of operations of the Company are consolidated with results of operations of Home Bistro Holdings starting on the date of the Merger Agreement. The equity of the consolidated entity is the historical equity of Home Bistro Holdings retroactively restated to reflect the number of shares deemed issued by the Company in the reverse acquisition.

The Merger constituted a change of control and the majority of the Board of Directors changed with the consummation of the Merger. The Company issued to the stockholders of Home Bistro Holdings shares of common stock and stock warrants which represented approximately 80% of the combined company on a fully converted basis after the closing of the Merger. As a result of the above transactions and the Company’s intent to dispose or divest the assets and liabilities associated with the RTD Business as discussed below, this transaction was accounted for as a reverse recapitalization of Home Bistro Holdings where Home Bistro Holdings is considered the historical registrant and the historical operations presented will be those of Home Bistro Holdings.

The Following Assets and Liabilities were Assumed in the Merger:

Cash	$4,917
Prepaid expense	9,776
Operating right-of-use asset	32,444
Total assets acquired	47,137

Accounts payable and accrued expenses	(209,417)
Operating right-of-use liability	(32,444)
Total liabilities assumed	$(241,861)

Net liability assumed	$(194,724)

Disposal of Discontinued Operations of the RTD Business

On September 25, 2020, pursuant to the Asset Purchase Agreement, among other things, the Company agreed to sell all of the Company’s business, assets and properties used, or held or developed for use, in its functional RTD (Ready to Drink) beverage segment (the “RTD Business”), and the Buyer agreed to assume certain debts, obligations and liabilities related to the RTD Business. The Company assumed an accounts payable liability in the amount of $14,000 related to accounting expense of the RTD Business for a period prior to the Merger. Pursuant to the Asset Purchase Agreement, the Buyer reimbursed the Company for accounting expenses in amount of $14,000 incurred prior to the Merger, of which $7,000 was payable in cash and the balance in form of a promissory note dated September 25, 2020 in the amount of $7,000. The promissory note bears interest at a rate of 5% per annum, matures on April 25, 2021 and is payable in monthly installments of $1,000 commencing on October 25, 2020 through April 25, 2021. As of December 31, 2020, $5,000 remained due on the promissory note. The Company received the $7,000 cash portion of the consideration as of December 31, 2020. The $14,000 reimbursement was recorded to additional paid in capital as reflected in the accompanying consolidated statements of changes in stockholders’ deficit.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

ASC 205-20 “Discontinued Operations” establishes that the disposal or abandonment of a component of an entity or a group of components of an entity should be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. As a result, the component’s results of operations have been classified as discontinued operations on a retrospective basis for all periods presented. The results of operations of this component, for all periods, are separately reported as “discontinued operations” on the consolidated statements of operations.

The Asset Purchase Agreement, discussed above under Agreement and Plan of Merger, was intended to be part of the Merger and in effect transferred the RTD Business and the related assets and liabilities to Gratitude Keto, whose CEO, Roy Warren Jr., formerly served as the Company’s director and Chief Operating Officer and was considered a related party, in substance, in the accounting of this transaction. Therefore, the disposal of net liabilities and the reimbursement discussed above in connection with the disposal of the RTD Business was recorded to additional paid in capital as reflected in the accompanying consolidated statements of changes in stockholders’ deficit.

The following table set forth the selected financial data of the net liabilities recorded to additional paid in capital as of September 24, 2020.

September 24, 2020
Assets:
Other assets:
Operating lease right-of-use assets, net	$2,417
Total assets	$2,417

Liabilities:
Current liabilities:
Accounts payable	$112,212
Accrued expenses and other liabilities	5,009
Operating lease liabilities, current portion	2,417
Total current liabilities	119,638
Total liabilities	$119,638

Net liabilities	$117,221
Expense reimbursement by Buyer	14,000
Disposal of net liabilities to a related party	$131,221

The summarized operating result of discontinued operations of the RTD Business included in the Company’s consolidated statements of operations for the year ended December 31, 2020 is as follows:

Year Ended December 31, 2020
Revenues
Cost of revenues	$—
Gross (loss) profit	—
—
Operating expenses:
Compensation expense	5,511
Professional and consulting expenses	26,606
Selling and marketing expenses	(7,850)
General and administrative expenses	37,255
Total operating expenses	61,522
Loss from operations	$61,522

Gain on debt extinguishment	99,897
Interest income (expense)	(172)
Other income, net	99,725

Income from discontinued operations	$38,203

The gain on debt extinguishment in the amount of $99,897 reflected above was due to the settlement of outstanding liabilities owed to a vendor in connection with the RTD Business.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Acquisition of Model Meals

Model Meals, LLC (the “Model Meals”) was formed on May 1, 2015. Model Meals provides prepackaged and prepared meals as a solution for time-constrained but discerning consumers focused on satisfying every member of the family by offering a broad array of the highest quality meal planning, delivery, and preparation services. Products are customized meal solutions, delivered fresh directly to the home and utilizes third-party food delivery services to fulfill customers’ orders.

On July 6, 2021, the Company entered and closed on an Agreement and Plan of Merger with the members of Model Meals, acquiring Model Meals through a reverse triangular merger, whereby Model Meals merged with Model Meals Acquisition Corp., a wholly owned subsidiary of the Company, with Model Meals being the surviving entity (the “Acquisition”). As a result, Model Meals became a wholly owned subsidiary of the Company, and the members of Model Meals received and aggregate of 2,008,310 shares of common stock and were paid $60,000 in cash. Pursuant to the Acquisition, the Company issued 2,008,310 shares of common stock with grant date fair value of $ 2,028,393 (see Note 1). The shares are subject to a 24-month Lockup and Leak-Out Agreement and were issued pursuant to Section 4(a)(2) of the Securities Act. The acquisition of Model Meals will allow the Company the ability to increase its customer base, geographic distribution area, and prepared meals available on its ecommerce sights.

Further, on August 12, 2021, the Company filed, in an amended current report Form 8-K/A, Model Meals’; (i) audited balance sheets and audited statement of operations as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, respectively,; (ii) balance sheet and statement of operations as of March 31, 2021 and for the three months ended March 31, 2021, respectively, and; (iii) unaudited pro forma combined financial information derived by the application of pro forma adjustments to the historical consolidated financial statements of the Company and Model Meals which gives effect to the Acquisition between the Company and Model Meals as if the Acquisition had occurred on January 1, 2020 with respect to the unaudited annual pro forma combined statement of operation, and as of January 1, 2021 for the three months ended March 31, 2021 unaudited pro forma combined statement of operation, and as of March 31, 2021 with respect to the unaudited pro forma combined balance sheets.

In connection with the Acquisition, the assets acquired and liabilities assumed were recorded at fair value on the acquisition date. The fair values are subject to adjustment during measurement period with subsequent changes recognized in earnings or loss. These estimates are inherently uncertain and are subject to refinement. Management develops estimates based on assumptions as a part of the purchase price allocation process to value the assets acquired and liabilities assumed as of the business acquisition date. As a result, during the purchase price measurement period, which may be up to one year from the business acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. After the purchase price measurement period, the Company will record any adjustments to assets acquired or liabilities assumed in operating expenses in the period in which the adjustments may have been determined. Based upon the purchase price allocation, the following table summarizes the preliminary fair value of the assets acquired and liabilities assumed at the date of the acquisition:

Total
Assets acquired:
Current assets	$97,140
Computer software	66,198
Customer relationships	43,000
Trademark	505,000
Goodwill	1,809,357
Total assets acquired at fair value	2,520,695
Less: total liabilities assumed	(432,302)
Net asset acquired	$2,088,393

Purchase consideration paid:
Fair value of common shares issued	$2,028,393
Cash consideration	60,000
Total purchase consideration paid	$2,088,393

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Goodwill recognized as a result of the acquisition is not deductible for tax purposes. See Note 4 for additional information about other intangible assets. The recognized goodwill related to Model Meals is directly attributable to synergies expected to arise after the acquisition.

The following unaudited pro forma consolidated results of operations for the ten months ended October 31, 2021 and year ended December 31, 2020 have been prepared as if the acquisition of Model Meals had occurred as of the beginning of the following periods:

	Ten Months Ended	Ten Months Ended
	October 31, 2021	October 31, 2020
Net Revenues	$2,993,650	$3,005,607
Net Loss	$(12,802,275)	$(1,197,589)
Net Loss per Share	$(0.56)	$(0.07)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

NOTE 4 – GOODWILL AND INTANGIBLE ASSETS

On July 6, 2021, the Company acquired Model Meals’ net assets with total fair value of $279,036, which includes computer software, customer relationships and trademarks, for a total consideration of $2,088,393 (see Note 3). The excess consideration over the fair value of the net assets acquired of $1,809,357 was recorded as goodwill.

Asset Acquisition – License Agreement

On June 24, 2021, the Company entered into a licensing agreement (“License Agreement”) with a celebrity chef and majority member interest holder of Homemade Meals, LLC (“Homemade Meals”). As a condition to finalizing the License Agreement, the Company executed a Membership Interest Purchase Agreement (the “Member Agreement”) and issued an aggregate of 2,266,667 shares of common stock issued to other members with an aggregate fair value of $2,969,334, valued based on the market price of common stock on the close date of October 25, 2021. The shares issued to the other members were consideration to terminate an exclusivity and non-compete agreement the celebrity chef had with Homemade Meals. The Company issued the celebrity chef 2,000,000 shares of common stock with a fair value of $2,620,000, valued based on the market price of common stock on the close date of Company’s common stock. The Company’s primary reason for acquiring the membership interests in Homemade Meals was to terminate the non-compete agreement between the celebrity chef and Homemade Meals, thereby enabling the celebrity chef to execute the License Agreement with the Company. At the time of execution of the Member Agreement, Homemade meals held no significant assets and had no business operations and the Member Agreement was solely executed to terminate the exclusivity and non-compete agreement the celebrity chef had with Homemade Meals. The Company recorded the shares given to the celebrity chef and the members of Homemade Meals has two separate transactions.

The Company and the celebrity chef (collectively as “Parties”) had a preexisting relationship and other arrangements before negotiations for the acquisition of Homemade Meals and had planned to enter into a License Agreement during the negotiations, which is separate from the Member Agreement. Since ASC 805-50 includes only general principles related to accounting for an asset acquisition and in the absence of specific guidance, the Company analogized to the guidance in ASC 805-10-25-20 through 25-21– Business Combination to identify and account for transactions that are separate from a business combination. Under this guidance, the Company, when applying the acquisition method, recognized “only the consideration transferred to acquire the asset”, the license. Any separate transactions were accounted for separately from acquisition of the License Agreement in accordance with the relevant GAAP.

Therefore, in accordance with ASC 805-10-25-21, the Company accounted for the 2,000,000 shares of common stock with fair value of $2,620,000, valued based on the market price of common stock on the acquisition date, issued to the celebrity chef as the cost of the License Agreement and was recorded as an intangible asset in the accompanying consolidated balance sheet and will be amortized over the three-year term of the License Agreement. In addition, the aggregate of 2,266,667 shares of common stock issued to other members with an aggregate fair value of $2,969,334, valued based on the market price of common stock on the acquisition date, was accounted for as compensation to terminate the exclusivity and non-compete agreement and was recorded as product development expense in the accompanying consolidated statement of operations.

Goodwill

	Estimated Life	October 31, 2021
Goodwill	Indefinite	$1,809,357
Less: Impairment		—
Goodwill, net		$1,809,357

Intangible Assets

	Estimated Life	October 31, 2021
Computer software	3.5 years	$66,198
Customer relationships	7 years	43,000
Trademark	Indefinite	505,000
License agreement	3 years	2,620,000
Total		3,234,198
Less: Accumulated amortization		(8,837)
Intangible assets, net		$3,225,361
Intangible assets with a finite life, net		$2,720,361

The above intangible assets were acquired by the Company during the transition period October 31, 2021.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

During the transition period ended October 31, 2021, the Company recorded a total of $8,837 of amortization expense related to the intangible assets.

Amortization of intangible assets attributable to future periods is as follows:

Year ending October 31:	Amount
2022	$899,845
2023	899,845
2024	898,147
2025	6,413
2026	6,413
2027	6,413
2028	4,095
Total	$2,720,361

NOTE 5 – CONVERTIBLE NOTES

At October 31, 2021, the convertible debt consisted of the following:

	October 31, 2021	December 31, 2020
Principal amount	$1,028,179	$447,000
Less: debt discount	(477,541)	(305,524)
Convertible notes payable, net	$550,638	$141,476

Principal amount – related party	$63,069	$—
Less: debt discount – related party	(32,897)	—
Convertible note payable - related party, net	$30,172	$—

Total convertible notes payable, net	$580,810	$141,476

December 2020 Financing

December 2020 Note I

On December 18, 2020, the Company entered a Securities Purchase Agreement (the “December 2020 SPA I”) with an investor for the sale of the Company’s convertible note. Pursuant to the December 2020 SPA I, among other things, (i) the Company issued a self-amortization promissory note (the “December 2020 Note I”, and together with the December 2020 SPA I, the “December 2020 Agreements I”) in the aggregate principal amount of $275,000, and (ii) issued a total of 75,546 shares of common stock, as a commitment fee and 183,866 shares (the “Second Commitment Shares”) issued as a returnable commitment fee. Accordingly, the Company deems the Second Commitment Shares as unissued shares for accounting purposes. The 75,546 shares of common stock were recorded as a debt discount of $23,546 based on the relative fair value method. Pursuant to the December 2020 Note I, the Company received net proceeds of $234,100, net of $27,500 OID and $13,400 of issuance costs. The OID, issuance costs and issued commitment fee shares of common stock have been recorded as a debt discount to be amortized into interest expense over the twelve-month term of the note. The December 2020 Note I bears an interest rate of 12% per annum (which shall increase to 16% per annum upon the occurrence of an Event of Default (as defined in the December 2020 Note I)) and shall mature on December 18, 2021. The investor has the right, only upon the occurrence of an Event of Default, to convert all or any portion of the then outstanding and unpaid principal amount and interest thereon (including any default interest) into shares of common stock equal to the lesser of (i) 105% multiplied by the closing bid price of the common stock on the trading day immediately preceding the issue date ($1.04) or (ii) the closing bid price of the common stock on the trading day immediately preceding the date of the respective conversion (the “Conversion Price”), subject to certain percentage of ownership limitations. The Second Commitment Shares must be returned to the Company’s treasury if the December 2020 Note I is fully repaid and satisfied on or prior to the maturity date, the. Upon the occurrence and during the continuation of any Event of Default (as defined in December 2020 Note I), the investor is no longer required to return the Second Commitment Shares to the Company and the December 2020 Note I becomes immediately due and payable thereunder in the amount equal to the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 125%. The obligations of the Company under the December 2020 Note I rank senior with respect to any and all unsecured indebtedness incurred following the issue date except with respect to the Company’s current and future indebtedness with Shopify and any further loans that may be received pursuant to the CARES Act and the SBA’s Economic Injury Disaster loan program. Further, the December 2020 Note I contain standard anti-dilution provisions and price protections provisions in the event that the Company issues securities for a price per share less than the Conversion Price. The December 2020 Agreements I contain other provisions, covenants, and restrictions common with this type of debt transaction. Furthermore, the Company is subject to certain negative covenants under the December 2020 Agreements I, which the Company also believes are customary for transactions of this type. The December 2020 SPA I also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. As of December 31, 2020, the December 2020 Note I had outstanding principal and accrued interest of $275,000 and $1,175, respectively.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

On March 18, 2021 (the “Redemption Date”), the Company elected, pursuant to terms of payment as described in the December 2020 Note I, to pay an aggregate amount of 283,615.75 (the “Payoff Amount”) consisting of $275,000 of principal, $7,865.75 of accrued interest and $750.00 in administrative fees (the “Redemption Amount”). The December 2020 Note I is deemed to have been paid in full; the lender will not exercise any of its rights relating to any potential default that may have occurred after the issue date of the December 2020 Note I and the Second Commitment Shares were returned by the lender to the Company’s transfer agent for cancellation as provided for in the December 2020 Agreements I. The fair value of the derivative liability associated with the December 2020 Note I at Redemption Date amounted to $26,629 and was reclassified to gain on debt extinguishment in the accompanying consolidated statement of operation upon redemption. Any remaining unamortized debt discounts were recognized as interest expense on the Redemption Date. As of October 31, 2021, the December 2020 Note I had no outstanding balance.

December 2020 Note II

On December 28, 2020, the Company entered into a Securities Purchase Agreement (the “December 2020 SPA II”) with an investor for the sale of the Company’s convertible note. Pursuant to the SPA II, among other things, (i) the Company issued a self-amortization promissory note (the “December 2020 Note II”, and together with the December 2020 SPA II, the “December 2020 Agreements II”) in the aggregate principal amount of $172,000, and (ii) issued 45,989 shares of common stock as a commitment fee and 114,667 shares (the “Second Commitment Shares”) issued as a returnable commitment fee. Accordingly, the Company deems the Second Commitment Shares as unissued shares for accounting purposes. The 45,989 shares of common stock issued were recorded as a debt discount of $14,720 based on the relative fair value method. Pursuant to the December 2020 Note II, the Company received net proceeds of $150,000, net of $15,500 OID and $6,500 of issuance costs. The OID, issuance costs and issued commitment fee shares of common stock have been recorded as a debt discount to be amortized into interest expense over the twelve-month term of the note. The December 2020 Note II matures on December 28, 2021 and bears an interest rate of 12% per annum (which shall increase to 16% per annum upon the occurrence of an Event of Default (as defined in the December 2020 Note II)). The Company shall make nine monthly cash payments (“Amortization Payments”) in the amount of $19,264 beginning at the end of the third month from the issuance date of the note. The Company can elect to extend the Amortization Payment due date by thirty-days by notifying the holder on or before the of the Amortization Payment due date and pay an extension fee of $1,926, provided that the note is not in default. The first twelve months of interest (equal to $20,640) shall be guaranteed and earned in full as of the issue date, however if the note is repaid in its entirety, on or prior to, the due date of the first Amortization Payment, then the interest shall be accrued on a per annum basis based on the number of days elapsed as of the repayment date from the issue date. As of December 31, 2020, the December 2020 Note II had outstanding principal and accrued interest of $172,000 and $0, respectively. During the ten months ended October 31, 2021, the Company fully paid the December 2020 Note II. As of October 31, 2021, the December 2020 Note II had had no outstanding balance.

The investor has the right, only upon the occurrence of an Event of Default, to convert all or any portion of the then outstanding and unpaid principal amount and interest thereon (including any default interest) into shares of common stock equal to the lesser of (i) 105% multiplied by the closing bid price of the common stock on the trading day immediately preceding the issue date ($1.00) or (ii) the closing bid price of the common stock on the trading day immediately preceding the date of the respective conversion (the “Conversion Price”), subject to certain percentage of ownership limitations. The Second Commitment Shares must be returned to the Company’s treasury if the December 2020 Note II is fully repaid and satisfied on or prior to the maturity date, the. Upon the occurrence and during the continuation of any Event of Default (as defined in the December 2020 Note II), the investor is no longer required to return the Second Commitment Shares to the Company and the December 2020 Note II becomes immediately due and payable thereunder in the amount equal to the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 125%. The December 2020 Note II rank senior with respect to any and all unsecured indebtedness incurred following the issue date except with respect to the Company’s current and future indebtedness with Shopify and any further loans that may be received pursuant to the CARES Act and the SBA’s Economic Injury Disaster loan program. Further, the December 2020 Note II contain standard anti-dilution provisions and price protections provisions in the event that the Company issues securities for a price per share less than the Conversion Price. The December 2020 Agreements II contain other provisions, covenants, and restrictions common with this type of debt transaction. Furthermore, the Company is subject to certain negative covenants under the December 2020 Agreements II, which the Company also believes are also customary for transactions of this type. The December 2020 SPA II also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended.

The Company also entered into a Registration Rights Agreement (“Registration Agreement”) in connection with the December 2020 Agreements II (see Note 14). Pursuant to which the Company is required to prepare and file with the SEC a Registration Statement or Registration Statements (as is necessary) covering the resale of all of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 415 promulgated under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Securities as may become issuable upon stock splits, stock dividends or similar transactions. The Company shall initially register for resale all of the Registerable Securities, or an amount equal to the maximum amount allowed under Rule 415 (a)(1)(i) as interpreted by the SEC. In the event the Company cannot register sufficient shares of Securities, due to the remaining number of authorized shares of Securities being insufficient, the Company will use its best efforts to register the maximum number of shares it can base on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

The Company shall use its best efforts to have the Registration Statement filed with the SEC within 60 or 120 days following the closing date of the December 2020 Agreements II (collectively as “Filing Deadline”). The Company shall pay the holder the sum of 1% of the purchase amount of the December 2020 Note II as liquidated damages, and not as a penalty for each time it fails to meet the Filing Deadline. The liquidated damages set forth in the Registration Agreement shall be paid, at the holder’s option, in cash or securities priced at the share price, or portion thereof. Failure of the Company to make payment within five business days of the Filing Date shall be considered a breach of the Registration Agreement.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

On March 24, 2021, the December 2020 Note II was amended (“Amendment”) pursuant to which, the Company issued a warrant to purchase up to 78,250 shares of common stock (“December 2020 Warrant II”) as additional commitment fee. The December 2020 Warrant II; (i) was valued at $4,227 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

In addition, the Amendment also provided for a Commitment Share True-Up provision (as discussed below under Commitment Share True-Up Provision). At the inception of the December 2020 Note II, the Commitment Share True-Up had a fixed monetary value of $22,995 and was recorded as a debt discount to be amortized over the twelve-month term.

The Amendment was accounted for as a debt modification in accordance with ASC 470-50-40-10 - Debt Modification and Extinguishment. The present value of the cash flows under the amended terms is less than 10% different from the present value of the remaining cash flows of the current terms and no gain or loss was recognized on modification on March 24, 2021. The warrant issued as additional commitment fee was capitalized and amortized as of the original issue date based on the Company’s elected accounting policy.

January 2021 Financings

January 2021 Note I

On January 12, 2021, the Company entered into a Securities Purchase Agreement (the “January 2021 SPA I”) with an investor for the sale of the Company’s convertible note. Pursuant to the January 2021 SPA I, the Company; (i) issued a self-amortization promissory note (the “January 2021 Note I”, and together with the January 2021 SPA I, the “January 2021 Agreements I”) in the aggregate principal amount of $120,000; (ii) issued a total of 29,385 shares of common stock as a commitment fee and; (iii) shall issue 73,269 shares of common stock which is returnable pursuant to the terms of the January 2021 Agreements I (the “Second Commitment Shares”). The 29,385 shares of common stock issued were recorded as a debt discount of $17,297 based on the relative fair value method. The Company received net proceeds of $105,000, net of $10,000 OID and $5,000 issuance cost. The OID, issuance costs and issued commitment fee shares of common stock have been recorded as a debt discount to be amortized into interest expense over the twelve-month term of the note. The January 2021 Note I matures on January 12, 2022 and bears an interest rate of 10% per annum (which shall increase to 16% per annum upon the occurrence of an Event of Default (as defined in the January 2021 Note I)). The Company shall make nine monthly cash payments (“Amortization Payments”) in the amount of $14,666.66 beginning April 12, 2021. The Company can elect to extend the Amortization Payment due date by thirty-days by notifying the holder on or before the of the due date and pay an extension fee of $3,080, provided that the note is not in default. The first twelve months of interest (equal to $12,000) shall be guaranteed and earned in full as of the issue date, however if the note is repaid in its entirety, on or prior to, the due date of the first Amortization Payment, then the interest shall be accrued on a per annum basis based on the number of days elapsed as of the repayment date from the issue date. During the ten months ended October 31, 2021, the Company fully paid the January 2021 Note I. As of October 31, 2021, the January 2021 Note I had no outstanding balance.

The investor has the right, only upon the occurrence of an Event of Default, to convert all or any portion of the then outstanding and unpaid principal amount and interest thereon (including any default interest) into shares of common stock equal to the lesser of (i) 105% multiplied by the closing bid price of the common stock on the trading day immediately preceding the issue date or (ii) the closing bid price of the common stock on the trading day immediately preceding the date of the respective conversion (the “Conversion Price”), subject to certain percentage of ownership limitations. The Second Commitment Shares must be returned to the Company’s treasury if the January 2021 Note I is fully repaid and satisfied on or prior to the maturity date. Upon the occurrence and during the continuation of any Event of Default (as defined in the January 2021 Note I), the investor is no longer required to return the Second Commitment Shares to the Company and the January 2021 Note I becomes immediately due and payable thereunder in the amount equal to the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 125%. The January 2021 Note I rank senior with respect to any and all unsecured indebtedness incurred following the issue date except with respect to the Company’s current and future indebtedness with e-commerce platform provider and any further loans that may be received pursuant to the CARES Act and the SBA’s Economic Injury Disaster loan program. Further, the January 2021 Note I contain standard anti-dilution provisions and price protections provisions in the event that the Company issues securities for a price per share less than the Conversion Price. The January 2021 Agreements I contain other provisions, covenants, and restrictions common with this type of debt transaction. The January 2021 SPA I also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

On March 31, 2021, the January 2021 Note I was amended (“Amendment”) pursuant to which, the Company issued a warrant to purchase up to 55,000 shares of common stock (“January 2021 Warrant I”) as additional commitment fee. The January 2021 Warrant I; (i) was valued at $6,173 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

In addition, the Amendment also provided for a Commitment Share True-Up provision as discussed below under Commitment Share True-Up Provision. At the inception of the January 2021 Note I, the Commitment Share True-Up had fixed monetary value of $13,223 which was recorded as a debt discount to be amortize over the twelve-month term of the note.

The Amendment was accounted for as a debt modification in accordance with ASC 470-50-40-10 - Debt Modification and Extinguishment. The present value of the cash flows under the amended terms is less than 10% different from the present value of the remaining cash flows of the current terms and no gain or loss was recognized on modification on March 31, 2021. The warrant issued as additional commitment fee was capitalized and amortized as of the original issue date based on the Company’s elected accounting policy.

January 2021 Note II

On January 27, 2021, the Company entered into a Securities Purchase Agreement (the “January 2021 SPA II”) with an investor for the sale of the Company’s convertible note. Pursuant to the January 2021 SPA II, the Company; (i) issued a convertible note with principal amount of $330,000 (the “January 2021 Note II”) with the Company receiving $300,000 in net proceeds, net of $33,000 of OID recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) issued 150,000 shares of common stock, subject to a true-up based upon the trading price of the common stock and the investor’s ownership limitations (“Commitment Share True-up”) (as discussed below under Commitment Share True-Up Provision) and; (iii) a warrant to purchase up to 150,000 shares of common stock (the “January 2021 Warrant II”, and together with the January 2021 SPA II and the January 2021 Note II, the “January 2021 Agreements II”). The 150,000 shares of common stock and 150,000 warrants issued were valued at $85,981 and $31,821, respectively, using the relative fair value method and the Commitment Share True-up had a fixed monetary value of $93,750, all recorded as a debt discount to be amortized over the twelve-month term of the note. The January 2021 Note II matures on February 1, 2022 and a one-time interest charge of 8% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the January 2021 Note II immediately prior to the occurrence of the Event of Default and becomes immediately due and payable. The Company shall make nine monthly cash payments (“Amortization Payments”) in the amount of $39,600 beginning May 1, 2021. If the first day of any calendar month is not on a business day, then the Company shall make monthly payments on the next business day. The investor may only convert the January 2021 Note II at any time or times on or after the occurrence of an Event of Default. The January 2021 Note II is convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The January 2021 Agreements II contain other provisions, covenants, and restrictions common with this type of debt transaction. The January 2021 SPA II also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the ten months ended October 31, 2021, the Company paid $213,570 of principal and $24,030 of accrued interest. As of October 31, 2021, the January 2021 Note II had outstanding principal and accrued interest of $116,430 and $0, respectively.

The January 2021 Warrant II, issued to the investor as commitment fee, provides for the right to purchase up to 150,000 shares of common stock; (i) valued at $31,821 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

March 2021 Financings

March 2021 Note I

On March 22, 2021, the Company entered into a Securities Purchase Agreement (the “March 2021 SPA I”) with an investor for the sale of the Company’s convertible note. Pursuant to the March 2021 SPA I, the Company; (i) issued a convertible note with principal amount of $55,000 (the “March 2021 Note I”) with the Company receiving $50,000 in net proceeds, net of $5,000 of OID recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) issued 25,000 shares of common stock, subject to a true-up based upon the trading price of the common stock and the investor’s ownership limitations (“Commitment Share True-up”) (as discussed below under Commitment Share True-Up Provision) and; (iii) a warrant to purchase up to 25,000 shares of common stock (the “March 2021 Warrant I”, and together with the March 2021 SPA I and the March 2021 Note I, the “March 2021 Agreements I”). The 25,000 shares of common stock and 25,000 warrant issued were valued at $6,949 and $1,346, respectively, using the relative fair value method and the Commitment Share True-up had a fixed monetary value of $5,133, all recorded as a debt discount to be amortized over the twelve-month term of the note. The March 2021 Note I mature on March 1, 2022 and a one-time interest charge of 10% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the March 2021 Note I immediately prior to the occurrence of the Event of Default and becomes immediately due and payable. The Company shall make nine monthly cash payments (“Amortization Payments”), in the amount of $6,455 due on the first day of each month, beginning July 1, 2021. If the first day of any calendar month is not on a business day, then the Company shall make monthly payments on the next business day. The investor may only convert the March 2021 Note I at any time or times on or after the occurrence of an Event of Default. The March 2021 Note I is convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The March 2021 Agreements I contain other provisions, covenants, and restrictions common with this type of debt transaction. The March 2021 SPA I also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the ten months ended October 31, 2021, the Company paid $23,467 of the principal and $2,353 of accrued interest. As of October 31, 2021, the March 2021 Note I had outstanding principal and accrued interest of $31,533 and $0, respectively.

The March 2021 Warrant I, issued to the investor as commitment fee, provides for the right to purchase up to 25,000 shares of common stock; (i) valued at $1,346 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expire on the fifth-year anniversary from the date of issuance.

March 2021 Note II

On March 29, 2021, the Company entered into a Securities Purchase Agreement (the “March 2021 SPA II”) with an investor for the sale of the Company’s convertible note. Pursuant to the March 2021 SPA II, the Company; (i) issued a convertible note with principal amount of $110,000 (the “March 2021 Note II”) with the Company receiving $100,000 in net proceeds, net of $10,000 of OID to be amortized over the twelve-month term of the note; (ii) issued 50,000 shares of common stock, subject to a true-up based upon the trading price of the common stock and the investor’s ownership limitations (“Commitment Share True-up”) (as discussed below under Commitment Share True-Up Provision) and; (iii) a warrant to purchase up to 50,000 shares of common stock (the “March 2021 Warrant II”, and together with the March 2021 SPA II and the March 2021 Note II, the “March 2021 Agreements II”). The 50,000 shares of common stock and 50,000 warrant issued were valued at $24,504 and $8,350, respectively, using the relative fair value method and the Commitment Share True-up had a fixed monetary value of $23,500, all recorded as a debt discount to be amortized over the twelve-month term of the note. The March 2021 Note II mature on March 21, 2022 and a one-time interest charge of 10% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the March 2021 Note II immediately prior to the occurrence of the Event of Default and becomes immediately due and payable. The Company shall make nine monthly cash payments (“Amortization Payments”), in the amount of $12,911 due on the first day of each month, beginning June 26, 2021. If the first day of any calendar month is not on a business day, then the Company shall make monthly payments on the next business day. The investor may only convert the March 2021 Note II at any time or times on or after the occurrence of an Event of Default. The March 2021 Note II is convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The March 2021 Agreements II contain other provisions, covenants, and restrictions common with this type of debt transaction. The March 2021 SPA II also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the ten months ended October 31, 2021, the Company fully paid the March 2021 Note II. As of October 31, 2021, the March 2021 Note II had no outstanding balance.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

The March 2021 Warrant II, issued to the investor as commitment fee, provides for the right to purchase up to 50,000 shares of common stock; (i) valued at $8,350 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

March 2021 Note III – Related Party

On March 30, 2021, the Company entered into a Securities Purchase Agreement (the “March 2021 SPA III”) with an investor, who is also a major stockholder and director and considered to be a related party, for the sale of the Company’s convertible note. Pursuant to the March 2021 SPA III, the Company; (i) issued a convertible note with principal amount of $110,000 (the “March 2021 Note III”) with the Company receiving $100,000 in net proceeds, net of $10,000 of OID recorded as a debt discount to be amortize over the twelve-month term of the note; (ii) issued 50,000 shares of common stock, subject to a true-up based upon the trading price of the common stock and the investor’s ownership limitations (“Commitment Share True-up”) (as discussed below under Commitment Share True-Up Provision) and; (iii) a warrant to purchase up to 50,000 shares of common stock (the “March 2021 Warrant III”, and together with the March 2021 SPA III and the March 2021 Note III, the “March 2021 Agreements III”). The 50,000 shares of common stock and 50,000 warrant issued were valued at $23,718 and $7,924, respectively, using the relative fair value method and the Commitment Share True-up had a fixed monetary value of $22,250, all recorded as a debt discount to be amortized over the twelve-month term of the note. The March 2021 Note III mature on March 30, 2022 and a one-time interest charge of 10% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the March 2021 Note III immediately prior to the occurrence of the Event of Default and becomes immediately due and payable. The Company shall make nine monthly cash payments (“Amortization Payments”), in the amount of $12,911 due on the first day of each month, beginning July 1, 2021. If the first day of any calendar month is not on a business day, then the Company shall make monthly payments on the next business day. The investor may only convert the March 2021 Note III at any time or times on or after the occurrence of an Event of Default. The March 2021 Note III is convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The March 2021 Agreements III contain other provisions, covenants, and restrictions common with this type of debt transaction. The March 2021 SPA III also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the ten months ended October 31, 2021, the Company paid $46,931 of principal and $4,714 of accrued interest. As of October 31, 2021, the March 2021 Note III had outstanding principal and accrued interest of $63,069 and $0, respectively.

The March 2021 Warrant III, issued to the investor as commitment fee, provides for the right to purchase up to 50,000 shares of common stock; (i) valued at $7,924 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

March 2021 Note IV

On March 30, 2021, the Company entered into a Securities Purchase Agreement (the “March 2021 SPA IV”) with an investor for the sale of the Company’s convertible note. Pursuant to the March 2021 SPA IV, the Company; (i) issued a convertible note with principal amount of $55,000 (the “March 2021 Note IV”) with the Company receiving $50,000 in net proceeds, net of $5,000 of OID recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) issued 25,000 shares of common stock, subject to a true-up based upon the trading price of the common stock and the investor’s ownership limitations (“Commitment Share True-up”) (as discussed below under Commitment Share True-Up Provision) and; (iii) a warrant to purchase up to 25,000 shares of common stock (the “March 2021 Warrant IV”, and together with the March 2021 SPA IV and the March 2021 Note IV, the “March 2021 Agreements IV”). The 25,000 shares of common stock and 25,000 warrant issued were valued at $11,845 and $3,957, respectively, using the relative fair value method and the Commitment Share True-up had a fixed monetary value of $11,125, all recorded as a debt discount to be amortized over the twelve-month term of the note. The March 2021 Note IV mature on March 21, 2022 and a one-time interest charge of 10% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the March 2021 Note IV immediately prior to the occurrence of the Event of Default and becomes immediately due and payable. The Company shall make nine monthly cash payments (“Amortization Payments”), in the amount of $6,455 due on the first day of each month, beginning June 26, 2021. If the first day of any calendar month is not on a business day, then the Company shall make monthly payments on the next business day. The investor may only convert the March 2021 Note IV at any time or times on or after the occurrence of an Event of Default. The March 2021 Note IV is convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The March 2021 Agreements IV contain other provisions, covenants, and restrictions common with this type of debt transaction. The March 2021 SPA IV also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the ten months ended October 31, 2021, the Company fully paid the March 2021 Note IV. As of October 31, 2021, the March 2021 Note IV had no outstanding balance.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

The March 2021 Warrant IV, issued to the investor as commitment fee, provides for the right to purchase up to 25,000 shares of common stock; (i) valued at $3,957 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

March 2021 Note V

On March 31, 2021, the Company entered into a Securities Purchase Agreement (the “March 2021 SPA V”) with an investor for the sale of the Company’s convertible note. Pursuant to the March 2021 SPA V, the Company; (i) issued a convertible note with principal amount of $165,000 (the “March 2021 Note V”) with the Company receiving $150,000 in net proceeds, net of $15,000 of OID recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) issued 75,000 shares of common stock, subject to a true-up based upon the trading price of the common stock and the investor’s ownership limitations (“Commitment Share True-up”) (as discussed below under Commitment Share True-Up Provision) and; (iii) a warrant to purchase up to 75,000 shares of common stock (the “March 2021 Warrant V”, and together with the March 2021 SPA V and the March 2021 Note V, the “March 2021 Agreements V”). The 75,000 shares of common stock and 75,000 warrant issued were valued at $36,499 and $12,352, respectively, using the relative fair value method and the Commitment Share True-up had a fixed monetary value of $34,500, all recorded as a debt discount to be amortized over the twelve-month term of the note. The March 2021 Note V mature on March 1, 2022 and a one-time interest charge of 10% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the March 2021 Note V immediately prior to the occurrence of the Event of Default and becomes immediately due and payable. The Company shall make nine monthly cash payments (“Amortization Payments”), in the amount of $20,167 due on the first day of each month, beginning July 1, 2021. If the first day of any calendar month is not on a business day, then the Company shall make monthly payments on the next business day. The investor may only convert the March 2021 Note V at any time or times on or after the occurrence of an Event of Default. The March 2021 Note V is convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The March 2021 Agreements V contain other provisions, covenants, and restrictions common with this type of debt transaction. The March 2021 SPA V also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the ten months ended October 31, 2021, the Company paid $68,191 of principal and $12,477 of accrued interest. As of October 31, 2021, the March 2021 Note V had outstanding principal and accrued interest of $96,809 and $0, respectively.

The March 2021 Warrant V, issued to the investor as commitment fee, provides for the right to purchase up to 75,000 shares of common stock; (i) valued at $12,352 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

April 2021 Financing

On April 7, 2021, the Company closed a Securities Purchase Agreement dated March 29, 2021 (the “April 2021 SPA”) with an investor for the sale of the Company’s convertible note. Pursuant to the April 2021 SPA, the Company; (i) issued a convertible note with principal amount of $165,000 (the “April 2021 Note”) with the Company receiving $146,500 in net proceeds, net of $15,000 of OID and $3,500 of legal fees; (ii) issued 75,000 shares of common stock, subject to a true-up based upon the trading price of the common stock and the investor’s ownership limitations (“Commitment Share True-up”) and; (iii) issued warrant to purchase up to 75,000 shares of common stock (the “April 2021 Warrant”, and together with the April 2021 SPA and the April 2021 Note, the “April 2021 Agreements”). The 75,000 shares of common stock and 75,000 warrant issued were valued at $31,913 and $9,669, respectively, using the relative fair value method and the Commitment Share True-up had a fixed monetary value of $27,375, recorded as a debt discount to be amortized over the twelve-month term of the note. The April 2021 Note I mature on March 30, 2022 and a one-time interest charge of 8% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the April 2021 Note immediately prior to the occurrence of the Event of Default and becomes immediately due and payable. The Company shall make nine monthly cash payments (“Amortization Payments”), in the amount of $19,800 due on the first day of each month, beginning July 1, 2021. If the first day of any calendar month is not on a business day, then the Company shall make monthly payments on the next business day. The investor may only convert the April 2021 Note at any time or times on or after the occurrence of an Event of Default. The April 2021 Note is convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The April 2021 Agreements contain other provisions, covenants, and restrictions common with this type of debt transaction. The April 2021 SPA also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the ten months ended October 31, 2021, the Company paid $69,316 of principal and $9,884 of accrued interest. As of October 31, 2021, the April 2021 Note had outstanding principal and accrued interest of $95,684 and $0, respectively.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

The April 2021 Warrant, issued to the investor as commitment fee, provides for the right to purchase up to 75,000 shares of common stock; (i) valued at $9,669 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

May 2021 Financings

May 2021 Note I

On May 17, 2021, the Company closed a Securities Purchase Agreement (the “May 2021 SPA I”) with an investor for the sale of the Company’s convertible note. Pursuant to the May 2021 SPA I, the Company; (i) issued a convertible note with principal amount of $132,000 (the “May 2021 Note I”) with the Company receiving $111,700 in net proceeds, net of $12,000 of OID and $8,300 of legal fees; (ii) issued 60,000 shares of common stock (the “First Commitment Shares”) as commitment fee and shall issue 165,000 shares of common stock (the “Second Commitment Shares”) issued as a returnable commitment fee, accordingly, the Company deems the Second Commitment Shares as unissued for accounting purposes and; (iii) issued warrant to purchase up to 60,000 shares of common stock (the “May 2021 Warrant I”, and together with the May 2021 SPA I and the May 2021 Note I, the “May 2021 Agreements I”). The 60,000 shares of common stock and 60,000 warrant issued were valued at $26,824 and $9,767, respectively, using the relative fair value method and the Commitment Share True-up had a fixed monetary value of $26,700, recorded as a debt discount to be amortized over the twelve-month term of the note. The May 2021 Note I matures on May 10, 2022 and a one-time interest charge of 10% was applied on the issue date and will be payable on the maturity date; in an event of default, the interest rate shall increase to 16% per annum. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the May 2021 Note I immediately prior to the occurrence of the event of default and becomes immediately due and payable. The Company shall make nine monthly cash payments (“Amortization Payments”), in the amount of $15,667 due on the first day of each month, beginning August 9, 2021. If the first day of any calendar month is not on a business day, then the Company shall make monthly payments on the next business day. The investor may only convert the May 2021 Note I at any time or times on or after the occurrence of an event of default. The May 2021 Note I is convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The May 2021 Agreements I contain other provisions, covenants, and restrictions common with this type of debt transaction. The May 2021 SPA I also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the ten months ended October 31, 2021, the Company paid $41,159 of principal and $5,842 of accrued interest. As of October 31, 2021, the May 2021 Note I had outstanding principal and accrued interest of $90,841 and $0, respectively.

The May 2021 Warrant I, issued to the investor as commitment fee, provides for the right to purchase up to 60,000 shares of common stock; (i) valued at $9,767 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

May 2021 Note II

On May 28, 2021, the Company closed a Securities Purchase Agreement (the “May 2021 SPA II”) with an investor for the sale of the Company’s convertible note. Pursuant to the May 2021 SPA II, the Company; (i) issued a convertible note with principal amount of $285,000 (the “May 2021 Note II”) with the Company receiving $250,000 in net proceeds, net of $28,500 of OID and $6,500 of legal fees; (ii) issued 150,000 shares of common stock (the “Commitment Shares”) as commitment fee and; (iii) issued warrant to purchase up to 150,000 shares of common stock (the “May 2021 Warrant II”, and together with the May 2021 SPA II and the May 2021 Note II, the “May 2021 Agreements II”). The 150,000 shares of common stock and 150,000 warrant issued were valued at $69,583 and $30,326, respectively, using the relative fair value method, all recorded as a debt discount to be amortized over the twelve-month term of the note. The May 2021 Note II matures on May 26, 2022 and a one-time interest charge of 10% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the May 2021 Note II immediately prior to the occurrence of the event of default and becomes immediately due and payable. The Company shall make nine monthly cash payments (“Amortization Payments”), in the amount of $31,350 due on the first day of each month, beginning August 26, 2021. If the first day of any calendar month is not on a business day, then the Company shall make monthly payments on the next business day. The investor may only convert the May 2021 Note II at any time or times on or after the occurrence of an event of default. The May 2021 Note II is convertible at a conversion price of $0.70 (“Conversion Price”). The May 2021 Agreements II contain other provisions, covenants, and restrictions common with this type of debt transaction. The May 2021 SPA II also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. During the ten months ended October 31, 2021, the Company paid $48,219 of principal and $14,481 of accrued interest. As of October 31, 2021, the May 2021 Note II had outstanding principal and accrued interest of $236,781 and $3,069, respectively.

The May 2021 Warrant II, issued to the investor as commitment fee, provides for the right to purchase up to 150,000 shares of common stock; (i) valued at $30,326 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $1.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

September 2021 Financings

September 2021 Note I

On September 1, 2021, the Company closed a Securities Purchase Agreement (the “September 2021 SPA I”) with an investor for the sale of the Company’s convertible note. Pursuant to the September 2021 SPA I, the Company; (i) issued a convertible note with principal amount of $110,000 (the “September 2021 Note I”) with the Company receiving $100,000 in net proceeds, net of $10,000 of OID; (ii) issued 50,000 shares of common stock (the “First Commitment Shares”) as commitment fee and; (iii) issued warrant to purchase up to 50,000 shares of common stock (the “September 2021 Warrant I”, and together with the September 2021 SPA I and the September 2021 Note I, the “September 2021 Agreements I”). The 50,000 shares of common stock and 50,000 warrant issued were valued at $24,877 and $9,493, respectively, using the relative fair value method, recorded as a debt discount to be amortized over the nine-month term of the note. The September 2021 Note I matures on June 1, 2022 and a one-time OID charge of 10% was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the September 2021 Note I immediately prior to the occurrence of the event of default and becomes immediately due and payable. The Company shall make nine monthly cash payments (“Amortization Payments”), in the amount of $13,444 due on the first day of each month, beginning October 1, 2021. If the first day of any calendar month is not on a business day, then the Company shall make monthly payments on the next business day. The investor may only convert the September 2021 Note I at any time or times on or after the occurrence of an event of default. The September 2021 Note I is convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The September 2021 Agreements I contain other provisions, covenants, and restrictions common with this type of debt transaction. The September 2021 SPA I also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. As of October 31, 2021, the September 2021 Note I had outstanding principal and accrued interest of $110,000 and $3,366, respectively.

The September 2021 Warrant I, issued to the investor as commitment fee, provides for the right to purchase up to 50,000 shares of common stock; (i) valued at $9,493 using the relative fair value method and recorded as a debt discount to be amortized over the nine-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

September 2021 Note II

On September 8, 2021, the Company closed a Securities Purchase Agreement (the “September 2021 SPA II”) with an investor for the sale of the Company’s convertible note. Pursuant to the September 2021 SPA II, the Company; (i) issued a convertible note with principal amount of $250,000 (the “September 2021 Note II”) with the Company receiving $218,250 in net proceeds, net of $25,000 of OID and $6,750 of legal fees; (ii) issued 114,000 shares of common stock (the “First Commitment Shares”) as commitment fee and; (iii) issued warrant to purchase up to 114,000 shares of common stock (the “September 2021 Warrant II”, and together with the September 2021 SPA II and the September 2021 Note II, the “September 2021 Agreements II”). The 114,000 shares of common stock and 114,000 warrant issued were valued at $59,468 and $21,004, respectively, using the relative fair value method, recorded as a debt discount to be amortized over the twelve-month term of the note. The September 2021 Note II matures on August 1, 2022 and 10% of OID was applied on the issue date and will be payable on the maturity date. Upon an event of default, the outstanding balance will immediately and automatically increase to 140% of the outstanding balance under the September 2021 Note II immediately prior to the occurrence of the event of default and becomes immediately due and payable. The Company shall make nine monthly cash payments (“Amortization Payments”), in the amount of $30,556 due on the first day of each month, beginning December 1, 2021. If the first day of any calendar month is not on a business day, then the Company shall make monthly payments on the next business day. The investor may only convert the September 2021 Note II at any time or times on or after the occurrence of an event of default. The September 2021 Note II is convertible at the rate equal to 105% of the lowest trading price occurring during the twenty-five consecutive trading days immediately preceding the applicable conversion date (“Conversion Price”). The September 2021 Agreements II contain other provisions, covenants, and restrictions common with this type of debt transaction. The September 2021 SPA II also provides the investor with certain “piggyback” registration rights, permitting them to request that the Company include the issued shares for sale in certain registration statements filed by the Company under the Securities Act of 1934, as amended. As of October 31, 2021, the September 2021 Note II had outstanding principal and accrued interest of $250,000 and $5,557, respectively.

The September 2021 Warrant II, issued to the investor as commitment fee, provides for the right to purchase up to 114,000 shares of common stock; (i) valued at $21,004 using the relative fair value method and recorded as a debt discount to be amortized over the twelve-month term of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

The Company uses the Binomial Valuation Model to determine the fair value of its stock warrants which requires the Company to make several key judgments including:

●	the value of the Company’s common stock;

●	the expected life of issued stock warrants;

●	the expected volatility of the Company’s stock price;

●	the expected dividend yield to be realized over the life of the stock warrants; and

●	the risk-free interest rate over the expected life of the stock warrants.

The Company’s computation of the expected life of issued stock warrants was based on the simplified method as the Company does not have adequate exercise experience to determine the expected term. The interest rate was based on the U.S. Treasury yield curve in effect at the time of grant. The computation of volatility was based on the historical volatility of the Company’s common stock.

During the ten months ended October 31, 2021, the fair value of the stock warrants issued with the convertible notes payable was estimated at issuance using the Monte Carlo Valuation Model with the following assumptions:

October 31, 2021
Dividend rate	—%
Term	2.5 years
Volatility	60% to 70%
Risk—free interest rate	0.14 to 0.24%

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Commitment Share True-Up Provision

The Amended December Note I, Amended January Note I, January Note II, March Financings, April 2021 Financing and May 2021 Note I (collectively as “Notes”), as discussed above, included a Commitment Share True-Up provision whereby if during the period beginning on the six-month anniversary of the date of the closing date and ending on the later of (i) the maturity date, or (ii) the date on which the Notes, is fully satisfied and cancelled (the “True-Up Period”), the then lowest traded price of the Company’s common stock (“Common Stock”) for any Trading Day within the True-Up Period (“Subsequent Share Price”), as reported on the Company’s principal market, is less than the closing price of the Company’s common stock on the closing date of each Note, then the Company shall, within three (3) trading days of holder’s provision of written notice in (“True-Up Notice”), issue and deliver to the holder an additional number of duly and validly issued, fully paid and non-assessable shares of Common Stock equal to (X) the quotient of the Commitment Value (as defined below) divided by the Subsequent Share Price, multiplied by 1.5, less (Y) the Commitment Shares. The “Commitment Value” shall mean the product of the Commitment Shares multiplied by the closing price of the Company’s common stock on the Closing Date of each Note. Any additional shares of Common Stock issuable as defined in the Notes (“True-up Shares”), if required to be issued shall be issued provided however, that in no event shall the holder be entitled to receive shares of common stock in excess of the amount that would result in beneficial ownership by the holder and its affiliates of 4.99% of the outstanding shares of Common Stock at that time. For purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder. The Company shall at all times reserve shares of its Common Stock for Holder in an amount equal to 300% multiplied by (X) the quotient of the Commitment Value divided by the lowest traded price of the Common Stock during the five Trading Days immediately preceding the respective date of calculation, multiplied by 1.5, less (Y) the Original Shares. At the inception of the respective Notes, the value of the true-up shares is based on a fixed monetary amount known at inception to be settled with a variable number of shares if triggered which reflects stock settled debt. Therefore, the Commitment Share True-up had an aggregate fixed monetary value of $209,688 which is reflected as liability to be settled with common stock in the accompanying consolidated balance sheets.

Derivative Liabilities Pursuant to Convertible Notes

In connection with the issuance of the January 2021 Financings, March 2021 Financings, April 2021 Financing and May 2021 Financings, and September 2021 Financings (collectively referred to as “Notes”), the Company determined that the terms of the Notes contain an embedded conversion option to be accounted for as derivative liabilities due to the holder having the potential to gain value upon an event of default, which includes events not within the control of the Company. Accordingly, under the provisions of ASC 815-40 –Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion options was determined using the Monte Carlo valuation model. At the end of each period and on note conversion date or repayment, the Company revalues the derivative liabilities resulting from the embedded option.

During the ten months ended October 31, 2021, in connection with the issuance of the Notes, on the initial measurement date, the fair values of the embedded conversion option of $223,358 was recorded as derivative liabilities and debt discount.

Additionally, in connection with the Notes, the Company issued an aggregate of 853,385 shares of common stock and an aggregate of 824,000 warrants as commitment fees (see Note 12). The Company also issued additional 133,250 warrants as commitment fees (see Note 12), in connection with a debt modification of the December Note II and January Note I. The common stocks and warrants issued during the ten months ended October 31, 2021 were valued, in aggregate, at $575,480 using the relative fair value method and recorded as debt discount to be amortized over the term of the Notes.

At October 31, 2021, the Company revalued the embedded conversion option derivative liabilities. In connection with these revaluations, the Company recorded a gain from the change in the derivative liabilities fair value of $289,874 for the ten months ended October 31, 2021.

During the ten months ended October 31, 2021, the fair value of the derivative liabilities was estimated at issuance and at October 31, 2021, using the Monte Carlo Valuation Model with the following assumptions (see Note 2):

October 31, 2021
Dividend rate	—%
Term (in years)	0.33 to 0.84
Volatility	90%
Risk—free interest rate	0.04 to 0.11%
Default probability	25%

For the ten months ended October 31, 2021, amortization of debt discounts related to the convertible notes amounted to $1,012,554, included as interest expense on the accompanying consolidated statements of operations. At October 31, 2021 and December 31, 2020 the unamortized debt discount was $510,438 and $305,524, respectively.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

NOTE 6 – NOTE PAYABLE – IN DEFAULT

On July 3, 2015, the Company entered into a promissory note payable with a principal amount of $33,000. The note bore interest at a rate of 5% per year and had a maturity date of September 1, 2016. During the year ended December 31, 2018, the Company repaid $18,000 of outstanding principal. During the year ended December 31, 2020, the Company paid the outstanding principal balance of the note payable in full which amounted to $3,738. As of December 31, 2020, the note payable had no outstanding balance.

NOTE 7 - NOTES PAYABLE

Notes payable is summarized below:

	October 31, 2021	December 31, 2020
Principal amount	306,900	171,612
Less: current portion	(15,361)	(20,068)
Notes payable - long term portion	$291,539	$151,544

Minimum principal payments under notes payable are as follows:

Year ended October 31, 2022	$15,620
Year ended October 31, 2023	6,369
Year ended October 31, 2024	6,608
Year ended October 31, 2025	6,859
Thereafter	271,444
Total principal payments	$306,900

Paycheck Protection Program Loan

On April 8, 2020, the Company received federal funding in the amount of $14,612 through the Paycheck Protection Program (the “PPP”) of the CARES Act, administered by the U.S. Small Business Administration (“SBA”). The PPP note bears an interest rate 0.98% per annum and accrues on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days. Commencing six months after the effective date of the PPP note, the Company is required to pay the lender equal monthly payments of principal and interest as required to fully amortize any unforgiven principal balance of the loan by the two-year anniversary of the effective date of the PPP note (the “Maturity Date”). The Maturity Date can be extended to five years if mutually agreed upon by both the lender and the Company. The PPP note contains customary events of default relating to, among other things, payment defaults, making materially false or misleading representations to the SBA or the lender, or breaching the terms of the PPP note. The occurrence of an event of default may result in the repayment of all amounts outstanding under the PPP note, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company. Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of the loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. Recent modifications to the PPP by the U.S. Treasury and Congress have extended the time period for loan forgiveness beyond the original eight-week period, making it possible for the Company to apply for forgiveness of its PPP note. No assurance can be given that the Company will be successful in obtaining forgiveness of the loan in whole or in part. On April 28, 2021, the SBA authorized forgiveness of the outstanding principal balance of $14,612 and $142 of accrued interest payable of the Company’s PPP loan which has been recorded as a gain on debt forgiveness in the accompanying consolidated statements of operations. As of October 31, 2021, the PPP note had no outstanding balance.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Economic Injury Disaster Loan

On May 20, 2020, the Company entered into a Loan Authorization and Agreement (“SBA Loan Agreement”) with the SBA, under the SBA’s Economic Injury Disaster Loan assistance program in light of the impact of the COVID-19 pandemic. Pursuant to the SBA Loan Agreement, the Company received an advanced of $149,900, net of $100 processing fee, to be used for working capital purposes only. Pursuant to the SBA Loan Agreement, the Company executed; (i) a note for the benefit of the SBA (“SBA Note”), which contains customary events of default; and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of the Company, which also contains customary events of default. The SBA Note bears an interest rate of 3.75% per annum which accrue from the date of the advance. Installment payments in the amount of $731, including principal and interest, are due monthly beginning May 20, 2021 (twelve months from the date of the SBA Note). The balance of principal and interest is payable thirty years from the date of the SBA Note. As of October 31, 2021, the SBA Note had an outstanding principal balance of $149,900 and $8,152 of accrued interest, reflected in the accompanying consolidated balance sheets under accrued expense and other liabilities.

On June 17, 2020, the Company entered into a Loan Authorization and Agreement (“SBA Loan Agreement”) with the SBA, under the SBA’s Economic Injury Disaster Loan assistance program in light of the impact of the COVID-19 pandemic. Pursuant to the SBA Loan Agreement, the Company received an advanced of $150,000, to be used for working capital purposes only. Pursuant to the SBA Loan Agreement, the Company executed; (i) a note for the benefit of the SBA (“SBA Note”), which contains customary events of default; and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of the Company, which also contains customary events of default. The SBA Note bears an interest rate of 3.75% per annum which accrue from the date of the advance. Instalment payments, including principal and interest, are due monthly beginning June 17, 2021 (twelve months from the date of the SBA Note) in the amount of $731. The balance of principal and interest is payable thirty years from the date of the SBA Note. As of October 31, 2021, the SBA Note had an outstanding principal balance of $150,000 and accrued interest of $7,721, reflected in the accompanying consolidated balance sheets under accrued expense and other liabilities.

On June 26, 2020, in connection SBA Loan Agreement, the Company received a grant that does not have to be repaid, in the amount of $5,000 which was recorded as other income in the accompanying consolidated statements of operations.

November Note Payable

On November 12, 2020, the Company entered into a Note Agreement with an investor for the sale of the Company’s note (the “Note”). Pursuant to the terms provided for in the Note Agreement, the Company issued to the investor a Note and the Company received proceeds in the amount of $7,000. The Note bears an interest of 5% per annum and matures on November 12, 2021. The Company may prepay all or any portion of the interest and the unpaid principal balance of this Note at any time, or from time to time, without penalty or premium. As of October 31, 2021, the Note had an outstanding principal balance of $7,000 and accrued interest of $338, reflected in the accompanying consolidated balance sheets under accrued expense and other liabilities.

NOTE 8 – ADVANCE PAYABLE

On October 15, 2019, the Company entered into a capital advance agreement (the “First Advance Agreement”) with their e-commerce platform provider (“Shopify”). Under the terms of the First Advance Agreement, the Company received $23,000 of principal and will repay $25,999 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. During the year ended December 31, 2020, the Company paid the principal balance of the advance in full and there was no balance outstanding as of December 31, 2020.

On March 17, 2020, the Company entered into a capital advance agreement (the “Second Advance Agreement”) with Shopify. Under the terms of the Second Advance Agreement, the Company received $10,000 of principal and will repay $11,300 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. During the year ended December 31, 2020, the Company paid the advance in full and there was no balance outstanding as of December 31, 2020.

On August 5, 2020, the Company entered into a capital advance agreement (the “Third Advance Agreement”) with Shopify. Under the terms of the Third Advance Agreement, the Company has received $49,000 of principal and will repay $55,370 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. In 2020, the Company paid $47,328 of the principal balance and the advance had an outstanding balance $1,672. During the ten months ended October 31, 2021, the Company paid the advance in full and there was no balance outstanding as of October 31, 2021.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

On November 17, 2020, the Company entered into a capital advance agreement (the “Fourth Advance Agreement”) with Shopify. Under the terms of the Fourth Advance Agreement, the Company has received $63,000 of principal and will repay $71,190 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. As of December 31, 2020, the advance had outstanding principal balance of $63,000. During the ten months ended October 31, 2021, the Company paid the advance in full and there was no balance outstanding as of October 31, 2021.

On December 10, 2020, the Company entered into a working capital agreement (the “First PayPal Advance Agreement”) with PayPal. Under the terms of the Fifth Advance Agreement, the Company received net proceeds of $17,000, net of $1,840 loan fee for a total principal amount of $18,840. and will repay the principal and by remitting The Company shall pay a minimum payment every 90-days beginning at the end of the Cancellation Period and ending when the Total Payment Amount has been delivered to Lender. The minimum payment is due in each 90-day period, irrespective of the amount paid in any previous 90-day period. The minimum payment is 5% of the principal amount for loans expected to be repaid in 12 months or more and 10% of the principal amount for loans expected to be repaid in less than 12 months (based on the Company’s account history). In 2020, the Company paid $5,015 of principal balance and the advance had an outstanding balance of $13,825 as of December 31, 2020. During the ten months ended October 31, 2021, the Company paid the advance in full and there was no balance outstanding as of October 31, 2021.

On March 29, 2021, the Company entered into a capital advance agreement (the “Fifth Advance Agreement”) with Shopify. Under the terms of the Fifth Advance Agreement, the Company has received $23,000 of principal and will repay $25,990 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. During the ten months ended October 31, 2021, the Company paid the advance in full and there was no balance outstanding as of October 31, 2021.

On March 30, 2021, the Company closed a Revenue Share Agreement (“Agreement”) with a lender pursuant to which the Company agreed to sell, assign and transfer to the lender and the lender agreed to purchase from the Company, all of the Company’s right, title and interest in its future receivables amounting to $74,200 (“Specified Amount”) and $70,000 (“Purchase Price” or “Advance”) of this amount shall be made available to the Company. Pursuant to the Agreement, prior to the lender making the amount of the Advance available for use (even if the Company choose not to spend any or all of the Advance); (a) the Company will deliver, and will cause to be delivered, on each day to the lender, 20% of future receivables and 25% of future receivables after the 121st day from and including the closing date (“Applicable Percentage”) until the lender receive the specified Amount and; (b) the Company acknowledge that good, sufficient and valuable consideration has been received. The Company will only use the Advance for the purchase of products or services necessary to operate its business as defined in the Agreement. On April 1, 2021, an advance of $74,200 of which $70,000 was made available to the Company and $4,200 OID was charged to interest expense. During the ten months ended October 31, 2021, the Company paid the advance in full and there was no balance outstanding as of October 31, 2021.

On July 9, 2021, the Company entered into a capital advance agreement (the “Sixth Advance Agreement”) with Shopify. Under the terms of the Sixth Advance Agreement, the Company has received $95,000 of principal and will repay $107,350 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. During the ten months ended October 31, 2021, the Company paid $27,056 of the outstanding balance. The advance had $67,945 of outstanding balance as of September 30, 2021, reflected as advance payable on the accompanying consolidated balance sheets.

On August 31, 2021, the Company entered into a capital advance agreement (the “Seventh Advance Agreement”) with Shopify. Under the terms of the Seventh Advance Agreement, the Company has received $34,000 of principal and will repay $38,420 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. The advance has an outstanding balance of $34,000 as of September 30, 2021, reflected as advance payable on the accompanying consolidated balance sheets.

On September 1, 2021, the Company entered into a capital advance agreement (the “First Liberty Advance Agreement”) with Liberty Funding. Under the terms of the First Liberty Advance Agreement, the Company has received $110,000 of principal and will repay $132,000 by making weekly installments of $5,500 until the advance is repaid in full. During the ten months ended October 31, 2021, the Company paid the advance in full and there was no balance outstanding as of October 31, 2021.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

NOTE 9 – LEASE LIABILITIES

Operating Lease Right-of-Use (“ROU”) Asset and Operating Lease Liabilities

On July 6, 2021, the Company acquired Model Meals (see Note 3), which had a lease agreement for its facility in Santa Ana, California which expired in December 2021 (see Note 16) and had remaining operating right-of-use asset and liability of $76,136 and $79,054, respectively. Pursuant to the lease agreement, the lease requires the Company to pay a monthly base rent of $14,140 for the remainder of the lease term.

June 1, 2021, the Company entered into a lease agreement, effective July 13, 2021, for its facility in Pembroke Pine, Florida. The lease is for a period of 36 months commencing in July 2021 and expiring in July 2024. Pursuant to the lease agreement, the Company shall pay a monthly base rent of; (i) $8,062 in the first year; (ii) $8,465 in the second year and; (iii) $8,888 in the third year.

For the ten months ended October 31, 2021, total rent expense amounted to $154,078 which is included in general and administrative expenses on the accompanying consolidated statements of operations.

The significant assumption used to determine the present value of the operating lease liabilities was a discount rate of 10% which was based on the Company’s estimated incremental borrowing rate.

Operating right-of-use (“Operating ROU”) asset is summarized below:

October 31, 2021
Operating ROU assets	$336,614
Less accumulated amortization	(68,105)
Balance of Operating ROU assets, net	$268,509

Operating lease liabilities related to the Operating ROU assets is summarized below:

October 31, 2021
Operating lease liabilities	$339,532
Total operating lease liabilities	339,532
Reduction of operating lease liabilities	(71,178)
Total	268,354
Less: short term portion	(101,431)
Long term portion	$166,923

Future minimum operating lease payments under the operating lease agreements at October 31, 2021 are as follows:

Year	Amount
Year ending October 31, 2022	$122,402
Year ending October 31, 2023	102,849
Year ending October 31, 2024	79,991
Total minimum non-cancelable operating lease payments	305,242
Less: discount to fair value	(36,888)
Total operating lease liabilities at October 31, 2021	$268,354

Financing Lease Right-of-Use (“ROU”) Assets and Financing Lease Liability

On July 13, 2021, the Company entered into a financing agreement with a lessor for the purchase of equipment. Pursuant to the financing agreement, the Company shall make a monthly payment of $6,500 for a period of 36 months commencing in August 2021 through August 2024. The monthly payment shall consist of $6,000 cash and $500 in gift card allowance, reflected in the accompanying balance sheet under accrued expense and other liabilities. At the effective date of the financing agreement, the Company recorded a financing lease payable of $200,509.

The significant assumption used to determine the present value of the financing lease liability was a discount rate of 10% which was based on the Company’s estimated incremental borrowing rate.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Financing right-of-use (“Financing ROU”) asset is summarized below:

October 31, 2021
Financing ROU assets	$200,509
Less accumulated depreciation	(19,494)
Balance of financing ROU assets, net	$181,015

For the ten months ended October 31, 2021, depreciation expense related to Financing ROU assets amounted to $19,494.

Financing lease liability related to the Financing ROU assets is summarized below:

October 31, 2021
Financing lease payables for equipment	$200,509
Total financing lease payables	200,509
Reduction of financing lease liability	(13,650)
Total	186,859
Less: short term portion	(62,210)
Long term portion	$124,649

Future minimum lease payments under the financing lease agreement at October 31, 2021 are as follows:

Year	Amount
Year ending October 31, 2022	$78,000
Year ending October 31, 2023	78,000
Year ending October 31, 2024	58,500
Total minimum non-cancelable financing lease payments	214,500
Less: discount to fair value	(27,641)
Total financing lease liabilities at October 31, 2021	$186,859

NOTE 10 – UNREDEEMED GIFT CARDS

Unredeemed gift cards activities as of October 31, 2021 and December 31, 2020 are summarized as follows:

	October 31, 2021	December 31, 2020
Beginning balance	$48,311	$10,365
Acquired gift card liability (see Note 3)	87,260	—
Sale and issuance of gift cards	186,749	99,322
Revenue from breakage	(60,515)	(17,114)
Total gift card redemptions	(96,893)	(44,262)
Ending balance	$164,912	$48,311

NOTE 11 – RELATED PARTY TRANSACTIONS

The Company utilizes the shipping carrier account of a related entity, owned 50% by the Company’s current chief executive officer and principal stockholder for its inbound and outbound shipping needs. The related entity bills the Company for the direct cost of the shipping charges plus a 10% fee. The total amount incurred and paid to the related entity during the ten months ended October 31, 2021 was $153,165 and was $117,310 for the year ended December 31, 2020, which is included in cost of goods sold on the statement of operations. There were no amounts due to this related party for these services as of October 31, 2021 and December 31, 2020.

See disposal of the RTD Business with related party in Note 3 – Acquisition of Home Bistro Holdings and Disposal of the Discontinued Operations of the RTD Business.

See related party convertible note in Note 5 – March 2021 Note III – Related Party.

See consulting agreement in Note 14 – Consulting Agreement – Related Party

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

NOTE 12 – STOCKHOLDERS’ EQUITY (DEFICIT)

On September 14, 2020, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to its Articles of Incorporation to effect a 1 for 31.993 reverse stock split of its common stock. Proportional adjustments for the reverse stock split were made to the Company’s outstanding stock options, stock warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the reverse stock split (see Note 1).

Shares Authorized

On April 7, 2020, the Board of Directors of the Company approved the increase of the authorized shares of the common stock to 1,000,000,000 from 600,000,000 (see Note 1).

Common Stock and Warrants Issued Pursuant to Recapitalization

On April 20, 2020, in connection with the Exchange Agreement and Merger (see Note 3):

●	519,000 shares of Series A Preferred stock, were exchanged for aggregate of 1,325,151 shares of common stock and 2,730,425 of stock warrants. The 2,730,424 stock warrants issued are exercisable at $0.001 and expire on April 20, 2030. As of September 30, 2020, there were no outstanding shares of Series A Preferred stock.

●	250,000 shares of Series B Convertible Preferred stock owned by a former officer were cancelled on April 9, 2020 pursuant to a General Release Agreement and the remaining 250,000 shares of Series B Convertible Preferred stock remain issued and outstanding as of September 30, 2020.

●	2,250 and 250 of the Company’s shares of Series C Preferred stock, were exchanged for 351,639 of stock warrants and 39,071 shares of common stock, respectively, for an aggregate of 2,500 shares of Series C Preferred exchanged. The 351,639 stock warrants are exercisable at $0.001 and expire on April 20, 2030. As of September 30, 2020, there were no outstanding shares of Series C Preferred stock.

●	a lender converted $1,127,500 of outstanding convertible note balance into 881,052 of stock warrants, exercisable at $0.001 and expire on April 20, 2030.

●	2,500,000 shares of commons stock held by a stockholder were exchanged for 78,142 of stock warrants, exercisable at $0.001 and expire on April 20, 2030.

As a result, in connection with the Exchange Agreement and Merger (see Note 3), Gratitude Health, Inc is deemed to have issued a total of 250,000 shares of Series B Convertible Preferred stock, 1,899,094 shares of common stock, 60,368 stock options, 4,041,258 stock warrants which represent the outstanding preferred stock, common stock (issued and issuable), stock options and stock warrants of the Company on the date of the Merger.

●

On April 20, 2020, pursuant to the Merger (see Note 3), the Company issued 4,041,258 stock warrants with exercise price of $0.001 and expiration date of April 20, 2030, in exchange for certain outstanding shares of the Company’s common stock on the date of the Merger.

●	On April 20, 2020, pursuant to the Exchange Agreement (see Note 3), the Company issued 6,926,314 stock warrants with exercise price of $0.001 and expiration date of April 20, 2030 in exchange for certain outstanding common stock shares of Home Bistro on the date of the Merger.

Preferred Stock

As of October 31, 2021 and December 31, 2020, there were no outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (see above Common Stock and Warrants Issued Pursuant to Recapitalization).

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Common Stock

Common Stock for Commitment Fee with Convertible Notes Payable

●	In December 2020, the Company issued an aggregate of 119,535 shares of common stock valued at $38,263 using the relative fair value method to two non-affiliate investors as commitment fee in connection with the December 2020 Financings (see Note 5) which was recorded as debt discount which will be amortized over the life of the notes.

●	On January 12, 2021, the Company issued 29,385 shares of common stock to a non-affiliate investor as commitment fee, pursuant to a securities purchase agreement (see Note 5), valued at $17,297 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On January 27, 2021, the Company issued 150,000 shares of common stock to a non-affiliate investor as commitment fee, pursuant to a securities purchase agreement (see Note 5), valued at $85,981 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On March 22, 2021, the Company issued 25,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement (see Note 5), valued at $6,949 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On March 29, 2021, the Company issued 50,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement (see Note 5), valued at $24,504 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On March 30, 2021, the Company issued 50,000 shares of common stock to a related party investor as commitment fee pursuant to a securities purchase agreement (see Note 5), valued at $23,718 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On March 30, 2021, the Company issued 25,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement (see Note 5), valued at $11,845 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On March 31, 2021, the Company granted 75,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement (see Note 5), valued at $36,499 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On April 7, 2021, the Company granted 75,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement (see Note 5), valued at $30,947 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On May 17, 2021, the Company granted 60,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement (see Note 5), valued at $26,824 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On May 28, 2021, the Company granted 150,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement (see Note 5), valued at $67,645 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On September 1, 2021, the Company granted 50,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement (see Note 5), valued at $26,877 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

●	On September 8, 2021, the Company granted 114,000 shares of common stock to a non-affiliate investor as commitment fee pursuant to a securities purchase agreement (see Note 5), valued at $59,468 using the relative fair value method and was recorded as debt discount to be amortized over the life of the note.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Stock-Based Compensation

●	During the year ended December 31, 2020, the Company recorded stock-based compensation of $238,268 related to an aggregate of 4,000,577 shares of common stock issued to employees and various consultants, of which $102,332 was charged as compensation and related expenses, $124,219 as professional and consulting expenses and $11,717 as selling and marketing expenses in the accompanying consolidated statements of operations. The stock-based compensation was based on the fair value of common stock on the date of grant. In addition, the Company issued a warrant to purchase up to 300,000 shares of the Company’s common stock with grant date fair value of $360,000 for product development services pursuant to an agreement (see below under Warrants).

●	During the ten months ended October 31, 2021 and year ended December 31, 2020, the Company recorded stock-based compensation of $156,750 and $213,841, respectively, related to 125,000 shares of common stock issued to a director and executive pursuant to employment agreements (see Note 14) which was recorded as compensation and related expenses in the accompanying consolidated statements of operations. The stock-based compensation was based on the fair value of common stock on the date of grant. As of October 31, 2021 and December 31, 2020, there was no unamortized compensation expense related to these common stocks.

Common Stock Issued for Cash

●	During the year ended December 31, 2020, the Company issued an aggregate of 1,492 shares of common stock, to a related party for aggregate cash proceeds of $100,006.

●

During the ten months ended October 31, 2021, the Company issued an aggregate of 6,112,993 shares of common stock, to non-affiliate investors for aggregate net cash proceeds of $4,368,796, net of $215,949 of issuance costs.

Common Stock Issued for Services

●	During the year ended December 31, 2020, the Company recorded stock-based compensation of $238,268 related to an aggregate of 127,942,741 shares of common stock issued to employees and various consultants, of which $102,332 was charged as compensation and related expenses, $124,219 as professional and consulting expenses and $11,717 as selling and marketing expenses in the accompanying consolidated statements of operations. The stock-based compensation was based on the fair value of common stock on the date of grant.

●	On June 22, 2021, the Company issued 150,000 shares of common stock with fair value of $150,000 based on the fair value of common stock on the date of grant, pursuant to an agreement which was recorded as deferred compensation and is being amortized over the 2-year term of the agreement. During the ten months ended October 31, 2021, $28,125 of the deferred compensation was expensed as product development expense in the accompanying consolidated statements of operations. As of October 31, 2021, there was $121,875 of deferred compensation related to this agreement.

●	On July 22, 2021, the Company issued 150,000 shares of common stock with fair value of $172,500 based on the fair value of common stock on the date of grant, pursuant to an agreement which was recorded as deferred compensation and is being amortized over the term of the agreement. During the ten months ended October 31, 2021, $25,156 of the deferred compensation was expensed as product development expense in the accompanying consolidated statements of operations. As of October 31, 2021, there was $147,344 of deferred compensation related to this agreement.

●	On September 15, 2021, the Company issued 150,000 shares of common stock with fair value of $255,000 based on the fair value of common stock on the date of grant, pursuant to an agreement which was recorded as deferred compensation and is being amortized over the 2-year term of the agreement. During the ten months ended October 31, 2021, $15,938 of the deferred compensation was expensed as product development expense in the accompanying consolidated statements of operations. As of October 31, 2021, there was $239,063 of deferred compensation related to this agreement.

●

On October 20, 2021, the Company issued 100,000 shares of common stock with fair value of $132,000 based on the fair value of common stock on the date of grant, pursuant to a consulting agreement which was recorded as professional and consulting expenses in the accompanying consolidated statements of operations.

Common Stock Issued for Prepaid Services

●	On April 20, 2021, the Company issued an aggregate of 2,000,000 shares of common stock with an aggregate grant date fair value of $1,800,000 or $0.90 per share based on the market price of common stock on grant date, to two consultants pursuant to a consulting agreement (see Note 14). The fair value of the common stock was initially recorded in equity as deferred compensation which will be amortized over the twelve-month service period. During the ten months ended October 31, 2021, the Company amortized $1,050,00 of the deferred compensation which was charged to professional and consulting expense in the accompanying consolidated statements of operations. As of October 31, 2021, the deferred compensation related to this agreement was $750,000 which will be amortized over a period of five months.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Common Stock Issued Pursuant to Lock-Up & Leak Out Agreements

●	During the ten months ended October 31, 2021, the Company issued to several stockholders, an aggregate of 112,500 shares of common stock with fair value of $152,626 or an average per share price of $1.36, based on the market price of common stock on grant date, pursuant to a Lock-Up & Leak Out Agreement (see Note 14). The fair value of the common stock was initially recorded in equity as deferred compensation which is amortized over the lock up period of three-to-four-month period. During the ten months ended October 31, 2021, the Company amortized $36,688 of the deferred compensation and was recorded as interest expense in the accompanying consolidated statement of operations. As of October 31, 2021, the deferred compensation related to this agreement was $115,938 which will be amortized over a period of three months.

Cancellation of Common Stock Issuable

●	On April 20, 2020, in connection with the Exchange Agreement and Merger (see Note 3), 2,600,000 shares of common stock issuable at the closing of the acquisition were cancelled during the year ended December 31, 2020. As of December 31, 2020, the Company did not have any common stock issuable.

Common Stock Issued for Acquisition of Subsidiary

●	On July 6, 2021, the Company issued an aggregate of 2,008,310 shares of common stock with fair value of $2,028,393, based on the market price of common stock on date of acquisition, to members of Model Meals, LLC in exchange for 100% membership, pursuant to the Agreement and Plan of Merger (see Note 1 and Note 3).

Common Stock Issued for Asset Acquisition Transaction

●	On October 25, 2021, the Company issued: (i) 2,266,666 shares of common stock, with fair value of $2,969,334, based on the market price of common stock on date of issuance, to members of Homemade Meals, LLC as compensation to terminate an exclusivity and non-compete agreement in order to execute a license agreement with a celebrity which was recorded as product development expense in the accompanying consolidated statement of operations and (ii) 2,000,000 shares of common stock with fair value of $2,620,000, based on the market price of common stock, as consideration to a celebrity chef in connection with the execution of a License Agreement which was capitalized as an intangible asset and is being amortized over the three-year term (see Note 4).

Stock Options

A summary of the Company’s outstanding stock options as of October 31, 2021 and changes during the period ended are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance on December 31, 2019	—	$—	—	$—
Deemed issued in connection with the Company’s recapitalization (see Note 3)	60,638	$3.20	0.03	—
Balance on December 31, 2020	60,638	$3.20	0.03	$—
Expired	(60,638)	—	—	—
Balance on October 31, 2021	—	—	—	—

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Stock Warrants

Warrants Issued Pursuant to Recapitalization

●	On April 20, 2020, pursuant to the Merger (see Note 3), the Company issued warrants to purchase up to 4,041,258 shares of common stock with exercise price of $0.032 per share (in whole or in part) and expiration date of April 20, 2030 (see above Common Stocks and Warrants Issued Pursuant to Recapitalization), in exchange for certain outstanding shares of the Company’s common stock on the date of the Merger.

●	On April 20, 2020, pursuant to the Exchange Agreement (see Note 3), the Company issued warrants to purchase up to 6,926,314 shares of common stock with an exercise price of $0.032 per share (in whole or in part) and expiration date of April 20, 2030 in exchange for certain outstanding common stock shares of Home Bistro Holdings on the date of the Merger, of which the Company had received $100,005 in total proceeds prior to the Merger in exchange for shares of Home Bistro Holdings common stock.

Warrants Issued Pursuant to an Employment Agreement

●	On October 1, 2021, the Company issued warrants to purchase up to 2,000,000 shares of the Company’s common stock to a am executive in connection with an employment agreement (see Note 14). This warrant is exercisable, in whole or in part, upon issuance at $0.001 per share, and expires on October 1, 2026. These warrants have a grant date fair value of $2,714,971, recorded as compensation and related expenses on the accompanying consolidated statements of operations.

Warrants Issued for Professional Services

●	On September 22, 2020, the Company issued a warrant to purchase up to 300,000 shares of the Company’s common stock to a third-party entity in connection with the Joint Product Development and Distribution Agreement (see Note 14). This warrant is exercisable, in whole or in part, upon issuance at $0.001 per share, and expires on September 22, 2030. This warrant has a grant date fair value of $360,000 recorded at issuance as product development expense on the consolidated statements of operations.

●	On December 18, 2020, the Company issued warrants to purchase up to 10,640 shares of the Company’s common stock to a third-party entity in connection with a consulting agreement. This warrant is exercisable, in whole or in part, upon issuance at $1.27 per share, and expires on December 18, 2025. These warrants have a grant date fair value of $11,471, recorded as professional and consulting expenses on the consolidated statements of operations.

●	On April 24, 2021, the Company issued warrants to purchase up to 5,435 shares of the Company’s common stock to a third-party entity in connection with a consulting agreement. This warrant is exercisable, in whole or in part, upon issuance at $1.10 per share, and expires on April 24, 2026. These warrants have a grant date fair value of $1,419, recorded as professional and consulting expenses on the consolidated statements of operations.

●	On May 17, 2021, the Company issued warrants to purchase up to 1,920 shares of the Company’s common stock to a third-party entity in connection with a consulting agreement. This warrant is exercisable, in whole or in part, upon issuance at $2.50 per share, and expires on May 17, 2026. These warrants have a grant date fair value of $286, recorded as professional and consulting expenses on the consolidated statements of operations.

●	On September 10, 2021, the Company issued warrants to purchase up to 2,250 shares of the Company’s common stock to a third-party entity in connection with a consulting agreement. This warrant is exercisable, in whole or in part, upon issuance at $3.00 per share, and expires on May 17, 2026. These warrants have a grant date fair value of $751, recorded as professional and consulting expenses on the consolidated statements of operations.

●	On October 1, 2021, the Company issued warrants to purchase up to 500,000 shares of the Company’s common stock to a third-party entity in connection with a consulting agreement. This warrant is exercisable, in whole or in part, upon issuance at $0.001 per share, and expires on October 1, 2026. These warrants have a grant date fair value of $678,253, recorded as professional and consulting expenses on the consolidated statements of operations.

●	On October 1, 2021, the Company issued warrants to purchase up to 1,000,000 shares of the Company’s common stock to a related-party entity in connection with a consulting agreement (see Note 14). This warrant is exercisable, in whole or in part, upon issuance at $0.001 per share, and expires on October 1, 2026. These warrants have a grant date fair value of $1,356,507, recorded as professional and consulting expenses - related party on the consolidated statements of operations.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Warrants Issued for Commitment Fee with Convertible Notes Payable

●	On January 27, 2021, the Company issued a warrant to purchase up to 150,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $31,821 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On March 22, 2021, the Company issued a warrant to purchase up to 25,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $1,346 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On March 25, 2021, the Company issued warrant to purchase up to 78,250 shares of common to a non-affiliate investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $4,744 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On March 29, 2021, the Company issued a warrant to purchase up to 50,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $8,350 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On March 29, 2021, the Company issued a warrant to purchase up to 50,000 shares of common stock to a related party investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $7,924 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On March 30, 2021, the Company issued a warrant to purchase up to 25,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $3,957 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On March 31, 2021, the Company issued a warrant to purchase up to 75,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $12,352 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On March 31, 2021, the Company issued a warrant to purchase up to 55,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $6,173 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On April 7, 2021, the Company issued a warrant to purchase up to 75,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $9,669 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On May 17, 2021, the Company issued a warrant to purchase up to 60,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $9,767 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

●	On May 28, 2021, the Company issued a warrant to purchase up to 150,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $30,326 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $1.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On September 1, 2021, the Company issued a warrant to purchase up to 50,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $9,493 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

●	On September 8, 2021, the Company issued a warrant to purchase up to 114,000 shares of common stock to a non-affiliate investor as additional commitment fee pursuant to a note amendment (see Note 5). The warrant; (i) was valued at $21,004 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note; (ii) has an exercise price of $2.50; (iii) subject to the adjustments and 4.99%, ownership limitation and; (iv) expires on the fifth-year anniversary from the date of issuance.

The Company used the Binomial pricing model to determine the fair value of its stock options which requires the Company to make several key judgments including:

●	the expected life of issued stock warrants;

●	the expected volatility of the Company’s stock price;

●	the expected dividend yields to be realized over the life of the stock warrants; and

●	the risk-free interest rate over the expected life of the stock warrants.

The Company’s computation of the expected life of issued stock warrants was based on the simplified method as the Company does not have adequate exercise experience to determine the expected term and was estimated to be 2 years. The interest rate was based on the U.S. Treasury yield curve in effect at the time of grant. The computation of volatility was based on the historical volatility of the Company’s common stock and the Company’s expected divided yield was estimated to be zero.

Dividend rate	—%
Term (in years)	2.5 to 5 years
Volatility	69%
Risk-free interest rate	0.14% to 0.27%

A summary of the Company’s outstanding stock warrants as of October 31, 2021 and changes during the period ended are presented below:

	Number of Stock Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance on December 31, 2019	—	$—	—
Deemed issued in connection with the Company’s recapitalization (see Note 3)	4,041,258	0.032	9.3
Issued pursuant to Exchange Agreement (see Note 3)	6,926,314	0.032	9.3
Granted	310,640	0.044	9.6
Balance on December 31, 2020	11,278,212	0.032	9.3
Issued as commitment fee pursuant to convertible debt (see Note 5)	957,250	2.308	4.4
Granted	3,509,605	0.001	4.9
Stock warrants exercisable on October 31, 2021	15,745,076	$0.167	7.4
Weighted average fair value of stock warrants granted during the period		$1.08

The exercisable stock warrants had an intrinsic value of $18,104,799 on October 31, 2021.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

NOTE 13 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets on October 31, 2021 and December 31, 2020 consist of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the ten-months ended October 31, 2021 and the year ended December 31, 2020 are as follow:

	Ten-Months Ended October 31, 2021	Year Ended December 31, 2020
Income tax benefit at U.S. statutory rate of 21%	$(2,688,478)	$(260,749)
Income tax benefit – state	(999,858)	(108,025)
Non-deductible expenses	2,837,058	223,929
Change in tax rate – state from 8.7% to 7.8%	36,281	—
Change in valuation allowance	814,997	144,845
Total provision for income tax	$—	$—

The Company’s approximate net deferred tax asset as of October 31, 2021 and December 31, 2020 was as follow:

	Ten-Months Ended October 31, 2021	Year Ended December 31, 2020
Net operating loss carryforward	$2,025,694	$1,210,697
Total deferred tax asset	2,025,694	1,210,697
Less: valuation allowance	(2,025,694)	(1,210,697)
Net deferred tax asset	$—	$—

The gross operating loss carryforward available to the Company was $7,031,218 at October 31, 2021. The Company provided a full valuation allowance equal to the net deferred income tax asset as of October 31, 2021 and December 31, 2020 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to annual limitations as a result of ownership or business changes that occurred prior to 2021 and may occur in the future. The Company has not conducted a study to determine the limitations on the utilization of these net operating loss carryforwards.

The increase in the valuation allowance was $851,278 in 2021. The total net loss carryforward on October 31, 2021 is $2,025,694. The potential tax benefit arising from the net operating loss carryforward of $1,055,538 generated prior to January 1, 2018 will expire in 2033. The potential tax benefit arising from the net operating loss carryforward of $970,156 generated from January 1, 2018 thereon can be carried forward indefinitely within the annual usage limitations.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2020, 2019 and 2018 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Employment Agreement

On October 1, 2021, the Company entered into an employment agreement (the “Employment Agreement”) with Zalmi Scher Duchman to serve as the Company’s Chief Executive Officer. The Employment Agreement has a term of three years (“Term”) from the effective date and provides for (i) an annual salary of $120,000 and (ii) a one-time warrant grant of 2,000,000 shares of common stock, with grant a date fair value of $2,714,971 (see Note 12), which vested upon issuance, exercisable at $0.001 and expires on October 1, 2026. Mr. Duchman is entitled to vacation, sick and holiday pay and other benefits, in accordance with the Company’s policies established and in effect from time to time. The Company may terminate the Mr. Duchman for cause (as defined in Employment Agreement) by giving Mr. Duchman written notice approved by the Board of Directors (“Board”) of such termination, such notice (i) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for cause is based and (ii) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Employment Agreement may be terminated at Board’s discretion during the Term, provided that if Mr. Duchman is terminated without cause, the Company shall pay to Mr. Duchman an amount calculated by multiplying Mr. Duchman monthly salary, at the time of such termination, times the number of months remaining in the Term.

Lease Obligation Settlement

On February 22, 2018, the Company entered into a Surrender Agreement with a former landlord for rental obligations dating back to the year ended December 31, 2017 until the space was vacated by the Company on March 31, 2017. Upon executing the Surrender Agreement, the former landlord and the Company agreed that the total rental obligation due was $109,235. The former landlord agreed to $50,000 as full satisfaction of all obligations owed at the time of the Surrender Agreement. The Company agreed to make regular payments on the outstanding rental obligation until paid in full through September 2019; however, there is no penalty if the obligation is not fully paid by such date. As of October 31, 2021 and December 31, 2020, the balance remaining due on this obligation were $22,900 and $26,400, respectively, included in accounts payable on the accompanying consolidated balance sheets.

Put Option Agreement

On April 20, 2020, the Company and a stockholder entered into a Put Option Agreement (see Note 3), pursuant to which, among other things, the Company agreed, at the election of the stockholder, to purchase certain shares of common stock from such stockholder no sooner than two years from the date of the Put Option Agreement also referred to herein as Market Period. Pursuant to the Put Option Agreement, in the event that the stockholder does not generate $1.3 million dollars also referred to herein as Total Investment in gross proceeds from the sale of its shares of common stock by the second anniversary of the Put Option Agreement, then the stockholder has the right to cause the Company to purchase shares held by the stockholder at a price equal to the difference between the Total Investment and the net proceeds actually realized by the stockholder from shares of common stock sold during the Market Period and the number of shares of common stock held by the stockholder on the date the put right is exercised. The put right expires fourteen (14) days from end of the Market Period. In connection with the Put Option Agreement, the Company recorded a common stock repurchase obligation in the amount of $1.3 million, reflected in the accompanying consolidated balance sheets as common stock repurchase obligation, and reduction of additional paid in capital upon entering the Put Option Agreement. The repurchase obligation is re-assessed by the Company each reporting period and adjusted for the proceeds received by the stockholder from sale of common stock. During the ten months ended October 31, 2021, the Company re-assessed the repurchase obligation and pursuant to the agreement recorded a reduction of $681,726 for net proceeds realized by the stockholder on sale of Company common stock which was reclassified to additional paid in capital. As of October 31, 2021 and December 31, 2020, the Company had $0.6 and $1.3 million of common stock repurchase obligation outstanding, respectively.

Joint Product Development and Distribution Agreements

Corlich Enterprises, Inc

On September 22, 2020, the Company and Corlich Enterprises, Inc., a New Jersey corporation (“Corlich”) entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”), effective the same date, pursuant to which, among other things, Corlich agreed to provide certain commercial services (the “Services”) of Cat Cora, an American professional chef, in order for the Company and Corlich to collaboratively develop a brand of meals (the “Cat Cora Meals”). In consideration for the Services, the Company agreed to (i) pay Corlich a royalty on net revenues generated from (A) the Cat Cora Meals, and (B) Home Bistro and Prime Chop brand orders where a dedicated code is used at purchase, and (ii) issue a warrant to purchase up to 300,000 shares of common stock (see Note 12). The Development Agreement has a three-year term, unless sooner terminated pursuant to its terms.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

During the first year of the Development Agreement’s term, Corlich is guaranteed a minimum royalty payment of $109,210. For the second and third year of the Development Agreement’s term, the Development Agreement estimates that Corlich will be guaranteed a minimum royalty payment of $218,380 and $436,770, respectively, subject to the achievement of the prior year’s guaranteed minimum royalty (“GMR”) payment and the parties’ agreement to negotiate in good faith a lower guaranteed minimum royalty if such guaranteed minimum royalty payment is not achieved or to otherwise terminate the Development Agreement. Royalties above the guaranteed minimum royalty are based on an increasing percentage of net revenues generated from the sale of Cat Cora Meals as certain revenue milestones are met as defined in the Distribution Agreement. The GMR is expensed to cost of sales over the term of the Development Agreement. During the ten months ended October 31, 2021, the Company paid an aggregate of $78,260. During the ten months period ended October 31, 2021 and year ended December 31, 2021, the Company recognized GMR expense of $113,753 and $36,403, respectively. As of October 31, 2021 and December 31, 2020, a total of $71,896 and $36,403 of accrued royalty fee, respectively, was reflected under accrued expense and other liabilities in the accompanying consolidated balance sheets.

Hungry Fan Brand, LLC

On February 18, 2021, the Company and Hungry Fan Brand, LLC (“Hungry Fan”) (collectively as “Parties”) entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”), effective the same date. The Development Agreement shall remain in effect for twelve months from the effective. Pursuant to the Development Agreement, the Parties shall jointly contribute and be responsible for the development of the Hungry Fan Meals, under the terms and conditions of the Development Agreement.

For the use of Hungry Fan Meals and all associated intellectual property for the benefit of the Hungry Fan Meals, the Company shall pay to Hungry Fan the following: (i) 10% of all Net Revenue generated from the sale of the Hungry Fan Meals (the “Hungry Fan Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on Hungry Fan Meals less discounts and returns. The Hungry Fan Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Hungry Fan Royalty was earned and; (ii) 10% of all Net Revenue generated from the sale of Home Bistro and Prime Chop brand orders in which a Hungry Fan dedicated code was used at the time of purchase (“Hungry Fan Commission”). Upon execution of the Development Agreement, the Company shall provide Hungry Fan with a dedicated code to publicly share for a mutually agreed upon percent off any purchase of Home Bistro and Prime Chop brand orders. The Company shall ensure that the code is valid and in effect for the entire Term. The Hungry Fan Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Hungry Fan Commission was earned.

In addition, subject to the terms and conditions of this Development Agreement, the Company shall pay to Hungry Fan a guaranteed minimum compensation of $24,000 over twelve months (the “GMC”), to be paid in installments of $2,000 per month, by the 10th business day of the following month in which the Hungry Fan Commission was earned. The Parties agree that the Hungry Fan Royalty shall be credited against the Guarantee received to date. As of October 31, 2021, $1,000 of accrued royalty fee was reflected under accrued expense and other liabilities in the accompanying consolidated balance sheet.

Red Velvet XOXO, LLC

On March 19, 2021, the Company and Red Velvet XOXO LLC, a New York corporation (“Red Velvet”) (collectively as “Parties”) entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”), effective the same date. The Development Agreement shall remain in effect for twelve months from the effective date unless sooner terminated as defined in the Development Agreement, or unless extended by mutual agreement of the Parties. Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of desserts, marketed and sold exclusively utilizing Red Velvet’s recipes (the “Red Velvet Desserts”) under the Home Bistro label, under the terms and conditions of the Development Agreement.

For the use of Red Velvet Desserts and all associated intellectual property for the benefit of the Red Velvet Desserts, Bistro shall pay to Red Velvet the following: (i) 10% of all Net Revenue generated from the sale of the Red Velvet Desserts (the “Velvet Desserts Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on Red Velvet Desserts less discounts and returns. The Velvet Desserts Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Velvet Desserts Royalty was earned and; (ii) 10% of all Net Revenue generated from the sale of Home Bistro and Prime Chop brand orders in which a Red Velvet Desserts dedicated code was used at the time of purchase (“Velvet Desserts Commission”). The Velvet Desserts Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Velvet Desserts Commission was earned. During the ten months ended October 31, 2021, Red Velvet earned $198 of royalty fees pursuant to terms of the Development Agreement. As of October 31, 2021, $198 of accrued royalty fee was reflected under accrued expense and other liabilities in the accompanying consolidated balance sheet.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Chef Roblé & Co.

On April 13, 2021, the Company and Roblé Ali (“Roblé”), celebrity chef and reality TV personality “Chef Roblé & Co.” (collectively as “Parties”) entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”), effective the same date. The Development Agreement shall remain in effect for two years from the effective date. Pursuant to the Development Agreement, the Parties shall jointly contribute and be responsible for the development of the Roblé Meals, under the terms and conditions of the Development Agreement.

For the use of Roblé Meals and all associated intellectual property for the benefit of the Roblé Meals, the Company shall pay to Roblé the following: (i) 10% of all Net Revenue generated from the sale of the Roblé Meals (the “Roblé Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on Roblé Meals less discounts and returns. The Roblé Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Roblé Royalty was earned and; (ii) 10% of all Net Revenue generated from the sale of Home Bistro and Prime Chop brand orders in which a Roblé dedicated code was used at the time of purchase (“Roblé Commission”). Upon execution of the Development Agreement, the Company shall provide Roblé with a dedicated code to publicly share for a mutually agreed upon percent off any purchase of Home Bistro and Prime Chop brand orders. The Company shall ensure that the code is valid and in effect for the entire term. The Roblé Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Roblé Commission was earned.

In addition, subject to the terms and conditions of this Development Agreement, the Company shall pay to Roblé a guaranteed minimum compensation of $36,000 for twelve months (the “GMC”) as follows: (i) $9,000 upon the Company’s receipt and approval of all recipes submitted by Roblé; (ii) $9,000 upon the commencement of selling of the Roblé Meals (“Selling Date”); (iii) $3,000 per month for a period of six months, commencing the month immediately following the Selling Date. The total aggregate compensation paid to Roblé shall be reduced by the GMC. During the ten months ended October 31, 2021, the first condition has been satisfied by both parties and the Company paid $9,000 the GMC. As of October 31, 2021, there were no accrued GMC.

Claudia Cocina LLC

On June 22, 2021, the Company and Claudia Cocina LLC (f/s/o Claudia Sandoval), a California limited liability company (“Claudia Cocina”) (collectively as “Parties”) entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”). Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of meals, marketed and sold utilizing the Property (“CS Meals”) jointly with the Home Bistro label, under the terms and conditions of the Development Agreement. The Development Agreement is effective upon signature and shall remain in effect from the first date on which the CS Meals are commercially launched (the “Launch Date”) until the last day of the month that is one year from the Launch Date (the “Initial Term”). The Parties shall have the right to renew the Development Agreement for an additional one-year term (“Renewal Term”) (the Initial Term and the Renewal Term, individually and together, (the “Term”)) upon mutual written consent, which consent must be provided no later than sixty days prior to the end of the current Term. The Renewal Term shall be on the same terms and conditions as provided herein for the Initial Term, except that the Guaranteed Minimum Sales and the Guaranteed Minimum Royalties (“GMR”) payable during the Renewal Term shall be mutually agreed to between the Parties. The Company issued 150,000 shares of common stock with grant date fair value of $150,000 based on the market price of common stock on grant date, that was deemed to be fully earned, non-assessable and irrevocable upon the execution of the Development Agreement (see Note 12) and subject to a Lock-Up Leak-Out Agreement. The Company recorded the $150,000 as deferred compensation in the accompanying consolidated balance sheet to be amortized over the term of the Development Agreement. During the ten months ended October 31, 2021, the Company expensed $28,125 of the deferred compensation as product development expense in the accompanying consolidated statement of operations. As of October 31, 2021, there was $121,875 of deferred compensation related to this Development Agreement.

Claudia Cocina shall receive 10% royalties on all Net Revenues (“Royalty”) generated from the sale of: (i) CS Meals; and (ii) Home Bistro and Prime Chop brand orders in which a CS dedicated code was used at the time of purchase, in accordance with the Royalty Schedule set forth in the Development Agreement. For the purpose of this Development Agreement “Net Revenue” shall be defined as gross sales of products less actual returns and refunds, which returns and refunds shall not exceed eight percent (8%) of such gross sales. In addition, the GMR for the Term shall be at least $36,000 per year in the aggregate, payable monthly at the rate of $3,000 per month or 10% of gross sales, whichever is higher for the month. The Company agrees that Royalty payments may only be credited to the year to which such payments apply (i.e., Royalty payments paid to Claudia Cocina during the first twelve months of the Agreement can only offset the GMR of the first twelve months, and not the subsequent 12-month period GMR). Payments made during any year during the Term, which are in excess of the GMR payments for the applicable year may not be credited towards another year. All GMR payments hereunder are non-refundable and are due upon the first CS Meals being launched which did not occur by October 31, 2021. As October 31, 2021, there were no payments accrued or paid under the Development Agreement.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Chef Richard Blais

On July 22, 2021 (“Effective Date”), the Company and Trail Blais, LLC (f/s/o Chef Richard Blais), celebrity chef and reality TV personality (“Chef Richard Blais”) (collectively as “Parties”), entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”). Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of meals, marketed and sold utilizing the Property (“Blais Meals”) jointly with the Home Bistro label, under the terms and conditions of the Development Agreement. The Development Agreement shall remain in effect from the Effective Date until the last day of the month that is one-year from the Effective Date (“Term”), ending no later than July 30, 2022. The first twelve-month anniversary of the Development Agreement shall be deemed “Year One”. The Company shall only distribute the Blais Meals within the Term and any Renewal Term (defined below), as mutually agreed. The Company agrees that following the Term, The Company shall use best efforts to cease the distribution of all Blais Meals. The Parties shall have the right to renew the Development Agreement for an additional one-year term (“Renewal Term”) upon mutual written consent. The Renewal Term shall be negotiated in good faith within ninety days of the end of the Term. The Company issued 150,000 shares of common stock with grant date fair value of $172,500 based on the market price of common stock on grant date, that was deemed to be fully earned, non-assessable and irrevocable upon the execution of the Development Agreement (see Note 12) and subject to a Lock-Up Leak-Out Agreement. The Company recorded the $172,500 as deferred compensation in the accompanying consolidated balance sheet to be amortized over the term of the Development Agreement. During the ten months ended October 31, 2021, the Company expensed $25,156 of the deferred compensation as product development expense in the accompanying consolidated statement of operations. As of October 31, 2021, there was $147,344 of deferred compensation related to this Development Agreement.

For the use of Chef Richard Blais and all associated intellectual property for the benefit of the Blais Meals, the Company shall pay to Blais the following: (i) 10% of all net revenue generated from the sale of Blais Meals (the “Blais Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on Blais Meals less discounts and returns. The Blais Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Blais Royalty was earned; (ii) 10% of all Net Revenue generated from the sale of Home Bistro and Prime Chop brand orders in which a Blais Dedicated Code was used at the time of purchase (“Blais Commission”). The Blais Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the Blais Commission was earned and; (iii) Guaranteed Minimum Royalty. Subject to the terms and conditions of the Development Agreement, the Company shall pay to Chef Richard Blais a guaranteed minimum compensation of $75,000 for each twelve-month period the Development Agreement is in effect (“GMC”) payable monthly at the rate of $6,250 per month, beginning on the earlier of the launch of Blais Meals or ninety days after the execution of this Development Agreement. During the ten months ended October 31, 2021, there were no payments made under the Development Agreement and the royalty expenses was not significant.

Perfect Athlete LLC

On September 15, 2021 (“Effective Date”), the Company and Perfecting Athletes, LLC (“PA” or “Perfecting Athletes”) (collectively as “Parties”), entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”). Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of meals, marketed and sold utilizing the Property (“PA Meals”) jointly with the Home Bistro label, under the terms and conditions of the Development Agreement. The Development Agreement shall remain in effect from the Effective Date until the last day of the month that is two-years from the Effective Date (“Term”). The first twelve-month anniversary of the Development Agreement shall be deemed “Year One”. The Company shall only distribute the PA Meals within the Term and any Renewal Term (defined below), as mutually agreed. The Company agrees that following the Term, The Company shall use best efforts to cease the distribution of all PA Meals. The Parties shall have the right to renew the Development Agreement for an additional one-year term (“Renewal Term”) upon mutual written consent. The Company issued 150,000 shares of common stock with grant date fair value of $172,500 based on the market price of common stock on grant date, that was deemed to be fully earned, non-assessable and irrevocable upon the execution of the Development Agreement (see Note 12) and subject to a Lock-Up Leak-Out Agreement. The Company recorded the $255,000 as deferred compensation in the accompanying consolidated balance sheet to be amortized over the term of the Development Agreement. During the ten months ended October 31, 2021, the Company expensed $15,938 of the deferred compensation as product development expense in the accompanying consolidated statement of operations. As of October 31, 2021, there was $239,063 of deferred compensation related to this Development Agreement.

For the use of Perfecting Athletes and all associated intellectual property for the benefit of the PA Meals, the Company shall pay to Perfecting Athletes the following: (i) 10% of all net revenue generated from the sale of PA Meals (the “PA Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on PA Meals less discounts and returns. The PA Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the PA Royalty was earned and; (ii) 10% of all Net Revenue generated from the sale of Home Bistro and Prime Chop brand orders in which a PA Dedicated Code was used at the time of purchase (“PA Commission”). The PA Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the PA Commission was earned. During the ten months ended October 31, 2021, there were no payments made under the Development Agreement.

Consulting Agreements

On April 1, 2021, the Company and Redstone Communications, LLC (“Redstone”) (collectively as “Parties”) entered into an agreement to provide strategic consulting services (“Agreement”). The Agreement shall remain in effect for twelve months from the effective date of April 1, 2021 until March 31, 2022. Pursuant to the Agreement, Redstone shall be paid, in cash, a monthly fee of $10,000 over the twelve months service period and received 2,000,000 shares of common stock with grant date fair value of $1,800,000 as compensation, which was recorded as deferred compensation in the accompanying consolidated balance sheet and amortized over the twelve months service period (see Note 12). During the ten months ended October 31, 2021, the Company amortized $1,050,000 of the deferred compensation and was recorded as professional and consulting expense in the accompanying consolidated statement of operations. As of October 31, 2021, the deferred compensation related to this Agreement was $750,000 which will be expensed over a period of five months.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

On September 10, 2021, the Company and Bench International, LLC (“Bench International”) (collectively as “Parties”) entered into an agreement to marketing consulting services (“Agreement”). The Agreement shall remain in effect for twelve months from the effective date of September 10, 2021. Pursuant to the Agreement, Bench International shall be paid, in cash, and aggregate amount of $350,000 to be paid in seven monthly installments of $50,000 beginning September 2021 until March 2022. During the ten months ended October 31, 2021, the Company paid an aggregate amount of $100,000. During the ten months ended October 31, 2021, the Company recognized $58,333 of expense related to this Agreement and recorded as selling and marketing expenses in the accompanying consolidated statement of operations. As of October 31, 2021, the prepaid expense related to this Agreement was $41,667.

On October 1, 2021, the Company and a consultant (collectively as “Parties”) entered into a consulting agreement which shall remain in effect until April 1, 2022, unless sooner terminated as provided in the agreement, or unless extended by agreement of the Parties. Pursuant to the agreement, the Company issued warrants to purchase 500,000 of common stock (“Warrant”) with a grant date fair value of $678,253 for services rendered (see Note 12) and was recorded as professional and consulting expenses in the accompanying consolidated statement of operations. The Warrant vested upon issuance, has an exercise price of $0.001 and expiration date of October 1, 2026. In addition, the consultant shall receive $3,000 per month, payable in cash on the first of each month commencing on the effective date.

Consulting Agreement – Related Party

On October 1, 2021, the Company and Michael Novielli through Dutchess Capital Partners, LLC (“Dutchess Capital”) (collectively as “Parties”) entered into a consulting agreement which shall remain in effect until April 1, 2022 unless sooner terminated as provided in the agreement, or unless extended by agreement of the Parties. Michael Novielli currently serves as a member of the Board of Directors and is considered a related party (see Note 11). Pursuant to the agreement, Dutchess Capital received warrants to purchase 1,000,000 of common stock (“Warrant”) with a grant date fair value of $1,356,507 (see Note 12), for services rendered and was recorded as professional and consulting expenses – related party in the accompanying consolidated statement of operations. The Warrant vested upon issuance, had exercise price of $0.001 and expiration date of October 1, 2026 In addition, Dutchess Capital shall receive $10,000 per month, payable in cash on the first of each month commencing on the effective date.

Lock-Up and Leak Out Agreements

During the ten-months ended October 31, 2021, the Company and various stockholder (collectively as “Parties”) entered into a Lock-Up and Leak Out Agreement (“Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, stockholders, including the stockholders’ affiliated entities, agrees that for the period beginning on the respective effective dates of their Lock-Up Agreements and ending in the period between October 2021 to June 2023 (the “Lock-Up Period”), the stockholders will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, any shares of Company’s common stock or securities convertible into or exercisable for common stock or securities or rights convertible into or exchangeable or exercisable for any common stock, whether owned by the stockholders as the date hereof or acquired subsequent to the date hereof (collectively, the “Lock-Up Shares”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement. During the ten-months ended October 31, 2021, in connection with the Lock-Up Agreements, the Company issued an aggregate of 112,500 shares of common stock with grant date fair value of $152,626 which was recorded as deferred compensation and amortized over the Lock-Up Period (see Note 12). During the ten months ended October 31, 2021, the Company amortized $36,688 of the deferred compensation and was recorded as interest expense in the accompanying consolidated statement of operations. As of October 31, 2021, the deferred compensation related to this Agreement was $115,938 which will be amortized over the remaining Lock-Up Period of three months.

Registration Rights Agreement

The Company also entered into a Registration Rights Agreement (“Registration Agreement”) in connection with the December 2020 Agreements II (see Note 5). Pursuant to which the Company is required to prepare and file with the SEC a Registration Statement or Registration Statements (as is necessary) covering the resale of all of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 415 promulgated under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Securities as may become issuable upon stock splits, stock dividends or similar transactions. The Company shall initially register for resale all of the Registerable Securities, or an amount equal to the maximum amount allowed under Rule 415 (a)(1)(i) as interpreted by the SEC. In the event the Company cannot register sufficient shares of Securities, due to the remaining number of authorized shares of Securities being insufficient, the Company will use its best efforts to register the maximum number of shares it can base on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

NOTE 15 – TRANSITION PERIOD COMPARATIVE DATA

The following table presents certain unaudited consolidated financial information for the ten months ended October 31, 2020, for comparability with the transition period.

	For the Ten Months Ended	For the Ten Months Ended
	October 31, 2021	October 31, 2020
		(Unaudited)

Product sales, net	$1,644,208	$1,083,212

Cost of sales	1,447,901	678,574

Gross profit	196,307	404,638

Operating Expenses:
Compensation and related expenses, includes $2,871,721 of stock-based compensation in 2021	3,338,022	506,184
Professional and consulting expenses, includes $1,862,709 of stock-based compensation in 2021	2,979,610	403,652
Professional and consulting expenses - related party, includes $1,356,507 of stock-based compensation in 2021	1,366,507	-
Product development expense, includes $3,036,286 and $360,000 of stock-based expense in 2021 and 2020, respectively	3,036,286	360,000
Selling and marketing expenses	835,723	161,859
General and administrative expenses	527,818	153,720

Total Operating Expenses	12,083,966	1,585,415

Operating Loss from Continuing Operations	(11,887,659)	(1,180,777)

Other Expense:
Interest expense, net	(1,245,873)	(8,783)
Change in fair value of derivative liabilities	289,874	-
Gain on extinguishment of debt	26,629	-
Gain on forgiveness of debt	14,754	-
Other income	-	5,000

Total Other Expense, net	(914,616)	(3,783)

Loss from Continuing Operations	(12,802,275)	(1,184,560)

Provision for Income Taxes	-	-

Loss from Continuing Operations	(12,802,275)	(1,184,560)

Discontinued Operations:
Income from Disposal of Discontinued Operations Before Provision for Income Taxes	-	38,203

Income from Discontinued Operations	-	38,203

Net Loss	$(12,802,275)	$(1,146,357)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Continuing operations - basic and diluted	$(0.56)	$(0.07)
Discontinued operations - basic	$0.00	$0.00
Discontinued operations - diluted	$0.00	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	23,062,353	17,059,912
Diluted	23,062,353	17,059,912

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

	For the Ten Months Ended	For the Ten Months Ended
	October 31, 2021	October 31, 2020
		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss from continuing operations	$(12,802,275)	$(1,146,357)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation on property and equipment and finance ROU assets	113,531	176
Amortization on intangible assets	8,837	-
Common stock and warrant issued for stock-based compensation	2,871,721	213,841
Common stock and warrants issued for services – related party	1,356,507	-
Common stock and warrant issued for services	1,862,709	598,268
Common stock and warrant issued for product development	69,219	-
Common stock issued pursuant to lock-up agreements	36,688	-
Common stock issued pursuant an asset acquisition transaction (see Note 4)	2,969,334	-
Gain on extinguishment of debt and accounts payable	(26,629)	-
Gain on forgiveness of debt	(14,754)	-
Amortization of debt discount	1,012,554	-
Change in fair value of derivative liabilities	(289,874)	-
Change in operating assets and liabilities:
Inventory	4,743	-
Prepaid expenses and other current assets	(47,053)	(14,319)
Accounts payable	129,389	4,725
Accrued expense and other liabilities	(55,664)	111,867
Unredeemed gift cards	29,341	5,462

Net cash used in operating activities	(2,771,676)	(226,337)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds (payments) from acquisition of a subsidiaries	(60,000)	4,917
Purchases of property and equipment	(167,824)	(3,168)

Net cash (used by) provided by investing activities	(227,824)	1,749

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock, net of issuance cost	4,368,796	100,006
Proceeds from notes payable	-	164,612
Proceeds from convertible note payable, net of debt discount	1,581,450	-
Proceeds from convertible note payable - related party, net of debt discount	100,000	-
Proceeds from advances payable	332,900	59,000
Repayment of convertible notes payable	(1,195,920)	-
Repayment of note payable - in default	-	(3,738)
Repayments of advance payable	(312,752)	(45,347)
Repayment of convertible notes payable - related party	(46,931)	-

Net cash provided by financing activities	4,827,543	274,533

Net Change in Cash	1,828,043	49,945

Cash - beginning of period	447,354	7,137

Cash - end of period	$2,275,397	$57,082

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

NOTE 16 - SUBSEQUENT EVENTS

Issuance of Common Stock

On November 8, 2021, the Company issued to a consultant 600,000 shares of common stock with grant date fair value of $725,940 based on the market price of common stock on grant date, as consideration, pursuant to a consulting agreement for business development related services to be rendered for a six-month period. These common stocks are subject to a Lock-Up and Leak Out Agreement.

Subsequent to October 31, 2021, the Company issued an aggregate of 1,187,428 common stock in exchange for net proceeds of $854,405.

On November 8, 2022, the Company issued to a consultant warrant for 100,000 shares of common stock with grant date fair value of $120,757 based on the market price of common stock on grant date, as consideration, pursuant to an agreement.

Lock-Up and Leak Out Agreements

Subsequent to October 31, 2021, the Company and various stockholder (collectively as “Parties”) entered into a Lock-Up and Leak Out Agreement (“Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, stockholders, including the stockholders’ affiliated entities, agrees that for the period beginning on the respective effective dates of their Lock-Up Agreements and ending in the period between November 2021 to May 2022 (the “Lock-Up Period”), the stockholders will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, any shares of Company’s common stock or securities convertible into or exercisable for common stock or securities or rights convertible into or exchangeable or exercisable for any common stock, whether owned by the stockholders as the date hereof or acquired subsequent to the date hereof (collectively, the “Lock-Up Shares”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement. In connection with the Lock-Up Agreements, the Company issued an aggregate of 186,037 shares of common stock with grant date fair value of $171,776 which shall be recorded as deferred compensation and amortized over the Lock-Up Period.

Convertible Notes Payments

Subsequent to October 31, 2021, the Company paid an aggregate of $570,645 of outstanding principal and interest (see Note 5).

HOME BISTRO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2021 AND DECEMBER 31, 2020

Joint Product Development and Distribution Agreement

On January 19, 2021 (“Effective Date”), the Company and Spicy Mago Foodies LLC (f/s/o Chef Priyanka Naik (“CPN”)) (collectively as “Parties”), entered into a Joint Product Development and Distribution Agreement (the “Development Agreement”). Pursuant to the Development Agreement, the Parties shall collaboratively develop a brand of meals, marketed and sold utilizing the Property (“CPN Meals”) jointly with the Home Bistro label, under the terms and conditions of the Development Agreement. The Development Agreement shall remain in effect from the Effective Date until the last day of the month that is two-year from the Effective Date (“Term”). The first twelve-month anniversary of the Development Agreement shall be deemed “Year One”. The Company shall only distribute the CPN Meals within the Term and any Renewal Term (defined below), as mutually agreed. The Company agrees that following the Term, the Company shall use best efforts to cease the distribution of all CPN Meals. The Parties shall have the right to renew the Development Agreement for an additional one-year term (“Renewal Term”) upon mutual written consent. The Company issued 100,000 shares of common stock with grant date fair value of $100,000 based on the market price of common stock on grant date, that was deemed to be fully earned, non-assessable and irrevocable upon the execution of the Development Agreement. The Company shall record it as deferred compensation to be amortized over the Term of the Development Agreement.

For the use of Chef Priyanka Naik and all associated intellectual property for the benefit of the CPN Meals, the Company shall pay to CPN the following: (i) 10% of all net revenue generated from the sale of CPN Meals (the “CPN Royalty”). For the purpose of this agreement “Net Revenue” shall be defined as gross sales generated on CPN Meals less discounts and returns. The CPN Royalty generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the CPN Royalty was earned; (ii) 10% of all Net Revenue generated from the sale of Home Bistro and Prime Chop brand orders in which a CPN Dedicated Code was used at the time of purchase (“CPN Commission”). The CPN Commission generated during each calendar month in which an agreement is in effect shall be due and payable by the 10th business day of the following month in which the CPN Commission was earned.

Lease Agreement

On November 11, 2021, the Company renewed its lease agreement (“Renewed Lease Agreement”) for their California kitchen facility, effective on January 1, 2022. The Renewed Lease Agreement provides for (i) a term of six months from the effective date ending on June 30, 2022; (ii) a monthly base rent of $9,960 and; (iii) a monthly storage fee of $2,340. The Renewed Lease Agreement can be terminated with two months’ notice.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all such expenses.

SEC registration fee		$1,251.45
FINRA filing fee	$	*
Nasdaq listing fee	$	*
Printing and engraving fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be filed by amendment.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.	a transaction from which the director derived an improper personal profit; and

d.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

RECENT SALES OF UNREGISTERED SECURITIES

1.	During the three months ended July 31, 2022, the Company issued an aggregate of 104,502 shares of common stock, to non-affiliate investors for aggregate net cash proceeds of $64,764.

2.	On May 1, 2022, the Company issued as consideration to a related party stockholder 25,000 shares of common stock with grant date fair value of $27,500, or $1.10 per share, based on the market price of common stock on grant date, for the stockholder’s execution of a Lock-Up & Leak Out Agreement. In connection with this issuance, on May 1, 2022, the Company recorded stock-based professional fees of $27,500.

3.	On May 1, 2022, in connection with the settlement of a down round exercise price trigger, the Company entered into a warrant exchange agreement with various warrant holders (collectively as “Parties”) pursuant to which the Parties exercised an aggregate of 922,495 warrants with initial exercise price of $2.50 issued between January to September 2021, an agreed upon reduced exercise price of $0.75 with the Company issuing an aggregate of 3,048,917 shares of common stock in exchange for the outstanding warrants and no cash consideration. In connection with this warrant exchange, the Company recorded a deemed dividend of $2,578,446.

4.

On June 30, 2022, in connection with a lock-up and leak out settlement agreement, the Company issued 674,100 shares of its common stock in connection with the cashless exercise of 674,100 warrants and no cash consideration. The 674,100 had grant date fair value of $195,490 or $0.29 per share based on the market price of common stock on grant date. In connection with this cashless exercise of warrants, the Company recorded settlement expense of $195,490.

5.

On June 30, 2022, pursuant to a stock repurchase and settlement agreement and a lock-up and settlement agreement, the Company issued an aggregate of 585,000 shares of its common stock with grant date fair value of 169,650, or $0.29 per share, based on the market price of common stock on grant date, for the stockholders’ execution of a Lock-Up & Leak Out Agreement. In connection with these agreements, the Company recorded settlement expense of $169,650.

The shares of common stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”).

EXHIBITS

Exhibit Number	Description
1.1#	Form of Underwriting Agreement.
3.1	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.A.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 28, 2017).
3.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2018).
3.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2020).
3.4	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on March 31, 2015).
3.5	Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2018).
3.6	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2018).
3.7	Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2018).
3.8	Amendment to Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2018).
5.1#	Opinion of Baker McKenzie LLP as Counsel.
10.1	Securities Purchase Agreement, dated as of May 18, 2022, by and between Home Bistro, Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 25, 2022).
10.2	15% Convertible Note, dated May 18, 2022, issued to Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 25, 2022).
10.3	Warrant to Purchase Shares of Common Stock, dated May 18, 2022, issued to Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 25, 2022).
10.4	Securities Purchase Agreement, dated as of May 24, 2022, by and between Home Bistro, Inc. and GS Capital Partners, LLC. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2022).
10.5	15% Convertible Note, dated May 24, 2022, issued to GS Capital Partners, LLC. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2022).
10.6	Warrant to Purchase Shares of Common Stock, dated May 18, 2022, issued to GS Capital Partners, LLC . (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2022).
10.7	Securities Purchase Agreement, dated as of May 24, 2022, by and between Home Bistro, Inc. and Jefferson Street Capital LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2022).
10.8	15% Convertible Note, dated May 24, 2022, issued to Jefferson Street Capital LLC. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2022).
10.9	Warrant to Purchase Shares of Common Stock, dated May 24, 2022, issued to Jefferson Street Capital LLC. (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2022).
10.10	Securities Purchase Agreement, dated as of July 19, 2022, by and between Home Bistro, Inc. and 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2022).

10.11	Convertible Promissory Note, dated July 19, 2022, issued to 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2022).
10.12	Securities Purchase Agreement, dated as of August 24, 2022, by and between Home Bistro, Inc. and 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 29, 2022).
10.13	Convertible Promissory Note, dated August 24, 2022, issued to 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 29, 2022).
10.14	Securities Purchase Agreement, dated as of September 9, 2022, by and between Home Bistro, Inc. and Greentree Financial Group, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2022).
10.15	15% Convertible Note, dated September 9, 2022, issued to Greentree Financial Group, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2022).
10.16	Warrant to Purchase Shares of Common Stock, dated September 9, 2022, issued to Greentree Financial Group, Inc. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2022).
10.17	Form of Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2020).
10.18	Form of Lock-Up and Leak-Out Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2020).
10.19	Put Option Agreement, dated April 20, 2020, between the Company and the stockholder named therein (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2020).
10.20	Warrant to Purchase Shares of Common Stock, dated January 27, 2021, issued to Vista Capital Investments, LLC. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2021)
10.21**+	Employment Agreement by and between Home Bistro, Inc. and Zalmi Duchman dated October 1, 2021.
10.22**+	Employment Agreement by and between Home Bistro, Inc. and Camille May dated March 25, 2022.
21.1+	Subsidiaries of the Registrant.
23.1+	Consent of D. Brooks and Associates CPAs, P.A., Independent Registered Public Accounting Firm.
23.2#	Consent of Baker McKenzie LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to this registration statement).
107+	Filing Fee Table
101.INS***	Inline XBRL Instance Document.
101.SCH***	Inline XBRL Taxonomy Extension Schema Document.
101.CAL***	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF***	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB***	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE***	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104***	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

+	Documents filed herewith.

#	To be filed by amendment

**	The referenced exhibit is a management contract or compensation plan or arrangement described in Item 601(b)(10)(iii) of Regulation S-K.

***	In accordance with Regulation S-T, the XBRL-related information in Exhibit 101 shall be deemed to be “furnished” not “filed”.

(b)	Financial Statement Schedules

N/A

UNDERTAKINGS

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is relying on Rule 430B, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement

(6) For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida on the 23rd day of September 2022.

Home Bistro, Inc.

By:	/s/ Zalmi Duchman
Name:	Zalmi Duchman
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zalmi Duchman and Michael Novielli, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement and (2) registration statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zalmi Duchman	Chief Executive Officer	September 23, 2022
Zalmi Duchman	(Principal Executive Officer)

/s/ Camille May	Chief Financial Officer	September 23, 2022
Camille May	(Principal Financial and Accounting Officer)

/s/ Michael Finkelstein	Director	September 23, 2022
Michael Finkelstein

/s/ Michael Novielli	Director	September 23, 2022
Michael Novielli